                                                      Registration No. 333-____

     As filed with the Securities and Exchange Commission on June 30, 1998

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                     THE PEOPLES BANCTRUST COMPANY, INC.
              (Exact name of registrant as specified in charter)

        Alabama                        6022                     63-0896239
----------------------------   -------------------------    --------------------
(State or Other Jurisdiction       (Primary Standard          (I.R.S. Employer
   of Incorporation or          Industrial Classification       Identification
      Organization)                  Code No.)                    Number)

                               310 Broad Street
                             Selma, Alabama 36701
                                (334) 875-1000
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                       Edward B. Crosland, Jr., Esquire
                            Daniel H. Burd, Esquire
                                  Kutak Rock
                   1101 Connecticut Avenue, N.W., Suite 1000
                            Washington, D.C. 20036
                                (202) 828-2400
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               _________________

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                               Proposed
Title of Each Class of                               Proposed Maximum          Maximum                  Amount of
Securities to be              Amount to be          Offering Price Per        Aggregate                Registration
 Registered (1)                Registered                 Unit              Offering Price               Fee (3)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock,                 1,711,905                  (2)                    $15,125,000               $4,462
 $.10 par value                 shares
====================================================================================================================================

(1) This Registration Statement relates to the securities of the Registrant issuable to holders of Common Stock of Elmore County Bancshares, Inc., ("Elmore County") in the proposed merger of Elmore County with and into the Registrant (the "Merger").

(2)  Not applicable.

(3) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of the book value per share of the common stock, $0.05 par value per share, of Elmore County as of the latest practicable date. Of such amount, $3,025 was previously paid by the Registrant with respect to preliminary proxy materials for the Merger. Pursuant to Exchange Act Rule 0-11(a)(2), the balance of $1,437 is paid with this filing.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        ELMORE COUNTY BANCSHARES, INC.
                             304 BARNETT BOULEVARD
                           TALLASSEE, ALABAMA 36078



Dear Shareholder:

          You are cordially invited to attend a Special Meeting of Shareholders of Elmore County Bancshares, Inc. ("Elmore County") to be held on _________________, _______________, 1998 at ___ __.m., local time, at the main office of The Bank of Tallassee, 304 Barnett Boulevard, Tallassee, Alabama. Notice of the Special Meeting, a Joint Proxy Statement/Prospectus and a proxy are enclosed.

          The Special Meeting has been called for the purpose of considering and voting upon an Agreement and Plan of Merger and Reorganization (the "Merger Agreement").

          Approval of the Merger Agreement will approve the merger of Elmore County and The Peoples BancTrust Company, Inc. ("PBTC"), pursuant to which each outstanding share of Elmore County common stock will be converted into approximately 3.0893 shares of common stock of PBTC, with cash paid in lieu of fractional share interests.

          In the opinion of your Board of Directors the merger is in the best interests of Elmore County and its shareholders. The resulting financial institution should be in an enhanced competitive position with respect to other financial institutions in our market area. Economies of scale in the operation of the resulting institution are expected to be achieved through the merger by the consolidation, integration or coordination of functional areas. The larger size, enhanced competitive position, expanded market area and operating efficiencies should increase our ability to expand further both through internal growth and acquisitions. The Elmore County shareholders will have a significant equity interest in the resulting financial institution and should benefit from their investment in a larger, more competitive and efficient organization, and possibly from a more liquid market for their common stock. T. Stephen Johnson & Associates, Inc., Elmore County's financial advisor, has advised your Board of Directors that in its opinion the financial terms of the Merger Agreement are fair to Elmore County shareholders.

          Your Board of Directors has unanimously approved the Merger Agreement, believes that the Merger Agreement is in the best interest of Elmore County and its shareholders and, accordingly, recommends that you vote "FOR" adoption of the Merger Agreement. You are urged to read the accompanying Joint Proxy Statement/Prospectus, which provides detailed information concerning the Merger Agreement and related matters.

          It is important that your shares be represented at the Special Meeting of Shareholders. Whether or not you plan to attend the Special Meeting in person, you are requested to complete, date and sign the enclosed proxy and return it promptly in the envelope provided.

          Thank you for your cooperation and continuing support.

                                  Sincerely,



                                  _________________________
                                  Arnold B. Dopson
                                  Chairman of the Board

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 BROAD STREET
                             SELMA, ALABAMA 36701



Dear Shareholder:

          You are cordially invited to attend a Special Meeting of Shareholders of The Peoples BancTrust Company, Inc. ("PBTC"), to be held on ______________________, ____________________, 1998 at __ __.m., local time, at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama. Notice of the Special Meeting, a Joint Proxy Statement/Prospectus and a proxy are enclosed.

          The Special Meeting has been called for the purpose of considering and voting upon an Agreement and Plan of Merger and Reorganization (the "Merger Agreement").

          Approval of the Merger Agreement will approve the merger of Elmore County Bancshares, Inc. ("Elmore County") and PBTC, pursuant to which each outstanding share of Elmore County common stock will be converted into approximately 3.0893 shares of common stock of PBTC, with cash paid in lieu of fractional share interest.

          In the opinion of your Board of Directors the merger is in the best interests of PBTC and its shareholders. The resulting financial institution should be in an enhanced competitive position with respect to other financial institutions in our market area. Economies of scale in the operation of the resulting institution are expected to be achieved through the merger by the consolidation, integration or coordination of functional areas. The larger size, enhanced competitive position, expanded market area and operating efficiencies should increase our ability to expand further both through internal growth and acquisitions. Baxter Fentriss and Company, PBTC's financial advisor, has advised your Board of Directors that in its opinion the financial terms of the Merger Agreement are fair to PBTC shareholders.

          Your Board of Directors has unanimously approved the Merger Agreement, believes that the Merger Agreement is in the best interest of PBTC and its shareholders and, accordingly, recommends that you vote "FOR" adoption of the Merger Agreement. You are urged to read the accompanying Joint Proxy Statement/Prospectus, which provides detailed information concerning the Merger Agreement and related matters.

          It is important that your shares be represented at the Special Meeting of Shareholders. Whether or not you plan to attend the Special Meeting in person, you are requested to complete, date and sign the enclosed proxy and return it promptly in the envelope provided.

          Thank you for your cooperation and continuing support.

                                  Sincerely,



                                  ____________________________
                                  Richard P. Morthland
                                  Chairman of the Board and
                                    Chief Executive Officer

                        ELMORE COUNTY BANCSHARES, INC.
                             304 BARNETT BOULEVARD
                           TALLASSEE, ALABAMA  36078
                                (334) 283-6581


--------------------------------------------------------------------------------
                 NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS
                      TO BE HELD ON                , 1998
--------------------------------------------------------------------------------


          NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of Elmore County Bancshares, Inc. ("Elmore County") is scheduled to be held on __________, ________ __, 1998 at __:__ .m., local time, at the main office of The Bank of Tallassee ("Tallassee Bank"), 304 Barnett Boulevard, Tallassee, Alabama.


     A PROXY CARD AND A JOINT PROXY STATEMENT/PROSPECTUS FOR THE SPECIAL MEETING ARE ENCLOSED.

     The Special Meeting is for the purpose of considering and acting upon:


     1. The approval of the Agreement and Plan of Merger and Reorganization dated as of December 11, 1997, by and among Elmore County, Tallassee Bank, The Peoples BancTrust Company, Inc. ("PBTC"), and The Peoples Bank and Trust Company, a copy of which is included in the accompanying Joint Proxy Statement/Prospectus as Appendix I, and the transactions contemplated thereby, including the merger of Elmore County with and into PBTC, pursuant to which each outstanding share of Elmore County common stock will be converted into 3.0893 shares of common stock of PBTC (with cash paid in lieu of fractional interests).

     2. Such other matters as may properly come before the Special Meeting or any adjournments thereof, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the Board of Directors in the event that there are not sufficient votes to approve any proposal at the time of the Special Meeting; provided, however, that no proxy that is voted against the foregoing proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on _______ __, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

     YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY WHICH IS SOLICITED BY THE BOARD OF DIRECTORS AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY WILL NOT BE USED IF YOU ATTEND AND CHOOSE TO VOTE IN PERSON AT THE SPECIAL MEETING.

                              By Order of the Board of Directors


                              Arnold B. Dopson
                              Chairman of the Board

Tallassee, Alabama
________ __, 1998
--------------------------------------------------------------------------------

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME
--------------------------------------------------------------------------------

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 BROAD STREET
                             SELMA, ALABAMA  36701
                                (334) 875-1000

--------------------------------------------------------------------------------
                 NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS
                     TO BE HELD ON                  , 1998
--------------------------------------------------------------------------------


          NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of The Peoples BancTrust Company, Inc. ("PBTC") will be held on __________, ________ __, 1998 at __:__ .m., local time, at the main office of The Peoples Bank and Trust Company ("Peoples Bank"), 310 Broad Street, Selma, Alabama.

     A PROXY CARD AND A JOINT PROXY STATEMENT/PROSPECTUS FOR THE SPECIAL MEETING ARE ENCLOSED.

     The Special Meeting is for the purpose of considering and acting upon:


     1. The approval of the Agreement and Plan of Merger and Reorganization dated as of December 11, 1997, by and among PBTC, Peoples Bank, Elmore County Bancshares, Inc. ("Elmore County"), and The Bank of Tallassee, a copy of which is included in the accompanying Joint Proxy Statement/Prospectus as Appendix I, and the transactions contemplated thereby, including the merger of Elmore County with and into PBTC, pursuant to which each outstanding share of Elmore County common stock will be converted into 3.0893 shares of common stock of PBTC (with cash paid in lieu of fractional interests).

     2. Such other matters as may properly come before the Special Meeting or any adjournments thereof, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the Board of Directors in the event that there are not sufficient votes to approve any proposal at the time of the Special Meeting; provided, however, that no proxy that is voted against the foregoing proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on _______ __, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

     YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY WHICH IS SOLICITED BY THE BOARD OF DIRECTORS AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY WILL NOT BE USED IF YOU ATTEND AND CHOOSE TO VOTE IN PERSON AT THE SPECIAL MEETING.

                                   By Order of the Board of Directors


                                   M. Scott Patterson
                                   Secretary

Selma, Alabama
________ __, 1998
--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                           JOINT PROXY STATEMENT OF
                         ELMORE COUNTY BANCSHARES, INC.
                                      AND
                      THE PEOPLES BANCTRUST COMPANY, INC.
             FOR SPECIAL MEETINGS OF THEIR RESPECTIVE SHAREHOLDERS

                               __________________

                                  PROSPECTUS
                                       OF
                      THE PEOPLES BANCTRUST COMPANY, INC.
                     UP TO 1,711,905 SHARES OF COMMON STOCK


          This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of Elmore County Bancshares, Inc., an Alabama corporation ("Elmore County"), with and into The Peoples BancTrust Company, Inc., an Alabama corporation ("PBTC"), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of December 11, 1997 (the "Merger Agreement"), by and between Elmore County and PBTC and their respective subsidiaries, The Bank of Tallassee ("Tallassee Bank") and The Peoples Bank and Trust Company ("Peoples Bank"). The Merger Agreement is included in Appendix I and incorporated herein by reference.

          This Joint Proxy Statement/Prospectus is being furnished to the holders of shares of common stock, par value $.05 per share, of Elmore County ("Elmore County Common Stock") in connection with the solicitation of proxies by the Board of Directors of Elmore County for use at a Special Meeting of Shareholders of Elmore County (the "Elmore County Special Meeting") scheduled to be held at the main office of Tallassee Bank, 304 Barnett Boulevard, Tallassee, Alabama, at ___,_.m., local time, on ______, __________ ___, 1998 and at any and all adjournments thereof.

          This Joint Proxy Statement/Prospectus also is being furnished to the holders of shares of common stock, par value $.10 per share, of PBTC ("PBTC Common Stock") in connection with the solicitation of proxies by the Board of Directors of PBTC for use at a Special Meeting of Shareholders of PBTC (the "PBTC Special Meeting" and, together with the Elmore County Special Meeting, the "Special Meetings") scheduled to be held at __:__ _.m., local time, on ______, ___________ ___, 1998 at the main office of Peoples Bank, 310 Broad Street, Selma, Alabama, and at any and all adjournments or postponements thereof.

          At the Special Meetings, the holders of Elmore County Common Stock and PBTC Common Stock will consider and vote upon separate proposals to approve and adopt the Merger Agreement and the transactions contemplated thereby.

          Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Elmore County Common Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive 3.0893 shares of PBTC Common Stock (the "Exchange Ratio"), with cash paid in lieu of fractional share interests. Based on the last reported sale price for PBTC Common Stock on the Nasdaq SmallCap Market on June 1, 1998 ($29.50 per share), the value of 3.0893 shares of PBTC Common Stock as of that date would have been approximately $91.13. The last sale of Elmore County Common Stock known to Elmore County's management occurred in June 1997 at $25.00 per share. As of December 11, 1997, the last trading day preceding public announcement of the proposed Merger, the last reported sale price for PBTC Common Stock on the Nasdaq SmallCap Market was $24.125. PBTC's and Elmore County's respective financial advisors have rendered opinions to the effect that from a financial point of view, the Exchange Ratio was fair to the respective shareholders of PBTC and Elmore County. The Merger is subject to certain conditions, including the approval of the shareholder of PBTC and Elmore County and the approval of the Board of Governors of the Federal Reserve Board (the "FRB"). For additional information regarding the Merger Agreement and the terms of the Merger, see "The Merger."

          This Joint Proxy Statement/Prospectus also constitutes a prospectus of PBTC, filed as part of the Registration Statement (defined below) with respect to up to 1,711,905 shares of PBTC Common Stock to be issued upon consummation of the Merger pursuant to the terms of the Merger Agreement.

          This Joint Proxy Statement/Prospectus does not cover any resales of the PBTC Common Stock offered hereby that will be received by the shareholders deemed to be affiliates of PBTC or Elmore County upon consummation of the Merger. No person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with such resales, although such securities may be traded without the use of this Joint Proxy Statement/Prospectus by those shareholders of PBTC not deemed to be affiliates of Elmore County or PBTC.

          This Joint Proxy Statement/Prospectus, and the accompanying notices and forms of proxy, are first being mailed to shareholders of Elmore County and PBTC on or about ________________, 1998.

                               __________________

          THE SHARES OF PBTC COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL RESERVE BOARD, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AGENCY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL RESERVE BOARD, ANY STATE SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE SHARES OF PBTC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, OR ANY OTHER GOVERNMENTAL AGENCY.

                              __________________

          THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS _____________ ___, 1998

                             AVAILABLE INFORMATION

          PBTC is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by PBTC can be obtained, upon payment of prescribed fees, from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Copies of such material can be obtained at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices located at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. PBTC files its reports, proxy statements and other information electronically with the SEC, and such material can be found at the Worldwide Web site maintained by the SEC (http://www.sec.gov). The PBTC Common Stock is listed on the Nasdaq SmallCap Market (trading symbol PBTC), and the material filed by PBTC with the SEC also may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

          PBTC has filed with the SEC a registration statement on Form S-4 (together with all amendments, schedules, and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of PBTC Common Stock to be issued pursuant to and as contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                              __________________

          All information contained in this Joint Proxy Statement/Prospectus with respect to PBTC and its subsidiaries has been supplied by PBTC, and all information with respect to Elmore County and its subsidiaries has been supplied by Elmore County.

          NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION.

                               __________________

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
AVAILABLE INFORMATION...................................................     2
TABLE OF CONTENTS.......................................................     3
SUMMARY OF THE MERGER...................................................     7
      General...........................................................     7
      Parties to the Merger.............................................     7
      Terms of the Merger; Exchange Ratio...............................     7
      Vote Required.....................................................     7
      Reasons for the Merger............................................     8
      Recommendations of the Boards of Directors........................     8
      Opinions of Financial Advisors....................................     8
      Required Regulatory Approvals.....................................     8
      Conditions to Consummation; Termination...........................     8
      Effective Time and Closing Date...................................     9
      Interests of Certain Persons in the Merger........................     9
      Certain Federal Income Tax Consequences...........................     9
      Resale of PBTC Common Stock.......................................    10
      Dissenters'  Rights...............................................    10
      Expenses..........................................................    10
      Stock Option Agreement............................................    10
      Accounting Treatment..............................................    10
      Differences in the Rights of Shareholders.........................    10
      Comparison of Certain Unaudited Per Share Data....................    11
RISK FACTORS RELATING TO PBTC COMMON STOCK..............................    13
      Status of PBTC as a Bank Holding Company..........................    13
      Risks Associated with Acquisitions................................    13
      Impact of Interest Rate Changes...................................    13
      Credit Risks......................................................    14
      Regulatory Risks..................................................    14
      Exposure to Local Economic Conditions.............................    14
      Competition.......................................................    14
INFORMATION CONCERNING THE SPECIAL MEETINGS.............................    14
      Elmore County Special Meeting.....................................    14
      PBTC Special Meeting..............................................    16
THE MERGER..............................................................    18
      General...........................................................    18
      Background of and Reasons for the Merger..........................    18
      Recommendations of the Boards of Directors........................    20
      Merger Consideration..............................................    20
      Opinion of Financial Advisor to Elmore County.....................    21
      Opinion of Financial Advisor to PBTC..............................    22
      Effective Time and Closing Date...................................    24
      DissentersAE Rights of Appraisal..................................    24
      Conversion of Elmore County Common Stock; Procedures for
      Exchange of Certificates..........................................    25
      Fractional Shares.................................................    26
      Interests of Certain Persons in the Merger........................    26
      Effect on Employee Benefit Plans of Elmore County.................    27
      Conditions to the Consummation of the Merger......................    27
      Required Regulatory Approvals.....................................    28
      Waiver and Amendment..............................................    29
      Termination of the Merger Agreement...............................    29
      Representations and Warranties....................................    29
      Covenants Pending Closing.........................................    29
      Resale of PBTC Common Stock.......................................    31
      Expenses..........................................................    31

      Anticipated Accounting Treatment.................................     31
      Federal Income Tax Consequences..................................     31
      Nasdaq Listing...................................................     32
CERTAIN RELATED TRANSACTIONS...........................................     32
      Stock Option Agreement...........................................     32
      The Bank Merger..................................................     34
MANAGEMENT AND OPERATIONS AFTER THE MERGER.............................     34
DESCRIPTION OF PBTC CAPITAL STOCK......................................     34
      General..........................................................     34
      Common Stock.....................................................     34
      Preferred Stock..................................................     35
      Shares Available for Future Issuance.............................     35
DIFFERENCES IN RIGHTS OF SHAREHOLDERS..................................     36
      General..........................................................     36
      Issuance of Capital Stock........................................     36
      Amendment of Bylaws..............................................     36
      Removal of Directors.............................................     36
      Number and Term of Directors.....................................     37
      Nominations for Directors........................................     37
      Limitations on DirectorsAE Liability.............................     37
      Indemnification..................................................     37
COMPARATIVE MARKET PRICES AND DIVIDENDS................................     38
      PBTC  ...........................................................     38
      Elmore County....................................................     39
PRO FORMA COMBINED FINANCIAL INFORMATION...............................     39
      Condensed Pro Forma Statement of Condition (Unaudited)...........     39
      Condensed Pro Forma Statements of Income (Unaudited).............     42
SELECTED FINANCIAL AND OTHER DATA OF PBTC..............................     47
      Results of Operations............................................     47
      Selected Quarterly Information...................................     47
      Financial Condition Data.........................................     47
      Selected Ratios..................................................     48
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF ELMORE COUNTY........     49
      Results of Operations............................................     49
      Selected Quarterly Information...................................     49
      Financial Condition Data.........................................     49
      Selected Ratios..................................................     50
PRO FORMA SELECTED FINANCIAL DATA OF PBTC --
   AND ELMORE COUNTY...................................................     51
      Results of Operations............................................     51
      Financial Condition Data.........................................     51
MANAGEMENT'S DISCUSSION AND ANAYLSIS OF PBTC --
   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995........................     52
      Introduction.....................................................     52
      Balance Sheet Summary............................................     52
      Income Summary...................................................     54
      Impact of Inflation and Changing Prices..........................     59
      Interest Rate Risk...............................................     59
      Year 2000 Risk Assessment and Action Plan........................     61
      New Accounting Standards.........................................     61
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PBTC --
   THREE MONTHS ENDED MARCH 31, 1998 AND 1997..........................     62
      General..........................................................     62
      Financial Condition..............................................     62
      Results of Operations............................................     65
      Impact of New Accounting Standards...............................     67
      Interest Rate Risk...............................................     67

MANAGEMENT'S DISCUSSION AND ANALYSIS OF ELMORE COUNTY --
   YEARS ENDED DECEMBER 31, 1997 AND 1996.............................      67
      Introduction....................................................      67
      Summary of Financial Condition..................................      67
      Income Summary..................................................      69
      Price Changes and Inflationary Influences.......................      73
      Interest Rate Risk..............................................      73
      Year 2000 Risk Assessment.......................................      74
      New Accounting Standards........................................      75
MANAGEMENT'S DISCUSSION AND ANALYSIS OF ELMORE COUNTY -
   THREE MONTHS ENDED MARCH 31, 1998 AND 1997.........................      76
      Introduction....................................................      76
      Summary of Financial Condition..................................      76
      Income Summary..................................................      77
      Interest Rate Risk..............................................      78
BUSINESS OF PBTC......................................................      78
      General.........................................................      78
      Acquisition of Merchants & Planters.............................      79
      Lending Activities..............................................      79
      Investment Activities...........................................      83
      Deposits........................................................      84
      Competition.....................................................      85
      Employees.......................................................      86
      Legal Proceedings...............................................      86
      Properties......................................................      87
MANAGEMENT OF PBTC....................................................      87
      Directors.......................................................      87
      Directors Emeritus..............................................      88
      Executive Compensation..........................................      88
      Directors' Compensation.........................................      89
      Option Grants in Fiscal Year 1997...............................      90
      Aggregated Fiscal 1997 Option Exercises and Year End Option
      Values..........................................................      90
      Pension Plan....................................................      91
      Compensation Committee Interlocks and Insider Participation.....      91
      Certain Transactions............................................      91
BUSINESS OF ELMORE COUNTY.............................................      91
      General.........................................................      91
      Lending Activities..............................................      92
      Investment Activities...........................................      94
      Deposits........................................................      95
REGULATION, SUPERVISION AND GOVERNMENTAL POLICY.......................      96
      Bank Holding Company Regulation.................................      96
      Bank Regulation.................................................      97
      Capital Requirements............................................      98
      Effects of Governmental Policy..................................     100
BENEFICIAL OWNERSHIP OF PBTC COMMON STOCK.............................     100
      Stock Ownership of PBTC Management..............................     100
      Principal Holders of PBTC Common Stock..........................     101
BENEFICIAL OWNERSHIP OF ELMORE COUNTY COMMON STOCK....................     102
      Stock Ownership of Elmore County Management.....................     102
      Principal Holders of Elmore County Common Stock.................     103
DATE FOR SUBMISSION OF PBTC SHAREHOLDER PROPOSALS.....................     103
LEGAL MATTERS.........................................................     103
EXPERTS...............................................................     103
OTHER MATTERS.........................................................     104

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.............................   F-1

APPENDICES


   APPENDIX I      --  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
   APPENDIX II     --  DISSENTERS' RIGHTS
   APPENDIX III    --  OPINION OF FINANCIAL ADVISOR TO ELMORE COUNTY
   APPENDIX IV     --  OPINION OF FINANCIAL ADVISOR TO PBTC

                             SUMMARY OF THE MERGER

      This summary is qualified in its entirety by the more detailed information appearing elsewhere herein and the Appendices hereto.

GENERAL

      This Joint Proxy Statement/Prospectus relates to the Merger of Elmore County with PBTC.

      The Merger will be presented for approval at the Elmore County Special Meeting to be held on ___________, __________, 1998 at _____ __.m., local time, at the main office of Tallassee Bank, 304 Barnett Boulevard, Tallassee, Alabama. The record date for the Elmore County Special Meeting is ________________, 1998.

      The Merger will be presented for approval at the PBTC Special Meeting to be held on ______, _______, 1998 at _____ __.m., local time, at the main office of Peoples Bank, 310 Broad Street, Selma, Alabama. The record date for the PBTC Special Meeting is _________________, 1998. See "Information Concerning the Special Meetings."

PARTIES TO THE MERGER

      Elmore County is the holding company for Tallassee Bank headquartered in Tallassee, Alabama. Tallassee Bank conducts a general commercial and full-service retail banking business through five branches in three communities, Tallassee, East Tallassee and Eclectic. At March 31, 1998, Elmore County on a consolidated basis had total assets of $92.5 million, total deposits of $76.5 million and total stockholders' equity of $15.1 million. The principal executive offices of Elmore County are located at 304 Barnett Boulevard, Tallassee, Alabama 36078, and its telephone number is (334) 283-6581.

      PBTC is the bank holding company for Peoples Bank headquartered in Selma, Alabama. Peoples Bank conducts a general commercial and full-service retail banking business in Dallas, Autauga, Butler, Bibb and Elmore counties and surrounding areas of Alabama. At March 31, 1998, PBTC on a consolidated basis had total assets of $437.8 million, total deposits of $364.7 million and total stockholders' equity of $38.3 million. The principal executive offices of PBTC are located at 310 Broad Street, Selma, Alabama 36701, and its telephone number is (334)875-1000.

TERMS OF THE MERGER; EXCHANGE RATIO

      Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Elmore County Common Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive
3.0893 shares of PBTC Common Stock (the "Exchange Ratio"), with cash paid in lieu of fractional share interests. Based on the last reported sale price for PBTC Common Stock on the Nasdaq SmallCap Market on June 1,1, 1998 ($29.50 per share), the value of 3.0893 shares of PBTC Common Stock as of that date would have been approximately $91.13. The Exchange Ratio was negotiated between representatives of Elmore County and PBTC.

      Based upon the outstanding shares of Elmore County Common Stock and PBTC Common Stock at March 31, 1998, shareholders of Elmore County will own approximately 33.0% of the outstanding voting power of PBTC upon consummation of the Merger. See "The Merger - Merger Consideration."

VOTE REQUIRED

      Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of two-thirds of each of the outstanding shares of Elmore County Common Stock and PBTC Common Stock. Elmore county's directors, executive officers and certain persons affiliated with them own in the aggregate approximately 32.2% of the outstanding Elmore County Common Stock and intend to vote for the Merger. As of the record date for the PBTC Special Meeting, PBTC's directors, executive officers and certain persons affiliated with them own in the aggregate approximately ____% of the outstanding PBTC Common Stock (excluding shares underlying stock options) and intend to vote for the Merger." See "Information Concerning the Special Meetings," "Beneficial ownership of PBTC Common Stock" and "Beneficial ownership of Elmore County Common Stock."

REASONS FOR THE MERGER

      The Elmore County Board and the PBTC Board have each determined that the Merger is fair to, and in the best interests of, their respective companies and shareholders. The resulting financial institution should be in an enhanced competitive position. Economies of scale in the operation of the resulting institution are expected to be achieved through the Merger. The larger size, enhanced competitive positive, expanded market area and operating efficiencies should increase the resulting institution" ability to expand further both through internal growth and acquisitions. Elmore County shareholders will have a significant equity interest in the resulting financial institution and should benefit from their investment in a larger, more competitive and efficient organization, and possibly from a more liquid market for the PBTC Common Stock acquired in the Merger. See "The Merger--Background of and Reasons for the Merger."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

      The Elmore County Board and the PBTC Board have each approved the Merger Agreement by unanimous vote and recommend that the Merger Agreement be approved by their respective shareholders.

OPINIONS OF FINANCIAL ADVISORS

      T. Stephen Johnson & Associates, Inc. ("Johnson & Associates"), the financial advisor to Elmore County in connection with the Merger, and Baxter Fentriss and Company ("Baxter Fentriss"), the financial advisor to PBTC in connection with the Merger, have each delivered a written opinion (attached hereto as Appendices III and IV) to the effect that the Exchange Ratio is fair, from a financial point of view, to Elmore County shareholders and to PBTC shareholders, respectively. See "The Merger--Opinion of Financial Advisor to Elmore County" and "--Opinion of Financial Advisor to PBTC."

Required Regulatory Approvals

      The Merger is subject to the receipt of prior approval by the FRB, which has been received. See "The Merger--Required Regulatory Approvals."

CONDITIONS TO CONSUMMATION; TERMINATION

      Consummation of the Merger is subject, among other things, to: (i) approval of the Merger Agreement by the requisite vote of the shareholders of both Elmore County and PBTC; (ii) receipt of regulatory approvals referred to above; (iii) the absence of any regulatory or supervisory cease and desist order, written directive, memorandum of understanding or written commitment applying to Elmore County or Tallassee Bank; (iv) the absence of any order, decree or injunction of a court or agency that enjoins or prohibits consummation of the Merger; and (v) the receipt by Elmore County and PBTC of an opinion to the effect that the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

      The obligation of Elmore County and PBTC to consummate the Merger is subject, among other things, to: (i) the accuracy of the representations and warranties of the other parties to the Merger Agreement; (ii) the performance and compliance by the other parties of all material obligations and with all material covenants; (iii) satisfaction of certain conditions set forth in the Merger Agreement; (iv) the absence of any material adverse change in the financial condition or results of operations of the other parties; (v) the receipt of the opinion of their financial advisors to the effect that the terms of the Merger Agreement are fair to their shareholders from a financial point of view; and (vi) the receipt of certain legal opinions from counsel to the other parties.

      Elmore County's obligation also is subject to the approval for listing on the Nasdaq SmallCap Market of the PBTC Common Stock to be issued in the Merger. PBTC's obligation also is subject, among other things, to (i) the termination of certain employment agreements by Elmore County; (ii) the receipt of all third party consents required by material contracts or leases of Elmore County; (iii) the receipt by PBTC from each "affiliate" of Elmore County of a written agreement to observe certain restrictions on the sale of PBTC Common Stock received in the

Merger; (iv) the receipt of an opinion from PBTC's independent accountants to the effect that the Merger will qualify for accounting treatment as a pooling of interests; (v) the perfection of dissenters' rights of appraisal by holders of less than 10% of the outstanding Elmore County Common Stock; and (vi) the receipt by PBTC of a satisfactory environmental report regarding all real property owned by Elmore County and Tallassee Bank.

      See "The Merger--Conditions to Consummation of the Merger."

      The Merger Agreement may be terminated by mutual consent of the parties thereto. The Merger Agreement may also be terminated if the Merger does not occur on or before September 11, 1998. See "The Merger--Termination of the Merger Agreement."

EFFECTIVE TIME AND CLOSING DATE

      The Merger shall become effective after receipt of all requisite regulatory approvals, the approval of the Merger Agreement at the Elmore County Special Meeting and the PBTC Special Meeting, and the satisfaction or waiver of all other conditions to the Merger (the "Effective Time"). The closing of the Merger shall occur on the first business day following satisfaction or waiver of all such conditions, or on such later date within 30 days thereafter as the parties may mutually agree. See "The Merger--EFfective Time and Closing
Date."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      Certain members of Elmore County's management and the Elmore County Board may be deemed to have an interest in the Merger in addition to their interests as shareholders of Elmore County generally.

      Upon consummation of the Merger, (i) Arnold B. Dopson, Chairman of the Elmore County Board and the Board of Directors of Tallassee Bank, and Dr. D.P. Wilbanks, a director of Elmore County and Tallassee Bank, will be elected to the PBTC Board; (ii) Mr. Dopson and David W. Baggett, Jr., President of Elmore County and Tallassee Bank, are expected to enter into a separate Employment Agreement and Covenant Not to Compete (the "Employment Agreement") which provides for employment by Tallassee Bank and/or Peoples Bank at an annual salary of $115,000 and $76,000, respectively; (iii) Mr. Dopson's current Salary Continuation Agreement with Tallassee Bank, which provides for continued payment of his salary for a period of 36 months after retirement, will be assumed by PBTC; and (iv) in consideration of Mr. Baggett's entry into the Employment Agreement and the cancellation of his Salary Continuation Agreement, Mr. Baggett will be paid $75,000.

      Subsequent to the Merger, Tallassee Bank will be merged with and into Peoples Bank (the "Bank Merger"). Upon consummation of the Bank Merger, Messrs. Dopson and Baggett will become executive officers of the Tallassee Division of Peoples Bank and the directors of Tallassee Bank will become regional advisory directors of Peoples Bank.

      See "The Merger--Interests of Certain Persons in the Merger" and "Management and operations After the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Kutak Rock, special counsel for PBTC, have advised PBTC and Elmore County that, in their opinion, no gain or loss will be recognized for federal income tax purposes by Elmore County shareholders who receive PBTC Common Stock solely in exchange for their shares of Elmore County Common Stock. Consummation of the Merger is conditioned, among other things, upon receipt by PBTC and Elmore County of an opinion of Kutak Rock that (i) the Merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and (ii) no gain or loss will be recognized by PBTC or Elmore County by reason of the Merger. See "The Merger-- Certain Federal Income Tax Consequences."

      BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH ELMORE COUNTY SHAREHOLDER AND OTHER FACTORS, EACH ELMORE COUNTY SHAREHOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX
ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER

TAX LAWS).

RESALE OF PBTC COMMON STOCK

      The PBTC Common Stock will be freely transferable by the holders of such shares under applicable federal securities laws, except for those shares held by those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and 10% or more shareholders) of Elmore County or PBTC. See "The Merger--Resale of PBTC Common Stock."

DISSENTERS' RIGHTS

      Alabama law provides for rights of appraisal for the value of the shares of a shareholder of record of either Elmore County or PBTC who fully complies with specified procedures. If shareholders holding greater than 10% of the outstanding shares of Elmore County Common Stock or PBTC Common Stock exercise dissenters' rights, a pooling of interests would be precluded for the Merger. See "The Merger--Dissenters' Rights of Appraisal," "--Conditions to the Consummation of the Merger," and " Anticipated Accounting Treatment." See also Appendix II hereto.

EXPENSES

      Each party to the Merger Agreement shall be responsible for its own costs and expenses, with the following exceptions: (i) legal fees and expenses in connection with SEC filings shall be paid equally by PBTC and Elmore County, subject to a cap of $15,000 on Elmore County's share of such costs, and (ii) if either party breaches its obligations or willfully fails to satisfy a condition to consummation of the Merger, such party will be liable to the other for all of its out-of-pocket expenses. See "The Merger--Expenses."

STOCK OPION AGREEMENT

      As an inducement and condition to PBTC's entering into the Merger Agreement, Elmore County entered into a Stock Option Agreement with PBTC, which granted PBTC an option to purchase up to 110,273 shares of Elmore County Common Stock (the "Option"), or approximately 19.9% of the issued and outstanding Elmore County Common Stock, at an exercise price of $26.45 per share. The Option may only be exercised upon the occurrence of certain specified events, none of which, to Elmore County's and PBTC's knowledge, has occurred as of the date hereof. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement and may be expected to discourage offers by third parties to acquire Elmore County. See "Certain Related Transactions--Stock Option Agreement."

ACCOUNTING TREATMENT

      It is intended that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt of an opinion from PBTC's independent accountants to the effect that the Merger qualifies for accounting treatment as a pooling of interests. PBTC has determined that it will not consummate the Merger unless it receives a letter from PBTC's independent accountants, Coopers & Lybrand, L.L.P., to the effect that such independent accountants concur with the conclusion of PBTC's and Elmore County's management that no conditions exist with respect to each company which would preclude accounting for the Merger as a pooling of interests. See "The Merger--Anticipated Accounting Treatment."

DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

      The rights of shareholders of Elmore County are currently determined by reference to Alabama law and Elmore County's Articles of Incorporation and Bylaws. Upon consummation of the Merger, Elmore County shareholders will become shareholders of PBTC, and their rights as PBTC shareholders will be determined by Alabama law and PBTC's Articles of Incorporation and Bylaws. Certain differences between such Articles of Incorporation and Bylaws may affect the rights and interests of Elmore County shareholders. See "Differences in Rights of Shareholders."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

      The following unaudited information reflects, where applicable, certain comparative per share data related to book value, cash dividends paid and income: (i) on a historical basis for PBTC and Elmore County; (ii) on a pro forma combined basis per share of PBTC Common Stock; and (iii) on an equivalent pro forma basis per share of Elmore Common Stock. Such pro forma information has been prepared assuming consummation of the Merger on a pooling of interests accounting basis as of the beginning of each of the periods presented. See "The Merger--Anticipated Accounting Treatment."

      Pro forma financial information is intended to show how the Merger might have affected historical financial statements if the Merger had been consummated at an earlier time. The pro forma financial information does not purport to be indicative of the results that actually would have been realized had the Merger taken place at the beginning of the applicable periods indicated, nor is it indicative of the combined financial position or results of operations for any future periods.

      The information shown below should be read in conjunction with the historical financial statements of PBTC and Elmore County, including the respective notes thereto. See also "Pro Forma Combined Financial Information."

BOOK VALUE PER SHARE

                                                March 31, 1998    December 31, 1997
                                               ----------------  -------------------
Historical per share of
PBTC Common Stock............................       $11.17             $10.94
Elmore County Common Stock...................       $27.30             $26.66
Pro forma combined per share of
  PBTC Common Stock (1)......................       $10.40             $10.12
Equivalent pro forma per share of Elmore
  County Common Stock (2)....................       $32.13             $31.26

_________________________
(1) The pro forma combined book value per share of PBTC Common Stock amounts represent the sum of the pro forma combined stockholders' equity amounts, divided by pro forma combined period-end number of shares of PBTC Common Stock outstanding.
(2) The equivalent pro forma book value per share of Elmore County Common Stock amounts represent the pro forma combined book value per share of PBTC Common Stock amounts multiplied by the Exchange Ratio.

CASH DIVIDENDS PAID PER SHARE

                                                                          Year Ended
                                                                          December 31,
                                             Three Months Ended      ----------------------
                                               March 31, 1998         1997     1996   1995
                                              ----------------        ----     ----   ----
Historical per share of
PBTC Common Stock................                   $  .08            $.31     $.27   $.26
Elmore County Common Stock.....                     $  .13            $.50     $.50   $.25
Equivalent pro forma per share of Elmore
  County Common Stock (3) ........                  $  .25            $.96     $.83   $.80

____________________________
(3) The equivalent pro forma cash dividends paid per share of Elmore County Common Stock amounts represent the historical per share of PBTC Common Stock amounts multiplied by the Exchange Ratio, rounded to the nearest cent. See "Comparative Market Prices and Dividends."

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS

                                                 Three Months                   Year Ended
                                                Ended March 31,                December 31,
                                               -----------------       ----------------------------
                                                 1998    1997           1997         1996     1995
Historical per share of                          ----    ----           ----         ----     ----
PBTC Common Stock.........................      $ .30   $ .27          $ 1.17       $ 1.05   $  .89
Elmore County Common Stock................      $ .76   $ .66          $ 2.87       $ 2.45   $ 1.99
Pro forma combined per share of PBTC
  Common Stock (4)........................      $ .25   $ .25          $  .98       $  .96   $  .81
Equivalent pro forma per share of Elmore
  County Common Stock (5).................      $ .77   $ .77          $ 3.03       $ 2.97   $ 2.50

________________________
(4) The pro forma combined income per share of PBTC Common Stock amounts represent pro forma combined net income applicable to holders of PBTC Common Stock, divided by pro forma combined average number of shares of PBTC Common Stock outstanding.
(5) The equivalent pro forma income per share of Elmore County Common Stock amounts represent pro forma combined income per share of PBTC Common Stock amounts multiplied by the Exchange Ratio.

                  RISK FACTORS RELATING TO PBTC COMMON STOCK

      Shareholders should carefully consider, together with the other information contained in this Joint Proxy Statement/Prospectus, the following risk factors in evaluating the PBTC Common Stock. Certain statements in this Joint Proxy Statement/Prospectus, including without limitation, this section, "Management's Discussion and Analysis of PBTC--Years Ended December 31, 1997, 1996 and 1995" and "--Three Months Ended March 31, 1998 and 1997" and
"Business of PBTC" constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of PBTC to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

      Such factors include, among other things, the following: the factors set forth in this section; general and local economic conditions; risks associated with acquisitions, legislative and regulatory initiatives; monetary and fiscal polices of the federal government; deposit flows; the cost of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of PBTC's loan and investment portfolios. PBTC does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

STATUS OF PBTC AS A BANK HOLDING COMPANY

      PBTC is a legal entity separate and distinct from Peoples Bank and Peoples Bank's subsidiaries, although the principal source of PBTC's funds is dividends from Peoples Bank. The right of PBTC to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise will be subject to the claims of the subsidiaries' creditors, which will take priority except to the extent that PBTC may itself be a creditor with a recognized claim.

      Regulations limit the amount of dividends that may be paid by Peoples Bank to PBTC without prior approval. It is currently expected that PBTC's recent acquisition of Merchants & Planters Bancshares, Inc. ("Merchants & Planters") will result in a requirement of prior regulatory approval of dividends by Peoples Bank in the two years subsequent to such acquisition. Peoples Bank is also subject to legal restrictions which limit the transfer of funds to PBTC, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. See "Regulation, Supervision and Governmental Policy" and Note 12 of Notes to Consolidated Financial Statements of PBTC.

RISKS ASSOCIATED WITH ACQUISITIONS

      On March 6, 1998, PBTC acquired Merchants & Planters. As the banking industry continues to consolidate, PBTC expects to pursue other acquisitions in the future. The future profitability of PBTC will depend upon management's ability to improve the profitability of acquired institutions and to realize expected operational synergies. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations of the acquired company, a diversion of management's attention from their business concerns, risks of entering new geographic markets, the potential loss of key employees of the acquired company and the assumption of undisclosed liabilities. Future acquisitions may result in dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and intangible assets, any of which could have a material adverse effect on PBTC. In addition, as consolidation of the banking industry continues, the competition for suitable acquisition candidates can be expected to increase. PBTC competes with other banking companies for acquisition opportunities and many of these competitors have greater financial resources and acquisition experience than PBTC.

IMPACT OF INTEREST RATE CHANGES

      PBTC's results of operations are principally dependent on net interest income, calculated as the difference between interest earned on loans and investments and the interest expense paid on deposits and other borrowings. Like other banks and financial institutions, PBTC's interest income and interest expense are affected by general economic conditions and by the policies of regulatory authorities, including the monetary policies of the FRB. While management has taken measures intended to manage the risks of operating in a changing interest rate environment, there can be no assurance that such measures will be effective in avoiding undue interest rate risk.

CREDIT RISKS

      PBTC is exposed to the risk that borrowers will be unable to repay loans according to their terms and that collateral securing such loans (if any) may not be sufficient in value to assure repayment. Credit losses could have a material adverse effect on PBTC's operating results.

      A primary risk facing PBTC, and financial institutions in general, is the risk of losing principal and interest due to a borrower's failure to perform according to the terms of such borrower's loan agreement. As of March 31, 1998, PBTC's total loan portfolio was approximately $259.9 million, or 59.4% of its total assets. The three largest components of the loan portfolio are real estate loans, commercial and industrial loans, and personal loans. See "Business of Peoples - Lending Activities." PBTC's credit risk with respect to its personal and commercial loans relates principally to the general creditworthiness of individuals and businesses within its market area. PBTC's credit risk with respect to its real estate mortgage and construction loan portfolio relates principally to the general creditworthiness of individuals and the value of real estate serving as security for the repayment of the loans.

REGULATORY RISKS

      The banking industry is heavily regulated. These regulations are primarily intended to protect depositors and the FDIC, not shareholders or other creditors. Regulations affecting financial institutions are undergoing continuous change, and the ultimate effect of such changes cannot be predicted. Regulations and the laws affecting PBTC and Peoples Bank may be modified at any time, and new legislation affecting financial institutions may be proposed and enacted. There is no assurance that such modifications or new laws will not materially and adversely affect the business, condition or operations of PBTC and Peoples Bank.

EXPOSURE TO LOCAL ECONOMIC CONDITIONS

      The success of PBTC and Peoples Bank is dependent to a certain extent upon the general economic conditions of the geographic markets they serve. Unlike larger banks which are more geographically diversified, Peoples Bank provides financial banking services to customers in Dallas, Autauga, Butler, Bibb and Elmore counties and surrounding areas of Alabama. No assurance can be given concerning the economic conditions which will exist in such markets.

COMPETITION

      PBTC and Peoples Bank face substantial competition for deposit, credit and trust relationships, as well as other sources of funding in the communities they serve. Competing providers include other commercial banks, thrifts and trust companies, insurance companies, mortgage banking operations, credit unions, finance companies, money market funds and other financial and nonfinancial companies which may offer products functionally equivalent to those offered by PBTC and Peoples Bank. Competing providers may have greater financial resources than PBTC and offer services within and outside PBTC's market area. See "Business of Peoples - Competition."


                INFORMATION CONCERNING THE SPECIAL MEETINGS


ELMORE COUNTY SPECIAL MEETING

      PLACE, TIME AND DATE. The Elmore County Special Meeting is scheduled to be held on __________________, 1998 at __:__ .m., local time, at the main office of The Bank of Tallassee, 304 Barnett Boulevard, Tallassee, Alabama. This Joint Proxy Statement/Prospectus is being sent to holders of record, and certain beneficial holders, of Elmore County Common Stock as of the Elmore County Record Date and is accompanied by a form of proxy that the Board of Directors of Elmore County (the "Elmore County Board") requests that shareholders execute and return to Elmore County for use at the Elmore County Special Meeting and at any and all adjournments or postponements thereof.

      MATTERS TO BE CONSIDERED. At the Elmore County Special Meeting, the holders of Elmore County Common Stock as of the Elmore County Record Date will consider and vote upon the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. See "The Merger." Elmore County shareholders also may consider and vote upon such other matters as may properly be brought before the Elmore County Special Meeting, including proposals to adjourn the Elmore County Special Meeting in the event there are not sufficient votes to approve any proposal at the time of the Elmore County Special Meeting; provided, however, that no proxy which is voted against any such proposal will be voted in favor of adjournment to solicit further proxies for such proposal. As of the date hereof, the Elmore County Board knows of no business that will be presented for consideration at the Elmore County Special Meeting other than the matters described in this Joint Proxy Statement/ Prospectus.

      ELMORE COUNTY RECORD DATE; Vote Required. The Elmore County Board has fixed the close of business on _______________, 1998 as the Elmore County Record Date for determining holders of Elmore County Common Stock who are entitled to notice of and to vote at the Elmore County Special Meeting. only holders of record of Elmore County Common Stock at the close of business on the Elmore County Record Date will be entitled to notice of and to vote at the Elmore County Special Meeting. As of the Elmore County Record Date, there were outstanding and entitled to vote at the Elmore County Special Meeting _______ shares of Elmore County Common Stock.

      Each holder of record of shares of Elmore County Common Stock on the Elmore County Record Date will be entitled to cast one vote per share on the proposals to be considered at the Elmore County Special Meeting. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Elmore County Common Stock entitled to vote at the Elmore County Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will be treated as shares present at the Elmore County Special Meeting for purposes of determining the presence of a quorum.

      With a quorum, or in the absence of a quorum, the affirmative vote of a majority of the shares represented at the Elmore County Special Meeting may authorize the adjournment of the meeting.

      The affirmative vote of the holders of two-thirds of the outstanding shares of Elmore County Common Stock is required for approval and adoption of the Merger Agreement. Therefore, abstentions and broker non-votes will have the same effect as votes against approval of the Merger Agreement. Approval of the Merger Agreement by the shareholders of Elmore County is a condition to, and required for, consummation of the Merger. See "The Merger--Conditions to the Merger."

      As of the Elmore County Record Date, the directors and executive officers of Elmore County and their affiliates beneficially owned in the aggregate 178,390 shares, or approximately 32.2% of the then-outstanding shares, of Elmore County Common Stock entitled to vote at the Elmore County Special Meeting. See "Beneficial Ownership of Elmore County Common Stock - Stock Ownership of Elmore County Management." The directors and executive officers of Elmore County have indicated that they intend to vote their shares for adoption of the Merger Agreement. As of the Elmore County Record Date, the directors and executive officers of PBTC and their affiliates did not beneficially own any shares of Elmore County Common Stock.

      PROXIES. Shares of Elmore County Common Stock represented by properly executed proxies received prior to or at the Elmore County Special Meeting will, unless such proxies have been revoked, be voted at the Elmore County Special Meeting and any adjournments or postponements thereof, in accordance with the instructions indicated in the proxies. EXECUTED BUT UNMARKED PRoXIES WILL BE VoTED FoR THE APPRoVAL oF THE MERGER AGREEMENT.

      Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted either by delivering to the Secretary of Elmore County at 304 Barnett Boulevard, Tallassee, Alabama 36078 on or before the taking of the vote at the Elmore County Special Meeting, a written notice of revocation bearing a later date than the date of the proxy or a later dated proxy relating to the same shares or by attending the Elmore County Special Meeting and voting in person. Attendance at the Elmore County Special Meeting will not in itself constitute the revocation of a proxy.

      If any other matters are properly presented at the Elmore County Special Meeting for consideration, the persons named in the accompanying proxy will vote on such matters as determined by the Elmore County Board. As of the date hereof, the Elmore County Board knows of no such other matters.

      In addition to the solicitation of proxies by mail, Elmore County, through its directors, officers and regular employees, who will not be specifically compensated for such services, may solicit proxies personally or by telephone, telegram or other forms of communication. Elmore County will also request brokerage houses, nominees, fiduciaries and other custodians holding shares that are beneficially owned by others to forward soliciting materials to beneficial owners and will reimburse such holders for their reasonable expenses incurred in sending proxy material to beneficial owners. Elmore County will bear its own expenses in connection with the solicitation of proxies for the Elmore County Special Meeting. See "The Merger--Expenses."

      DISSENTERS' RIGHTS oF APPRAISAL. The holders of Elmore County Common Stock have the right to dissent from the Merger and to receive payment of the appraised fair value of their shares upon full compliance with Article 13 of the Alabama Business Corporation Act (the "ABCA"). See "The Merger - Dissenters' Rights of Appraisal." A copy of Article 13 of the ABCA is attached hereto as Appendix II. If holders of more than 10% of the outstanding shares of Elmore County Common Stock properly demand dissenters' rights, PBTC has the right to decline to consummate the Merger. See "The Merger--Conditions to the Merger."

      HOLDERS OF ELMORE COUNTY COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO ELMORE COUNTY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

      HOLDERS OF ELMORE COUNTY COMMON STOCK SHOULD NOT FORWARD STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, A LETTER OF TRANSMITTAL WILL BE MAILED TO EACH PERSON WHO WAS A HOLDER OF SHARES OF ELMORE COUNTY COMMON STOCK IMMEDIATELY BEFORE CONSUMMATION OF THE MERGER. ELMORE COUNTY SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING ELMORE COUNTY COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN, SUCH LETTER OF TRANSMITTAL.


PBTC SPECIAL MEETING

      Place, Time and Date. The PBTC Special Meeting is scheduled to be held on _____________________, 1998 at __:__ .m., local time, at the main office of
Peoples Bank, 310 Broad Street, Selma, Alabama. This Joint Proxy Statement/Prospectus is being sent to holders of record, and certain beneficial holders, of PBTC Common Stock as of the PBTC Record Date and is accompanied by a form of proxy that the Board of Directors of PBTC (the "PBTC Board") requests that shareholders execute and return to PBTC for use at the PBTC Special Meeting and at any and all adjournments or postponements thereof.

      MATTERS TO BE CONSIDERED. At the PBTC Special Meeting, the holders of PBTC Common Stock as of the PBTC Record Date will consider and vote upon the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. See "The Merger." PBTC shareholders also may consider and vote upon such other matters as may properly be brought before the PBTC Special Meeting, including proposals to adjourn the PBTC Special Meeting in the event there are not sufficient votes to approve any proposal at the time of the PBTC Special Meeting; provided, however, that no proxy which is voted against any such proposal will be voted in favor of adjournment to solicit further proxies for such proposal. As of the date hereof, the PBTC Board knows of no business that will be presented for consideration at the PBTC Special Meeting other than the matters described in this Joint Proxy Statement/Prospectus.

      PBTC RECORD DATE; VOTE REQUIRED. The PBTC Board has fixed the close of business on __________________, 1998 as the PBTC Record Date for determining holders of PBTC Common Stock who are entitled to notice of and to vote at the PBTC Special Meeting. Only holders of record of PBTC Common Stock at the close of business on the PBTC Record Date will be entitled to notice of and to vote at the PBTC Special Meeting. As of the PBTC Record Date, there were outstanding and entitled to vote at the PBTC Special Meeting ___ shares of PBTC Common Stock.

      Each holder of record of shares of PBTC Common Stock on the PBTC Record Date will be entitled to cast one vote per share on the proposals to be considered at the PBTC Special Meeting. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of PBTC Common Stock entitled to vote at the PBTC Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will be treated as shares present at the PBTC Special Meeting for purposes of determining the presence of a quorum.

      With a quorum, or in the absence of a quorum, the affirmative vote of a majority of the shares represented at the PBTC Special Meeting may authorize the adjournment of the meeting.

      The affirmative vote of the holders of two-thirds of the outstanding shares of PBTC Common Stock is required for approval and adoption of the Merger Agreement. Therefore, abstentions and broker non-votes will have the same effect as votes against approval of the Merger Agreement. Approval of the Merger Agreement by the shareholders of PBTC is a condition to, and required for, consummation of the Merger. See "The Merger Conditions to the Merger."

      As of the PBTC Record Date, the directors and executive officers of PBTC and their affiliates beneficially owned in the aggregate _____ shares (excluding shares underlying stock options), or approximately ____% of the then-outstanding shares, of PBTC Common Stock entitled to vote at the PBTC Special Meeting. The directors and executive officers of PBTC have indicated that they intend to vote their shares for adoption of the Merger Agreement. As of the PBTC Record Date, the directors and executive officers of Elmore County and their affiliates did not beneficially own any shares of PBTC Common Stock.

      Proxies. Shares of PBTC Common Stock represented by properly executed proxies received prior to or at the PBTC Special Meeting will, unless such proxies have been revoked, be voted at the PBTC Special Meeting and any adjournments or postponements thereof, in accordance with the instructions indicated in the proxies. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT.

      Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted either by delivering to the Secretary of PBTC at 310 Broad Street, Selma, Alabama 36701 on or before the taking of the vote at the PBTC Special Meeting, a written notice of revocation bearing a later date than the date of the proxy or a later dated proxy relating to the same shares or by attending the PBTC Special Meeting and voting in person. Attendance at the PBTC Special Meeting will not in itself constitute the revocation of a proxy.

      If any other matters are properly presented at the PBTC Special Meeting for consideration, the persons named in the accompanying proxy will vote on such matters as determined by the PBTC Board. As of the date hereof, the PBTC Board knows of no such other matters.

      In addition to the solicitation of proxies by mail, PBTC, through its directors, officers and regular employees, who will not be specifically compensated for such services, may solicit proxies personally or by telephone, telegram or other forms of communication. PBTC will also request brokerage houses, nominees, fiduciaries and other custodians holding shares that are beneficially owned by others to forward soliciting materials to beneficial owners and will reimburse such holders for their reasonable expenses incurred in sending proxy material to beneficial owners. PBTC will bear its own expenses in connection with the solicitation of proxies for the PBTC Special Meeting. See "The Merger--Expenses."

      Dissenters' Rights of Appraisal. The holders of PBTC Common Stock have the right to dissent from the Merger and to receive payment of the appraised fair value of their shares upon full compliance with Article 13 of the ABCA. See "The --Merger Dissenters' Rights of Appraisal." A copy of Article 13 of the ABCA is attached hereto as Appendix II.

      HOLDERS OF PBTC COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO PBTC IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 THE MERGER

      The information in this Joint Proxy Statement/Prospectus concerning the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto in Appendix I and incorporated by reference herein. All shareholders are urged to read the Merger Agreement in its entirety.

GENERAL

      Pursuant to the Merger Agreement, Elmore County will be merged with and into PBTC, with PBTC being the surviving entity (the "Merger"). As soon as possible following the satisfaction or waiver of the conditions to consummation of the Merger described below, PBTC and Elmore County will file Articles of Merger with the Secretary of State of Alabama. The Merger will become effective at the time, and on the date, specified in such Articles of Merger. The time and date at which the Merger becomes effective is referred to herein as the "Effective Time." See also "-- Effective Time and Closing Date."

      Upon consummation of the Merger, each outstanding share of Elmore County Common Stock will be automatically converted (subject to the provisions with respect to fractional shares described under "-- Fractional Shares" below) into approximately 3.0893 shares of PBTC Common Stock, subject to possible adjustment as described under "-- Merger Consideration" below. At such time, each Elmore County shareholder shall be entitled to exchange Elmore County Common Stock certificates for PBTC Common Stock certificates and thereupon shall cease to be a shareholder of Elmore County, and the separate existence and corporate organization of Elmore County shall cease.

      Based upon the outstanding shares of Elmore County Common Stock and PBTC Common Stock as of March 31, 1998, the current shareholders of Elmore County will own shares of PBTC Common Stock representing approximately 33.0% of the outstanding voting power of PBTC following consummation of the Merger.

BACKGROUND OF AND REASONS FOR THE MERGER

      BACKGROUND OF THE MERGER. In August 1997, Baxter Fentriss, an investment banking firm based in Richmond, Virginia that previously had provided merger and acquisition advice to PBTC, contacted PBTC's management to reintroduce Baxter Fentriss' services and to discuss the current merger and acquisition market in Alabama and the Southeast, merger pricing levels, potential acquisition opportunities and acquisition parameters.

      PBTC engaged Baxter Fentriss in September 1997 to advise PBTC regarding potential acquisition opportunities in Alabama. At that time, Baxter Fentriss representatives met with the PBTC Board and management of PBTC to discuss merger and acquisition guidelines, key merger issues and certain preconditions for a successful acquisition strategy. Baxter Fentriss also discussed with PBTC possible acquisition targets, including Elmore County and Merchants & Planters, potential acquisition structures for such transactions, the impact to PBTC and the PBTC shareholders under various scenarios, the current valuation levels in Alabama and the Southeast for banking institutions similar to Elmore County and Merchants & Planters, and the ability of PBTC to pursue both potential acquisitions under various structures and valuation ranges.

      In early November 1997, Baxter Fentriss approached the senior management of Elmore County regarding a possible affiliation with PBTC. After Elmore County indicated its willingness to entertain a merger proposal under the general conditions acceptable to PBTC, Baxter Fentriss met with Elmore County senior management to discuss proposed acquisition parameters, the operations of PBTC and Elmore County, PBTC's trading history and the ongoing roles for Elmore County employees and management in the combined organization. Baxter Fentriss also conveyed to Elmore County the valuation range proposed by PBTC for Elmore County and the pro forma impact to the shareholders of PBTC and Elmore County. In addition, Baxter Fentriss and Elmore County's management discussed various potential opportunities for cost savings and revenue enhancement that would solidify valuation levels.

      Elmore County's management supplied Baxter Fentriss and PBTC with a list of potential cost savings and revenue enhancement opportunities, as well as Elmore County's 1998 budget. Baxter Fentriss then discussed with PBTC the additional information provided by Elmore County, the current merger environment and PBTC's recent stock price, volume and trading pattern and advised PBTC, in light of all available information, regarding a firm offer for Elmore County.

      Baxter Fentriss verbally submitted PBTC's proposal to acquire Elmore County in a tax-free exchange to be accounted for as a pooling of interests. Thereafter, Baxter Fentriss, PBTC and Elmore County negotiated financial and non-financial terms acceptable to both sides. In addition, Elmore County engaged Johnson & Associates, an investment banking and consulting firm based in Roswell, Georgia, to analyze PBTC's proposal and to suggest an appropriate exchange ratio for the Merger. Elmore County used this analysis as a resource in negotiating the final Exchange Ratio.

      At separate meetings held on December 11, 1997, the Boards of Directors of PBTC and Elmore County reviewed with their respective senior management officials and financial advisors the terms of the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby, as well as the background of the transaction, the potential financial and strategic benefits of the Merger and financial and valuation analyses of the Merger. At the meeting of the PBTC Board, Baxter Fentriss rendered its opinion to the Board that, as of December 10, 1997, the consideration to be paid by PBTC in the Merger was fair to PBTC from a financial point of view. At such meeting, the PBTC Board unanimously adopted and approved the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby. At the meeting of the Elmore County Board, Johnson & Associates advised the Elmore County Board that the Exchange Ratio was fair, from a financial point of view, to the Elmore County shareholders. At such meeting, the Elmore County Board unanimously adopted and approved the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby.

      REASONS FOR THE MERGER. The Elmore County Board and the PBTC Board have each approved the Merger Agreement and determined that the Merger is fair to, and in the best interests of, their respective companies and shareholders. In reaching their determinations, the Elmore County Board and the PBTC Board consulted with their respective financial advisors with respect to the financial aspects and fairness of the Merger.

      The Elmore County Board of Directors also considered a number of additional factors in approving the Merger Agreement, including the following:

          (i) The difficulty of achieving appropriate levels of profitability and growth necessary for continued independence in view of the increasing competition and regulatory burdens affecting smaller financial institutions.

          (ii) The financial advice rendered by Elmore County's financial advisor that the Exchange Ratio is fair, from a financial point of view, to the Elmore County shareholders. See "-- Opinion of Elmore County's Financial Advisor."

          (iii) The expectation that the Merger will constitute a nontaxable transaction for Elmore County's shareholders (other than those shareholders, if any, who exercise dissenters' rights of appraisal under Alabama law). See "-- Federal Income Tax Consequences of the Merger."

          (iv) The larger asset size of PBTC, which enables Peoples Bank to support the staff and technology necessary to offer products and services currently not offered by Tallassee Bank. The Elmore County Board believes that, as a result of PBTC's size and its customer service orientation, Elmore County's customers and local communities will benefit from the Merger.

          (v) The employment prospects for the employees of Tallassee Bank at Peoples Bank.

      The PBTC Board also considered a number of factors in approving the Merger Agreement including, but not limited to, the following:

          (i) The effectiveness of the Merger in furthering PBTC's business strategy of enhancing shareholder value by virtue of the improved competitive position of the combined company and the greater financial and capital resources available to the combined entity to compete more effectively against larger and nonregulated competitors.

          (ii) The opportunities for cost savings and synergies that are expected to result from the Merger, including savings to be achieved by consolidating certain back office operations of Elmore County and eliminating certain duplicative functions of PBTC and Elmore County.

          (iii) The complementary nature of Tallassee Bank's branch network in Elmore and Tallapoosa Counties with Peoples Bank's existing operations, and the attractiveness of Tallassee Bank's market area for expansion by Peoples Bank.

          (iv) The enhanced opportunities for growth made possible by the Merger, including PBTC's sale to Tallassee Bank's customer base of additional depository and non-depository products that Tallassee Bank currently does not provide to its customers.

          (v) The PBTC Board's familiarity with and review of PBTC's business, operations, earnings, asset quality, financial condition, regulatory compliance and asset-liability management on an historical and pro forma basis.

          (vi) The due diligence review by PBTC's management of Elmore County and Tallassee Bank, including Elmore County's business, operations, earnings, asset quality, financial condition, regulatory compliance and asset-liability management on an historical and pro forma basis.

          (vii) The current and prospective economic and competitive environment facing financial institutions generally, and PBTC in particular.

          (viii) The expectation that the Merger would be treated as a tax-free reorganization for federal income tax purposes and accounted for as a pooling of interests.

          (ix) The opinion of PBTC's financial advisor, Baxter Fentriss, that the Exchange Ratio pursuant to the terms of the Merger are fair to the PBTC shareholders from a financial point of view. See "-- Opinion of PBTC's Investment Advisor."

     In reaching their respective determinations to approve and recommend the Merger, the Elmore County Board and the PBTC Board did not assign any specific or relative weights to the foregoing factors, and individual directors may have given differing weights to different factors.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

      ELMORE COUNTY. The Elmore County Board has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of Elmore County and its shareholders. THE ELMORE COUNTY BOARD THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

      For a discussion of the factors considered by the Elmore County Board in reaching its decision to approve the Merger Agreement, see "-- Background of and Reasons for the Merger."

      PBTC. The PBTC Board has unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby and has determined that the Merger and the issuance of shares of PBTC Common Stock pursuant to the Merger are in the best interests of PBTC and its shareholders. THE PBTC BOARD THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

      For a discussion of the factors considered by the PBTC Board in its decision to approve the Merger Agreement, see "-- Background of and Reasons for the Merger."

MERGER CONSIDERATION

      Subject to the terms, conditions and procedures set forth in the Merger Agreement, at the Effective Time each share of Elmore County Common Stock issued and outstanding immediately before the Merger shall be converted into such number of shares of PBTC Common Stock that is equal to the quotient of (A) the product of 2.35 times the net book value per share of Elmore County Common Stock as of September 30, 1997, divided by (B) $20.00. On the basis of Elmore County's net book value per share at September 30, 1997, the ratio for the exchange of Elmore County Common Stock for PBTC Common Stock (the "Exchange Ratio") will be 3.0893. The Exchange Ratio is subject, however, to possible adjustment in the event that Elmore County's aggregate out-of-pocket fees and expenses associated with the Merger exceed $25,000. In such an event, the net book value of Elmore County for the purpose of calculating its net book value per share as of September 30, 1997 will be reduced by the difference between such out-of-pocket fees and expenses and $25,000. As of the date hereof, it is anticipated that the Exchange Ratio will not be adjusted as a result of Elmore County's fees and expenses.

      Assuming that the Exchange Ratio is not adjusted, the Elmore County shareholders will receive 3.0893 shares of PBTC Common Stock for each share of Elmore County Common Stock (the "Merger Consideration"). Based on the last reported sale price for PBTC Common Stock on the Nasdaq SmallCap Market as of June 1, 1998 ($29.50 per share), the value of 3.0893 shares of PBTC Common Stock as of that date would have been approximately $91.13. The last known sale of Elmore County Common Stock (which occurred in June 1997) was $25.00 per share. The market value of the PBTC Common Stock to be received in the Merger, however, is subject to fluctuation, which could result in an increase or decrease in the value of the Merger Consideration to be received by the Elmore County shareholders. An increase in the market value of PBTC Common Stock would increase the market value of the Merger Consideration to be paid in the Merger, while a decrease in the market value of PBTC Common Stock would have the opposite effect. The market value of the Merger Consideration at the time of the Merger will depend upon various factors, including the market value of share of a share of PBTC Common Stock at such time and any effect of the Merger itself.

OPINION OF FINANCIAL ADVISOR TO ELMORE COUNTY

      Johnson & Associates was retained by Elmore County to render an opinion as to the fairness from a financial point of view of the consideration to be received by the Elmore County shareholders in connection with the Merger. Johnson & Associates is an investment banking and consulting firm based in Roswell, Georgia, that specializes in the valuation of closely-held corporations and provides fairness opinions as part of its practice. Because of its prior experience in the appraisal of Southeastern financial institutions involved in mergers, Johnson & Associates has developed an expertise in fairness opinions related to the securities of Southeastern financial institutions. Johnson & Associates is not affiliated with Elmore County or PBTC.

      The Elmore County Board first retained Johnson & Associates in the Fall of 1997 to analyze the proposed Merger and suggest an exchange ratio for the Merger. The analysis provided by Johnson & Associates was used as a resource by the Elmore County Board in negotiating the Exchange Ratio.

      In accordance with the Merger Agreement, Johnson & Associates has delivered its fairness opinion to the Board of Directors of Elmore County. A copy of Johnson & Associates' updated fairness opinion is attached as Appendix III to this Joint Proxy Statement/Prospectus.

      In performing its analysis, Johnson & Associates relied upon and assumed without independent verification the accuracy and completeness of all information provided to it. Johnson & Associates did not perform any independent appraisal or evaluation of the assets of Elmore County or of PBTC or any of their respective subsidiaries. As such, Johnson & Associates did not express an opinion as to the fair market value of Elmore County. The fairness opinion of Johnson & Associates is based on market, economic and other relevant considerations as they existed and could be evaluated as of March 31, 1998.

      In arriving at its opinion, Johnson & Associates reviewed and analyzed audited and unaudited financial information regarding Elmore County and PBTC through March 31, 1998, and reviewed its analysis regarding the preliminary exchange ratio prepared as of September 30, 1997. Johnson & Associates reviewed the Merger as of March 29, 1998, for the purpose of determining purchase premiums that could be used in comparing the Merger with other announced transactions. In performing this analysis, Johnson & Associates reviewed the purchase premiums paid in 63 transactions that were announced between July 1, 1997 and March 29, 1998 involving selling institutions headquartered in the Southeastern United States with total assets between $50 million and $150 million. Of these transactions, 18 involved the sale of institutions that were determined to be comparable to Elmore County. They included commercial bank institutions with total equity greater than 10% of total asset. The purchase premium in the Merger exceeds the range of price to book value purchase premiums paid in the comparable transactions and ranked well above average in the price to earnings ratio. On average, the 18 comparable transactions reported an announced deal price of 2.5763 times book value and 23.47 times earnings.

      In the Merger, the Elmore County shareholders will receive 3.0893 shares of PBTC Common Stock for each share of Elmore County Common Stock outstanding. On June 1, 1998, the closing price for a share of PBTC Common Stock on the Nasdaq SmallCap Market was $29.50. Using this price per share, the value of the transaction per share of Elmore County Common Stock would be $91.13, which represents a multiple of 3.338 times the March 31, 1998 book value of $27.30 per share and a multiple of 30.6835 times Elmore County's earnings per share for the 12 months ended March 31, 1998. These multiples are substantially in excess of the average multiples of book value and earnings per share, respectively, of the comparable group of Southeastern banks analyzed by Johnson & Associates. Based on the results of its analysis, Johnson & Associates concluded that the Exchange Ratio is fair to the Elmore County shareholders from a financial point of view.

      Johnson & Associates has received a fee of $10,000, plus reimbursement of out-of-pocket expenses, for all services performed on behalf of Elmore County in connection with the Merger, including the rendering of the fairness opinion.

OPINION OF FINANCIAL ADVISOR TO PBTC

      Baxter Fentriss has acted as financial advisor to PBTC in connection with the Merger. Baxter Fentriss previously assisted PBTC in identifying prospective merger opportunities. On December 11, 1997, Baxter Fentriss delivered to PBTC its opinion dated December 10, 1997, that on the basis of matters referred to herein, the Exchange Ratio is fair, from a financial point of view, to the holders of PBTC's Common Stock. In rendering its opinion Baxter Fentriss consulted with the management of PBTC and Elmore County, reviewed the Merger Agreement and certain publicly-available information on the parties and reviewed certain additional materials made available by the respective managements.

      In addition, Baxter Fentriss discussed with the managements of PBTC and Elmore County their respective businesses and outlooks. Baxter Fentriss was involved in the negotiations between PBTC and Elmore County. No limitations were imposed by the PBTC Board upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' updated written opinion is attached as Appendix IV to this Joint Proxy Statement/Prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Baxter Fentriss in connection therewith.

      Baxter Fentriss' opinion is directed to the PBTC Board only, and addresses only the fairness, from a financial point of view, of the Exchange Ratio. It does not address PBTC's underlying business decision to effect the proposed merger, nor does it constitute a recommendation to any PBTC shareholder as to how such shareholder should vote with respect to the Merger at the Meeting or as to any other matter.

      Baxter Fentriss' opinion was one of numerous factors taken into consideration by the PBTC Board in making its determination to approve the Merger, and the receipt of Baxter Fentriss' opinion is a condition precedent to PBTC's obligation to consummate the Merger. The opinion of Baxter Fentriss does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for PBTC or the effect of any other business combination in which PBTC might engage.

      Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Baxter Fentriss is a nationally recognized advisor to firms in the financial services industry on mergers and acquisitions. PBTC selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on transactions involving community banks and thrifts and because of the firm's extensive experience and expertise in transactions similar to the Merger. Baxter Fentriss is not affiliated with PBTC or Elmore County.

      In connection with rendering its opinion to the PBTC Board, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its fairness opinion as described herein, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial condition and results of operations of PBTC and Elmore County including interest income, interest expense, interest sensitivity, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, and possible tax consequences resulting from the transaction, (ii) the business prospects of PBTC and Elmore County; (iii) the economies of the respective market areas of PBTC and Elmore County, and (iv) the nature and terms of certain other merger transactions that it believed to be relevant. Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, its knowledge of securities valuations generally, and its knowledge of merger transactions in Alabama, the Southeast and throughout the United States.

      In connection with rendering its opinion, Baxter Fentriss reviewed (i) the Agreement; (ii) drafts of this Joint Proxy Statement/Prospectus; (iii) the Annual Reports to shareholders of PBTC for the three years ended December 31, 1995, 1996 and 1997, as well as certain current interim reports to shareholders and regulatory agencies; (iv) the Annual Reports to shareholders of Elmore County for the three fiscal years ended September 30, 1995, 1996 and 1997, as well as certain current interim reports to shareholders and regulatory agencies;
(v) pro forma combined unaudited condensed balance sheets and statements of income as of December 31, 1997; and (vi) certain additional financial and operating information with respect to the business, operations and prospects of Elmore County and PBTC as it deemed appropriate. Baxter Fentriss also (a) held discussions with members of the senior management of PBTC and Elmore County regarding the historical and current business operation, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stock of PBTC and Elmore County, as applicable, and compared them with those of certain publicly traded companies that it deemed to be relevant; (c) compared the results of operations of PBTC and Elmore County with those of certain banking companies that it deemed to be relevant; (d) analyzed the pro forma financial impact of the Merger on PBTC; and (e) conducted such other studies, analyses, inquiries and examinations as Baxter Fentriss deemed appropriate.

      The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the Exchange Ratio provided to the holders of Elmore County Common Stock is to some extent a subjective one based on the experience and judgment of Baxter Fentriss and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors as summarized below, Baxter Fentriss believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Baxter Fentriss' view of the actual value of PBTC or Elmore County.

      In performing its analyses, Baxter Fentriss made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of PBTC and Elmore County. The analyses performed by Baxter Fentriss are not necessarily indicative of actual values or future results, which many be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. In rendering its opinion, Baxter Fentriss assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to PBTC.

      The following is a summary of selected analyses performed by Baxter Fentriss in connection with its opinion.

      1. Comparative Analysis. Baxter Fentriss analyzed and compared the price to earnings multiple, price to book multiple and premium to deposits ratio of the offer with 68 other comparable merger transactions in the Southeast as of their respective announcement dates. The average pricing multiples for the comparables were price to earnings of 23.38 times, price to book of 2.76 times and premium to deposits of 22.25%. Incorporating PBTC's closing market price per share as of the trading day prior to the execution of the Agreement, the respective multiples for the Merger are 26.49 times, 2.79 times and 34.30%. The comparative multiples include bank sales during the last two years.

      2. Pro Forma Analysis. Baxter Fentriss evaluated the earnings, book value and market value of the PBTC Common Stock and considered the pro forma earnings, book value and potential long range impact on the market value of PBTC Common Stock. Based on this analysis, Baxter Fentriss concluded the transaction should have a positive long-term impact on PBTC.

      3. Discounted Cash Flow Analysis. Baxter Fentriss determined a hypothetical return on investment using management's earnings projections at the time of negotiations. The analysis indicated a potential return on investment of 11.63% to 12.27%.

      4. Selected Peer Group Analysis. Baxter Fentriss analyzed and compared the financial performance and market performance of PBTC and Elmore County based on various financial measures including performance, operating efficiency, capital adequacy, and asset quality and various measures of market performance, including price to book multiples, price to earnings multiples, dividend yields, and other trading information of comparable companies.

      Baxter Fentriss relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss assumed that all estimates, including those as to possible economies of sale, were reasonable, prepared by management, and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either PBTC or Elmore County, and was not furnished such an appraisal.

      No company or transaction used as a comparison in the above analysis is identical to PBTC, Elmore County or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

      Baxter Fentriss will be paid (i) a merger fee, equal to approximately 0.125% of Elmore County's total assets with 20% due at the execution of the definitive agreement and subsequent due diligence review and 80% due at the closing of the transaction and (ii) reasonable out-of-pocket expenses for its services. PBTC has agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under federal securities laws. Baxter Fentriss has received from PBTC approximately $85,000, plus reimbursement of certain out-of-pocket expenses, for its services in connection with identifying prospective merger opportunities and the acquisition of Merchants & Planters, which was consummated on March 6, 1998. Baxter Fentriss has also received approximately $23,000, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the Merger.

EFFECTIVE TIME AND CLOSING DATE

      The Merger shall become effective at the time and on the date specified in the Articles of Merger to be filed by PBTC and Elmore County with the Secretary of State of Alabama (the "Effective Time"). Such filing will occur only after the receipt of all requisite regulatory approvals, the approval of the Merger Agreement by the requisite vote of PBTC's and Elmore County's respective shareholders and the satisfaction or waiver of all other conditions to the Merger. The closing of the Merger shall occur on the first business day following satisfaction or waiver of all conditions to the Merger, or on such later date within 30 days thereafter as the parties may mutually agree (the "Closing Date").

DISSENTERS' RIGHTS OF APPRAISAL

      Article 13 of the ABCA, a copy of which is attached hereto as Appendix II, provides for rights of appraisal for the value of the shares of a shareholder of record of either Elmore County or PBTC who fully complies with specified procedures, as briefly summarized below.

      In order to exercise dissenters' rights of appraisal under Article 13, a shareholder of record of Elmore County or PBTC must (i) deliver notice in writing to the respective corporation before the vote is taken that he or she intends to seek a cash payment if the Merger is consummated and (ii) not vote in favor of the Merger. Such notice must be submitted separate from any proxy or vote against the Merger. Within ten (10) days after the Merger, PBTC, as the corporation surviving the Merger, will send to each shareholder who has given such notice to PBTC or Elmore County a notice (the "Dissenter's Notice") stating, among other things, a date not less than 30 days nor more than 60 days after the date of the Dissenter's Notice by which the shareholder must submit a written payment demand. Within 20 days after making such payment demand, the shareholder shall submit the certificates representing his or her shares of PBTC Common Stock or Elmore County Common Stock to PBTC for notation thereon that such demand has been made.

      As soon as the proposed corporate action is taken, or upon the receipt of a payment demand by the shareholders, PBTC will offer to pay each dissenter the amount that PBTC estimates to be the fair value of the shares, plus accrued interest, and each dissenter may agree to accept such offer of payment. Upon receiving payment, such dissenter will cease to have any interest in the shares. If a dissenting shareholder is dissatisfied with PBTC's offer of payment, the shareholder may notify PBTC in writing within 30 days after PBTC's offer of his or her own estimate of the fair value plus interest and demand payment of such amount, or the dissenter may simply reject PBTC's offer and demand payment of the fair value.

      A record shareholder of PBTC or Elmore County may assert dissenters' rights as to fewer than all shares registered in such holder's name, but only if the record holder dissents with respect to all shares beneficially owned by any one beneficial shareholder and provides written notice to the respective issuing corporation of the name and address of each person on whose behalf the dissenting rights are asserted. A "beneficial shareholder" is defined by
Article 13 of the ABCA as the "person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder." The rights of a partial dissenter are determined as if the shares as to which such holder dissents and other shares held by the holder are registered in different names of shareholders. Thus, if a beneficial shareholder owns shares of PBTC Common Stock or Elmore County Common Stock through a bank, broker, or other nominee, such beneficial shareholder may assert dissenters' rights, but only if the bank, broker or nominee dissents with respect to all shares beneficially owned by such shareholder through the bank, broker or nominee and provides the respective issuing corporation with the name and address of each such person wishing to assert dissenters' rights. The beneficial shareholder must submit to PBTC or Elmore County, as the case may be, the consent of the record shareholder, i.e., the bank, broker or nominee holding for the dissenting beneficial shareholder, not later than the time the dissenting beneficial shareholder asserts dissenters' rights.

      If PBTC fails to make an offer to a dissenting shareholder within 60 days after the date set for demanding payment, the shareholder may notify PBTC of his or her own fair value and demand payment. If the dissenting shareholder and PBTC cannot agree upon the fair value, plus interest, to be paid for shares that are the subject of the demand, then PBTC shall convene a proceeding in the Circuit Court of Dallas County within 60 days of the payment demand to have the fair value of the shares plus accrued interest determined. If PBTC does not commence the proceeding within 60 days and the shareholder's account still remains unsettled, PBTC must pay each dissenter the amount of money demanded. In any court proceeding, the court shall assess costs against PBTC, except that the court may assess costs against all or some of the dissenting shareholders if the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment.

      A shareholder who dissents and obtains payment under these procedures may not challenge the Merger unless the Merger is unlawful or fraudulent with respect to the shareholder, PBTC or Elmore County.

      It is a condition to the consummation of the Merger, that the holders of less than 10% of the Elmore County Common Stock exercise dissenters' rights. See "-- Conditions to the Consummation of the Merger."

      SHAREHOLDERS SHOULD READ APPENDIX II CAREFULLY. THE FAILURE OF A SHAREHOLDER TO COMPLY WITH ANY REQUIREMENTS OF THE PROVISIONS RELATING TO DISSENTERS' RIGHTS OF APPRAISAL WILL RESULT IN A FORFEITURE BY SUCH SHAREHOLDER OF APPRAISAL RIGHTS.

CONVERSION OF ELMORE COUNTY COMMON STOCK; PROCEDURES FOR EXCHANGE OF
CERTIFICATES

      The conversion of shares of Elmore County Common Stock (other than shares as to which dissenters' rights are properly exercised ("Dissenting Shares")) into shares of PBTC Common Stock will occur automatically at the Effective Time.

      Within five business days after the Effective Time, Peoples Bank or another bank or trust company designated by PBTC and reasonably acceptable to Elmore County, in its capacity as exchange agent (the "Exchange Agent"), will send a letter of transmittal to each Elmore County shareholder. The letter of transmittal will contain instructions with respect to the surrender of certificates representing Elmore County Common Stock to be exchanged for PBTC Common Stock.

      ELMORE COUNTY SHAREHOLDERS SHOULD NOT FORWARD ELMORE COUNTY STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A LETTER OF TRANSMITTAL. ELMORE COUNTY SHAREHOLDERS SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

      Until certificates representing Elmore County Common Stock are surrendered for exchange after consummation of the Merger, holders thereof will not be shareholders of PBTC entitled to notice of or to vote on matters submitted to the shareholders of PBTC, and each outstanding certificate representing Elmore County Common Stock shall represent after consummation of the Merger only the right to receive, upon surrender of such certificate, the Merger Consideration. Until the certificates representing Elmore County Common Stock are surrendered for exchange after consummation of the Merger, holders of such certificates will not be paid dividends on the shares of PBTC Common Stock into which such shares have been converted, but any such unpaid dividends will be paid, without interest, when such certificates are properly surrendered.

      All shares of PBTC Common Stock issued upon conversion of shares of Elmore County Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Elmore County Common Stock, subject, however, to Elmore County's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Elmore County on Elmore County Common Stock in accordance with the Merger Agreement on or prior to the Effective Time and that remains unpaid at the Effective Time.

FRACTIONAL SHARES

      No fractional shares of PBTC Common Stock will be issued to any Elmore County shareholder upon consummation of the Merger. For each fractional share that would otherwise be issued, PBTC will pay by check an amount equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled by (b) the shareholder's equity per share of outstanding PBTC Common Stock as of September 30, 1997 ($10.77). All fractional shares held by a single Elmore County shareholder will be aggregated.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      Set forth below is a description of the interests of directors and executive officers of Elmore County in the Merger in addition to their interests as shareholders of Elmore County generally. The Elmore County Board was aware of these interests and considered them in approving the Merger Agreement and the transactions contemplated thereby.

      DIRECTORS AND EXECUTIVE OFFICERS. Pursuant to the Merger Agreement, Arnold B. Dopson, Chairman of the Elmore County Board and the Board of Directors of Tallassee Bank, and Dr. D.P. Wilbanks, a director of Elmore County and Tallassee Bank, will be elected to the PBTC Board. For further information regarding the directors and executive officers of PBTC and People Bank following the Effective Time, see "Management and Operations After the Merger" and "Management of PBTC."

      SALARY CONTINUATION AGREEMENTS. Tallassee Bank has entered into separate agreements with Arnold B. Dopson, David W. Baggett, Jr., President of Elmore County and Tallassee Bank, and two other officers of Tallassee Bank, that provide for continuation of the respective officer's salary upon resignation from or termination by Tallassee Bank (the "Salary Continuation Agreement"). PBTC has agreed that it will honor each Salary Continuation Agreement at and after the Effective Time unless the officer covered thereby enters into a new agreement with PBTC and Tallassee Bank canceling his or her Salary Continuation Agreement.

      Mr. Dopson's Salary Continuation Agreement provides that if he retires from active daily employment, Tallassee Bank will pay to Mr. Dopson an annual sum equal to his annual base salary for the preceding calendar year for a period of 36 months. If Mr. Dopson were to die before full payment, Tallassee Bank will continue to pay his beneficiary for the remaining period. Mr. Dopson's current annual base salary is $76,000. Mr. Dopson is expected to enter into an Employment Agreement and Covenant Not to Compete with PBTC and Tallassee Bank (described below) that does not cancel his Salary Continuation Agreement. Mr. Dopson's Employment Agreement will, however, change the base salary under his Salary Continuation Agreement to his base salary as of the date of the Merger Agreement.

      Mr. Baggett is expected to enter into an Employment Agreement and Covenant Not to Compete with PBTC and Tallassee Bank which cancels his Salary Continuation Agreement.

      EMPLOYMENT AGREEMENTS. Under the terms of the Merger Agreement, PBTC will enter into a separate Employment Agreement and Covenant Not to Compete with both Arnold B. Dopson and David W. Baggett, Jr. (the "Employment Agreements").

      Copies of the Employment Agreements with Messrs. Dopson and Baggett are attached as Exhibits A and B, respectively, to the Merger Agreement, attached as Appendix I hereto. The following summary description of the Employment Agreements is qualified in its entirety by reference to the full text of such agreements.

      The Employment Agreement with Mr. Baggett provides for his employment by Tallassee Bank and/or PBTC for a term of two years from the Effective Time at a minimum salary of $76,000. Such agreement entitles Mr. Baggett to participate in the same manner as officers of Peoples Bank in incentive compensation and bonuses as well as the PBTC's employee benefit programs. In consideration of Mr. Baggett's entry into the Employment Agreement and his agreement to the cancellation of his Salary Continuation Agreement, the Employment Agreement provides that PBTC and Tallassee Bank will pay $75,000 to Mr. Baggett upon the effectiveness of such agreement.

      The Employment Agreement with Mr. Dopson provides for his employment by Tallassee Bank and/or Peoples Bank for the period from the Effective Time to September 16, 2000 at an annual salary of $115,000. The Employment Agreement also provides that such salary shall constitute his entire compensation and that he shall not be entitled to receive incentive bonuses or director's fees while such salary is being paid. Such agreement does, however, entitle Mr. Dopson to participate in the same manner as employees of PBTC in PBTC's employee benefit programs.

      Under the Employment Agreements, Messrs. Baggett and Dopson agree that, during their employment under such agreements and for a period of two years thereafter, they will not be associated in any way with a financial institution doing business within Elmore or Tallapoosa Counties, Alabama or within a 35-mile radius of the current offices of Tallassee Bank or Peoples Bank and that they will not solicit the customers of Tallassee Bank or PBTC or any of their subsidiaries in such geographic area.

EFFECT ON EMPLOYEE BENEFIT PLANS OF ELMORE COUNTY

      The Merger Agreement provides that appropriate steps will be taken to terminate the employee benefit plans of Elmore County and Tallassee Bank as of the Effective Time or as promptly as possible thereafter.

      The employees of Elmore County or Tallassee Bank who continue as employees of Tallassee Bank or who become employees of Peoples Bank following the Effective Time shall be immediately entitled to participate in all employee benefit plans of PBTC or Peoples Bank on the same terms and to the same extent as employees of PBTC. Such continuing employees will receive credit for their past service to Elmore County and / or Tallassee Bank for purposes of determining accrued vacation, sick leave and short-term disability and for purposes of eligibility, participation and vesting in PBTC's benefit plans qualifying under Section 401 of the Internal Revenue Code, but will not be given credit for past service for the purpose of determining benefit accrual with respect to any such qualifying plan of PBTC.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

      The obligations of PBTC and Elmore County to consummate the Merger are subject to various conditions, including the following: (i) the approval of the Merger Agreement by the requisite vote of the shareholders of both Elmore County and PBTC; (ii) the receipt of all approvals from any state or federal governmental authority the approval of which is necessary for the consummation of the Merger, without the imposition of any condition that in the reasonable judgment of PBTC would have a material adverse effect on the condition, business operations, assets or prospects of, or would materially impair the value of, PBTC, Peoples Bank, Elmore County or Tallassee Bank; (iii)the absence at the Closing Date of any regulatory or supervisory cease and desist order, written directive, memorandum of understanding or written commitment applying to Elmore County or Tallassee Bank; (iv) the Registration Statement shall be effective under the Securities Act and shall not be subject to any pending or threatened proceedings by the SEC to suspend the effectiveness thereof; (v) the receipt of all state securities or "Blue Sky" authorizations or confirmations as to the applicability of exemptions, and the absence of any pending or threatened proceedings by state securities authorities to suspend any state permit or authorization; (vi) the absence of any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the Merger; and (vii) the receipt by PBTC and Elmore County from Kutak Rock of an opinion to the effect that the Merger will be treated as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code.

      The obligation of Elmore County to consummate the Merger is subject to certain additional conditions, including the following: (i) the accuracy of the representations and warranties of PBTC and Peoples Bank set forth in the Merger Agreement as of the date thereof and on the Closing Date; (ii) the performance by PBTC and Peoples Bank of all material obligations, and the compliance by them with all material covenants required to be performed by them, on or before the Closing Date; (iii) the receipt from PBTC and Peoples Bank of certificates attesting to satisfaction of certain of the conditions set forth in the Merger Agreement; (iv) the absence of any material adverse change in the financial condition, results of operations, assets, properties, businesses or operations of PBTC, Peoples Bank and PBTCAEs other subsidiaries taken as a whole, other than any such change resulting from a change in economic conditions, law or generally accepted accounting principles that impair both PBTC and Elmore County in a substantially similar manner; (iv) the receipt of legal opinions from Gamble, Gamble, Calame & Wilson, L.L.C., and Kutak Rock as to certain matters set forth in Exhibit D to the Merger Agreement; (v) the receipt of the opinion of its financial advisor, Johnson & Associates, to the effect that terms of the Merger Agreement, including the Exchange Ratio, are fair to the Elmore County shareholders from a financial point of view, and the continued effectiveness of such opinion at the time of the Elmore County Meeting; and (vi) the approval for listing on the Nasdaq SmallCap Market of the PBTC Common Stock to be issued in the Merger, subject to official notice of issuance.

      The obligation of PBTC to consummate the Merger also is subject to additional conditions, including the following: (i) the accuracy of the representations and warranties of Elmore County and Tallassee Bank set forth in the Merger Agreement as of the date thereof and on the Closing Date; (ii) the performance by Elmore County and Tallassee Bank of all material obligations, and the compliance by them with all material covenants, required to be performed by them, on or before the Closing Date; (iii) the termination of certain employment agreements with directors, officers or other employees of Elmore County; (iv) to the extent that any material contracts or leases binding Elmore County require the consent of any third party to the Merger, the receipt of such consent; (v) the receipt from Elmore County and Tallassee Bank of certificates attesting to satisfaction of certain of the conditions set forth in the Merger Agreement;
(vi) the absence of any material adverse change in the financial condition, results of operations, assets, properties, businesses or operations of Elmore County, Tallassee Bank and Elmore County's other subsidiaries taken as a whole, other than any such change resulting from a change in economic conditions, law or generally accepted accounting principles that impair both PBTC and Elmore County in a substantially similar manner; (vii) the receipt of a legal opinion from Bowles & Cottle as to certain matters set forth in Exhibit E to the Merger Agreement; (viii) the receipt of the opinion of its financial advisor, Baxter Fentriss, to the effect that terms of the Merger Agreement are fair to the PBTC shareholders from a financial point of view; (ix) the receipt by PBTC from each "affiliate" of Elmore County of a written agreement to observe certain restrictions on the sale of the PBTC Common Stock received in the Merger; (x) the receipt of an opinion from PBTC's independent accountants to the effect that the Merger will qualify for accounting treatment as a pooling of interests;
(xi) the perfection of dissenter's rights of appraisal by holders of less than 10% of the outstanding shares of Elmore County Common Stock; and (xii) the receipt by PBTC of an environmental report, satisfactory to PBTC, regarding all real property owned by Elmore County and Tallassee Bank.

REQUIRED REGULATORY APPROVALS

      The Merger is subject to the receipt of prior approval by the FRB. PBTC's application for approval of the Merger and its acquisition of Tallassee Bank was approved by the FRB on April 15, 1998.

      It is a condition to consummation of the Merger that all requisite regulatory approvals be obtained without any condition that in the reasonable judgment of PBTC would have a material adverse effect on the condition, business operations, assets or prospects of, or would materially impair the value of, PBTC, Peoples Bank, Elmore County or Tallassee Bank. See "-- Conditions to the Merger." The FRB's approval of the Merger did not contain any such conditions.

WAIVER AND AMENDMENT

      Prior to the Effective Time, PBTC or Elmore County may, by written instrument signed by an executive officer of such party, extend the time for the performance of any of the obligations of the other party to the Merger Agreement and may waive any inaccuracies of the other party in its representations or warranties, compliance with any of the covenants, undertakings or agreements of the other party, the other party's performance of any of its obligations under the Merger Agreement or the satisfaction of any of the conditions precedent to its obligations under the Merger Agreement; provided, however, that neither party may waive any required regulatory approvals or other conditions that, if not satisfied, would result in a violation of law. In addition, the Merger Agreement may be amended or supplemented at any time by action of the respective Boards of Directors of PBTC and Elmore County. No such waiver or amendment, however, shall reduce either the Merger Consideration or the payment terms for fractional interests without the further approval of the Elmore County shareholders.

TERMINATION OF THE MERGER AGREEMENT

      The Merger Agreement may be terminated at any time on or before the Closing Date by the mutual written consent of all the parties thereto. The Merger Agreement also may be terminated at the option of either PBTC or Elmore County under certain circumstances, including the following: (i) at any time, in the event of a material breach by the other party to the Merger Agreement that is not cured in accordance with the provisions of the Merger Agreement; (ii) on the Closing Date, by either PBTC or Elmore County, if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied; (iii) at any time, if the Merger Agreement is not approved by the shareholders of both PBTC and Elmore County at their respective meetings of shareholders; (iv) at any time, if either party determines in good faith that The Roberts and Mildred Blount Educational and Charitable Foundation, Inc. (the "Blount Foundation") will not both consent to the Merger and execute an agreement with PBTC restricting the Blount Fondation's transfer of the PBTC Common Stock to be received by it in the Merger, as described below under "__ Resale of PBTC Common Stock"; and (v) at any time, if either party determines in good faith that any condition precedent to its obligations to consummate the Merger is or would be impossible to satisfy. See "Beneficial Ownership of Elmore County Common Stock -- Principal Holders of Elmore County Common Stock."

      In addition, the Merger Agreement may be terminated by PBTC in writing if any regulatory application the approval of which is required for the Merger to occur is denied or if any approval of such an application contains a condition that would have a material adverse effect on the condition, business operations, assets or prospects of, or would materially impair the value of, any of the parties to the Merger Agreement. Finally, the Merger Agreement may be terminated by either PBTC or Elmore County in writing if the Closing Date has not occurred on or before September 11, 1998, provided that such right to terminate is not available to any party whose failure to perform an obligation under the Merger Agreement resulted in the failure to consummate the Merger before such date.

REPRESENTATIONS AND WARRANTIES

      In the Merger Agreement, each of PBTC and Elmore County has made representations and warranties relating to, among other things, the parties' respective capital structure, organization, ownership of subsidiaries, accuracy of financial statements, the absence of material adverse changes in its business, financial condition, operations or properties, the absence of undisclosed liabilities, the truth and accuracy of information prepared and provided by them in connection with this Joint Proxy Statement / Prospectus, the absence of certain legal proceedings, the absence of known obstacles to the receipt of required regulatory approvals, compliance with laws, regulations and other requirements, material agreements and contracts, tax matters, federal deposit insurance and brokers, finders and advisors retained in connection with the Merger. Elmore County has made additional representations and warranties to PBTC relating to, among other things, environmental matters, Tallassee Bank's loan portfolio, employee benefit plans, stock repurchase agreements, the properties and assets of Elmore County and Tallassee Bank and the accuracy of information furnished to PBTC.

COVENANTS PENDING CLOSING

      PBTC and Elmore County have each agreed to use their best efforts to take or cause to be taken all action necessary or desirable on its part to permit consummation of the Merger at the earliest possible date.

      CONDUCT OF BUSINESS OF ELMORE COUNTY PENDING THE MERGER. Pursuant to the Merger Agreement, each of Elmore County and Tallassee Bank has agreed that it will not, except with the prior written consent of PBTC: (i) carry on its business other than in the usual, regular and ordinary course; (ii) declare, set aside or pay any dividend or other distribution to shareholders except for the payment of its regular semi-annual dividend of $0.25 per share, in June and December; (iii) purchase or otherwise acquire, or pledge or otherwise encumber, any shares of its capital stock; (iv) issue, grant or authorize any rights or options to acquire any of its capital stock or effect any recapitalization, reclassification, stock dividend, stock split or other change in capitalization; (v) purchase, sell or encumber any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies; (vi) engage in any transaction or agreement with any officer, director or greater than 5% shareholder of Elmore County or Tallassee Bank or any affiliate of any such officer, director or shareholder; (vii) amend its Articles of Incorporation or Bylaws; (viii) impose, or suffer the imposition, on any share of stock held by Elmore County or any material lien, charge or encumbrance or permit any such lien to exist; (ix) waive or release any material right or cancel or compromise any material debt or claim other than in the ordinary course of business; (x) fail to comply in any material respect with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business except where Elmore County or Tallassee Bank is in good faith contesting the validity of any of the foregoing; (xi) except as contemplated by the Merger Agreement, elect any additional officers or directors, increase the rate of compensation of any of its directors, officers or employees, pay or agree to pay a bonus or provide any other employee benefit or incentive to any of its directors, officers or employees, or effect any change in its retirement benefits; (xii) enter into any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or trust agreement related thereto, renew or amend (except as required by applicable law) any such arrangement or plan now in existence, except that Elmore County and/or Tallassee Bank shall purchase tail coverage under their directors' and officers' liability insurance for a period of three years after the Effective Time);
(xiii) enter into any material agreement or commitment other than in the ordinary course of business, other than agreements or memoranda of understanding with regulatory authorities; (xiv) incur any additional debt obligation except in the ordinary course of business; (xv) enter into any agreement with a consultant, any employment, severance, election or retention in office agreement with any present or former director, officer or employee, or any contract, agreement or understanding with a labor union; (xvi) change its method of accounting (except as required by changes in regulation or generally accepted accounting principles); (xvii) change its method of reporting income and deductions for federal income tax purposes (except as required by changes in law or regulation); or (xviii) agree to do any of the foregoing.

      NON-SOLICITATION OF ACQUISITION PROPOSALS. Pursuant to the Merger Agreement, each of Elmore County and Tallassee Bank has agreed that it will not, except with the prior written consent of PBTC, (i) solicit or encourage proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of or a substantial equity interest in Elmore County or Tallassee Bank or any business combination with Elmore County or Tallassee Bank other than as contemplated by the Merger Agreement, except as may be required if the directors of Elmore County conclude, based on reasoned legal advice of their legal counsel, that the failure to furnish such information or participate in such negotiations or discussions would constitute a breach of the directors' fiduciary or legal obligations, (ii) authorize or permit any officer, director, agent or affiliate of Elmore County or Tallassee Bank to do any of the above, or (iii) fail to notify PBTC immediately if any such inquiries or proposals are received by, any such information is required from, or any such negotiations or discussions are sought to be initiated with, Elmore County.

      CONDUCT OF BUSINESS OF PBTC PENDING THE MERGER. Pursuant to the Merger Agreement, PBTC has agreed that it will not, except with the prior written consent of Elmore County: (i) authorize or create any class of capital stock that ranks prior to the PBTC Common Stock in respect of dividend payments or liquidation distributions or that has per share voting rights greater than the PBTC Common Stock; (ii) authorize any share of capital stock other than (a) shares of PBTC Common Stock reserved for issuance in connection with the Merger or in connection with any subsequent merger combinations wherein, if consummated, PBTC would be the surviving corporation or (b) shares to be issued with respect to stock splits or stock dividends subsequently declared and distributed on a basis consistent with its past practices and current policy, subject to the antidilutive adjustments to be made to the Exchange Ratio in accordance with the Merger Agreement; (iii) amend its Articles of Incorporation or Bylaws or issue securities on terms or with voting rights so as to adversely affect the rights of the Elmore County shareholders as if they had been holders of PBTC Common Stock as of the date of the Merger Agreement; (iv) enter into any agreement, understanding or commitment with any other party that would impede in any material respect PBTC's ability to perform its obligations under the Merger Agreement; (v) enter into a merger or other business combination transaction with any other entity in which PBTC or Peoples Bank would not be the surviving corporation after the consummation thereof; or (vi) sell or lease any material portion of the assets and business of PBTC and Peoples Bank, except where any such sale or lease would not materially and adversely affect their respective businesses and operations.

RESALE OF PBTC COMMON STOCK

      The PBTC Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any Elmore County shareholder who may be deemed to be an "affiliate" of Elmore County for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will enter into an agreement with PBTC providing that such affiliate will not transfer any such PBTC Common Stock received in the Merger except in compliance with the Securities Act and Accounting Series Releases of the SEC relating to the "pooling of interest" method of accounting. This Joint Proxy Statement/Prospectus does not cover resales of PBTC Common Stock.

EXPENSES

      Pursuant to the Merger Agreement, each party shall be responsible for its own costs and expenses, with the following exceptions: (i) legal fees and expenses in connection with the preparation of the Registration Statement and other related filings with the SEC shall be paid equally by PBTC and Elmore County, subject to a cap of $15,000 on the share of such costs to be paid by Elmore County; and (ii) if either party to the Merger Agreement breaches its obligations under the Merger Agreement or willfully fails to satisfy a condition precedent to the consummation of the Merger, such party will be liable to the other for all of its out-of-pocket expenses, in addition to all other rights and remedies such other party may have.

ANTICIPATED ACCOUNTING TREATMENT

      The Merger is expected to qualify as a "pooling of interest" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of PBTC and Elmore County will be carried forward to PBTC at their recorded amounts; income of PBTC will include income of PBTC and Elmore County for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of PBTC.

      The Merger Agreement provides that a condition to the consummation of the Merger is the receipt of an opinion from PBTC's independent accountants to the effect that the Merger qualifies for accounting treatment as a "pooling of interests." PBTC has determined that it will not consummate the Merger unless it receives a letter from PBTC's independent accountants, Coopers & Lybrand, L.L.P., to the effect that such independent accountants concur with the conclusion of PBTC's and Elmore County's management that no conditions exist with respect to each company which would preclude accounting for the Merger as a pooling of interests. In the event such letter is not received by PBTC, the Merger would not be consummated unless the condition were waived and approval of those shareholders entitled to vote on the Merger was resolicited.

FEDERAL INCOME TAX

      The following is a discussion of material federal income tax consequences of the Merger, is included for general information purposes only and may not apply to special situations, such as Elmore County stockholders who received their Elmore County Common Stock upon the exercise of employee stock options or otherwise as compensation, that hold their Elmore County Common Stock as part of a "straddle" or "conversion transaction" or that are insurance companies, securities dealers, financial institutions or foreign persons.

      Kutak Rock, special counsel for PBTC, have advised PBTC and Elmore County that, in their opinion:

      (i) No gain or loss will be recognized for federal income tax purposes by Elmore County shareholders upon the exchange in the Merger of shares of Elmore County Common Stock solely for PBTC Common Stock (except with respect to cash received in lieu of a fractional share interest in PBTC Common Stock deemed received).

      (ii) The basis of PBTC Common Stock received in the Merger by Elmore County shareholders (including the basis of any fractional share interest in PBTC Common Stock deemed received) will be the same as the basis of the shares of Elmore County Common Stock surrendered in exchange therefor.

      (iii) The holding period of the PBTC Common Stock received in the Merger by Elmore County shareholders (including the holding period of any fractional share interest in PBTC Common Stock) will include the holding period of the shares of Elmore County Common Stock surrendered in exchange therefor, provided such shares of Elmore County Common Stock were held as capital assets at the Effective Time.

      (iv) Cash received by a holder of Elmore County Common Stock in lieu of a fractional share interest in PBTC Common Stock will be treated as received for such fractional share interest and, provided the fractional share would have constituted a capital asset in the hands of such holder, the holder should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted tax basis in the Elmore County Common Stock allocable to the fractional share interest.

      In addition, consummation of the Merger is conditioned, among other things, upon receipt by PBTC and Elmore County of an opinion of Kutak Rock dated as of the Closing Date, that (i) the Merger constitutes a reorganization within the meaning of Section 368 of the Internal Revenue Code and (ii) no gain or loss will be recognized by PBTC or Elmore County by reason of the Merger. PBTC and Elmore County do not currently intend to waive the receipt of such tax opinion; however, if receipt of such tax opinion were waived and the material federal income tax consequences of the Merger were materially different from those summarized above, Elmore County would resolicit its shareholders prior to consummating the Merger. The tax opinion of Kutak Rock summarized above will be based, among other things, on representations relating to certain facts and circumstances of, and the intentions of the parties to, the Merger.

      BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH ELMORE COUNTY STOCKHOLDER AND OTHER FACTORS, EACH ELMORE COUNTY SHAREHOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX
ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

      Elmore County shareholders who receive cash proceeds upon the surrender of all their shares of Elmore County Common Stock, whether held directly or indirectly within the meaning of Section 302 of the Internal Revenue Code, pursuant to the exercise of dissenters' rights will be treated as having effected a taxable sale or exchange of such shares, and such shareholders will recognize gain or loss equal to the difference between the amount received for such shares and the tax basis for such shares. Subject to the limitations imposed by Section 302 of the Internal Revenue Code, such gain or loss will constitute a capital gain or loss if such shares are held as a capital asset at the Effective Time.

NASDAQ LISTING

      The PBTC Common Stock currently is quoted on the Nasdaq SmallCap Market under the symbol "PBTC." It is a condition to the Merger that the shares of PBTC Common Stock to be issued in the Merger be approved for listing on the Nasdaq SmallCap Market, subject to official notice of issuance. See "Comparative Market Prices and Dividends."

                         CERTAIN RELATED TRANSACTIONS

STOCK OPTION AGREEMENT

      The information in this Joint Proxy Statement/Prospectus concerning the terms of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement, which is attached hereto in Appendix I and incorporated by reference herein.

      GENERAL. As an inducement and a condition to PBTC's entering into the Merger Agreement, Elmore County entered into the Stock Option Agreement with PBTC, which granted PBTC an option to purchase up to 110,273 shares of Elmore County Common Stock (the "Option"), representing approximately 19.9% of the issued and outstanding shares of Elmore County Common Stock, at an exercise price of $26.45 per share (the "Exercise Price"). The Option may only be exercised upon the occurrence of specified events (as discussed further below), none of which has occurred as of the date hereof.

      EFFECT OF STOCK OPTION AGREEMENT. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring Elmore County or Tallassee Bank from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Elmore County Common Stock than contemplated by the Merger Agreement. The acquisition of Elmore County or Tallassee Bank, or Elmore County's entry into an agreement for such a transaction, could cause the Option to become exercisable. The existence of such Option could significantly increase the cost to a potential acquiror of acquiring Elmore County compared to the cost of such an acquisition had the Stock Option Agreement not been entered into. Such increased costs might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire Elmore County than it might otherwise have proposed to pay. The exercise of the Option may prohibit any acquiror of Elmore County from accounting for such an acquisition using the pooling of interests accounting method for a period of two years. This could discourage the acquisition of Elmore County by another party.

      TERMS OF STOCK OPTION AGREEMENT. The following is a brief summary of certain provisions of the Stock Option Agreement, which is attached as Exhibit C to the Merger Agreement (Appendix I hereto).

      Pursuant to the Stock Option Agreement, the Option would become exercisable in whole or in part after the occurrence of an "Initial Triggering Event." An Initial Triggering Event would occur if (i) Elmore County, without receiving PBTC's prior consent, enters into an agreement with any person (other than PBTC) to effect (a) a merger, consolidation or similar transaction involving Elmore County, (b) the purchase, lease or other acquisition of all or substantially all of the assets of Elmore County, or (c) the purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 10% or more of the voting power of Elmore County (any of the foregoing being referred to as an "Acquisition Transaction"); (ii) any person (other than PBTC or the current holders of Elmore County Common Stock) acquires beneficial ownership of, or the right to acquire beneficial ownership of, 15% or more of the outstanding shares of Elmore County Common Stock; (iii) any person other than PBTC makes a proposal to Elmore County or its shareholders to engage in an Acquisition Transaction by public announcement or written communication that is or becomes the subject of public disclosure; or (iv) any person other than PBTC or a subsidiary thereof, without the prior consent of PBTC, files an application or notice with the FRB or other federal or state bank regulatory authority for approval to engage in an Acquisition Transaction, which application or notice is accepted for processing. Any purchase of shares by PBTC pursuant to the Stock Option Agreement would be subject to compliance with applicable law, including any applicable federal and state regulatory approval requirements.

      In the event that any person or entity other than PBTC or an affiliate of PBTC (i) completes a tender offer for between 20% and 25% of the outstanding shares of Elmore County, (ii) commences a tender offer for 25% or more of the outstanding shares of Elmore County, or (iii) enters into any agreement with Elmore County to engage in an Acquisition Transaction in which the Elmore County Common Stock would be exchangeable for securities or assets of another entity or cash, then PBTC, at its election and subject to the receipt of any required regulatory approvals, shall be entitled to receive a payment in cash in consideration for the cancellation of the Stock Option (the "Cancellation Payment"). The Cancellation Payment payable to PBTC in such event would be equal to (i) the excess, if any, of (a) the highest price paid by the third party for any shares so acquired less (b) the Exercise Price, multiplied by (ii) 110,273 shares, less the number of shares (if any) that had previously been purchased by PBTC upon exercise of the Stock Option. The Cancellation Payment may, at the option of PBTC, be such lesser amount, if any, as may be paid by Elmore County without being required to obtain any regulatory approval from or to make any filing with a regulatory authority.

      The number and type of securities subject to the Option, the Exercise Price and the Cancellation Payment will be appropriately adjusted for any change in Elmore County Common Stock by reason of a stock dividend, stock split, merger, recapitalization, combination, exchange of shares or similar transaction.

      The Option will expire upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Stock Option Agreement prior to the occurrence of an Initial Triggering Event, (iii) 18 months after the first occurrence of an Initial Triggering Event, (iv) 18 months after termination of the Merger Agreement by PBTC pursuant to provisions of the Merger Agreement permitting PBTC to terminate on the basis of a breach by Tallassee Bank or the non-fulfillment of a condition precedent to its obligation to consummate the Merger, or (v) the date of termination of the Merger Agreement in accordance with its terms (other than by PBTC).

THE BANK MERGER

      Subsequent to the Merger, Tallassee Bank will be merged with and into Peoples Bank, with Peoples Bank the surviving institution (the "Bank Merger"). The Bank Merger will be accomplished pursuant to a separate merger agreement to be entered into after the Effective Time.


                  MANAGEMENT AND OPERATIONS AFTER THE MERGER

      The directors and officers of PBTC will not be affected by the Merger except that, pursuant to the Merger Agreement, Arnold B. Dopson, currently Chairman of the Elmore County Board and the Board of Directors of Tallassee Bank, and Dr. D.P. Wilbanks, currently a director of Elmore County and Tallassee Bank, will be named directors of PBTC effective as of the Effective Time for a term ending at the next annual meeting of shareholders of PBTC following the Effective Time. See "Management of PBTC."

      The principal occupation(s) and business experience for the past five years of Messrs. Dopson and Wilbanks is set forth below:

      Arnold B. Dopson, age 67, has been an employee of Tallassee Bank since 1949. Mr. Dopson has been Chairman of the Board and Chief Executive Officer of Tallassee Bank since 1971 and Chairman of the Board and Chief Executive Officer of Elmore County since its incorporation in 1983. See "Business of Elmore County -- Executive Compensation."

      D.P. Wilbanks, age 60, is engaged in the practice of family dentistry in Tallassee, Alabama.

      The directors and officers of Peoples Bank will not be affected by the Merger, except that, upon the Bank Merger, Messrs. Arnold B. Dopson and David W. Baggett, Jr. will become officers of the Tallassee Division of Peoples Bank. Furthermore, upon the Bank Merger, the directors of Tallassee Bank, other than Messrs. Dopson and Wilbanks, will be offered the opportunity to become regional advisory directors of Peoples Bank. Regional advisory directors of Peoples Bank are paid a fee of $400 per month.


                       DESCRIPTION OF PBTC CAPITAL STOCK

GENERAL

      The authorized capital stock consists of 10,000,000 shares, consisting of 9,000,000 shares of PBTC Common Stock (par value $0.10 per share) and 1,000,000 shares of PBTC Preferred Stock (par value $0.10 per share). As of June 1, 1998, 3,428,744 shares of PBTC Common Stock and no shares of PBTC Preferred Stock were issued and outstanding. The PBTC Common Stock is listed on the Nasdaq SmallCap Market under the symbol "PBTC." See "Comparative Stock Prices and Dividend Information." The stock transfer agent and registrar for the PBTC Common Stock is Peoples Bank.

COMMON STOCK

      Each share of PBTC Common Stock has the same relative rights as and is identical in all respects to each other share of the PBTC Common Stock. The PBTC Common Stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other government agency.

      Subject to any prior rights of the holders of any PBTC Preferred Stock then outstanding, holders of the PBTC Common Stock are entitled to receive such dividends as are declared by the PBTC Board out of funds legally available therefor. Full voting rights are vested in the holders of PBTC Common Stock, each share being entitled to one vote, subject to the rights of the holders of any PBTC Preferred Stock then outstanding. The Articles of Incorporation of PBTC authorize the PBTC Board of Directors to issue authorized shares of PBTC Common Stock without shareholder approval. However, the PBTC Common Stock is listed on the Nasdaq SmallCap Market, which requires shareholder approval of the issuance of additional shares of PBTC Common Stock under certain circumstances, including the issuance of PBTC Common Stock pursuant to the Merger Agreement. Subject to any prior rights of the holders of any PBTC Preferred Stock then outstanding, in the event of liquidation, dissolution or winding up of PBTC, holders of shares of PBTC Common Stock are entitled to receive, pro rata, any assets distributable to shareholders in respect of shares held by them. Holders of shares of PBTC Common Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by PBTC or cumulative voting rights. The outstanding shares of PBTC Common Stock are fully paid and non-assessable.

      Certain provisions of the PBTC Articles of Incorporation may have the effect of delaying, deferring or preventing a change in control of PBTC pursuant to an extraordinary corporate transaction involving PBTC, including a merger, reorganization, tender offer or transfer of substantially all of its assets.
See "Differences in Rights of Shareholders."

PREFERRED STOCK

      The PBTC Articles of Incorporation authorizes the issuance by PBTC of up to 1,000,000 shares of PBTC Preferred Stock, none of which was issued and outstanding as of June 1, 1998. The PBTC Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the PBTC Board may determine. The PBTC Board is expressly authorized at any time, and from time to time, to provide for the issuance of PBTC Preferred Stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the PBTC Board resolution providing for the issuance thereof. The PBTC Board is authorized to designate the series and the number of shares comprising such series, the dividend rate on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights.

SHARES AVAILABLE FOR FUTURE ISSUANCE

      Following the Merger, PBTC will have approximately 3,813,000 authorized shares of PBTC Common Stock and all of its authorized shares of PBTC Preferred Stock remaining available for issuance as the need arises in connection with future acquisitions, combinations, equity financings, share distributions and dividends, employee benefit plans and other corporate purposes. The issuance of additional shares of PBTC Common Stock and the issuance of any shares of PBTC Preferred Stock may occur without further authorization by shareholders on such terms as PBTC's Board of Directors, subject to its fiduciary duties, may lawfully determine. The effect of the issuance of additional shares of PBTC Common Stock (other than on a pro rata basis among holders of such shares) would be to dilute the present voting power and, depending on the terms of issuance, possibly the book or market value of the PBTC Common Stock from that prior to such issuance.

      The ability to issue additional shares of PBTC Common Stock or any shares of PBTC Preferred Stock, in addition to the other corporate purposes described above, could enable the PBTC Board of Directors to make more difficult the replacement of incumbent directors or the accomplishment of certain business combinations or takeover attempts opposed by the Board of Directors, even though any such business combination or takeover attempt may be supported by holders of a significant percentage of the outstanding shares of PBTC Common Stock.

      PBTC presently has no plan, understanding or arrangement to issue additional shares of PBTC Common Stock, other than in connection with the Merger, or upon the proper exercise of stock options granted pursuant to PBTC's 1992 Stock Option Plan or, if necessary, pursuant to PBTC's Dividend Reinvestment and Stock Purchase Plan.

                     DIFFERENCES IN RIGHTS OF SHAREHOLDERS

GENERAL

      Upon consummation of the Merger, holders of Elmore County Common Stock, whose rights are presently governed by Alabama law and the Elmore County articles of incorporation (the "Elmore County Articles") and bylaws (the "Elmore County Bylaws"), will become shareholders of PBTC, which also is an Alabama corporation. Upon the Merger, the rights of the Elmore County shareholders will continue to be governed by Alabama law; however, their rights will also be subject to the provisions of the PBTC articles of incorporation (the "PBTC Articles") and bylaws (the "PBTC Bylaws").

      Material differences between the Elmore County Articles and Bylaws and the PBTC Articles and Bylaws that may affect the rights and interests of the Elmore County shareholders are set forth below. This summary is not intended to be an exhaustive description of the provisions discussed, and is qualified in its entirety by reference to the Elmore County Articles, the Elmore County Bylaws, the PBTC Articles and the PBTC Bylaws.

ISSUANCE OF CAPITAL STOCK

      The PBTC Articles authorize the issuance of 9,000,000 shares of common stock, par value $.10 per share, and 1,000,000 shares of preferred stock, par value $.10 per share. The Elmore County Articles authorize the issuance of 1,680,000 shares of common stock, par value $.05 per share, and do not authorize the issuance of preferred stock. At June 1, 1998, 3,428,744 shares and 554,140 shares of PBTC Common Stock and Elmore County Common Stock, respectively, were issued and outstanding. No shares of preferred stock of PBTC were outstanding at such date. Under the PBTC Articles and the Elmore County Articles, the respective corporations have the authority to issue additional shares of capital stock up to the authorized amounts without shareholder approval.

AMENDMENT OF BYLAWS

      The Elmore County Bylaws and the PBTC Bylaws provide that such Bylaws may be amended or repealed by the respective Boards of Directors.

      In addition, under the ABCA, a corporation's shareholders may amend or repeal the corporate's bylaws if the votes cast in favor of such action at a meeting of shareholders at which a quorum is present exceed the votes cast opposing such action, unless the corporation's articles of incorporation provide a higher voting requirement for approval of such action. Since the Elmore County Articles do not include any provisions regarding the amendment of the Elmore County Bylaws by the Elmore County shareholders, the Bylaws may be amended by a plurality vote of shareholders as provided in the ABCA. Under the PBTC Articles, on the other hand, shareholder amendments of the PBTC Bylaws must be approved by the holders of a majority of PBTC's outstanding stock at a regular or special meeting of shareholders.

REMOVAL OF DIRECTORS

      Under the ABCA, directors of a corporation may be removed by the shareholders with or without cause, unless the corporation's articles of incorporation provide that directors may be removed only for cause. Since the Elmore County Articles do not provide for the removal of directors, Elmore County directors may be removed with or without cause.

      The PBTC Articles provide that directors may be removed only for cause and only by the affirmative vote of the shareholders at a meeting held for such purpose, following service of specific charges, adequate notice, and full opportunity to refute the charges. "Cause" is defined as a final conviction of a felony, unsound mind, adjudication of bankruptcy, nonacceptance of office or conduct prejudicial to the interests of PBTC. The effect of these provisions of PBTC's Articles may be to make removal of incumbent directors by the shareholders more difficult.

NUMBER AND TERM OF DIRECTORS

     Under the PBTC Articles, the Board of Directors shall consist of at least three, and not more than 18, directors, with the specific number to be fixed by the Board of Directors. Currently, the PBTC Board of Directors consists of 12 members, each of whom has been elected for a one-year term.

     The Elmore County Articles provide that the Board of Directors of Elmore County shall consist of not more than 12 members and that the Board shall determine how many directors are to be elected in any year. Currently, the Elmore County Board of Directors consists of eight members, each of whom has been elected for a one-year term.

NOMINATIONS FOR DIRECTORS

     The PBTC Bylaws provide that shareholders may make nominations for directors to be elected at the annual meeting if such nominations are made in writing and submitted to the secretary or president of PBTC at least three days before the date of the meeting. As neither the ABCA nor any provision of the Elmore County Articles or Bylaws includes any limitation on the ability of shareholders to make nominations for directors, the shareholders of Elmore County may nominate individuals for election as director during, or at any time prior to, an annual meeting of shareholders of Elmore County.

LIMITATIONS ON DIRECTORS' LIABILITY

     Under the ABCA, an Alabama corporation may include in its articles of incorporation a provision that eliminates or limits a director's personal liability for monetary damages for actions taken as a director, subject to certain limitations. Pursuant to such authority, the PBTC Articles include a provision eliminating the personal liability of a director for any action taken, or failure to take any action, except liability for: (a) the amount of a financial benefit received by a director to which he or she is not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) a vote for or assent to an unlawful distribution to the corporation's shareholders that is prohibited under the ABCA; (d) an intentional violation of criminal law; or (e) a breach of the director's loyalty to the corporation or its shareholders. This provision of the PBTC Articles does not, however, relieve directors of their duty of due care, and does not affect the availability of injunctive or other equitable relief as a remedy for breach of the duty of care.

     The Elmore County Articles do not include a similar provision limiting the personal liability of directors for monetary damages.

INDEMNIFICATION

     The PBTC Articles provide that PBTC shall have the authority to indemnify, to the full extent permitted by Alabama or other applicable law, any person who was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, including an action by or in the right of PBTC, as a result of the fact that such person was or is serving as a director, officer, employee or agent of PBTC or was serving at the request of the Board of Directors as a director, officer, employee or agent of another corporation, partnership, or other enterprise, against expenses (including attorney's fees), judgments, penalties, fines or amounts paid in settlement in connection therewith.

     The ABCA limits the instances in which an Alabama corporation may provide indemnification. Under the ABCA, a corporation may provide indemnification (other than in connection with a proceeding by or in the right of the corporation) only if the person being indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet this statutory standard of conduct. An Alabama corporation is required to provide indemnification of directors, officers, employees or agents against all reasonably incurred expenses to the extent the individual has been successful on the merits or otherwise in defense in defense of an action, suit or proceeding. An individual may also apply to the court conducting the proceeding or to another court of competent jurisdiction for indemnification. Such a court may order indemnification if it determines that the person either is entitled to mandatory indemnification of is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the applicable standard of conduct described above has been satisfied.

        The Elmore County Bylaws further limit the right of indemnification. Under such Bylaws, Elmore County is required to indemnify any person made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer or employee of Elmore County or served as a director, officer or employee of another corporation at the request of Elmore County against reasonable expenses, including attorney's fees, actually and necessarily incurred by him or her in connection with any such action, except in relation to matters as to which it shall be adjudged in such action that such person is liable for negligence or misconduct in the performance of his duties. Elmore County may also reimburse any such director, officer or employee the reasonable cost of settlement of any such action if the majority of Elmore County's directors finds that such settlement is in the best interest of Elmore County and that the director, officer or employee was not guilty of negligence or misconduct. The Elmore County Bylaws further provide that the amount of indemnity to which any officer or director may be entitled shall be fixed by the shareholders.


                    COMPARATIVE MARKET PRICES AND DIVIDENDS

PBTC

        PBTC Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market under the symbol "PBTC."

        The following table indicates bid information for the PBTC Common Stock as reported by Nasdaq, and the dividends declared per share. All data prior to June 16, 1997 has been restated to reflect the effect of a two-for-one stock split effected in the form of a stock dividend. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not reflect actual transactions.

                                    High                Low            Dividends
                                    ----                ---            ---------
1996 -  First Quarter           $   11.50          $   9.25          $  .065
        Second Quarter              11.00             10.75             .065
        Third Quarter               11.25             10.75             .065
        Fourth Quarter              13.50             11.25             .075

1997 -  First Quarter               17.00             13.50             .075
        Second Quarter              18.50             17.00             .075
        Third Quarter               19.00             18.00              .08
        Fourth Quarter              31.00             17.00              .08

1998 -  First Quarter               31.50             27.00              .08
        Second Quarter
        (through 5/31/98)           31.88             28.25              .08


        On December 11, 1997, the business day immediately prior to the public announcement of the Merger, the closing price of the PBTC Common Stock as reported through the Nasdaq Small Cap Market was $24.125 per share.

        Although PBTC has no established policy regarding dividends, PBTC has paid regular dividends in recent years. There can be no assurance, however, as to whether or in what amounts dividends might be declared by PBTC in the future or whether such dividends, once declared, will continue. Future dividends are subject to the discretion of the PBTC Board and depend on a number of factors, including future earnings, financial condition, and capital requirements, along with economic and market conditions.

        PBTC derives substantially all of its income from dividends received from Peoples Bank. Various statutory provisions limit the amount of dividends Peoples Bank may pay without regulatory approval. In addition, federal statutes restrict the ability of a subsidiary bank to make loans to PBTC, and regulatory policies may also restrict such dividends. See "Regulation, Supervision and Governmental Policy" and Note 12 of Notes to Consolidated Financial Statements of PBTC.

ELMORE COUNTY

     There is no established public trading market in which shares of Elmore County Common Stock are regularly traded, nor are there any uniformly quoted prices for such shares. The last sale of Elmore County Common Stock known to Elmore County's management occurred in June 1997 at $25.00 per share.

     The following table indicates the dividends declared per share of Elmore County Common Stock.

                                                                 Dividends
                                                                 ---------
               1996 -  First Quarter                            $   --
                       Second Quarter                              .25
                       Third Quarter                                --
                       Fourth Quarter                              .25
               1997 -  First Quarter                                --
                       Second Quarter                              .25
                       Third Quarter                                --
                       Fourth Quarter                              .25
               1998 -  First Quarter                               .13
                       Second Quarter                              .12
                       (through 5/31/98)


     See "Regulation, Supervision and Governmental Policy."

                   PRO FORMA COMBINED FINANCIAL INFORMATION


CONDENSED PRO FORMA STATEMENT OF CONDITION (UNAUDITED)

     The following summary includes (i) the condensed consolidated statement of condition of PBTC on a historical basis as of March 31, 1998, (ii) the condensed statement of condition of Elmore County as of March 31, 1998, (iii) adjustments to give effect to the proposed Merger, and (iv) the pro forma statement of condition of PBTC as if the Merger had occurred on March 31, 1998 on a pooling of interests basis.

     This summary should be read in conjunction with the accompanying notes and the separate consolidated statements of condition of PBTC and Elmore County, included elsewhere herein. The pro forma information provided below may not be indicative of future results.

                                                                               March 31, 1998
                                              -------------------------------------------------------------------------------
                                                   Consolidated           Consolidated
                                              The Peoples BancTrust       Elmore County       Adjustment         Pro Forma
                                                  Company, Inc.         Bancshares, Inc.     (Deductions)     Combined Total
                                             -----------------------   -------------------  --------------   -----------------
                                                                          (Dollars in thousands)
ASSETS
Cash and due from banks..................     $              17,813       $        2,097                      $       19,910
Federal funds sold and securities
     purchased under agreements
     to resell...........................                    37,585                2,175                              39,760

Securities available for sale............                    94,954                8,753                             103,707

Securities held to maturity..............                         0               29,785                              29,785

Loan, net of unearned income.............                   263,071               46,756                             309,827
Allowance for loan losses................                    (3,142)                (700)                             (3,842)
                                                           --------              -------     ------------           --------
Loans....................................                   259,929               46,056                             305,985

Bank premises and equipment, net.........                     8,635                1,459                              10,094
Other real estate owned, net.............                       231                                                      231
Intangibles..............................                    10,283                                                   10,283
Other assets.............................                     8,409                2,192                              10,601
                                                           --------              -------     ------------           --------
Total assets.............................     $             437,839       $       92,517     $                $      530,356
                                                           ========              =======     ============           ========
Liabilities and Shareholders'
Equity
Noninterest-bearing deposits.............     $              55,826              $12,927                            $ 68,753
Interest-bearing deposits................                   308,899               63,527                             372,426
Federal funds purchased and
     securities sold under
     agreements to repurchase............                     4,159                    0                               4,159
Other borrowed funds.....................                    25,091                    0                              25,091
Other liabilities........................                     5,546                  938                               6,484
                                                           --------              -------     ------------           --------
Total liabilities........................                   399,521               77,392                             476,913

Common stock.............................                       348                   42      $ 129   (1)               519
Additional paid in capital...............                     6,521                  411       (582)  (1)             6,350
Treasury stock...........................                      (762)              (1,526)     1,526   (1)              (762)
Retained earnings........................                    32,152               16,112     (1,073)  (1)            47,191
Net unrealized gain on
     securities..........................                        59                   86                                 145
                                                           --------                          ------------
Total equity.............................                    38,318               15,125                0             53,443
                                                           --------              -------     ------------           --------
Total liabilities and equity.............     $             437,839       $       92,517      $         0     $      530,356
                                                           ========              =======     ============           ========

Capital ratios:
     Capital ratio.........................                    8.75%                                                   10.08%
     Tangible leverage ratio...............                    6.74%                                                    7.76%
     Tier One capital ratio*...............                    9.96%                                                   11.76%
     Total capital ratio*..................                   11.08%                                                   12.91%

*Based on risk-weighted assets.

     (1) To record the issuance of 1,711,905 shares of PBTC Common Stock in exchange for all of the outstanding shares of Elmore County Common Stock:

                                                                           Outstanding
                                                                             Shares
                                                                           -----------
Elmore County outstanding shares......................................     554,140
Conversion ratio......................................................     3.0893
PBTC shares to be issues..............................................                            1,711,905
Par value of 1,711,905 shares to be issued at $0.10 per share.........                                 $171
Excess recorded as additional paid-in capital.........................                                 (171)
Excess recorded as a decrease to retained earnings....................                               (1,073)
                                                                                                  ----------
                                                                                                     (1,073)
To eliminate Elmore County:
     Common stock...............................................................                        (42)
     Additional paid-in capital.................................................                       (411)
     Treasury stock.............................................................                       1,526
                                                                                                   ---------
                                                                                                       1,073
                                                                                                   ---------
               Net change in equity............................................                   $       --
                                                                                                  ==========

CONDENSED PRO FORMA STATEMENTS OF INCOME (UNAUDITED)

     The following summary includes (i) the condensed statements of income of PBTC for the year ended December 31, 1997, (ii) the condensed statements of income of Merchants & Planters and Elmore County for the year ended December 31, 1997, (iii) adjustments to give effect to the acquisition of Merchants & Planters and the proposed Merger, and (iv) the pro forma statements of income of PBTC as if the acquisitions of Merchants & Planters and Elmore County had occurred on January 1, 1997 on a purchase and pooling of interests basis, respectively.

     This summary should be read in conjunction with the accompanying notes and the separate consolidated statements of income of PBTC and the consolidated statements of income of Merchants & Planters and Elmore County included elsewhere herein. The pro forma information provided below may not be indicative of future results.


                                                                                  Year Ended December 31, 1997
                                              ----------------------------------------------------------------------------
                                              Consolidated   Consolidated
                                                The PBTC      Merchants                                    Consolidated
                                                BancTrust     & Planters     Adjustments                  Elmore County
                                              Company, Inc.   Bancshares   (Deductions) (1)   Subtotal   Bancshares, Inc.
                                              -------------  ------------  ----------------  ----------  ----------------
                                                                         (In thousands, except share and per share data)

Interest income...........................       $   27,418   $     4,808       $     (565)  $   31,661        $   7,195
Interest expense..........................           11,765         2,297              675       14,737             2,820
                                                 ----------       -------         --------   ----------          --------

Net interest income.......................           15,653         2,511           (1,240)      16,924             4,375
Provision for loan losses.................            1,732            38                         1,770               135
                                                 ----------       -------                    ----------          --------
Net interest income after
     provision for loan losses............           13,921         2,473           (1,240)      15,154             4,240
                                                 ----------       -------         --------   ----------          --------

Noninterest income........................            4,136           375                         4,511             1,157
Noninterest expense.......................           12,099         1,648              894       14,641             3,319
                                                 ----------       -------         --------   ----------          --------

Income before income taxes.................           5,958         1,200           (2,134)       5,024             2,078
Applicable income taxes....................           1,955           343             (696)       1,602               488
                                                 ----------       -------         --------   ----------          --------

Net income.................................      $    4,003   $       857       $   (1,438)  $    3,422        $    1,590
                                                 ==========       =======         ========   ==========          ========

Average diluted shares
     outstanding............................      3,426,660        21,159          (21,159)   3,426,660           554,140

Earnings per share -
     diluted................................     $     1.17   $     40.08                    $     1.00        $     2.87

                                                                 Pro Forma
                                             Adjustments         Combined
                                             (Deductions)          Total
                                             -----------         ----------
Interest income...........................                      $   38,856
Interest expense..........................                          17,557
                                             -----------        ----------
Net interest income.......................                          21,299
Provision for loan losses.................                           1,905
                                             -----------        ----------
Net interest income after
     provision for loan losses                                      19,394
                                             -----------        ----------
Noninterest income                                                   5,666
Noninterest expense                                                 17,960
                                             -----------        ----------
Income before income taxes                                           7,102
Applicable income taxes                                              2,090
                                             -----------        ----------
Net income                                                      $    5,012
                                             ===========        ==========
Average diluted shares
     outstanding......................          (554,140)        5,138,565

                                               1,711,905
Earnings per share -
     diluted................................                    $     0.98

                     PRO FORMA ADJUSTMENTS: (IN THOUSANDS)
                        Completed business combination

(1) Adjustments applicable to the purchase method business combination with Merchants & Planters:

                                                                                         Year Ended
                                                                                     December 31, 1997
                                                                                     -----------------
Increase in expenses:
   Interest expense on funds borrowed for transaction............................        $  (675)
   Amortization of core deposit tangible (10 year period, accelerated method)....           (548)
   Depreciation of fixed asset write-up (15 year period).........................            (92)
   Amortization of goodwill (25 year period).....................................           (254)
                                                                                         --------
                                                                                          (1,569)
Decrease in income:
   Lost earnings from liquidation of investment securities.......................           (565)

Net decrease in income before tax................................................         (2,134)
Tax effect of the pro forma adjustments..........................................            696
                                                                                         --------
Net decrease in income...........................................................        $(1,438)
                                                                                         ========

     The following summaries include (i) the consolidated statements of income of PBTC, (ii) the combined condensed statements of Elmore County for the years ended December 31, 1996 and 1995, (iii) adjustments to give effect to the proposed Merger, and (iv) the pro forma statements of income of PBTC as if the Merger had occurred on January 1, 1996 and 1995 on a pooling of interests basis.

     This summary should be read in conjunction with the accompanying notes and the separate consolidated statements of income of PBTC and the consolidated statements of income of Elmore County included elsewhere herein. The pro forma information provided below may not be indicative of future results.

                                               Year Ended December 31, 1996
                                    ---------------------------------------------------------------
                                     Consolidated
                                     The Peoples     Consolidated                        Pro Forma
                                      BancTrust      Elmore County       Adjustments     Combined
                                     Company, Inc.   Bancshares, Inc.    (Deductions)      Total
                                     -------------   ----------------    ------------    ----------
                                            (In thousands, except share and per share data)
Interest income....................  $   25,665      $    7,150                          $   32,815
Interest expense...................      11,220           2,843                              14,063
                                     ----------      ----------         ----------       ----------

Net interest income................      14,445           4,307                  0           18,752
Provision for loan losses..........       1,835             279                               2,114
                                     ----------      ----------         ----------       ----------

Net interest income after
  provision for loan losses........      12,610           4,028                  0           16,638
                                     ----------      ----------         ----------       ----------

Noninterest income.................       3,725             969                               4,694
Noninterest expense................      11,110           3,178                              14,288
                                     ----------      ----------         ----------       ----------

Income before income taxes.........       5,225           1,819                  0            7,044
Applicable income taxes............       1,643             461                               2,104
                                     ----------      ----------         ----------       ----------

Net income.........................  $    3,582      $    1,358         $        0       $    4,940
                                     ==========      ==========         ==========       ==========
Average diluted shares
  outstanding......................   3,408,444         554,140           (554,140)       5,120,349
                                                      1,711,905
Earnings per share -
   diluted.........................  $     1.05      $     2.45                          $     0.96

                                                         Year Ended December 31, 1995
                                   ---------------------------------------------------------------
                                   Consolidated
                                   The Peoples        Consolidated                       Pro Forma
                                    BancTrust         Elmore County      Adjustments      Combined
                                   Company, Inc.     Bancshares, Inc.    (Deductions)       Total
                                   -------------     ----------------    ------------    ---------
                                        (In thousands, except share and per share data)
Interest income..................  $   24,040          $    6,921                        $   30,961
Interest expense.................      11,074               2,735                            13,809
                                   ----------          ----------        ----------      ----------

Net interest income..............      12,966                4186                 0          17,152
Provision for loan losses........         848                  72                               920
                                   ----------          ----------        ----------      ----------
Net interest income after
  provision for loan losses......      12,118               4,114                 0          16,232
                                   ----------          ----------        ----------      ----------

Noninterest income...............       3,309               1,002                             4,311
Noninterest expense..............      11,001               3,469                            14,470
                                   ----------          ----------        ----------      ----------

Income before income taxes.......       4,426               1,647                 0           6,073
Applicable income taxes..........       1,278                 542                             1,820
                                   ----------          ----------        ----------      ----------

Net income.......................  $    3,148          $    1,105        $        0      $    4,253
                                   ==========          ==========        ==========      ==========
Average diluted shares
  outstanding....................   3,529,398             554,140          (554,140)      5,241,303
                                                                          1,711,905
Earnings per share-
  diluted.......................   $     0.89          $     1.99                        $     0.81

     The following summary includes (i) the condensed statements of income of PBTC, (ii) the combined condensed statements of income of Merchants & Planters and Elmore County for the quarter ended March 31, 1998, (iii) adjudtments to give effect to the acquisition of Merchants & Planters and the proposed Merger, and (iv) the pro forma statements of income of PBTC as if the acquisitions of Merchants & Planters and Elmore County had occurred on January 1, 1998 on a purchase and pooling of interests basis, respectively.

     This summary should be read in conjunction with the accompanying notes and the separate consolidated statements of income of PBTC and the consolidated statements of Merchants & Planters and Elmore County, included elsewhere herein. The pro forma information provided below may not be indicative of future results.

                                                                  Three Months Ended March 31, 1998
                              -----------------------------------------------------------------------------------------------------
                              Consolidated      Consolidated
                               The PBTC          Merchants                                    Consolidated                 Pro Forma
                               BancTrust        & Planters          Adjustments               Elmore County   Adjustments   Combined
                              Company, Inc   Bancshares, Inc (1)  (Deductions) (2)  Subtotal    Bancshares,   (Deductions)    Total
                              ------------   -------------------  ----------------  --------  -------------   ------------  --------
                                                                                                   Inc.
                                                                                                   ----
                                                           (In thousands, except share and per share data)
Interest income.............  $      7,417   $      838           $      (94)     $    8,160   $     1,788                $    9,948
Interest expense............         3,233          411                  113           3,756           710                     4,466
                              ------------   ----------           -----------     ----------   -----------    ----------  ----------

Net interest income.........         4,184          427                 (207)          4,404         1,078             0       5,482
Provision for loan losses...           251           21                                  272            25                       297
                              ------------   ----------           -----------     ----------   -----------    ----------  ----------

Net interest income after
   provision for loan losses         3,933          405                 (207)          4,132         1,053             0       5,185
                              ------------   ----------           -----------     ----------   -----------    ----------  ----------

Noninterest income..........         1,095           42                                1,137           267                     1,404
Noninterest expense.........         3,503          332                  149           3,984           746                     4,730
                              ------------   ----------           -----------     ----------   -----------    ----------  ----------

Income before income taxes..         1,525          116                 (356)          1,285           574             0       1,859
Applicable income taxes.....           507           41                 (124)            424           154                       678
                              ------------   ----------           -----------     ----------   -----------    ----------  ----------

Net income..................  $      1,018   $       75           $     (231)     $      862   $       420    $        0  $    1,281
                              ============   ==========           ===========     ==========   ===========    ==========  ==========

Average diluted shares
   outstanding...............    3,439,206                                        $3,439,206       554,140      (554,140)  5,151,111
                                                                                                               1,711,905
Earnings per share-
   diluted..................  $       0.30                                        $     0.25   $      0.76                $     0.25

________________________________
(1)  Includes period from January 1, 1998 to acquisition on March 6, 1998.
(2) Pro rata adjustment for purchase accounting effect for period prior to acquisition on March 6, 1998.

      The following summary includes (i) the condensed statements of income of PBTC, (ii) the combined condensed statements of income of Elmore County for the quarter ended March 31, 1997, (iii) adjustments to give effect to the proposed Merger, and (iv) the pro forma statements of income of PBTC as if the Merger had occurred on January 1, 1997 on a pooling of interests basis.

      This summary should be read in conjunction with the accompanying notes and the separate consolidated statements of income of PBTC and the consolidated statements of Elmore County, included elsewhere herein. The pro forma data provided below may not be indicative of future results.


                                                                   Three Months Ended March 31, 1997
                                   ----------------------------------------------------------------------------------------
                                     Consolidated
                                      The Peoples               Consolidated                                  Pro Forma
                                      Banc Trust                Elmore County           Adjustments            Combined
                                     Company, Inc.              Bancshares, Inc.        (Deductions)            Total
                                    --------------             -----------------       -------------            -----
                                                         (In thousands, except share and per share data)

Interest income.................     $    6,465                 $  1,794                                        $    8,259
Interest expense................          2,850                      695                                             3,545
                                     ----------                 --------                 ----------             ----------

Net interest income.............          3,615                    1,099                          0                  4,714
Provision for loan losses.......            360                       75                                               435
                                     ----------                 --------                 ----------             ----------
Net interest income after
  provision for loan losses.....          3,255                    1,024                          0                  4,279
                                     ----------                 --------                 ----------             ----------

Noninterest income..............            959                      257                                             1,216
Noninterest expense.............          2,874                      790                                             3,664
                                     ----------                 --------                 ----------             ----------

Income before income taxes......          1,340                      491                          0                  1,831
Applicable income taxes.........            437                      128                                               565
                                     ----------                 --------                 ----------             ----------
Net income......................     $      903                 $    363                 $        0             $    1,266
                                     ==========                 ========                 ==========             ==========
Average diluted shares
  outstanding...................      3,418,414                  554,140                   (554,140)             5,130,319
                                                                                          1,711,905
Earnings per share -
   diluted......................     $     0.27                 $   0.66                                        $     0.25

                  SELECTED FINANCIAL AND OTHER DATA OF PBTC

      The following tables set forth certain historical financial information for PBTC. This information is based on the consolidated financial statements of PBTC including applicable notes incorporated by reference elsewhere herein.

RESULTS OF OPERATIONS

                                 Three Months
                                Ended March 31,                            Years Ended December 31,
                            ----------------------       ---------------------------------------------------------------
                              1998          1997            1997        1996        1995         1994          1993
                              ----          ----            ----        ----        ----         ----          ----
                                                     (In thousands, except per share amounts)
Net interest income         $ 4,184       $  3,615       $ 15,653    $ 14,445    $ 12,966     $ 11,344      $ 10,323
Provision for loan losses       251            360          1,732       1,835         848          348           484
Income before income taxes    1,525          1,340          5,958       5,226       4,426        3,316         3,057
Provision for income taxes      507            437          1,955       1,643       1,278          962           808
Net income                    1,018            903          4,003       3,583       3,148        2,354         2,173
                            -------       --------       --------    --------    --------     --------      --------
Net income per share (1)        .30            .27           1.17        1.05         .89          .66          .665
Cash dividends per share (1)    .08           0.75            .31         .27        .255          .24           .22

________________________
(1) Restated to show effect of a 2-for-1 stock split in the form of a stock dividend paid in March 1995 and a 2-for-1 stock split in the form of a stock dividend paid in June 1997.

SELECTED QUARTERLY INFORMATION

                                          1998                     1997                                    1996
                                        -------   -------------------------------------   -------------------------------------
                                        Mar. 31   Dec. 31   Sept. 30  June 30   Mar. 31   Dec. 31   Sept. 30  June 30   Mar. 31
                                        -------   -------   --------  -------   -------   -------   --------  -------   --------
                                                                          (In thousands, except per share amounts)
Net interest income                     $  4,184  $  4,338  $  3,930  $  3,770  $  3,615  $  3,653  $  3,549  $  3,807  $  3,436
Provision for loan losses                    251       640       368       364       360       418       368       723       326
Income before income taxes                 1,525     1,498     1,610     1,511     1,340     1,403     1,203     1,208     1,413
Provision for income taxes                   507       509       543       466       437       434       321       383       506
Net income                                 1,018       988     1,067     1,045       903       969       882       825       907
                                       ---------  --------  --------  --------  --------  --------  --------  --------  --------
Net income per share (1)                     .30       .28       .31       .31       .27       .28       .26       .24       .27
Cash dividends per share (1)                 .08       .08       .08      .075      .075      .075      .065      .065      .065
                                       ---------  --------  --------  --------  --------  --------  --------  --------  --------
 Total Assets                           $437,839  $361,362  $344,319  $334,320  $327,095  $343,301  $314,655  $322,974  $320,656
                                       =========  ========  ========  ========  ========  ========  ========  ========  ========

________________________
(1) Restated to show effect of a 2-for-1 stock split in the form of a stock dividend paid in June 1997.



FINANCIAL CONDITION DATA

                                                                        At December 31,
                              At March 31,    --------------------------------------------------------------------------
                                  1998             1997           1996          1995            1994           1993
                                  ----             ----           ----          ----            ----           ----
                                                                (In thousands)
Total assets                  $  437,839      $  361,362      $  343,301    $  318,311      $  301,228     $  281,871
Loans, net                       259,929         256,027         225,886       189,126         160,939        136,975
Deposits                         364,725         298,108         288,385       272,782         263,164        241,502
Stockholders' equity              38,318          37,233          34,185        31,514          27,630         28,788

SELECTED RATIOS

                                    Three Months Ended
                                       March 31, (2)                  Years Ended December 31,
                                  ----------------------         ---------------------------------
                                   1998           1997                1997        1996       1995
                                   ----           ----                ----        ----       ----
Return on assets (net
  income divided by
  average total assets)......      1.09%           1.10%              1.20%        1.12%      1.03%
Return on equity (net
  income divided by
  average equity)............     10.77%          10.47%             10.95%       11.01%     10.51%
Dividend payout ratio
  (dividends declared
  per share divided
  by net income per
  share)(1)..................     26.67%          27.78%             26.50%       25.72%     28.65%
Equity-to-assets ratio
  (average equity
  divided by average
  total assets)..............     10.12%          10.50%             10.85%       10.13%      9.77%

____________________________
(1) Restated to show effect of a 2-for-1 stock split in the form of a stock dividend paid in March 1995 and a 2-for-1 stock split in the form of a stock dividend paid in Jun June 1997.
(2)     Annualized.

        SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF ELMORE COUNTY

          The following tables set forth certain historical financial information for Elmore County. This information is based on the consolidated financial statements of Elmore County including applicable notes incorporated by reference elsewhere herein.

     RESULTS OF OPERATIONS

                                        Three Months Ended
                                             March 31,                        Years Ended December 31,
                                      ----------------------             ----------------------------------------
                                        1998         1997                  1997         1996          1995
                                        ----         ----                  ----         ----          ----
                                                      (In thousands, except per share data)
     Net interest income             $  1,078       $ 1,099              $  4,376      $    4,307     $   4,186
     Provision for loan losses             25            75                   135             279            73
     Income before income taxes           574           491                 2,079           1,820         1,647
     Provision for income taxes           154           128                   488             461           542
     Net income                           420           363                 1,591           1,359         1,105
                                     --------       -------              --------      ----------     ---------
     Net income per share                 .76           .66                  2.87            2.45          1.99
     Cash dividends per share             .13            --                   .50             .50           .25


SELECTED QUARTERLY INFORMATION

                                        1998                       1997                                  1996
                                      --------      -----------------------------------  ------------------------------------
                                      Mar. 31       Dec. 31  Sept. 30  June 30  Mar. 31  Dec. 31   Sept. 30  June 30  Mar. 31
                                      --------      -------  --------  -------  -------  -------   --------  -------  -------
                                                                   (In thousands, except per share amounts)
Net interest income                   $  1,078      $ 1,185  $ 1,076  $ 1,049  $ 1,066  $ 1,059   $ 1,063   $ 1,104  $ 1,081
Provision for loan losses                   25           36       17        8       74       59        69        94       57
Income before income taxes                 574          339      752      360      628      302       551       451      516
Provision for income taxes                 154           80      176       85      147       77       139       114      131
Net income                                 420          259      576      275      481      225       412       337      385
                                      --------      -------  -------  -------  -------  -------   -------   -------  -------
Net income per share (1)                   .76          .47     1.03      .50      .87      .41       .74       .61      .69
Cash dividends per share (1)               .13          .25       --      .25      .--      .25       .--       .25      .--
                                      --------      -------  -------  -------  -------  -------   -------   -------  -------
   Total Assets                       $ 92,517      $92,465  $91,708  $91,319  $90,808  $88,439   $88,956   $89,548  $89,751
                                      ========      =======  =======  =======  =======  =======   =======   =======  =======

________________________
(1)   Restated to show effect of a 3-for-1 stock split paid in May 1996.


FINANCIAL CONDITION DATA

                               At March 31,                  At December 31,
                            ----------------          ------------------------------
                                  1998                   1997               1996
                                  ----                   ----               ----
                                                  (In thousands)
Total assets                 $    92,517               $    92,465       $    88,439
Loans, net                        46,056                    46,261            40,242
Deposits                          76,454                    76,773            73,881
Stockholders' equity              15,125                    14,775            13,467

SELECTED RATIOS

                                       Three Months Ended
                                          March 31, (2)                      Years Ended December 31,
                                   -----------------------                ----------------------------
                                     1998         1997                       1997           1996
                                     ----         ----                       ----           ----
Return on assets (net
  income dividend by
  average total assets)........      1.82%        1.63%                     1.75%            1.52%
Return on equity (net
  income divided by
  average equity)..............     11.33%       10.72%                    11.15%           10.40%
Dividend payout ratio
  (dividends declared
  per share divided
  by net income per
  share)(1)....................     17.11%          --%                    17.42%           20.41%
Equity-to-assets ratio
  (average equity
  divided by average
  total assets)................     16.07%       15.18%                    15.69%           14.54%

____________________________
(1)  Restated to show effect of a 3-for-1 stock split paid in May 1996.
(2)  Annualized.

                   PRO FORMA SELECTED FINANCIAL DATA OF PBTC
                               AND ELMORE COUNTY

      The following tables set forth certain pro forma financial information for PBTC and Elmore County. Such pro forma information has been prepared assuming consummation of the Merger on a pooling of interests accounting basis as of the beginning of each of the periods presented. See "The Merger - Anticipated Accounting Treatment." This information is based on the consolidated financial statements of PBTC and Elmore County, including applicable notes included elsewhere herein.

      Pro forma financial information is intended to show how the Merger might have affected historical financial statements if the Merger had been consummated at an earlier time. The pro forma selected financial information does not purport to be indicative of the results that actually would have been realized had the Merger taken place at the beginning of the applicable periods indicated, nor is it indicative of the combined financial position or results of operations for any future periods.

      Pro forma results of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 reflect the effects of the acquisition of Merchants & Planters as if such acquisition had been consummated at the beginning of such periods. This information is based on the consolidated financial statements of Merchants & Planters, including applicable notes included elsewhere herein.

RESULTS OF OPERATIONS

                                      Three Months
                                     Ended March 31,                Years Ended December 31,
                              ---------------------------     --------------------------------------
                                1998             1997          1997           1996            1995
                                ----             ----          ----           ----            ----
                                                  (In thousands, except per share amounts)
Net interest income           $ 5,482           $ 4,714        $ 21,299        $ 18,752        $ 17,152
Provision for loan losses         297               435           1,905           2,114             920
Income before income taxes      1,859             1,831           7,107           7,044           6,073
Provision for income taxes        678               565           2,090           2,104           1,820
Net income                      1,281             1,266           5,012           4,940           4,253
                              -------           -------        --------        --------        --------
Net income per share              .25               .25             .98             .96             .81
Historical dividends per share    .08               .75             .31             .27             .26


FINANCIAL CONDITION DATA

                                                                 At December 31,
                                       At March 31,      -------------------------------
                                          1998              1997              1996
                                          ----              ----              ----
                                                        (In thousands)
Total assets                           $  530,356       $  453,827          $  431,740
Loans, net                                305,985          302,288             266,128
Deposits                                  441,179          374,881             362,266
Stockholders' equity                       53,443           52,006              47,652

                MANAGEMENT'S DISCUSSION AND ANAYLSIS OF PBTC -
                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


INTRODUCTION

     This discussion focuses on the financial condition and results of operations of PBTC, and is intended to be read in conjunction with the Consolidated Financial Statements of PBTC included herein. Reference should be made to those statements and other financial data presented elsewhere herein.

     Management's discussion and analysis includes certain forward-looking statements addressing, among other things, PBTC's prospects for earnings, asset growth and net interest margin. Forward-looking statements are accompanied by, and identified with, such terms as "anticipates," "believes," "expects," "intends," and similar phrases. Management's expectations for PBTC's future necessarily involve a number of assumptions and estimates. Factors that could cause actual results to differ from the expectations expressed herein include: substantial changes in interest rates and changes in the general economy, as well as changes in PBTC's strategies for credit-risk management, interest-rate risk management and investment activities. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.

BALANCE SHEET SUMMARY

     LOANS. PBTC's largest earning asset category is its loan portfolio. Because loans generate the highest yields, most other assets and liabilities are managed to accommodate fluctuations in the loan portfolio.

     Loans, net of unearned interest, for 1997, had an average balance of $225,706,000. This volume represented a 14.46% increase over the 1996 average of $197,187,000. Continued emphasis on loan generation, and year-end loan demand, coupled with a healthy economy, caused loans net of unearned interest to rise from a December 31, 1996 total of $228,370,000 to their December 31, 1997 total of $258,777,000. Due to the aforementioned loan growth, PBTC's loan to deposit ratio at December 31, 1997, rose to 86.8%, as compared to the December 31, 1996 ratio of 78.3%.

     The largest segmental growth in the loan portfolio was in commercial and industrial loans. 1997 saw an increase of $9,902,000 from $82,001,000 at December 31, 1996 to $91,903,000 at December 31, 1997. PBTC monitors concentrations of loans by certain industry segments. At December 31, 1997, those segments and their approximate respective loan amounts were: health care $45,700,00; timber $31,800,000; construction $28,000,000 and agriculture
$25,100,000. No other single industry segment accounted for greater than $25,000,000 of loans.

     Real estate loans experienced a $16,209,000 growth, to finish the year at a balance of $88,246,000. The expanding economies in the counties where PBTC concentrates its business contributed to an increased demand for new home financing, thus causing the growth in real estate loans. The personal loan portfolio increased by $1,359,000, to a balance of $71,978,000 at December 31, 1997. This rise was primarily due to higher demand for automobile financing. Credit lines increased from $4,910,000 at December 31, 1996 by $1,513,000 to $6,423,000 at December 31, 1997. Checking overdrafts increased from $335,000 at December 31, 1996 to $613,000 at December 31, 1997, representing a $278,000 increase. The 1996 level was below that of 1995, with the 1997 level more closely resembling what management regards as a normal balance.

     ALLOWANCE FOR LOAN LOSSES. Management's estimate of the uncollectible loans within PBTC's loan portfolio is represented by the allowance for loan losses. A charge to the allowance for loan losses occurs when management has cause to believe that the prospect of principal repayment of a loan has significantly diminished. Should a loan that has been charged off be recovered, either partially or entirely, it is credited back to the allowance. Periodic reviews of the loan portfolio that include analysis of such factors as current and expected economic conditions, historical loss experience, levels of non-accruing loans and delinquencies, determine the appropriate level at which to maintain the allowance for loan losses. Because the allowance is based on assumptions and subjective judgement, it is not necessarily reflective of the charge-offs which could ultimately occur.

     At December 31, 1997, PBTC's allowance for loan losses had a balance of $2,750,000 as compared to $2,484,000 at December 31, 1996. As a result, the ratios of allowance to total loans net of unearned interest were 1.06% and 1.09% for 1997 and 1996, respectively. Loans requiring special attention because of potential weaknesses fell from $10,900,000 at December 31, 1996 to $9,086,000 at December 31, 1997. As a percentage of total loans net of unearned interest, non-accruing loans decreased slightly, standing at .66% on December 31, 1997 as compared to .73% on December 31, 1996. The current level of allowance for loan losses exceeds the minimum requirements set forth by the regulatory authorities. It is management's belief that at its current level, the allowance for loan losses is sufficient to absorb any potential losses in PBTC's loan portfolio. See Note 1 of Notes to Consolidated Financial Statements of PBTC.

     INVESTMENTS. PBTC's investment portfolio declined $12,956,000 to $69,737,000 at December 31, 1997, as compared to $82,693,000 at December 31,
1996. This decrease represents a shift of funds from the investment portfolio to the higher yielding loan portfolio.

     During 1995, the entire portfolio was classified as "available-for-sale", causing it to be marked-to-market. The portfolio had a net unrealized loss of $125,000 (net of tax benefits of $64,000) at December 31, 1997, compared to a net unrealized loss of $219,000 (net of tax benefits of $113,000) at December 31, 1996. Notes 1 and 4 of Notes to Consolidated Financial Statements of PBTC discuss additional aspects of Investment Securities.

     SHORT-TERM INVESTMENTS. Federal funds sold and securities purchased under agreement to resell constitute the bulk of the short-term investments. These investments are used extensively in PBTC's liquidity management. The utilization of short-term investments also produces interest income on funds that might otherwise lay dormant. Management watches short-term investments closely and is always looking for alternative uses for these funds.

     Short-term investments totaled $6,677,000 at December 31, 1997, as compared to $3,912,000 at December 31, 1996, which was an increase of $2,765,000.

     DEPOSITS. The funding of loans and investments is primarily achieved with deposits. At December 31, 1997, total deposits amounted to $298,108,000 , as compared to $288,385,000 at December 31, 1996, representing an increase of $9,723,000 or 3.37%. This increase is accounted for in a $20,025,000 rise in time deposits, offset by a $8,928,000 decrease in demand deposits and a $1,374,000 decrease in savings, which represents a shift into higher priced term deposits. PBTC's strategy is to price deposits competitively to attract additional funds for asset allocation.

     LIQUIDITY. The term liquidity is used in describing PBTC's ability to meet its needs for cash. Those needs primarily include lending, withdrawal demands of customers and operating expenses.

     PBTC's primary sources of cash are interest and fee income, loan repayments and the maturity or sales of other earning assets including investment securities. Approximately 13% of the total investment securities portfolio matures within one year. At December 31, 1997, the entire investment portfolio was classified as available-for-sale. These securities are high grade, and enjoy a ready market, having a value of $69,737,000. Liquid assets of PBTC, which consist primarily of cash on hand and short-term investments, totaled $20,661,000 at December 31, 1997, versus $22,015,000 at December 31, 1996.

     The liability base provides liquidity through deposit growth, the rollover of maturing deposits and accessibility to external sources of funds. PBTC typically sells federal funds, though it may, during occasional fluctuations in its liquidity position, purchase federal funds or borrow from the Federal Reserve Bank or Federal Home Loan Bank to meet its cash needs. Borrowed funds amounted to $21,939,000 at December 31, 1997, compared to $18,338,000 at year end 1996. Demand for loan funding is the primary reason for this increase. PBTC's sources of external funds are believed by management to be adequate for both current and projected needs.

     STOCKHOLDERS' EQUITY. Stockholder's equity, also referred to as capital, indicates PBTC's net worth and soundness. Stockholders' equity was $37,233,000 at December 31, 1997, compared to $34,185,000 at December 31, 1996. Net income for 1997 totaled $4,003,000. Cash dividends in the amount of $1,050,000 were declared in 1997.

     The FRB has adopted risk-based capital regulations. These regulations require all bank holding companies and banks to achieve, and maintain, specified ratios of capital to risk-weighted assets. The risk-based capital rules assign weight factors to different classes of assets and off-balance sheet obligations at 0%, 20%, 50% or 100%, depending upon the risk classification of the asset or obligation. All bank holding companies and banks are required to maintain a minimum total capital to total risk-weighted assets ratio of 8.00%, at least half of which must be in the form of core, or Tier 1 capital (consisting of stockholders' equity, less goodwill). PBTC's and Peoples Bank's capital ratios at December 31, 1997 were far above the minimum regulatory requirements. See
Note 12 of Notes to Consolidated Financial Statements of PBTC.

     In 1997, PBTC entered into definitive agreements with two other Alabama bank holding companies to acquire all their outstanding shares. The first acquisition, Merchants & Planters, was completed on March 6, 1998, and accounted for as a purchase. As a result, PBTC's capital ratios were reduced, but not below the required minimums for capital adequacy. Conversely, the Merger will be accounted for as a pooling of interests and is expected to increase PBTC's capital ratios, thus providing a partial offset to the reducing effect of the Merchants & Planters acquisition. However, there can be no assurance that the Merger will be consummated, or if consummated, that the Merger will increase PBTC's capital ratios as currently expected. See Note 18 of Notes to Consolidated Financial Statements of PBTC.

INCOME SUMMARY

     NET INCOME. PBTC reported net income of $4,003,000 for the year ended December 31, 1997. This represented an 11.7% increase over the 1996 net income figure of $3,583,000. Net income for 1995 was $3,148,000. Respectively, for the years ended 1997, 1996 and 1995, diluted net income per share was $1.17, $1.05 and $.89.

     NET INTEREST INCOME. Net interest income is the residual amount of total interest earned on loans and investments, after the interest expense for interest-bearing deposits and borrowed funds has been subtracted. This is the single largest income source for PBTC. Movements in interest rates, coupled with other factors such as changes in the relationship of interest earning assets to interest bearing liabilities, have direct effects on PBTC's net interest income.

     The following table, "Analysis of Changes in Interest Income and Expense," illustrates the changes, and causes of those changes, in each line item that make up net interest income. The next table, "Average Balance Sheets and Analysis of Net Interest Income," is a presentation of the average balance sheet, along with the income or expense realized or incurred with each of its components. Only earning assets and interest bearing liabilities have income and expense associated with them.

              ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSE
            FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 and 1995
                                (IN THOUSANDS)


                                                         1997 Compared to 1996                      1996 Compared to 1995
                                                   -----------------------------------        ----------------------------------
                                                                Changes in    Changes                    Changes in     Changes
                                                     Total        Volume      in Rates          Total      Volume       in Rates
                                                     -----        ------      --------          -----      ------       --------
Interest income on:
   Loans                                           $  2,363     $  2,817      $   (454)       $ 1,902    $  2,214       $   (312)
   Taxable investment securities                       (560)        (736)          176           (293)       (607)           314
   Nontaxable investment securities                     (10)         (27)           17            (15)         19            (34)
   Federal funds sold and securities
     purchased under agreements to resell               (40)         (59)           19             31          66            (35)
                                                   --------     --------      --------        -------    --------       --------

          Total interest income                    $  1,753     $  1,995      $   (242)       $ 1,625    $  1,692       $    (67)

Interest expense on:
   Interest bearing demand deposits                $     19     $     45      $    (26)       $  (165)   $     30       $   (195)
   Savings deposits                                     (29)         (30)            1            (82)        (43)           (39)
   Time deposits                                        523          570           (47)            16         170           (154)
   Federal funds purchased and securities sold
   under agreements to repurchase                        45          (31)           76             73          96            (23)
   Other borrowed funds                                 (13)          45           (58)           304         278             26
                                                   --------     --------      --------        -------    --------       --------
          Total interest expense                   $    545     $    599      $    (54)       $   146    $    531       $   (385)
Net change in net interest income before
     loan losses                                   $  1,208                                   $ 1,479

          The above table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected PBTC's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rates (change in rate multiplied by old volume); and
     (3) change in rate volume (change in rate multiplied by the change in volume, allocated between volume change and rate change at the ratio that each bears to the total change).

          Non-accrual loans affecting loan income amounted to $1,701,000 and $1,679,000 in 1997 and 1996, respectively.

          AVERAGE BALANCE SHEETS AND ANALYSIS OF NET INTEREST INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, and 1995
                            (DOLLARS IN THOUSANDS)


                                                            1997                             1996
                                              --------------------------------     --------------------------------
                                              AVERAGE                   YIELD/     AVERAGE                   YIELD/
                                              BALANCE     INTEREST      RATE       BALANCE      INTEREST     RATE
                                              -------     -------       ----       -------      --------     ----
ASSETS
Interest Earning Assets:
Loans, net(1)                                 $225,706     $22,394      9.92%      $197,187      $ 20,031    10.16%
Taxable investment
  securities                                    73,036       4,551      6.03%        84,751         5,111      6.3%
Nontaxable investment
  securities                                     1,886          66      3.50%         2,515            76     3.02%
Federal funds sold and
 securities purchased under
 agreements to resell                            7,664         407      5.31%         8,760           447     5.10%
                                              --------     -------      ----       --------      --------    -----

   Total interest earning
      assets                                  $308,292     $27,418      8.89%      $293,213      $ 25,665     8.75%
Non-Interest Earning Assets:
Cash and due from banks                         13,955                               15,295
Bank premises and
 equipment (net)                                 6,191                                5,831
Other Assets                                     8,661                                6,992
                                              --------                             --------
   Total non-interest
      earning assets                            28,807                               28,807
                                              --------                             --------
   Total Assets                               $337,099                             $321,331
                                              ========                             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing Liabilities:
Interest bearing demand
 deposits                                     $ 66,543     $ 2,316      3.48%      $ 65,211      $  2,297     3.52%
Savings deposits                                27,829         798      2.87%        28,882           828     2.87%
Time deposits                                  144,743       7,949      5.49%       134,354         7,425     5.53%
Federal funds purchased
 and securities sold under
 agreements to repurchase                        5,592         186      3.32%         8,164           205     2.51%
Other borrowed funds                             6,672         516      7.73%         6,223           465     7.47%
                                              --------     -------      ----       --------      --------    -----
    Total interest bearing
      liabilities                             $251,379    $ 11,765      4.68%      $242,834      $ 11,220     4.62%

Non-interest bearing
 demand deposits                                45,968                               42,529
Other liabilities                                3,186                                3,420
                                              --------                             --------
   Total non-interest
     bearing liabilities                      $ 49,154                             $ 45,949
   Total liabilities                          $300,533                             $288,783

Stockholders' equity                            36,566                               32,548
                                              --------                             --------
   Total liabilities and
     stockholders' equity                     $337,099                             $321,331
                                              ========                             ========
Net interest income                                       $ 15,653                               $ 14,444
Net yield on interest
 earning assets                                                         5.08%                                 4.93%

                                                       1995
                                            -------------------------------
                                            AVERAGE                  YIELD/
                                            BALANCE     INTEREST     RATE
                                            -------     --------     ----
ASSETS
Interest Earning Assets:
Loans, net(1)                               $175,318     $18,129      10.34%
Taxable investment
  securities                                  94,298       5,404       5.73%
Nontaxable investment
  securities                                   2,171          91       4.19%
Federal funds sold and
 securities purchased under
 agreements to resell                          5,201         416       8.00%
                                            --------    --------      -----

   Total interest earning
      assets                                $276,988     $24,040       8.68%
Non-Interest Earning Assets:
Cash and due from banks                        5,920
Bank premises and
 equipment (net)                               5,749
Other Assets
                                            --------
   Total non-interest
      earning assets                          29,597
   Total Assets                             $306,585
                                            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing Liabilities:
Interest bearing demand
 deposits                                   $ 64,419     $ 2,462       3.82%
Savings deposits                              30,351         910       3.00%
Time deposits                                129,866       7,409       5.71%
Federal funds purchased
 and securities sold under
 agreements to repurchase                      3,939         132       3.35%
Other borrowed funds                           2,460         161       6.54%
                                            --------    --------      -----
    Total interest bearing
      liabilities                           $231,035     $11,074       4.79%

Non-interest bearing
 demand deposits                              41,634
Other liabilities                              3,954
                                            --------

   Total non-interest
     bearing liabilities                    $ 45,588
   Total liabilities                        $276,623

Stockholders' equity                          29,962
                                            --------
   Total liabilities and
     stockholders' equity                   $306,585
                                            ========
Net interest income                                      $12,966
Net yield on interest
 earning assets                                                        4.68%

(1) Average balances include non-accruing loans approximately $1,701,000, $1,679,000 and $1,503,000 in 1997, and 1996 and 1995. respectively.

          The table above sets forth certain information relating to PBTC's average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost on liabilities for the years indicated. Such yields and costs are derived by dividing income or expenses by the average daily balance of assets or liabilities, respectively, for the years indicated.

     1997 versus 1996. 1997 saw total interest income in the amount of $27,418,000 compared to the 1996 total of $25,665,000. This increase was largely attributable to higher loan demand, raising average loans from a 1996 total of $197,187,000 to a 1997 total of $225,706,000. The loan volume increase was funded mostly by moving funds out of the investment portfolio, which allows them to earn higher yields by taking the form of loans. The yield on the loan portfolio fell from a 1996 rate of 10.16% to its 1997 rate of 9.92%. PBTC ended 1997 with average earning assets of $308,292,000 as compared to a 1996 figure of $293,213,000, representing a 5.15% increase in average earning assets.

     The investment portfolio experienced a 10.99% reduction in interest income in 1997. Interest income on the investment portfolio totaled $5,187,000 in 1996 as opposed to $4,617,000 in 1997. This drop is mostly due to the reduction in the average balance in the investment portfolio, caused by the movement of investment funds into loans. The reduction in the investment volume is slightly offset by an increase in their yields. The investment portfolio yielded 5.94% in 1996, and 6.17% in 1997.

     Federal funds sold and securities purchased under agreements to resell earned $407,000 in 1997, whereas $447,000 was earned in 1996. The decrease was largely the result of a decrease in the average balance of short-term investments from $8,760,000 in 1996 to $7,664,000 in 1997. As in the case of the investment portfolio, the drop in volume was somewhat offset by an increase in yields from 5.10% in 1996 to 5.31% in 1997. Interest expense increased in 1997 to $11,765,000 from the 1996 total of $11,220,000. A 2.0% increase in the average balance of interest-bearing deposits and a 7.2% increase in the average balance of other borrowed funds attributed to the increase in interest expense. In order to fund loan growth, and otherwise provide for liquidity, specific term and short-term borrowings increased in 1997. Average interest-bearing deposits grew by 4.67% in 1997 to a balance of $239,115,000, compared to an average balance in 1996 of $228,447,000. The majority of this growth was in time deposits, with a slight increase in interest bearing demand deposits, and a decrease in savings. The average balance of other borrowed funds increased by $449,000 from the 1996 average balance of $6,223,000 to the 1997 average balance of $6,672,000.

     Changes in the makeup of liabilities caused PBTC's cost of funds to increase to 4.68% in 1997 from 4.62% in 1996.

     Net interest income for 1997 was $15,653,000 as compared to the 1996 total of $14,444,000, for an increase of 8.4%.

     1996 versus 1995. PBTC's total interest income for the year 1996 amounted to $25,665,000 compared to a 1995 total of $24,040,000. The increase was the result of increased loan demand driving the average volume of loans from a 1995 average of $175,318,000 to a 1996 average volume of $197,187,000. This increased loan volume was partially funded through a shift of funds from the investment security portfolio into the loan portfolio and thereby earning at a higher rate of interest. Interest rates on the loan portfolio decreased from 10.34% in 1995 to 10.16% for 1996. Total average earning assets increased from $276,988,000 in 1995 to an average of $293,213,000 in 1996 for an increase of 5.86% in average earning assets.

     Interest income on the investment securities portfolio decreased 5.6% from $5,495,000 in 1995 to $5,187,000 in 1996. The decrease in interest income is primarily attributable to a 9.5% decline in average volume of the combined total of taxable and nontaxable investment securities offset by an increase in the average yield on taxable investment securities from 5.73% in 1995 to 6.03% in 1996.

     Interest income from federal funds sold and securities purchased under agreements to resell totaled $447,000 in 1996 as compared to $416,000 in 1995. The increase was primarily attributable to an increase in the average balance of short-term investments from $5,201,000 in 1995 to $8,760,000 in 1996 offset by a decrease in the average yield from 8.00% in 1995 to 5.10% in 1996.

     Interest expense increased from $11,074,000 in 1995 to $11,220,000 in 1996. The increase was primarily due to a 107.3% increase in the average balance of federal funds purchased and securities sold under agreements to repurchase, combined with a 153% increase in the average balance of other borrowed funds during 1996. Specific term and short-term borrowing increased during 1996 primarily to fund loan growth and to otherwise provide for liquidity. The average balance of federal funds purchased and securities sold under agreements to repurchase increased $4,225,000 from the 1995 average balance of $3,939,000 to the average balance in 1996 of $8,164,000. Likewise, the average balance of other borrowed funds increased by $3,763,000 from the 1995 average balance of $2,460,000 to the average balance in 1996 of $6,223,000. Average deposits grew by 1.7% during 1996 from an average balance in 1995 of $224,636,000 to an average balance in 1996 of $228,447,000. The primary growth was recorded in demand deposits with decreases in savings and time deposits. As a result of the declining interest rates during 1996 and the shift in the liability mix, PBTC's cost of funds declined to 4.62% in 1996 from 4.79% in 1995.

     Net interest income for 1996 was $14,445,000 as compared to the 1995 total of $12,966,000 for an increase of 11.4%.

     PROVISION FOR LOAN LOSSES. The provision for loan losses is an expense item that allows for systematic application of the fact that some loans will not be paid back in full. It offsets the effect of net charge-offs in the allowance for loan loss account, while building reserves for the growth of the loan portfolio. The provision for loan losses in 1997 equaled $1,732,000, compared with the 1996 provision of $1,835,000. The $103,000 decrease in the provision was due to management's assessment of the loan portfolio. The allowance for loan losses is monitored closely by management, with adjustments to charges to the provision for loan losses made as deemed necessary to guard against future losses. See Note 1 of Notes to Consolidated Financial Statements of PBTC.

     NON-INTEREST INCOME. Additional fee income is generated for PBTC through the wide variety of financial services offered. With continued pressure on net interest income, PBTC views the expansion of fee income and the development of new services as a major source of future earnings. PBTC's primary sources of non-interest income are deposit service charges, fee-based trust services, brokerage income, credit life commissions, and income contributions from PBTC's insurance and finance (see below) subsidiaries.

     1997 versus 1996. In 1997, non-interest income totaled $4,137,000 as compared to $3,725,000 for 1996. The increase is primarily attributable to a rise in deposit service charges with the balance of the increase spread over the remaining non-interest income items. In May of 1996, PBTC opened Loan Express, Inc., a consumer finance company that extends credit to consumers who may not be eligible for loans under PBTC's credit standards. Loan Express, Inc. recorded a net loss in 1996 of $68,000, while in 1997 a net profit of $24,000 was posted.

     1996 versus 1995. For 1996, non-interest income totaled $3,725,000 as compared to $3,308,000 for 1995. The increase of $417,000 was primarily attributable to an increase in deposit service charges with the balance of the increase spread over the remaining non-interest income items. For the year 1996, deposit service charges amounted to $2,512,000 as compared to $2,193,000 for 1995. In May of 1996, PBTC opened a consumer finance company, Loan Express, Inc. ("Loan Express"), which extends credit to consumers who may not otherwise meet PBTC's credit standards. Loan Express recorded losses during 1996 in the amount of $68,000. The losses were the result of first year start-up expense and low volumes. By December 31, 1996, Loan Express was reporting monthly profits.

     NON-INTEREST EXPENSE. 1997 versus 1996. Total non-interest expense for 1997 was $12,100,000 as compared to $11,108,000 for 1996. Salaries and benefits are the largest segment in this category, and rose in 1997 from $6,045,000 in 1996 to $6,177,000. This increase is the result of standard salary increases and the hiring of additional staff. Automations, fixed assets and computer expense, along with other expense categories rose in direct relation to new branch additions, and the personnel necessary to staff them.

     1996 versus 1995. The total non-interest expense for 1996 was $11,108,000 as compared to a total of $11,001,000 for 1995. Salaries and benefits, comprising the largest segment of non-interest expense, increased slightly from $5,953,000 in 1995 to $6,044,000 in 1996 primarily the result of normal salary increases. Certain other expense categories such as automations and computer expense exceeded 1995 levels due to the impact and cost of maintaining the proper levels of technology. Additionally, total Federal Deposit Insurance Corporation ("FDIC") premiums, paid for deposit insurance, of $58,000 in 1996 decreased from the 1995 amount of $305,000. The decrease in premiums was made possible by the 1996 enactment of federal legislation to recapitalize the Savings Association Insurance Fund ("SAIF"). PBTC was assessed a one-time recapitalization fee on its SAIF deposits in the amount of $41,000 during 1996. The cost of occupancy and fixed asset depreciation and maintenance increased $95,000 during 1996.

     PROVISION FOR INCOME TAXES. 1997 versus 1996. Net income before the charge for income taxes equaled $5,958,000 at December 31, 1997 compared to $5,226,000 at December 31, 1996, an increase of 14%. The provision for income tax totaled $1,955,000 for 1997, and $1,643,000 for 1996. The effective tax rates for 1997 and 1996 were 31.1% and 31.4%, respectively. PBTC participates in several low income housing projects which provide tax credits, thus reducing its effective tax rate by 5.1% and 5.2% in 1997 and 1996 respectively.

     1996 versus 1995. Income before the charge for income tax was $5,226,000 for 1996 as compared to $4,426,000 for 1995, an increase of 18.1%. The provision for income tax, which includes both federal and state taxes, amounted to $1,643,000 for 1996. The effective tax rate for 1996 and 1995 was 31.4% and 28.9%, respectively. PBTC's participation in multiple issues of low income housing credits reduced the effective tax rate by 5.2% and 3.7% for 1996 and 1995, respectively.

IMPACT OF INFLATION AND CHANGING PRICES

     The financial statements and accompanying data herein have been prepared according to generally accepted accounting principles. Those principles dictate that financial position and operating results be measured in terms of historical dollars, with no consideration made for changes in the relative purchasing power of money over time due to inflation.

     The nature of a financial institution's assets and liabilities differs greatly from that of most commercial concerns. They are monetary in nature, whereas those of most commercial and industrial entities are concentrated in fixed assets or inventories. Inflation does, however, affect the growth of total assets, creating the need for more equity capital in order to maintain appropriate ratios of capital to assets. Inflation also affects non-interest expenses, which tend to rise during periods of inflation.

INTEREST RATE RISK

     The profitability of most financial institutions, including PBTC, is greatly dependent on net interest income. Given this, management believes changes in interest rates impact PBTC's profitability to a greater extent than the effects of general inflation levels. Interest rates do not always move with the same magnitude, or in the same direction as, inflation. When interest-earning assets are repricing to market rate levels at a different pace than interest-bearing liabilities, net interest income is affected either positively or negatively, depending on the direction market rates are moving. When interest rates are volatile, liquidity and maturity of PBTC's assets and liabilities is crucial in maintaining desired performance levels. Management is unable to predict the future of interest rate movements; therefore, management attempts to strike a relative balance between rate sensitive assets and liabilities. This strategy is designed to protect PBTC's profitability against radical shifts in interest rate levels. Management believes the current relationship between rate sensitive assets and rate sensitive liabilities is well matched, indicating a minimal exposure to interest-rate risk. On December 31, 1997, PBTC had a positive cumulative one-year gap position of $36,793,000, indicating that while $174,653,000 in assets were repricing, only $137,860,000 in liabilities would reprice in the same time frame. For a quantitative expression of interest-rate risk, see the table titled "Interest Rate Sensitivity Position."

                      INTEREST RATE SENSITIVITY POSITION
                               DECEMBER 31, 1997

                                                                       Expected Maturity Date
                                            ---------------------------------------------------------------------------------------
                                             1998      1999      2000      2001       2002     Thereafter      Total    Fair Value
                                             ----      ----      ----      ----       ----     ----------      -----    ----------
                                                                           (Dollars in thousands)
Interest-Earning Assets:
------------------------

Federal funds sold under agreements
  to resell...............................  $  6,677   $    --   $     --  $    --    $    --   $     --    $  6,677    $  6,677
  Average interest rate....................     5.40%       --%        --%      --%        --%        --%       5.40%
Loans, net of unearned
  interest.................................  157,154   $31,944   $ 19,471  $18,266    $21,123   $ 10,819    $258,777    $261,927
  Average interest rate....................     9.30%     9.60%      9.33%    8.78%      8.73%      8.70%       9.24%
Investment securities......................    8,822   $14,994   $ 10,710  $12,852    $ 4,284   $ 18,075    $ 69,737    $ 69,737
   Average interest rate...................     5.90%     6.11%     6.255%    6.77%      6.85%      7.20%       6.24%
Total interest-earning assets.............. $172,653   $46,938   $ 30,181  $31,118    $25,407   $ 28,894    $335,191    $338,341

Interest-Bearing Liabilities:
-----------------------------

Savings.................................... $  1,052   $   785   $    785  $    523   $    307  $ 22,699    $ 26,150    $ 26,150
  Average interest rate....................     2.75%     2.75%      2.75%     2.75%      2.75%     2.75%       2.75%
Time deposits.............................. $120,301   $24,333   $  6,312  $  4,172   $     --  $     --    $155,118    $155,738

  Average interest rate....................     5.18%     5.95%      6.29%     6.22%      4.88%      0.00%      4.83%
Money market and  transaction
  accounts................................. $  2,656   $ 1,992   $  1,992  $  1,328   $  1,328  $  57,647   $ 66,943    $ 66,943
   Average interest rate...................     3.48%     3.48%      3.48%     3.48%      3.48%      3.48%      3.48%
Federal funds purchased under agreements to
 repurchase................................ $ 13,642   $    --   $     --  $     --   $     --  $      --   $ 13,642    $ 13,642
  Average interest rate....................     5.40%       --%        --%       --%        --%        --%      5.40%
Federal Home Loan Bank
  advances................................. $    209   $    94   $     --  $     --   $  3,824  $   4,170   $  8,297    $  8,297
  Average interest rate....................     5.65%     6.02%      0.00%     0.00%      6.38%      6.81%      6.50%
Total interest-bearing
   liabilities............................. $137,860   $27,204   $  9,089  $  6,023   $  5,459  $  84,516   $270,150    $270,770

Interest sensitivity gap...................   34,793   $19,735   $ 21,092  $ 25,095   $ 19,948  $ (55,622)  $ 65,041
Cumulative interest sensitive gap.......... $ 34,793   $56,528   $ 77,620  $102,715   $122,663  $  65,041   $130,083
Interest sensitive gap to
  total assets.............................     9.63%     5.46%      5.84%     6.94%      5.52%    (15.39)%    18.00%
Cumulative interest sensitive gap
   to total assets.........................     9.63%     5.09%     20.93%    27.87%     33.39%     18.00%     36.00%
                                               ------------------------------------------------------------------------------------

(1) PBTC has presented substantial balances of deposits as non-rate sensitive and/or not repricing within one year.

      The above table reflects a positive cumulative gap position in all maturity classifications. This is the result of core deposits being used to fund short-term interest earning assets, such as loans and investment securities. A positive cumulative gap position implies that interest earning assets (loans and investments) will reprice at a faster rate than interest-bearing liabilities (deposits and debt). In a rising rate environment, this position will generally have a positive effect on earnings, while in a falling rate environment this position will generally have a negative effect on earnings. Other factors, however, including the speed at which assets and liabilities reprice in response to changes in market rates and the interplay of competitive factors, can also influence the overall impact on net income of changes in interest rates. Management believes that a rapid, significant and prolonged increase or decrease in rates could have a substantial impact on PBTC's net interest margin. The actual interest rate sensitivity of PBTC's assets and liabilities could vary significantly from the information set forth in this table due to market and other factors.

YEAR 2000 RISK ASSESSMENT AND ACTION PLAN

     PBTC is aware of the current concerns throughout the business community of reliance upon computer software that does not properly recognize the year 2000 in date formats, often referred to as the "Year 2000 Problem." The Year 2000 Problem is the result of software being written using two digits rather than four digits to define the applicable year (i.e., "98" rather than "1998"). A failure by a business to properly identify and correct a Year 2000 Problem in its operations could result in system failures or miscalculations. In turn, this could result in disruptions of operations, including among other things a temporary inability to process transactions, or otherwise engage in routine business transactions on a day-to-day basis.

     Operations of PBTC depend upon the successful operation on a daily basis of its computer software programs. PBTC relies upon software purchased from third-party vendors rather than internally generated software. In its analysis of the software, and based upon its ongoing discussions with these vendors, a plan of action has been put in place by PBTC to minimize its risk exposure to the Year 2000 Problem.

     As part of the plan, an oversight committee has been set up to monitor vendor Year 2000 compliance, and identify systems and equipment crucial to PBTC's operation. These systems are being tested to assure they will be able to handle the year 2000 event, thus minimizing risk to PBTC.

     PBTC is committed to a plan for achieving Year 2000 compliance which focuses not only on its own systems and equipment, but also on its customers. Peoples Bank is educating and assisting customers in identifying their Year 2000 Problems. Peoples Bank has developed policies and procedures to help identify potential risks to Peoples Bank and to gain a better understanding of how its customers are managing their own risks associated with the Year 2000 Problem.

     As of December 31, 1997, Year 2000 compliance costs have not been material. PBTC currently anticipates that its Year 2000 expenditures will total approximately $350,000.


NEW ACCOUNTING STANDARDS

     ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. In June 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SFAS No. 125). SFAS No. 125 requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. This statement also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of transfer. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. However, in December 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 127, Deferral of the Effective date of Certain Provisions of FASB Statement No. 125. This statement defers for one year the effective date of certain provisions of SFAS No. 125 relating to repurchase agreements, dollar-roll transactions, deferred securities lending and similar transactions. The effective date for all other transactions addressed by SFAS No. 125 is unchanged. PBTC adopted SFAS 125 as of January 1, 1997. The adoption of SFAS 125 did not have a material impact on PBTC's financial statements.

     REPORTING OF COMPREHENSIVE INCOME. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, Reporting of Comprehensive Income (SFAS No. 130), which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of financial statements. This statement also requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     This statement is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

     DISCLOSURE ABOUT SEGMENTS AND RELATED INFORMATION. In June 1997, the FASB issued FAS No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement requires the reporting of financial and descriptive information about an enterprise's reportable operating segments.

     This statement is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. PBTC believes that the adoption of SFAS 131 will not have a significant impact on its financial statements and disclosures as it operates in only one reportable segment -- commercial banking. While PBTC is segmented by geographic divisions for managerial purposes, these segments are expected to meet the aggregation criteria of SFAS 131.

     PENSIONS AND OTHER POSTRETIREMENT BENEFITS. The FASB recently issued SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits (SFAS 132), which changes current financial-statement disclosure requirements from those that were required under SFAS 87, Employers' Accounting for Pensions, SFAS 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and SFAS 106, Employers' Accounting for Postretirement Benefits Other Than Pensions.

     Some of the more significant effects of SFAS 132 are that it:

 .    Standardizes the disclosure requirements for pensions and other postretirement benefits and presents them in one footnote.

 .    Requires that additional information be disclosed regarding changes in the benefit obligation and fair values of plan assets.

 .    Eliminates certain disclosures that are no longer considered useful, including general descriptions of the plans.

 .    Permits the aggregation of information about certain plans.

 .    Provides reduced disclosure requirements for nonpublic entities.

     SFAS 132 does not change the existing measurement or recognition provisions of the above standards and is effective for fiscal years beginning after December 15, 1997, though early application is permitted. PBTC has not yet adopted SFAS 132 but does not expect that adoption will have a material impact on PBTC's financial statements.


                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF PBTC
                  THREE MONTHS ENDED MARCH 31, 1998 AND 1997


GENERAL

     The following analysis focuses on the financial condition of PBTC and should be read in conjunction with the unaudited condensed consolidated financial statements included herein.

     As discussed in the accompanying Notes to the Unaudited Condensed Consolidated Financial Statements, PBTC completed its acquisition of Merchants & Planters on March 6, 1998 and has included the operations and income of Merchants & Planters in the income of PBTC from the date of purchase.

FINANCIAL CONDITION

     Total consolidated assets of PBTC and its subsidiaries totaled $437,839,000 at March 31, 1998, an increase of $76,477,000 from the December 31, 1997 total of $361,362,000. The acquisition of Merchants & Planters' assets had a $78,773,000 positive effect on total assets, whereas total assets net of Merchants & Planters fell by

$2,296,000. Earning assets at March 31, 1998 were $392,468,000 as compared to $332,441,000 at December 31, 1997. This $60,027,000 increase resulted from the acquisition ($64,723,000), whereas PBTC, excluding the acquisition, experienced a decrease of $4,696,000 from December 31, 1997 to March 31, 1998.

     INVESTMENTS. Excluding the effect of the acquisition, PBTC's securities portfolio declined $4,218,000, mostly relating to a liquidation of securities to fund the purchase price of Merchants & Planters.

     At year end 1997, and March 31, 1998, the entire investment portfolio was classified as "available for sale," resulting in the portfolio being marked-to-market. At December 31, 1997, the portfolio had a net unrealized loss of $125,000 as compared to a net unrealized gain of $59,000 at March 31, 1998.

     SHORT-TERM INVESTMENTS. Short-term investments (primarily federal funds and securities purchased under agreements to resell) totaled $37,585,000 at March 31, 1998 as compared to $6,677,000 at December 31, 1997. This is an increase of $30,908,000, of which $7,585,000 is attributable to Merchants & Planters, and $23,323,000 attributable to Peoples Bank. The sharp rise in short-term investments resulted from a large influx of funds into customer "sweep" accounts during the first quarter 1998. Management constantly monitors these funds, seeking alternative uses for them.

     LOANS. Loans, net of unearned income, increased $4,294,000 from year-end 1997 to $263,071,000 at first quarter end 1998. The addition of Merchants & Planters' loan portfolio had an increasing effect in the amount of $28,153,000, whereas Peoples Bank's loan portfolio fell by $23,859,000. The reduction in Peoples Bank's loan portfolio is due to lighter loan demand, and the repayment by customers, of several, large short-term loans taken out at year-end 1997.

     ALLOWANCE FOR LOAN LOSSES. In making loans, Peoples Bank recognizes the fact that credit losses will occur, and that the risk of loss will vary with, among other things, the type of loan being made and the credit-worthiness of the borrower and the collateral of the security for the loan. The allowance for loan losses is maintained at a level believed to be adequate by management to absorb potential losses in PBTC's portfolio.

     Management's determination of the adequacy of the allowance is based, among other things, on estimates of the historical loan loss experience, evaluations of economic conditions in general and in various sectors of PBTC's customer base, and periodic reviews of loan portfolio quality by PBTC's personnel, and other relevant factors. Generally reserves will be provided for loans where the ultimate collection is considered questionable by management after reviewing the current status of loans which are contractually past due, structurally deficient or economically depreciating, and considering the net realizable value of the security of the loan or guarantees, if applicable. Management will continue to monitor PBTC's asset quality and will charge off loans against the allowance for loan losses when appropriate or provide specific loss reserves when necessary. Because the allowance is based on assumptions and subjective judgement, it is not necessarily indicative of the actual charge-offs which may ultimately occur.

     PBTC's allowance for loan losses totaled $3,142,000 at March 31, 1998 as compared to $2,750,000 at December 31, 1997. The resulting ratios of allowance to total loans net of unearned interest were 1.19% and 1.06% as of March 31, 1998 and December 31, 1997, respectively. Of the $3,142,000 allowance for loan losses at March 31, 1998, $2,680,000 is attributable to Peoples Bank, with $462,000 attributable to Merchants & Planters. The amount of loans determined by management that require special attention due to potential weaknesses as of March 31, 1998 was $9,614,000, a $528,000 increase from the $9,086,000 reported at year end 1997. All loans requiring special attention were in the portfolio of Peoples Bank at March 31, 1998. A total of $5,409,000 in business loans were classified at March 31, 1998, with $2,848,000 in agricultural and $1,357,000 in personal. Standing at 3.7% of the total loan portfolio, management believes the level of classified loans to be acceptable. Management monitors fluctuations of the loan portfolio in light of charge-offs and recoveries, as well as anticipated economic conditions.

     DEPOSITS. At March 31, 1998, total deposits had increased $66,617,000 to $364,725,000 from their December 31, 1997 total. Of this increase, $56,151,000 was purchased in the acquisition of Merchants & Planters, with the deposits of Peoples Bank having increased $10,466,000. Analysis of the Peoples Bank increase indicates that non-interest-bearing demand deposits decreased by $267,000. Interest-bearing demand deposits increased $907,000 from December 31, 1997. Savings accounts increased $1,871,000 from December 31, 1997 to March 31, 1998. The largest increase was in time deposits, in the amount of $4,367,000 from December 31, 1997 to March 31, 1998.

      LIQUIDITY. PBTC has periodic needs for short-term borrowings. At March 31, 1998, short-term borrowings in the form of federal funds purchased totaled $4,159,000, as opposed to $13,642,000 at December 31, 1997. Other borrowed funds increased $16,794,000 to $25,091,000 during the quarter primarily to finance the acquisition. The effect of the acquisition of Merchants & Planters short-term borrowings was minimal, representing an increase of $606,000.

      STOCKHOLDERS' EQUITY. Total stockholders' equity at March 31, 1998 was $38,318,000 compared to $37,233,000 at year end. The $1,085,000 increase is accounted for through first quarter earnings of $1,018,000 combined with a change in unrealized gain on available for sale securities of $184,000 and a reduction of $274,000 for common stock dividends. Stock options having a net increasing effect on stockholders equity of $156,000 were exercised in the first quarter 1998 as well.

      Risk-based capital regulations require all bank holding companies and banks to achieve and maintain a minimum total capital to risk-weighted assets ratio of 8.00%, at least half of which must be in the form of Tier 1 capital (consisting of stockholders' equity less goodwill and all other identifiable intangible assets). The following table indicates PBTC's Tier 1 capital ratio and total capital ratio at March 31, 1998 were 9.70% and 10.79%, respectively. PBTC maintained, at March 31, 1998, a leverage ratio of Tier 1 capital to total assets of 6.73% compared to the minimum regulatory requirement of 3.00% required of the strongest companies and banks. In addition, the table indicates that the ratios of PBTC's subsidiary banks also well exceed the minimum requirements of the regulation.

                                                Risk-Based Capital Ratios and Leverage Ratios as of March 31, 1998
                                            --------------------------------------------------------------------------
RISK-BASED CAPITAL RATIOS                                           (Dollars in thousands)
-------------------------
                                                                                               Merchants & Planters
                                                     PBTC                Peoples Bank                Bank (1)
                                            --------------------    --------------------      ------------------------
Tier 1 Capital                                 $  27,928    9.70%     $  27,217   10.78%        $  19,994      49.32%
Tier 1 Capital - Minimum Required                 11,522    4.00%        10,098    4.00%            1,622       4.00%
                                               ---------   ------     ---------   ------        ---------      ------
Excess                                         $  16,406    5.70%     $  17,119    6.78%        $  18,372      45.31%
                                               ---------   ------     ---------   ------        ---------      ------

Total Capital                                  $  31,070   10.79%     $  29,897   11.84%        $  20,456      50.46%
Total Capital - Minimum Required                  23,044    8.00%        20,198    8.00%            3,243       8.00%
                                               ---------   ------     ---------   ------        ---------      ------
Excess                                         $   8,026    2.79%     $   9,699    3.84%           17,213      42.46%
                                               ---------   ------     ---------   ------        ---------      ------
Net risk-weighted assets                       $ 283,869              $ 252,473                 $  40,543
                                               ---------              ---------                 ---------

LEVERAGE RATIOS
---------------
                                                                                                  Merchants & Planters
                                                   PBTC                 Peoples Bank                   Bank (1)
                                            -------------------      --------------------      -----------------------
Total Tier 1 Capital                           $ 27,928     6.73%     $  27,217   7.65%         $  19,994      29.56%
Minimum Leverage Requirement                     12,453     3.00%        10,674   3.00%             2,029       3.00%
                                               ---------   ------     ---------  ------         ---------      ------
Excess                                         $ 15,475     3.73%     $  16,543   4.65%         $  17,965      26.56%
                                               ---------   ------     ---------  ------         ---------      ------
Average Total Assets,
 Net of all goodwill                           $415,102               $ 355,813                 $  67,648
                                               ---------              ---------                 ---------

________________________
(1) Merchants & Planters Bank was merged with and into Peoples Bank on April 10, 1998.

RESULTS OF OPERATIONS

     THREE MONTHS ENDED MARCH 31, 1998, COMPARED TO THREE MONTHS ENDED MARCH 31, 1997. PBTC's profitability, like that of many financial institutions, is dependent to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest bearing liabilities, such as deposits and borrowings.

     Interest income for the first quarter of 1998 (the "1998 Quarter") was $7,417,000 compared to $6,465,000 for the same quarter of 1997 (the "1997 Quarter"). That portion of interest income attributable to Merchants & Planters was $372,000. Average earning assets grew to $343,753,000 for the 1998 Quarter from $299,804,000 for the 1997 Quarter. Of this $43,949,000 increase in average earning assets, the inclusion of Merchants & Planters accounts for $18,338,000.

     The average volume of PBTC's securities portfolio increased to $81,166,000 for the 1998 Quarter from $77,193,000 for the 1997 Quarter, resulting in a rise in investment income of $76,000. Interest income on investments totaled $1,257,000 for the 1998 Quarter as opposed to $1,181,000 for the same period in 1997. The acquisition of Merchants & Planters contributed $137,000 of total interest earned on investments.

     Interest income from business loans totaled $1,764,000 for the 1998 Quarter compared to $1,669,000 for the 1997 Quarter. This increase is mainly due to volume growth from $74,000,000 to $79,040,000 for the twelve months ended March 31, 1998. Of this $5,040,000 increase in average business loans, the inclusion of Merchants & Planters accounted for $1,268,000.

     Interest income from business loans totaled $1,764,000 for the 1998 Quarter compared to $1,699,000 for the prior period. This increase is mainly due to volume growth from an average balance of $78,275,000 to $79,040,000 during the 1998 Quarter. Of this $765,000 increase in average business loans, the inclusion of Merchants & Planters accounted for $1,268,000, while PBTC net of the acquisition saw a reduction of $503,000 for the 1998 Quarter.

     Personal loan interest income increased to $1,806,000 for the 1998 Quarter from $1,757,000 for the prior year period. The average volume of personal loans slightly increased between periods.

     Interest income earned on real estate loans totaled $2,134,000 for the 1998 Quarter as compared to $1,642,000 for the 1997 Quarter. The average volume of real estate loans increased to $92,288,000 from $73,124,000 between the 1998 and 1997 Quarters. The addition of Merchants & Planters accounted for $5,032,000 of the $19,164,000 increase.

     The average volume of interest-bearing deposits increased from $234,053,000 for the 1997 Quarter to $265,836,000 for the 1998 Quarter. Interest paid on these deposits totaled $3,069,000 for the 1998 Quarter, as compared to $2,662,000 for the 1997 Quarter. The inclusion of Merchants & Planters accounted for a $14,071,000 increase in the average balance of interest-bearing deposits and $170,000 increase in the interest paid on them.

     Non-interest income for the 1998 Quarter totaled $1,081,000 as compared to $947,000 for the same period in 1997. Merchants & Planters is credited with $24,000 of the $134,000 increase in this category.

     Non-interest expenses increased $629,000 to $3,503,000 for the 1998 Quarter from $2,874,000 for the 1997 Quarter. Merchants & Planters is responsible for $164,000 of the increase.

     Income before taxes for the 1998 Quarter was $1,525,000, compared to $1,340,000 for the same period in 1997. The income tax provision increased between the quarters by $70,000 to $507,000. The resulting 1998 Quarter net income was $1,018,000, versus net income for the 1997 Quarter of $903,000. Merchants & Planters contributed to the $115,000 increase in net income for the 1998 Quarter in the amount of $82,000. Earnings per share for the 1998 Quarter was $.30, compared to $.27 for the same quarter of 1997.

          AVERAGE BALANCE SHEETS AND ANALYSIS OF NET INTEREST INCOME
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 and 1997
                            (DOLLARS IN THOUSANDS)

                                                    1998                                1997
                                         -----------------------------       ------------------------------
                                         AVERAGE                YIELD/       AVERAGE                 YIELD/
                                         BALANCE    INTEREST     RATE        BALANCE    INTEREST      RATE
                                         -------    --------     ----        -------    --------      ----
ASSETS
Interest Earning Assets:
Loans, net(1)                            $238,153    $ 5,886     9.89%       $219,323    $ 5,212      9.51%
Taxable investment
   securities                              79,121      1,233     6.23%         77,039      1,171      6.08%
Nontaxable investment
   securities                               2,045         23     4.50%          1,274         10      3.14%
Federal funds sold and
   securities purchased under
   agreements to resell                    20,793        275     5.29%          5,592         72      5.15%
                                         --------    -------     ----        --------    -------      ----

     Total interest earning
       assets                            $340,112    $ 7,417     8.72%       $303,228    $ 6,465      8.53%
Non-Interest Earning Assets:
Cash and due from banks                    14,425                              13,850
Bank premises and
   equipment (net)                          8,113                               5,904
Other Assets                               10,901                               9,115
                                         --------                            --------
     Total non-interest
       earning assets                      33,439                              28,869
                                         --------                            --------
     Total Assets                        $373,551                            $332,097
                                         ========                            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing Liabilities:
Interest bearing demand
   deposits                              $ 32,072    $   249     3.11%       $ 27,318    $   219      3.21%
Savings deposits                           28,223        155     2.20%         27,849        160      2.30%
Time deposits                             205,568      2,667     5.19%        180,331      2,283      5.06%
Federal funds purchased
  and securities sold under
  agreements to repurchase                  6,523         53     3.25%          9,651         76      3.15%
Other borrowed funds                        6,606        109     6.60%          6,080        112      7.37%
                                         --------    -------     ----        --------    -------      ----
     Total interest bearing
       liabilities                       $278,992    $ 3,233     4.64%       $251,229    $ 2,850      4.54%

Non-interest bearing
  demand deposits                          46,815                              43,020
Other liabilities                           9,924                               3,550
                                         --------                            --------
     Total non-interest
       bearing liabilities               $ 56,739                            $ 46,570
     Total liabilities                   $335,731                            $297,799

Stockholders' equity                       37,820                              34,298
                                         --------                            --------
     Total liabilities and
       stockholders' equity              $373,551                            $332,097
                                         ========                            ========
Net interest income                                  $ 4,184                             $ 3,615
Net yield on interest
  earning assets                                                 4.92%                                4.77%

(1) Average balances include non-accruing loans of approximately $1,824 and 1,606 in the three months ended March 31, 1998 and 1997.

          The table above sets forth certain information relating to PBTC's average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost on liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.

IMPACT OF NEW ACCOUNTING STANDARDS

     See Notes to the Unaudited Condensed Consolidated Financial Statements.

INTEREST RATE RISK

     Interest sensitivity is one measure of the vulnerability of earnings to changes in the general level of interest rates. Whenever interest-earning assets reprice to market interest rates at a different pace than interest-bearing liabilities, interest income performance will be affected favorably or unfavorably during periods of changes in general interest rates. Management is unable to predict future changes in market rates and their impact on PBTC's profitability. Management believes, however, that PBTC's current rate sensitivity position is well matched, indicating the assumption of minimal interest-rate risk. Management does not believe there to have been any material shift in the relationship between the maturity characteristics of interest-earning assets, and interest-bearing liabilities since December 31, 1997, and, consequently, no change in interest-rate risk exposure.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OF ELMORE COUNTY -
                    YEARS ENDED DECEMBER 31, 1997 AND 1996


INTRODUCTION

     The subsequent discussion, together with the accompanying financial information, is meant to complement the consolidated financial statements of Elmore County, and notes thereto. Therefore, this discussion depends heavily on information contained in the aforementioned financial statements and should be read with that relationship in mind. It is the opinion of management that in order to obtain a thorough understanding of this discussion, the consolidated financial statements should be referenced during its reading.

     Included herein are certain forward looking statements. These statements are not intended to represent actual future results. They are subjective in nature, and reflect management's estimates and opinions regarding the effect of future events on earnings and condition. Forward looking statements are not predictions, they are opinions as to the impact on Elmore County of both present and anticipated events. Sudden and unanticipated changes in interest rates, a downturn in the general economy and changes in the legal environment of Elmore County, are some examples of events that could occur to cause actual outcomes to differ from those included in this discussion. Forward looking statements may be indicated by words such as "believes" and "expects," and other subjective terms.

SUMMARY OF FINANCIAL CONDITION

     The financial condition of Elmore County, is composed of its assets, liabilities and the equity of its shareholders. Changes in the financial condition of Elmore County occur through the acquisition of assets and the assumption of liabilities, coupled with the retention of earnings and the payment of dividends.

     Total assets at December 31, 1997 were $92,465,000, as compared to $88,439,000 at December 31, 1996. Of these totals, $87,028,000 and $82,139,000 were interest earning assets at December 31, 1997 and 1996, respectively. The largest earning category is loans net of unearned interest, followed by investment securities and then federal funds sold.

     LOANS AND LOAN LOSS ALLOWANCE. At December 31, 1997, the loan portfolio comprised 53.96% of all earning assets. The December 31, 1997 balance represented a 14.72% increase over the December 31, 1996 balance of $40,931,000, which constituted 49.83% of earning assets. At December 31, 1997, approximately 38.0% of the portfolio was loans to individuals totaling $17,690,000, followed by real estate loans in the amount of $17,129,000 and business loans of $10,522,000. The remaining loans in the portfolio were construction and land development loans totaling $707,000, farm land and agricultural loans totaling $578,000, with other types of loans totaling $330,000.

     An unavoidable consequence of engaging in lending activities is the non-repayment of a portion of those funds loaned. In order to provide for this contingency, there exists a line item under loans net of unearned interest entitled "allowance for loan losses." The amount of allowance for loan losses is affected by several factors, and is ultimately determined by management. Funds are systematically added to the allowance through a charge against income referred to as a "provision for loan losses." When a loan has reached the point where it is unlikely its principal will be repaid, and all reasonable methods to recover the funds have been exhausted, the loan will be debited to the allowance for loan losses account, thus reducing the allowance balance. On the other hand, should a loan that has been previously charged off be paid back, the amount of the repayment will be credited to the allowance for loan losses account, thus increasing the allowance balance. At December 31, 1997 the allowance for loan losses totaled $695,000, compared to $689,000 at December 31, 1996.

     INVESTMENTS. At December 31, 1997, Elmore County's investment securities portfolio totaled $37,272,000, compared to $40,808,000 at December 31, 1996. At December 31, 1997, $9,351,000 of the portfolio was classified as available-for-sale. The balance of the portfolio consisted of held-to-maturity securities in the amount of $27,921,000. This net reduction in the securities portfolio can be attributed to a shift of funds out of investments, and into the higher yielding loan portfolio. At December 31, 1997, all available-for-sale securities were U.S. Treasuries. The held-to-maturity securities were grouped as follows: other U.S. government and agency securities-$13,648,000, state and municipal securities-$10,681,000, collateralized mortgage obligations-$1,783,000 and mortgage-backed securities-$1,809,000. Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), dictates a difference in the reporting of securities available-for-sale and that of securities held-to-maturity. Securities that are available-for-sale, are reported at their fair market value, whereas those being held maturity are reported at their amortized cost, not unlike that of a fixed asset net of its depreciation.

     Elmore County has another class of investments which are short term in
nature, often being held only overnight.   In order to meet the cash
requirements of federal regulators, banks often have to borrow money from one another, so as not to fall below the minimum set for them on any given day. Those banks having funds above the required minimum, are the lenders to those banks that do not, and are said to be a seller of federal funds. Such was the case with Elmore County at December 31, 1997. Federal funds sold had a balance of $2,800,000 at December 31, 1997, as compared to $400,000 at December 31, 1996.

     LIQUIDITY. Liquidity is a term used when expressing Elmore County's ability to meet its cash needs. Among those needs are operating expenses, and the borrowing and withdrawal demands of customers. Both assets and liabilities are managed with Elmore County's liquidity needs in mind.

     The primary sources of cash that Elmore County has, are interest and fee income, loan repayments and the maturity or sale of other earning assets. Maturing investment securities are a constant source of cash, with the concentration and frequency of the cash flow dictated by the maturity schedules of those securities held. At December 31, 1997, $885,000 of held-to-maturity securities were set to mature in one year, and $2,218,000 of available-for-sale securities were set to mature with in one year. All securities classified as available-for-sale are high quality, and have a ready market, making them available, if needed, to meet cash needs not met through the aforementioned primary sources.

     Liabilities also provide for liquidity through deposit growth, maturing deposits being rolled over and access to outside funds. While there were no short term borrowings at December 31, 1997, Elmore County may, from time to time, find itself in the position whereby it will need to purchase (borrow) federal funds to meet its short term liquidity needs.

     DEPOSITS. Those funds placed in Tallassee Bank by customers in the form of deposit accounts are the primary source from which loans and investments are made. Just as Elmore County makes efforts to attract the business of borrowers, so too does it make an effort to attract the business of depositors in an effort to increase the deposit base, from which loans and investments can then be made.

     Total deposits at December 31, 1997 were $76,773,000, representing an increase of $2,892,000 over the December 31, 1996 total of $73,881,000.

     STOCKHOLDERS' EQUITY. Stockholders' equity is an expression of Elmore County's capital base. It is that portion of the total assets reported value for which no liabilities have been incurred. Viewed another way, it can be said stockholders' equity is that portion of total assets reported value to which the stockholders of Elmore County can lay claim. At December 31, 1997 stockholders' equity totaled $14,775,000 as compared to $13,467,000 at December 31, 1996. The increase of $1,308,000, or 9.71%, is a direct result of a strong year in earnings. For a quantitative reconciliation of this change, refer to the report titled, "Consolidated Statements of Stockholders' Equity," found in the consolidated financial statements. Earnings will be addressed in greater detail in a following section of this discussion.

     Elmore County, like all banking institutions, must comply with capital adequacy guidelines set forth by the FRB and FDIC. There are currently two basic measures for capital adequacy. The first is a risk based measure, and second is a leverage measure. The risk-based measure is designed to make the regulatory capital position of a bank more sensitive to various levels of risk in lending, to give consideration to off-balance sheet commitments and to provide for some measure of an incentive in holding more liquid assets. Assets and off balance sheet items are separated among predetermined risk factors, based on the level of risk regulatory authorities see as being inherent to them. Those risk categories are: 0%, 20%, 50% and 100%, with the 0% category considered to have no exposure to credit risk, i.e. cash. At December 31, 1997 Elmore County was well above the required minimum ratios for total capital to risk-weighted assets, tier one capital to risk-weighted assets and tier one capital to average assets (leverage ratio). Those minimums are 8%, 4% and 4% respectively, with Elmore County's ratios at December 31, 1997 standing at 28.9%, 28.8% and 16% respectively. See Note 14 of Notes to Consolidated Financial Statements of Elmore County for additional discussion, and a quantitative expression on the regulatory capital position of Elmore County.

INCOME SUMMARY

     For the year ended December 31, 1997, Elmore County earned a net profit of $1,591,000. This is an increase of $232,000 over the 1996 net profit of $1,359,000. Expressed on a per share basis, earnings were $2.87 and $2.45 for 1997 and 1996 respectively.

     NET INTEREST INCOME. The difference between the amount of interest income realized, and the amount of interest expense incurred, is referred to as net interest income. For the year 1997, Elmore County realized $4,376,000 of net interest income before deducting for loan loss provision, as compared to $4,307,000 for the year ended 1996. The following table gives a quantitative expression of the extent to which net interest income was affected by changes in both volume of interest-earning assets and interest-bearing liabilities, and changes in the rates earned and paid on those assets and liabilities.

                        ELMORE COUNTY BANCSHARES, INC.
               ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSE
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, and 1995
                                (IN THOUSANDS)


                                                        1997 Compared to 1996               1996 Compared to 1995
                                                   -------------------------------      ------------------------------
                                                               Changes    Changes                 Changes     Changes
                                                   Total      in Volume   in Rates      Total    in Volume    in Rates
                                                   -----      ---------   --------      -----    ---------    --------
Interest income on:
   Loans                                           $ 179      $  453      $ (274)       $  348   $  242       $ 106
   Taxable investment securities                    (205)       (243)         38            47       43           4
   Nontaxable investment securities                   60          32          28          (118)     (31)        (87)
   Federal funds sold and securities
      purchased under agreements to resell            13           5           8           (49)     (48)         (1)
                                                   -----      ------      ------        ------   ------       -----

            Total interest income                  $  47      $  247      $ (200)       $  228   $  206       $  22

Interest expense on:
   Interest bearing demand deposits                $  (7)     $   (9)     $    2        $  130   $  132       $  (2)
   Savings deposits                                   (3)         (7)          4          (133)    (119)        (14)
   Time deposits                                     (12)         30         (42)          123       30          93
   Federal funds purchased and
   securities sold under agreements to
   repurchase                                          0           0           0             0        0           0
   Other borrowed funds                                0           0           0           (13)      (6)         (7)
                                                   -----      ------      ------        ------   ------       -----
            Total interest expense                 $ (22)     $   14      $  (36)       $  107   $   37       $  70
Net change in net interest income
   before loan losses                              $  69                                $  121

          The above table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected Elmore County's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rates (change in rate multiplied by old volume);
     and (3) change in rate volume (change in rate multiplied by the change in volume, allocated between volume change and rate change at the ratio that each bears to the total change).

          Non-accrual loans affecting loan income amounted to $32,000 and $369,000 in 1997 and 1996 respectively.

                        ELMORE COUNTY BANCSHARES, INC.
          AVERAGE BALANCE SHEETS AND ANALYSIS OF NET INTEREST INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, and 1995
                            (DOLLARS IN THOUSANDS)

                                               1997                             1996                               1995
                                     -------------------------   -----------------------------   ---------------------------
                                      AVERAGE            YIELD/   AVERAGE               YIELD/   AVERAGE              YIELD/
                                      BALANCE  INTEREST  RATE     BALANCE   INTEREST    RATE     BALANCE  INTEREST    RATE
                                      -------  --------  ----     -------   --------    ----     -------  --------    ----
ASSETS
Interest Earning Assets:
Loans, net(1)                         $44,653    $4,669  0.46%    $40,425     $4,491  11.11%     $38,232   $4,143   10.84%
Taxable investment securities          28,499     2,046  7.18%     31,870      2,251   7.06%      31,255    2,205    7.05%
Nontaxable investment securities       10,127       377  3.72%      9,290        318   3.42%      10,044      436    4.34%
Federal funds sold and securities
 purchased under agreements to
  resell                                1,900       103  5.42%      1,800         90   5.00%       2,760      139    5.04%
                                      -------    ------  -----    -------     ------  ------     -------   ------   ------
   Total interest earning
      assets                          $85,179    $7,195  8.45%    $83,385     $7,150   8.57%     $82,291   $6,922    8.41%
Non-Interest Earning Assets:
Cash and due from banks                 2,430                       2,684                          2.965
Bank premises and equipment (net)       1,453                       1,540                          1,554
Other Assets                            1,893                       2,080                          1,830
                                      -------                     -------                        -------
   Total non-interest earning
    asset                               5,776                       6,304                        $ 6,349
                                      -------                     -------                        -------
   Total Assets                       $90,955                     $89,689                        $88,640
                                      =======                     =======                        =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Interest Bearing Liabilities:
Interest bearing demand deposits      $14,062    $  481  3.42%    $14,314     $  488   3.41%      10,427   $  358    3.43%
Savings deposits                        7,940      2250  2.83%      8,210        228   2.78%      12,520      361    2.88%
Time deposits                          40,147     2,114  5.27%     39,618      2,127   5.37%      39,030    2,003    5.13%
Securities sold under agreements to
    repurchase                              0         0  0.00%          0          0   0.00%           0        0    0.00%
Other borrowed funds                        0         0  0.00%          0          0   0.00%         260       13    5.00%
                                      -------    ------  -----    -------     ------  ------     -------   ------   ------
    Total interest bearing
     liabilities                      $62,149    $2,820  4.54%    $62,143     $2,843   4.59%     $62,237   $2,733    4.39%

Non-interest bearing demand deposits   13,421                      13,136                         12,770
Other liabilities                       1,115                       1,365                          1,389
                                      -------                     -------                        -------
   Total non-interest bearing
    liabilities                       $14,536                     $14,501                        $14,159
                                      -------                     -------                        -------
   Total liabilities                  $76,685                     $76,644                        $76,396

Stockholder's equity                   14,270                      13,045                         12,243
                                      -------                     -------                        -------
   Total liabilities and
     stockholder's equity             $90,955                     $89,689                        $88,640
                                      =======                     =======                        =======
Net interest income                              $4,375                       $4,308                       $4,187
Net yield on interest earning
 assets                                                  5.14%                         5.17%                         5.09%

     (1) Average balances include non-accruing loans of approximately $32,000, $369,000, and $148,000 in 1997, 1996 and 1995, respectively.

          The table above sets forth certain information relating to Elmore County's average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost on liabilities for the years indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the years indicated.

     1997 versus 1996. Total interest income for 1997 equaled $7,195,000, compared to $7,150,000 in 1996. While the average volume of earning assets went up, the yield on them went down, slightly offsetting the positive earnings effect of the increased volume. Average earning assets in 1997 totaled $85,179,000, whereas they totaled $83,385,000 in 1996, representing a $1,794,000 increase. However, as mentioned, the rate of return on these earning assets fell from 8.57% in 1996 to 8.45% in 1997.

     In 1997, total interest and fee income on loans came to $4,669,000, representing a $178,000 increase over the $4,491,000 earned in 1996. As was the case with total earning assets, so to was the case with loans. The rise in loan income is solely attributable to increased volume, given that yields fell by
 .65% from 11.11% in 1996 to 10.46% in 1997.

     Income earned on investments came to $2,423,000 in 1997 compared to $2,569,000 in 1996. While the rate of return on investments rose slightly, from 6.24% in 1996 to 6.27% in 1997, the reduction in average volume of $2,534,000, is the main reason for the $146,000 drop in income.

     Federal funds sold, increased in 1997 to an average balance of $1,900,000 from a $1,800,000 average balance in 1996. Consequently, the income earned on them increased as well, from $90,000 in 1996, to $103,000 in 1997.

     Interest expense fell in 1997 to $2,820,000 from $2,842,000 in 1996. This slight reduction is due to a .03% fall in the rate paid on interest-bearing deposits.

     1996 versus 1995. Total interest income in 1996 was $7,150,000, compared to $6,922,000 for 1995. The increase of $228,000 came about as the result of an increase in the average balance of interest-earning assets, as well as an increase in the rate of interest earned on them.

     Interest and fees on loans increased by $348,000 in 1996 to a total of $4,491,000 from $4,143,000 at year end 1995. This increase is due to the fact that during 1996, the average balance of the loan portfolio grew to $40,425,000 from its 1995 average balance of $38,232,000. The increase in loan income was further compounded by the loan portfolio yield going from 10.84% in 1995 to 11.11% in 1996.

     The investment securities portfolio earned $2,569,000 in 1996, down $71,000 from its 1995 total of $2,640,000. This fall in investment earnings is due to the average volume of investments falling $139,000 from $41,299,000 in 1995 to $41,160,000 in 1996, with their yields falling from 6.39% in 1995 to 6.24% in 1996.

     Interest earned on federal funds sold in 1996 was off $49,000 from its 1995 total of $139,000 to end 1996 at $90,000. This is due to the average volume of federal funds sold in 1996 dropping $960,000 to $1,800,000 from its 1995 average balance of $2,760,000.

     During 1996, interest expense rose by $108,000 to $2,843,000 from its 1995 total of $2,735,000. The average balance of interest-bearing deposits rose during 1996 by $165,000, as did the interest rate paid on them by .18%.

     PROVISION FOR LOAN LOSSES. The provision for loan losses is an expense charged against net interest income. It reflects managements estimate of the amount that should be systematically set aside, in the allowance for loan loss reserve, in order to provide for recognition of the fact that some loans will not be paid back in full. It is the means by which the reserve for loan loss account on the balance sheet is increased. In 1997, the provision for loan
losses totaled   $135,000, down from its 1996 total of $279,000.  The  loan loss provision was greater in 1996 than in 1997 because of management's efforts to bring the allowance for loan loss account back up to, what it felt was, an acceptable level. When the allowance for loan loss account reached its desired level, the provision for loan loss charge could be lowered, as it was during 1997. Note 4 of Notes to Consolidated Financial Statements of Elmore County shows the activity of, and relationship between, the allowance for loan loss account and the provision for loan loss charge for the years ended December 31, 1997, 1996 and 1995.

     NON-INTEREST INCOME. Net-interest income is not the only source of income available to Elmore County. Additional income is generated through customer service fees, gains on sale of assets and profits from subsidiaries. Due to increasingly strong competition in the banking industry, the spread between interest earned, and interest paid has gotten smaller. This causes the generation of non-interest income the be increasingly significant to Elmore County's profitability.

     1997 versus 1996. Non-interest income was up in 1997 by $187,000 to end the year at $1,157,000 compared to a total of $970,000 for 1996. The increase is accounted for in a $47,000 rise in customer service fees and a $117,000 rise in the combined earnings of Elmore County subsidiaries. Those subsidiaries are Tallassee Financial Services, Inc., Southeastern Insurance Agency and Eclectic Finance Company. The balance of the increase, $23,000, was across the other non-interest income categories.

     1996 versus 1995. In 1996, non-interest income totaled $970,000, representing a $32,000 decrease from its 1995 total of $1,002,000. Customer service fees fell in 1996 by $61,000. Tallassee Financial Services, Inc., Southeastern Insurance Agency and Eclectic Finance Company recorded reductions in their collective profits of $72,000 during 1996. These two decreases in non-interest income were offset, to some extent, by rises in other categories totaling $101,000.

     NON-INTEREST EXPENSE. 1997 versus 1996. In 1997, non-interest expense totaled $3,319,000 as compared to $3,178,000 in 1996. The majority of non-interest expense is in employee salaries and benefits. Salaries and benefits were up in 1997 by $40,000, to $1,972,000 from a 1996 total of $1,932,000. A
$57,000 loss on the sale of assets was recorded during 1997, further causing non-interest expense to rise. The balance of the increase, $45,000, lay across the other non-interest expense categories.

     1996 versus 1995. Total non-interest expense fell $290,000 during 1996 to $3,178,000, from its 1995 total of $3,468,000. Every category of non-interest expense saw reductions during 1996, the largest being a reduction in employee salaries and benefits in the amount of $152,000. During 1995, Elmore County recorded a loss on sale of assets, and a write-off of other real estate totalling $30,000, which was reduced to $0 in 1996. The balance of the reduction, $108,000, lay across the other non-interest expense categories.

PRICE CHANGES AND INFLATIONARY INFLUENCES

     All of the financial information included herein has been extracted from financial statements prepared in accordance with generally accepted accounting principles (GAAP). GAAP requires that both financial condition and operating results be measured in terms of historical dollars, and that no consideration be given for the changes in the purchasing power of money over time, as the result of inflation.

     The assets and liabilities of a financial institution are not the same in nature as those of most commercial concerns. They are monetary in nature, with those of other commercial concerns typically being concentrated in fixed assets and inventories. The growth of total assets is affected by inflation, creating a need for greater levels of equity capital, in order to maintain minimum capital ratios. Non-interest expense is also affected by inflation, through the reducing effect it has on the purchasing power of money.

INTEREST RATE RISK

     Net interest income is the single largest component of Elmore County net profits. As a result, the relationship between interest-earning assets and interest-bearing liabilities is of paramount importance in maintaining desired performance levels. The rate at which interest-earning assets are repricing faster than interest-bearing liabilities, and visa versa, can have either a positive or negative effect on net interest income, depending on the direction in which market interest rates are moving. In its attempts to maintain performance levels, management tries to strike a relative balance between the repricing schedules of assets and liabilities. At December 31, 1997 Elmore County had $37,593,000 in assets set to reprice within one year, and $32,947,000 in liabilities set to reprice in one year. At December 31, 1997, Elmore County had a one-year positive gap position of $4,646,000. The following table gives a quantitative expression of Elmore County's interest rate risk position at December 31, 1997.

                      INTEREST RATE SENSITIVITY ANALYSIS
                            ELMORE BANCSHARES, INC.
                               DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

                                                        Total
                                         0-3    4-12    1 Year     1-5    Over 5             Fair
                                       Months  Months   or less   Years    years    Total    Value
                                       ------------------------------------------------------------
Earning assets:
   Loans                               13,523  17,280    30,803   14,228    1,925   46,956   46,486
   Investment securities                  787   2,316     3,103   22,787   11,382   37,272   37,755
   Federal funds sold                   2,800             2,800                      2,800    2,800
                                       -------------------------------------------------------------
     Total earning assets              17,110  19,596    36,706   37,015   13,307   87,028   87,041
     Percent of total earning assets    19.66% 22.52%    42.17%   42.53%   15.29%  100.00%
====================================================================================================

Interest bearing liabilities:
   Interest-bearing demand deposits       282     282       564    1,411   12,253   14,228   14,086
   Savings                                154     154       308      704    6,655    7,667    7,590
   Time                                13,584  18,301    31,865    8,260      364   40,489   40,084
                                       -------------------------------------------------------------
     Total interest-bearing
      liabilities                      14,000  18,737    32,737   10,375   19,272   62,384   61,760
     Percent of total interest-
      bearing liabilities               22.44%  30.03%   52.48%    16.63%   30.89%  100.00%
====================================================================================================

Interest sensitivity gap                3,110     859     3,969    26,640  (5,965)  24,644
Cumulative interest sensitivity
 gap                                    3,110   3,969     3,969    30,609  24,644
Interest sensitive gap to total assets   3.39%    .94%     4.33%    29.05%  (6.50%)  26.87%
Cumulative interest sensitivity gap
 to total assets                         3.39%   4.33%     4.33%    33.38%  26.87%

          The above table reflects a positive cumulative gap position in all maturity classifications. This is the result of core deposits being used to fund short term interest earning assets, such as loans and investment securities. A positive cumulative gap position implies that interest earning assets (loans and investments) will reprice at a faster rate than interest-bearing liabilities (deposits and debt). In a rising rate environment, this position will generally have a positive effect on earnings, while in a falling rate environment this position will generally have a negative effect on earnings. Other factors, however, including the speed at which assets and liabilities reprice in response to changes in market rates and the interplay of competitive factors, can also influence the overall impact on net income of changes in interest rates. Management believes that a rapid, significant and prolonged increase or decrease in rates could have a substantial impact on Elmore County's net interest margin. The actual interest rate sensitivity of Elmore County's assets and liabilities could vary significantly from the information set forth in this table due to market and other factors.

Year 2000 Risk Assessment

          There exists a problem throughout the world with computer programs that do not properly recognize the year 2000 date format. Many programs around the world were written to recognize a date using two digits. For example, these programs would identify the year 1997 as 97. Consequently, when the last day of 1999 is over, these programs will read 00 as 1900. Great efforts have been, and continue, to be made to correct this problem. Failure by a business to properly identify and correct a year 2000 problem, could result in an extreme disruption in the operation of that business.

          On December 11, 1997, Elmore County executed a definitive agreement with PBTC providing for the Merger. PBTC has in place a year 2000 action plan mandated by federal banking regulators. Upon completion of the Merger, all records of Elmore County will be incorporated into the year 2000 compliant computer system of PBTC.

NEW ACCOUNTING STANDARDS

     ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (SFAS No. 125). SFAS No. 125 requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. This statement also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of transfer. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. However, in December 1996, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards No. 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125. This statement defers for one year the effective date of certain provisions of SFAS No. 125 relating to repurchase agreements, dollar-roll transactions, deferred securities lending and similar transactions. The effective date for all other transactions addressed by SFAS No. 125 is unchanged. The adoption of SFAS No. 125 did not have a material impact on Elmore County's financial statements.

     REPORTING OF COMPREHENSIVE INCOME. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, Reporting of Comprehensive Income (SFAS No. 130), which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of financial statements. This statement also requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     This statement is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

     DISCLOSURE ABOUT SEGMENTS AND RELATED INFORMATION. In June 1997, the FASB issued FAS No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement requires the reporting of financial and descriptive information about an enterprise's reportable operating segments.

     This statement is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. Elmore County does not believe there will be any significant impact to its financial statements and disclosures because of SFAS 131, as it operates in only one reportable segment - commercial banking.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF ELMORE COUNTY -
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997


INTRODUCTION


  The subsequent discussion and accompanying financial information is meant to compliment the unaudited consolidated financial statements of Elmore County and notes thereto. Therefore, this discussion depends heavily on information contained in the aforementioned financial statements and should be read with that relationship in mind. It is the opinion of management that in order to obtain a thorough understanding of this discussion, the unaudited consolidated financial statements should be referenced during its reading.


SUMMARY OF FINANCIAL CONDITION

  The financial condition of Elmore County is composed of its assets, liabilities and the equity of its shareholders. It is through the acquisition of assets and the assumption of liabilities, coupled with the retention of earnings and the payment of dividends, that changes in the financial condition of Elmore County occur.

  Elmore County's total assets at March 31, 1998 were $92,517,000 as compared to $92,465,000 at December 31, 1997. Of these totals, $87,469,000 and $87,028,000 were interest earning assets at the end of each respective period. The largest earning category is loans net of unearned interest, followed by investment securities and then federal funds sold.

  LOANS AND LOAN LOSS ALLOWANCE. At March 31, 1998, the loan portfolio of $46,756,000 constituted 53.45% of all earning assets. The March 31, 1998 balance represented a .43% decrease from the December 31, 1997 balance of $46,956,000, which constituted 53.96% of earning assets. At March 31, 1998, the bulk of the portfolio lay in loans to individuals totaling $17,613,000, followed by real estate loans in the amount of $17,056,000, and business loans of $10,477,000. The remaining loans in the portfolio at March 31, 1998 were $704,000 of construction and land development, $576,000 of farm land and agricultural, with other types of loans equaling $330,000.

  At March 31, 1998, the allowance for loan losses totaled $700,000, as compared to $695,000 at December 31, 1997.

  INVESTMENTS. At March 31, 1998, Elmore County's investment securities portfolio had a balance of $38,538,000, compared to $37,272,000 at December 31, 1997. At March 31, 1998, $8,753,000 of the portfolio was classified as available-for-sale. The balance of the portfolio lay in securities held-to-maturity in the amount of $29,785,000 at March 31, 1998. This net rise in the securities portfolio is due, in large part, to the movement of cash and federal funds sold into investment securities. At March 31, 1998, all securities available-for-sale were U.S. Treasuries. The held-to-maturity securities were made up of other U.S. government and agency securities, state and municipal securities, collateralized mortgage obligations and mortgage-backed securities. Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), dictates a difference in the reporting of securities available-for-sale and that of securities held-to-maturity. Securities that are available-for-sale, are reported at their fair market value, whereas those being held maturity are reported at their amortized cost, not unlike that of a fixed asset net of its depreciation.

  Elmore County has another class of investments which are short-term in nature, often being held only overnight. In order to meet the cash requirements of federal regulators, banks often have to borrow money from one another, so as not to fall below the minimum set for them on any given day. Those banks having funds above the required minimum are the lenders to those banks that do not, and are said to be a seller of federal funds. Such was the case with Elmore County at March 31, 1998. Federal funds sold had a balance of $2,175,000, as compared to $2,800,000 at December 31, 1997.

  LIQUIDITY. At March 31, 1998, $828,000 of held-to-maturity securities were set to mature within one year, and $2,365,000 of available-for-sale securities were set to mature within one year. All securities classified as available-for-sale are high quality, and have a ready market, making them available, if needed, to meet cash needs not met through the aforementioned primary sources.

  Liabilities also provide for liquidity through deposit growth, maturing deposits being rolled over and access to outside funds. While there were no short-term borrowings at March 31, 1998, Elmore County may, from time to time, find itself in the position whereby it will need to purchase (borrow) federal funds to meet its short-term liquidity needs.

  DEPOSITS. Total deposits at March 31, 1998 were $76,454,000, representing a decrease of $319,000 from the December 31, 1997 total of $76,773,000.

  STOCKHOLDERS' EQUITY. At March 31, 1998, stockholders' equity totaled $15,125,000, as compared to $14,775,000 at December 31, 1997. The increase of $350,000, or 2.37%, was a result of first quarter earnings.

  At March 31, 1998, Elmore County was well above the required minimum ratios for total capital to risk weighted assets, tier one capital to risk weighted assets and tier one capital to average assets (leverage ratio). Those minimums are 8%, 4% and 4%, respectively, with Elmore County's ratios at March 31, 1998 standing at 29.42%, 28.17% and 15.41% respectively.

INCOME SUMMARY

  For the quarter ended March 31, 1998, Elmore County earned a net profit of $420,000, an increase of $57,000 over the first quarter 1997 net profit of $363,000. Expressed on a per share basis, first quarter earnings were $.76 and $.66 for 1998 and 1997, respectively.

  NET INTEREST INCOME. The difference between the amount of interest income realized, and the amount of interest expense incurred, is referred to as net interest income. For the first quarter of 1998, Elmore County realized net interest income of $1,078,000 before deducting for loan loss provision, as compared to $1,099,000 for the same period in 1997. Total interest income for the first quarter ended March 31, 1998 equaled $1,788,000, compared to $1,794,000 for the same period in 1997. While the average volume of earning assets went up, the yield on those assets declined, slightly offsetting the positive earnings effect of the increased volume. Average earning assets for the first quarter in 1998 totaled $87,637,000, whereas they totaled $83,422,000 for the same period in 1997, representing a $4,215,000 increase. However, the annual rate of return on these earnings assets fell from 8.60% in the first quarter 1997, to 8.16% for the same period 1998.

  During the first quarter of 1998, interest and fee income on loans totalled $1,174,000, representing a $33,000 increase over the $1,141,000 earned during the same period in 1997. As compared to the average balance for the first quarter of 1997, the average balance of loans for the first quarter of 1998 rose by $4,828,000 to $46,911,000.

  Income earned on investments during the quarter ended March 31, 1998 was $569,000, as compared to $627,000 for the same period in 1997. This reduction in the income earned on investments resulted from a fall in both the rate of return and volume. For the first quarter of 1998, the average volume of investment securities was $37,393,000 with an annual rate of return equaling 6.09%. For the same period in 1997, the average volume was $39,000,000 with an annualized rate of return of 6.27%.

  Income earned on federal funds sold during the first quarter of 1998 was $45,000, as compared to $26,000 during the same period in 1997. The rate earned on these funds remained steady, with the rise in income attributable to increased volume.

  For the quarter ended March 31, 1998, interest expense rose slightly, to $710,000 from $659,000 for the same period in 1997. This increase was due to a 2.3% increase in the average balance of interest bearing deposits. For the quarter ended March 31, 1998, the average balance of interest-bearing deposits equaled $57,960,000, whereas for the same quarter in 1997 the average balance was $56,633,000.

  PROVISION FOR LOAN LOSSES. During the quarter ended March 31, 1998, the provision for loan losses totaled

$25,000, as compared to $75,000 for the same in 1997. During the first quarter of 1997, management accelerated provision for loan loss charges in order to raise the allowance for loan losses balance to what it felt was an appropriate level.

  NON-INTEREST INCOME. Additional income is generated through customer service fees, gains on sale of assets and profits from subsidiaries. Due to increasingly strong competition in the banking industry, the spread between interest earned and interest paid has narrowed. This causes the generation of non-interest income to be increasingly significant to Elmore County's profitability. Non-interest income was up slightly during the first quarter of 1998 as compared to the same period in 1997, by $8,000 to $267,000, respectively.

  NON-INTEREST EXPENSE. For the quarter ended March 31, 1998, non-interest expense totaled $746,000, compared to $790,000 for the same period in 1997. Salaries and benefits comprise the largest segment of those making up the total of non-interest expense.

INTEREST RATE RISK

  At March 31, 1998 management was of the opinion that the relationship between interest earning assets and interest bearing liabilities, relative to their maturities, was such that net-interest income would be maximized through what, in management's opinion, will be the future direction of market interest rates.


                                BUSINESS OF PBTC

GENERAL

  PBTC is a bank holding company incorporated under the laws of the State of Alabama in 1984. PBTC is registered under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"). PBTC is the holding company for Peoples Bank, which was chartered by the State of Alabama in 1902 and acquired by PBTC in April 1985.

  PBTC and Peoples Bank are headquartered in Selma, Alabama. Peoples Bank conducts a general commercial and full-service retail banking business in Dallas, Autauga, Butler, Bibb and Elmore counties and surrounding areas of Alabama. In addition, Peoples Bank offers trust and financial management services.

     Peoples Bank provides banking services to individuals, corporations and others. Peoples Bank's services include the sale of traveler's checks, the rental of safe deposit facilities, collection of domestic and foreign items, issuance of cashier's checks and money orders, 24-hour Automated Teller Machine ("ATM") service, bank by mail and night depository and other customary banking services. Peoples Bank makes commercial, personal, construction and real estate loans and accepts both demand and time deposits. Peoples Bank offers a wide variety of other financial products through its brokerage department, insurance agency and consumer finance company.

  Peoples Bank is a member of the FDIC, and its deposit accounts are insured by the Bank Insurance Fund ("BIF") of the FDIC to a maximum of $100,000 for each insured depositor. Peoples Bank is subject to supervision and regulation by the FRB and the State Banking Department of the State of Alabama (the "Banking Department"). There are also various requirements and restrictions under the laws of the United States of America and the State of Alabama which affect the operations of Peoples Bank. These laws include usury requirements, restrictions relating to investments and other requirements. See "Regulation, Supervision and Governmental Policy."

  PBTC's executive offices and the main office of Peoples Bank are located at 310 Broad Street, Selma, Alabama 36701. Peoples Bank also operates three branches in Selma, four branches in Prattville, two branches in Greenville and one branch in each of Plantersville, Georgiana, McKenzie, Centreville, Millbrook and Montevallo, Alabama. Peoples Bank has received regulatory approval to operate an additional branch in Woodstock, Alabama. PBTC's telephone number is
(334) 875-1000.

 ACQUISITION OF MERCHANTS & PLANTERS

      On March 6, 1998, PBTC consummated the acquisition of Merchants & Planters Bancshares, Inc., the parent company of Merchants & Planters Bank, an Alabama commercial bank based in Montevallo, Alabama. PBTC paid $20,085.083 in cash for the outstanding shares of common stock of Merchants & Planters. The operations of Merchants & Planters Bank were merged with those of Peoples Bank on April 10, 1998. The acquisition of Merchants & Planters was accounted for as a purchase.

LENDING ACTIVITIES

      LOAN COMPOSITION. The following table sets forth a comparison of major categories of PBTC's loans.

                                                                                At December 31,
                                              At          ---------------------------------------------------------
                                         March 31, 1998     1997        1996          1995        1994      1993
                                         --------------     ----        ----          ----        ----      ----
                                                                      (In thousands)
Commercial and industrial...............      $ 79,573    $ 91,903    $ 82,001     $ 61,984    $ 48,829    $ 42,006
Real estate - mortgage(1)...............       105,217      88,246      72,037       57,359      50,092      43,685
Personal................................        72,190      71,978      70,619       71,695      66,170      51,299
Overdrafts and credit lines.............         7,168       7,036       5,245        5,090       4,365       4,929
                                              --------    --------    --------     --------    --------    --------
  Total loans...........................      $264,148    $259,163    $229,902     $196,128    $169,456    $141,919
                                              ========    ========    ========     ========    ========    ========
Less:
  Unearned discount.....................      $  1,077    $    386    $  1,532     $  4,996    $  6,478    $  4,943
  Allowance for loan losses.............         3,142       2,750       2,484        2,005       2,039       2,205
                                              --------    --------    --------     --------    --------    --------
    Total loans, net....................      $259,929    $256,027    $225,886     $189,127    $160,939    $134,771
                                              ========    ========    ========     ========    ========    ========

_____________________
(1)  Includes real estate-construction loans.

      The above loans include agricultural loans totalin g approximately $16.5 million, $16.2 million, $15.6 million, $13.6 million and $7.9 million at December 31, 1997, 1996, 1995, 1994 and 1993, respectively, and $10.8 million at
 March 31, 1998. Such agricultural loans do not include other business or personal loans the proceeds of which were used for non-agricultural purposes, with the primary source of repayment being a farm commodity (e.g., timber). See
Note 5 of Notes to Consolidated Financial Statements of PBTC.

      LOAN MATURITIES. The following table reflects at December 31, 1997 the dollar amount of loans maturing or subject to rate adjustment based on their contractual terms to maturity. Loans with fixed rates are reflected based upon the contractual repayment schedule, while loans with variable interest rates are reflected based upon the contractual repayment schedule up to the contractual rate adjustment date. Demand loans, loans having no stated schedule of repayments and loans having no stated maturity are reported as due within three months.

                                          0-3         4-12        1-5       After
                                         Months      Months      Years     5 Years      Total
                                         ------      ------      -----     -------      -----
                                                   (In thousands)
Commercial and industrial.............  $ 59,194     $12,485    $17,363    $ 2,724    $ 91,766
Real estate-mortgage (1)..............    33,728      25,061     24,359      4,967      88,115
Personal, overdrafts and
  credit lines........................    11,461      15,225     49,082      3,128      78,896
                                        --------     -------    -------    -------    --------
                                        $104,383     $52,771    $90,804    $10,819    $258,777
                                        ========     =======    =======    =======    ========

Loans with fixed interest rates.......  $ 24,683     $21,633    $57,813    $ 8,714    $112,843
Loans with variable interest rates....    79,700      31,138     32,991      2,105     145,934
                                        --------     -------    -------    -------    --------
                                        $104,383     $52,771    $90,804    $10,819    $258,777
                                        ========     =======    =======    =======    ========

________________________________
(1) Includes real estate-construction loans of $4.4 million, all of which mature within one year.

      See Note 5 of Notes to Consolidated Financial Statements of PBTC.

  COMMERCIAL AND INDUSTRIAL LOANS. PBTC's primary lending activity consists of the origination of commercial and industrial loans. Such loans are generally originated in PBTC's primary lending area. PBTC's commercial and industrial loans are made for a variety of business purposes, including working capital, inventory and equipment and capital expansion. At March 31, 1998, commercial and industrial loans outstanding, net of unearned discount, totaled $79.3 million, or 30.1% of PBTC's total net loan portfolio. The terms for commercial and industrial loans are generally less than one year. Commercial and industrial loan applications must be supported by current financial information on the borrower and, where appropriate, by adequate collateral. Approval of the loans is subject to the borrower qualifying for the loan under PBTC's underwriting standards. These types of loans are generally considered to be a higher credit risk than other loans originated by PBTC.


  REAL ESTATE MORTGAGE LOANS. PBTC also originates one-to-four family, owner-occupied residential mortgage loans secured by property located in PBTC's primary market area. The majority of PBTC's residential mortgage loans consists of loans secured by owner-occupied, single-family residences. At March 31, 1998, PBTC had $104.8 million, or 39.8% of its total net loan portfolio, in real estate mortgage loans, net of unearned discount.

  PERSONAL LOANS. At March 31, 1998, PBTC's personal loan portfolio, net of unearned discount, totaled $71.9 million, or 27.3% of PBTC's total net loan portfolio. PBTC's personal loan portfolio is comprised of automobile loans (including automobile loans requested by dealers), home improvement loans, unsecured personal notes, mobile home loans, boat loans, credit card loans, and loans secured by savings deposits. Although personal loans tend to have a higher risk of default than other loans, management believes that its loan loss experience with its personal loan portfolio is favorable. However, the performance of such loans will be affected by the local economy.

  LENDING LIMITS. PBTC's limit for unsecured loans to individual customers is 10% of the capital accounts of PBTC. The limit for unsecured and secured loans combined to individual customers is 20% of the capital accounts of PBTC, subject to certain terms and conditions. For customers desiring loans in excess of PBTC's lending limits, PBTC may loan on a participation basis, with its correspondent banks taking the amount of the loan in excess of PBTC's lending limits. In other cases, PBTC may refer such borrowers to larger banks or other lending institutions.

     NONACCRUAL, PAST DUE, RESTRUCTURED AND POTENTIAL PROBLEM LOANS. PBTC classifies its problem loans into four categories: nonaccrual loans, past-due loans, restructured loans, and potential problem loans. At March 31, 1998, there were no material amounts of potential problem loans which were not included in the other three categories of problem loans.

     When management determines that a loan no longer meets the criteria for performing loans and that collection of interest appears doubtful, the loan is placed on nonaccrual status. All loans which are 90 days past due are considered nonaccrual, unless they are adequately secured and there is reasonable assurance of full collection of principal and interest. Management closely monitors all loans which are contractually 90 days past due, restructured or on nonaccrual status. These loans are summarized as follows:

                                                            At March 31,                         At December 31,
                                                                         -----------------------------------------------------
                                                               1998        1997        1996         1995        1994      1993
                                                               ----        ----        ----         ----        ----      ----
                                                                                         (In thousands)
Loans accounted for on a nonaccrual basis.................  $  1,824     $  1,701    $  1,679    $  1,503     $  348    $  ,055
Accruing loans which are contractually past due 90
   days or more as to interest or principal payments......        --           --          --          --         --         71
Accruing loans, the terms of which have been
   restructured to provide a reduction or deferral of
   interest or principal because of a deterioration
   in the financial position of the borrower..............       222           69         294         301        275        295
The gross interest income that would have been
   recorded in the period then ended if the nonaccrual
   and restructured loans had been current in accordance
   through the period or since origination, if  held for
   part of the period.....................................        85           54          77          96         72        131
The amount of interest income on nonaccrual and
   restructured loans that was included in net income
   for the period.........................................        30           26          22          36         21         34

     Management of PBTC has identified certain loans aggregating approximately $9.6 million at March 31, 1998 (including loans identified in the above table) which it has determined require special attention due to potential weaknesses. The largest five loans aggregated approximately $3.8 million and ranged in size from $1.1 million to $605,000. It is management's opinion that the allowance for loan losses (see below) is adequate to absorb potential losses related to such loans. Aggressive efforts continue to reduce principal, secure additional collateral and improve the overall payment status of these loans.

     The following table sets forth PBTC's potential problem loans at March 31, 1998 by loan category and the amount and type of collateral securing such loans.

            Loan Category/Collateral                       Amount
            ------------------------                       -------
                                                       (In thousands)
            Commercial and Industrial:
              Collateralized by Real Estate........     $   3,112
              Collateralized by Other (1)..........         4,934
              Unsecured............................           126
                                                        ---------
              Total Commercial and Industrial......         8,172
                                                        ---------
            Personal:
              Collateralized by Real Estate........         1,420
              Collateralized by Other..............            22
              Unsecured............................            --
                                                        ---------
              Total Personal.......................         1,442
                                                        ---------
                     Total.........................     $   9,614
                                                         ========

______________
(1) Includes approximately $2.9 million of loans collateralized by accounts receivable, inventory, furniture and fixtures and automobile dealer floor plans.

     LOAN LOSS EXPERIENCE. See Notes 1 and 5 of Notes to Consolidated Financial Statements of PBTC.

      The allowance for possible loan losses at PBTC is maintained at a level which, in management's opinion, is adequate to absorb all potential losses on loans then present in the loan portfolio. The amount of the allowance is affected by: (1) loan charge-offs, which decrease the allowance; (2) recoveries on loans previously charged-off, which increase the allowance; and (3) the provision of possible loan losses charged to income, which increase the allowance. In determining the provision for possible loan losses, it is necessary for management to monitor fluctuations in the allowance resulting from actual charge-offs and recoveries, and to periodically review the size and composition of the loan portfolio in light of current and anticipated economic conditions in an effort to evaluate portfolio risks. Ultimately, the amount of the provision is that amount sufficient to maintain the allowance at a level which reflects management's judgment of those risks.

      The following is a summary of activity in the allowance for loan losses for the periods:

                                      Three Months Ended
                                           March 31,                              Year Ended December 31
                                     ------------------------  ---------------------------------------------------------------
                                        1998         1997            1997         1996         1995        1994       1993
                                        ----         ----            ----         ----         ----        ----       ----
                                                                         (Dollars in thousands)
Balance at beginning of period.....   $   2,750   $    2,484    $    2,484   $    2,005   $    2,040  $    2,205    $   1,897

Charge-offs:
  Commercial and industrial........        (167)          (2)         (211)        (152)        (388)       (184)        (441)
  Real estate-mortgage (1).........          (5)         (12)          (57)         (29)         (20)        (34)         (10)
  Personal.........................        (302)        (326)       (1,804)      (1,701)      (1,199)       (907)        (932)
  Overdraft and credit line........          --           --           (30)         (57)         (15)        (22)         (27)
                                      ----------   ----------    ----------   ----------   ----------  ----------   ----------
    Total charge-offs..............        (474)        (340)       (2,102)      (1,939)      (1,622)     (1,148)      (1,410)

Recoveries:
  Commercial and industrial........          26            1            32           18           51         113           395
  Real estate-mortgage.............          13           --            24           49           21          22           106
  Personal.........................         125          110           569          511          665         495           530
  Overdraft and credit line........          --           --            11            6            2           5            15
                                     ----------   ----------    ----------   ----------   ----------  ----------    ----------
    Total recoveries...............         164          111           636          584          739         635         1,046

Net charge-offs....................        (310)        (229)       (1,466)      (1,355)        (882)       (513)         (364)
Additions charged to operations....          251         360         1,732        1,834          848         348           484
Addition due to acquisition........          451          --            --           --           --          --           188
                                      ----------  ----------    ----------   ----------   ----------  ----------    ----------
Balance at end of period...........   $    3,142  $    2,615    $    2,750   $    2,484   $    2,005  $    2,040    $    2,205
                                      ==========  ==========    ==========   ==========   ==========  ==========    ==========

Ratio of net charge-offs to average
loans outstanding, net of unearned
  discounts, during the period.....          .13%        .10%          .65%         .69%         .46%        .32%          .28%
                                      =========== ===========   ===========  ===========  =========== ===========   ===========

___________________________
(1)   Includes real estate-construction loans.

     The following table presents an allocation of PBTC's allowance for loan losses at the dates indicated:

                                              At March 31,                           At December 31,
                                                                 --------------------------------------------------------
                                                  1998                 1997                 1996              1995
                                           ------------------    -----------------   -----------------   ----------------
                                             %       Amount        %      Amount       %      Amount       %     Amount
                                             -       ------        -      ------       -      ------       -     ------
                                                                    (Dollars in thousands)
Commercial and industrial.............      45%     $ 1,414       35%    $   963      26%    $   645      38%   $   762
Real estate mortgage..................      11%         345       11%        298      12%        298      18%       361
Personal..............................      43%       1,351       53%      1,462      60%      1,490      42%       842
Overdrafts and credit lines...........       1%          32        1%         27       2%         51       2%        40
                                           ---      -------      ---     -------     ---     -------     ---    -------
  Total allowance......................    100%     $ 3,142      100%    $ 2,750     100%    $ 2,484     100%   $ 2,005
                                           ===      =======      ===     =======     ===     =======     ===    =======
                                                      At December 31,
                                           ------------------------------------
                                                 1994               1993
                                           ----------------    ----------------
                                             %     Amount        %     Amount
                                             -     ------        -     ------
Commercial and industrial.............      40%   $   816       42%   $   926
Real estate mortgage..................      15%       307       31%       684
Personal..............................      43%       877       25%       551
Overdrafts and credit lines...........       2%        40        2%        44
                                           ---    -------      ---    -------
  Total allowance......................    100%   $ 2,040      100%   $ 2,205
                                           ===    =======      ===    =======

INVESTMENT ACTIVITIES

     SECURITIES BY CATEGORY. Investments are classified as either held-to-maturity, trading or available-for-sale securities. See Note 1 to Consolidated Financial Statements of PBTC. There were no securities classified as held-to-maturity or trading at December 31, 1995, 1996 and 1997 and at March 31, 1998. The following table sets forth the amount of securities available-for-sale by major categories held by PBTC at December 31, 1997, 1996 and 1995 and at March 31, 1998.

                                                            At March 31,               At December 31,
                                                                             ------------------------------------
                                                                1998           1997         1996         1995
                                                            ------------       ----         ----         ----
Securities Available-for Sale                                                  (In thousands)
-----------------------------
U.S. Treasury, U.S. Agencies and corporations...........      $ 67,751       $ 49,036     $ 52,961     $ 56,888
Obligations of states and political subdivisions........         3,081          1,894        2,050        2,875
Corporate and other securities..........................        24,122         18,807       27,682       37,824
                                                              --------       --------     --------     --------
                                                              $ 94,954       $ 69,737     $ 82,693     $ 97,587
                                                              ========       ========     ========     ========

     Corporate and other securities as of March 31, 1998, were comprised of the following:

                                                       Securities Available-
                                                             for-sale
                                                       ---------------------
            Corporate notes.........................        $    2,338
            Collateralized mortgage obligations.....            10,824
            Mortgage backed securities...............            7,488
            Mutual funds............................             1,701
            Common stock............................             1,771
                                                            ----------
                                                            $   24,122
                                                            ==========

     All rated corporate notes are in the A1 to AAA range. One non-rated security, an in-state general obligation bond, was issued by a public utility company. All collateralized mortgage obligations are either guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation or have AAA ratings. Common stock holdings include investments in the Federal Reserve Bank, Federal Home Loan Bank and another local bank, which is closely monitored by management.

     Management considers all of the above securities to have a relatively low level risk.

      For information regarding the amortized cost and approximate market value of securities at December 31, 1997, 1996 and 1995, see Note 4 of Notes to Consolidated Financial Statements of PBTC.

      MATURITY DISTRIBUTIONS OF SECURITIES. The following table sets forth the distributions of maturities of securities at amortized cost as of March 31, 1998.

                                                                        Maturity
                                   ----------------------------------------------------------------------
                                                                  Over 1 to 5    Over 5 to 10    Over 10    No Specific
                                     0-3 Months     4-12 Months      Years          Years         Years       Due Date
                                     ----------     -----------      -----          -----         -----       --------
U.S. Treasury, U.S. agencies and
  corporations...................... $ 4,533        $   2,301     $  71,347      $    249        $    --    $       --
Obligations of states and
 political subdivisions.............     457              189           613           180             24            --
Corporate and other securities......   1,010              282         8,601            85          3,027         1,771
                                     -------        ---------     ---------      --------        -------     ---------
Total............................... $ 6,000        $   3,057     $  80,561      $    514        $ 3.051     $   1,771
                                     =======        =========     =========      ========        =======     =========
Weighted average yield (%)(1)           5.73%            6.31%         6.40%         7.03%          7.03%         8.63%
                                     =======        =========     =========      ========        =======     =========

______________
(1) Yields on tax-exempt obligations have been computed on a tax-equivalent basis using an incremental rate of 34%.

      Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. For information regarding the amortized cost and approximate market value of securities at December 31, 1997, by contractual maturity, see Note 4 of Notes to Consolidated Financial Statements of PBTC.

DEPOSITS

      Deposits are the primary source of funds for PBTC. PBTC's deposits consist of checking accounts, regular savings deposits, NOW accounts, Money Market Accounts, market rate Certificates of Deposit and Jumbo Certificates of Deposit. Deposits are attracted from individuals, partnerships and corporations in PBTC's market area. In addition, PBTC obtains deposits from state and local entities and, to a lesser extent, U.S. Government and other depository institutions. PBTC does not accept brokered deposits. As of March 31, 1998, PBTC's total deposits were $364.7 million.

      The following table indicates the amount of PBTC's certificates of deposit and other time deposits of $100,000 or more by time remaining until maturity as of March 31, 1998.


                                            Certificates of       Other Time
Maturity Period                                Deposits            Deposits
---------------                             ---------------     --------------
                                                     (In thousands)
Three months or less.....................  $  11,954             $   12,536
Over three through six months............      4,316                  5,664
Over six through twelve months...........      1,931                     --
Over twelve months.......................        904                     --
                                           ---------             ----------
  Total..................................  $  19,105             $   18,200
                                           =========             ==========

      The following tables set forth the average balances and average interest rates based on daily balances for deposits for the periods indicated.

                                         Three Months Ended March 31,
                              --------------------------------------------------
                                     1998                       1997
                              --------------------------------------------------
                                Average     Average      Average       Average
                                Deposits      Rate       Deposits        Rate
                                --------    -------      --------      -------
Non-interest bearing demand
 deposits....................   $ 54,618        --%      $ 43,020         --%
Interest bearing demand
 deposits....................     32,072      3.10%        27,318       3.20%
Savings deposits.............     28,223      2.20%        27,849       2.30%
Time deposits................    205,568      5.19%       180,331       6.06%
                                --------                 --------
 Total deposits..............   $320,481      3.83%      $278,518       3.82%
                                ========                 ========

                                                        Year Ended December 31,
                                   -------------------------------------------------------------------
                                            1997                 1996                   1995
                                   --------------------  ---------------------  -----------------------
                                    Average    Average     Average    Average     Average     Average
                                    Deposits    Rate       Deposits    Rate       Deposits     Rate
                                    --------    ----       --------    ----       --------     ----
                                                         (Dollars in thousands)
Non-interest bearing demand
 deposits........................  $  45,968       --%     $  42,529       --%    $  42,206       --%
Interest bearing demand deposits.     66,543     3.48%        65,211     3.52%       64,419     3.82%
Savings deposits.................     27,829     2.87%        28,882     2.87%       30,351     3.00%
Time deposits....................    144,743     5.49%       134,354     5.53%      129,866     5.71%
                                   ---------               ---------              ---------
 Total deposits..............      $ 285,083     3.88%     $ 270,976     3.89%    $ 266,842     4.04%
                                   =========               =========              =========

COMPETITION

      In order to compete effectively, PBTC relies substantially on local commercial activity; personal contacts by its directors, officers, other employees and shareholders; personalized services; and its reputation in the communities it serves.

      PBTC is presently competing in its market area with four Alabama bank holding companies. It also competes with six independent banks, several credit unions, and various other nonbank financial companies.

      The banking business in Alabama generally, and PBTC's primary service areas specifically, are highly competitive with respect to both loans and deposits. PBTC competes with many larger banks and other financial institutions which have offices over a wide geographic area. These larger institutions have certain inherent advantages, such as the ability to finance wide ranging advertising campaigns and promotions and to allocate their investment assets to regions offering the highest yield and demand. They also offer services such as international banking, which are not offered directly by PBTC (but could be offered indirectly through correspondent institutions); and by virtue of their larger total capitalization (legal lending limits to an individual consumer or corporation are limited to a percentage of PBTC's total capital accounts), such banks have substantially higher lending limits than does PBTC. Other entities, both governmental and in private industry, raise capital through the issuance and sale of debt and equity securities and thereby indirectly compete with PBTC in the acquisition of deposits.

      Under the Holding Company Act, as amended by the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"), Alabama banks and their holding companies may be acquired by out-of-state banks or their holding companies, and Alabama banks and their holding companies may acquire out-of-state banks without regard to whether the transaction is prohibited by the laws of any state. Under the Riegle-Neal Act and Alabama law, the FRB may not approve the acquisition of a bank in Alabama if such bank has not been in existence for at least five years or, if following the acquisition, the acquiring bank holding company and its depository institution affiliates would control 30% or more of the deposits in depository institutions in Alabama. In addition, the Riegle-Neal Act authorized the federal banking agencies, effective June 1, 1997, to approve interstate merger transactions without regard to whether such transactions are prohibited by the law of any state, unless the home state of one of the banks opts out of the Riegle-Neal Act by adopting a law that applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Alabama has enacted legislation that expressly authorized, effective May 31, 1997, Alabama banks to participate in interstate mergers in accordance with the Riegle-Neal Act. The effect of the Riegle-Neal Act may be to increase competition within the State of Alabama among banking institutions located in Alabama and from banking companies located anywhere in the country.

EMPLOYEES

     As of March 31, 1998, PBTC employed 256 persons, including executive officers, loan officers, bookkeepers, tellers and others. None of PBTC's employees are presently represented by a union or covered under a collective bargaining agreement. Management of PBTC considers that their employee relations are excellent.

LEGAL PROCEEDINGS

     Management currently is not aware of any material legal proceedings to which PBTC or Peoples Bank is a party, or to which any of their property is subject, except as follows:

     Raymond Lee Moseley, Billy Drayton v. The Peoples Bank and Trust Company,
     -------------------------------------------------------------------------
et al., Circuit Court of Autauga County, Alabama, Civil Action No. CV-97-169-B.
------
This suit was served on Peoples Bank on August 4, 1997. The complaint alleges that Peoples Bank and co-defendant Mountain Life Insurance Co. fraudulently and otherwise unlawfully sold credit life insurance and accidental death insurance to the plaintiffs, and seeks compensatory and punitive damages in unspecified amounts. The causes of action specifically include breach of contract, fraud, fraudulent suppression and concealment, money had and received, conversion, conspiracy, and negligent and wanton hiring, training, and supervision. The complaint also seeks class action status for all persons who purchased credit life and accidental death insurance from the defendants under circumstances similar to those alleged in the complaint. Peoples Bank's insurance carriers are providing a defense under a reservation of rights. Peoples Bank denies the allegations of the complaint. No deposition or other significant discovery has taken place, except for the production of certain documents. Plaintiffs' counsel have directed to both defendants a $6,000,000 settlement demand, which Peoples Bank has declined. Settlement discussions are ongoing. The case is not set for trial.

     Sara F. Lolley and Rita Carter v. The Peoples BancTrust Company, Inc., The
     --------------------------------------------------------------------------
Peoples Bank and Trust Company, et al., United States District Court for the
--------------------------------------
Middle District of Alabama, Northern Division, Civil Action No. CV-97-W-1775-N. This suit was served on Peoples Bank on January 9, 1998. The suit alleges violations of Title VII of the Civil Rights Act of 1964 and 28 U.S.C. (S) 1985, based on alleged sexual harassment by an officer of Peoples Bank. The complaint asserts several causes of actions related to the alleged sexual harassment, including hostile work environment, retaliation, and conspiracy to condone impermissible conduct and impede litigation. Punitive and compensatory damages, as well as other relief, are sought. The complaint joins Peoples Bank's directors and certain officers as defendants, for whom Peoples Bank is providing a defense. Importantly, plaintiffs admit in their complaint that after they complained to Peoples Bank about the alleged harassment, the harassment ended. Motions to dismiss the directors and officers have been filed, which are pending. Written discovery has been served on the plaintiffs and Peoples Bank anticipates scheduling the plaintiffs' depositions for mid-July. The trial of this case is set for February 8, 1999.

     William L. Ammons, d/b/a Ammons Construction Company v. Peoples Bank &
     ----------------------------------------------------------------------
Trust Co., Circuit Court of Dallas County, Alabama, Case No. CV-95-295.  This
---------
case was filed on October 18, 1995. The Plaintiff, a contractor, was constructing a house for a customer of Peoples Bank who had borrowed construction monies for that purpose. The Peoples Bank customer sued the contractor, alleging that he failed to complete the construction. The contractor contends that Peoples Bank owes funds for the construction to him as a third party beneficiary. He further alleges misrepresentation by Peoples Bank and seeks unspecified compensatory and punitive damages. A jury trial is demanded. Peoples Bank denies the allegations of the complaint. The owner and contractor are in separate litigation over the same issues, and this case has been put on administrative hold pending the outcome of that case.

     While Peoples Bank denies liability in each case, the possibility of exposure to liability exists. To date, the plaintiffs in such lawsuits have not specified any alleged actual or compensatory damages. The level of potential exposure for compensatory damages increases if a plaintiff establishes at trial mental anguish or emotional distress from the actions complained of. Also, substantial punitive damages have been awarded in the State of Alabama in cases where relatively small amounts of actual damages have occurred, and jury verdicts within the State of Alabama have been unpredictable in this regard. Consequently, although PBTC cannot estimate with certainty, at this time, the eventual outcome or potential exposure in the above cases, PBTC does not currently anticipate that the ultimate liability arising from such proceedings will have a materially adverse effect on PBTC's financial statements.

PROPERTIES

     PBTC's principal executive offices and Peoples Bank's main office are located at 310 Broad Street, Selma, Alabama in a building owned by Peoples Bank. At April 30, 1998, Peoples Bank maintained 17 branches in Dallas, Autauga, Butler, Bibb, Elmore and Shelby counties, of which six are leased.


                              MANAGEMENT OF PBTC

DIRECTORS

     The following table sets forth certain information with respect to PBTC's directors.

                                     Director    Position(s) Held
Name                      Age(1)     Since(2)        with PBTC
--------------------------------------------------------------------------------
Julius R. Brown           58         1992         Director
Clyde B. Cox, Jr.         63         1983         Director
Harry W. Gamble, Jr.      61         1974         Director
Ted M. Henry              59         1968         Director
Elam P. Holley, Jr.       47         1988         Director, President and
                                                    Chief Operating Officer

Edith Morthland Jones     48         1996         Director
A. D. Lovelady            68         1978         Director
Richard P. Morthland      56         1977         Chairman of the Board
                                                    and Chief Executive Officer

Thomas E. Newton          52         1996         Director
David Y. Pearce           50         1996         Director
C. Ernest Smith           56         1991         Director
Julius E. Talton          69         1974         Director

_________________
(1)  As of March 31, 1998.

(2) Except for Messrs. Brown, Holley, Newton, Pearce and Smith and Mrs. Jones, includes term of office as director of the Bank prior to formation of PBTC as the holding company for Peoples Bank in April 1985. Each director of PBTC is also a director of Peoples Bank.

     The principal occupation(s) and business experience for the past five years of each director of PBTC are set forth below:

     Julius R. Brown is President of Wallace Community College, Selma.

     Clyde B. Cox, Jr. is a surgeon.

     Harry W. Gamble, Jr. is a member of the law firm of Gamble, Gamble, Calame and Wilson, L.L.C.

     Ted M. Henry is Chairman and Chief Executive Officer of Henry Brick Company, Inc.

     Elam P. Holley, Jr. has served as President and Chief Operating Officer of Peoples Bank since February 1994. Prior to that he was Executive Vice President and Chief Administrative Officer of Peoples Bank. Mr. Holley served as Secretary of PBTC from 1984 until 1997 when he was elected President and Chief Operating Officer of PBTC.

     Edith Morthland Jones has served as film liaison for the Selma-Dallas County Chamber of Commerce since 1988. Prior to that she served as Director of Tourism and Travel for the Selma-Dallas County Chamber of Commerce. She is the daughter of Rex J. Morthland, the sister of Richard P. Morthland and the sister-in-law of M. Scott Patterson, Executive Vice President, Investment Officer and Secretary of Peoples Bank and Executive Vice President and Secretary of PBTC.

     A. D. Lovelady has served as Chairman of the Board of Lovelady Construction Company, Inc. since January 1996. Prior to that he was President of Lovelady Construction Company, Inc.

     Richard P. Morthland has served as Chairman of the Board and Chief Executive Officer of Peoples Bank since February 1994. Prior to that he was President and Chief Executive Officer of Peoples Bank. Mr. Morthland has been President of PBTC since its formation in 1984. He is the son of Rex J. Morthland, the brother of Edith Morthland Jones and the brother-in-law of M. Scott Patterson.

     Thomas E. Newton is a partner in the commercial real estate development firm of Newton, Oldacre, and McDonald, L.L.C., Prattville, Alabama.

     David Y. Pearce has been the owner of Pearce Catfish Farms since 1971 and President of Pearce Catfish Farms, Inc. since 1993.

     C. Ernest Smith is the Mayor of Greenville, Alabama and owner of the Greenville Shoe Shop.

     Julius E. Talton is Chairman of the Board of Talton TeleCommunications Corporation and has served as Chairman of the Board of Talton Holdings, Inc. since December 1996.

DIRECTORS EMERITUS

     Rex J. Morthland is Chairman Emeritus of the Board of Directors of Peoples Bank.

     Wallace A. Buchanan is the President of Buchanan Hardwoods, Inc.

     W. Russell Buster, Jr. is retired. Previously he was President of the Bush Hog Agricultural Implement Division of Allied Products Corporation.

     J.A. Minter, Jr. is a farmer and ginner.

     Clinton S. Wilkinson, Jr. is a dentist.

     B. Frank Wilson is Chairman Emeritus of the Board of Directors of the Bank.

EXECUTIVE COMPENSATION

     The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the named executive officers of PBTC.

                          SUMMARY COMPENSATION TABLE


                                                                                          Long-Term Compensation
                                                                                     --------------------------------
                                              Annual Compensation                                 Awards
                                     ---------------------------------------------   --------------------------------
                                                                                     Restricted       Securities
Name and                                                            Other Annual       Stock          Underlying
Principal Position (1)        Year       Salary        Bonus      Compensation (2)    Award(s)      Options/SARs(#)(3)
-----------------             ----       ------        -----      ----------------   ----------     ------------------
Richard P. Morthland          1997       $160,487      $23,401            --               --               4,000
  Chairman and Chief          1996        156,339       48,697            --               --               4,000
  Executive Officer of        1995        149,065       33,505            --               --               4,000
  PBTC and Peoples
  Bank
Elam P. Holley, Jr.           1997       $111,791      $11,201            --               --               3,000
  President and Chief         1996        103,042        5,787            --               --               3,000
  Operating Officer of        1995         98,145        4,832            --               --               3,000
  PBTC and Peoples
  Bank

                                   Payouts
                                   -------
                                    LTIP                         All Other
                                   Payouts                   Compensation (4)(5)
                                   -------                   -------------------
Richard P. Morthland
  Chairman and Chief                  --                           $10,555
  Executive Officer of                --                            10,381
  PBTC and Peoples                    --                            12,147
  Bank
Elam P. Holley, Jr.                   --                           $10,760
  President and Chief                 --                             8,120
  Operating Officer of                --                             7,770
  PBTC and Peoples
  Bank

__________________
(1) No other executive officer earned in excess of $100,000 in salary and bonus in 1997, 1996 and 1995.

(2) Executive officers of PBTC receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 1997, 1996 and 1995 received by the named executive officers did not exceed 10% of the executive's annual salary and bonus.

(3) Award amounts and other data herein have been adjusted for a two-for-one stock split effected through a stock dividend paid in March 1995 and a two-for-one stock split effected through a stock dividend paid in June 1997.

(4) "All Other Compensation" includes awards to Mr. Morthland of $3,402, $3,680 and $3,672 in 1997, 1996 and 1995, respectively, contributed on behalf of such executive to the Employee Stock Ownership Plan ("ESOP") to fund purchases of PBTC Common Stock pursuant to the Incentive Performance and Reward Program. Also includes contributions of behalf of Mr. Morthland of $6,653, $6,701 and $8,475 in 1997, 1996 and 1995, respectively, to Peoples
     Bank's Section 125 "cafeteria" plan.

(5) "All Other Compensation" includes awards to Mr. Holley of $2,551, $2,662 and $2,415 in 1997, 1996 and 1995, respectively, contributed on behalf of such executive to the ESOP to fund purchases of PBTC Common Stock pursuant to the Incentive Performance and Reward Program. Also includes contributions on behalf of Mr. Holley of $8,209, $5,458 and $5,355 in 1997, 1996 and 1995, respectively, to Peoples Bank's Section 125 "cafeteria" plan.

DIRECTORS' COMPENSATION

     Directors of PBTC and Peoples Bank are presently paid $800 per month for service in both capacities and $150 for each committee meeting attended. Directors who are officers of PBTC or Peoples Bank (i.e., Messrs. Richard P.
                                                    ----
Morthland and Elam P. Holley, Jr.) are not entitled to such fees.

OPTION GRANTS IN FISCAL YEAR 1997

     The following table contains information concerning the grant of stock options under the 1992 Stock Option Plan (the "Option Plan") to the named executive officers. The Option Plan does not provide for the grant of stock appreciation rights.

                                                  Individual Grants
                        --------------------------------------------------------------------------
                           Number of             Percent of                                               Potential Realizable
                           Securities           Total Options                                               Value at Assumed
                           Underlying             Granted to        Exercise or                           Annual Rates of Stock
                         Options Granted         Employees in         Base Price        Expiration           Price Appreciation
                        (Number of Shares)        Fiscal Year       ($ per Share)          Date              for Option Term(1)
                        ------------------       --------------      -----------        ----------         ---------------------
                                                                                                             5%($)      10%($)
                                                                                                           ---------  ----------
Richard P. Morthland         4,000                    24.69%           17.05             01/20/02            10,920     31,640
Elam P. Holley, Jr.          3,000                    18.52%           15.50             01/20/02            29,250     74,100

_________________
(1) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying PBTC Common Stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the PBTC Common Stock.

AGGREGATED FISCAL 1997 OPTION EXERCISES AND YEAR END OPTION VALUES

    The following table sets forth information concerning options exercised during fiscal 1997 and the value of options held by the named executive officers at the end of the fiscal year.

                                                                             Number of Securities          Value of Unexercised
                                                                            Underlying Unexercised        In-the-Money Options at
                             Shares Acquired                              Options at Fiscal Year End        Fiscal Year End ($)(2)
                                                                          --------------------------      ------------------------
                              on Exercise                Value           Exercisable/Unexercisable              Exercisable/
Name                       (Number of Shares)        Realized($)(1)          (Number of Shares)                Unexercisable
----                       -------------------      ---------------      --------------------------      -------------------------
Richard P. Morthland             13,600                  313,380                  ---/8,000                     ---/134,080

Elam P. Holley, Jr.                --                       --                 10,700/6,000                 253,770/108,180

________________
(1) Difference between fair market value of underlying PBTC Common Stock and the exercise price at exercise.

(2) Difference between fair market value of underlying PBTC Common Stock and the exercise price at fiscal year end. An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

PENSION PLAN

     The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to PBTC's defined benefit pension plan (the "Pension Plan") based upon the Pension Plan formula for specified average Final Compensation and specified years of service.


Average Final                                                            Years of Service
                                             --------------------------------------------------------------------------
Compensation                                      10                  20                   30                   40
-------------                                ---------------      --------------      ---------------      ------------
$ 20,000...............................         $  2,000             $  4,000            $  6,000             $  8,000
  60,000...............................            7,900               15,800              23,600               30,600
  80,000...............................           11,200               22,400              33,500               43,100
 100,000...............................           14,500               29,000              43,400               55,700
 125,000...............................           18,600               37,200              55,800               71,400
 160,000 and above.....................           24,400               48,800              73,100               93,300

     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the Pension Plan is $125,000. Also, average final compensation in excess of $160,000 is not covered under the Pension Plan. "Average Final Compensation," which is based upon the average annual salary (as defined) for the five consecutive years of highest salary, is based upon compensation that would appear under the "Salary" column of the Summary Compensation Table. As of December 31, 1997, Messrs. Morthland and Holley had 34 and 24 years of credited service, respectively, under the Pension Plan. Benefits set forth in the preceding table are computed as a straight-life annuity and are adjusted to reflect payments expected to be made to employees by Social Security.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harry W. Gamble, Jr., a director of PBTC and Peoples Bank, is a member of the firm of Gamble, Gamble, Calame and Wilson, L.L.C. which renders legal services to PBTC and Peoples Bank. In the year ended December 31, 1997, Mr. Gamble's firm received fees of $128,716 for legal services to PBTC and Peoples Bank.

CERTAIN TRANSACTIONS

     PBTC and Peoples Bank have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

                           BUSINESS OF ELMORE COUNTY

GENERAL

     Elmore County, which was incorporated under the laws of the State of Alabama in 1983, is registered as a bank holding company under the Holding Company Act. Elmore County is the holding company for Tallassee Bank, which was chartered by the State of Alabama in 1913 and acquired by Elmore County in 1983.

     Elmore County and Tallassee Bank are headquartered in Tallassee, Alabama. Tallassee Bank conducts a general commercial and full-service retail banking business through five branches in three communities, Tallassee, East Tallassee and Eclectic. In addition, Tallassee Bank offers trust services.

     Tallassee Bank provides banking services to individuals, corporations and others. Tallassee Bank's services include the sale of traveler's checks, the rental of safe deposit facilities, collection of domestic and foreign items, issuance of cashier's checks and money orders, 24-hour ATM service, bank by mail and night depository and other customary banking services. Tallassee Bank makes commercial, personal, construction and real estate loans and accepts both demand and time deposits.

     Tallassee Bank operates three subsidiaries, two of which are consumer finance companies and an insurance agency. To date, the results of operations of these subsidiaries have not, however, been material.

     Tallassee Bank is a member of the FDIC and its deposit accounts are insured by the BIF to a maximum of $100,000 for each insured depositor. Tallassee Bank is subject to supervision and regulation by the FDIC and the Banking Department. There are also various requirements and restrictions under federal and Alabama laws which affect the operations of Tallassee Bank. These laws include usury requirements, restrictions relating to investments and other requirements. See "Regulation, Supervision and Governmental Policy."

     Elmore County and Tallassee Bank have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions will be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

     Elmore County's executive officers and the main office of Tallassee Bank are located at 304 Barnett Boulevard, Tallassee, Alabama 36078. Elmore County's telephone number is (334) 283-6581.

LENDING ACTIVITIES

     LOAN COMPOSITION. The following table sets forth a comparison of major categories of Elmore County's loans.

                                                            At December 31,
                                                 ------------------------------------
                                                      1997                 1996
                                                      ----                 ----
Commercial and industrial                         $  11,188                $   9,807
Real estate - mortgage....................           17,976                   16,053
Personal..................................           17,829                   15,872
Overdrafts and credit lines...............              331                       16
                                                  ---------                ---------
 Total loans..............................        $  47,324                $  41,748
                                                  =========                =========
Less:
 Unearned discount........................        $     368                $     817
 Allowance for loan losses................              695                      689
                                                  ---------                ---------
  Total loans, net........................        $  46,261                $  40,242
                                                  =========                =========

     LOAN MATURITIES. The following table reflects at December 31, 1997 the dollar amount of loans maturing or subject to rate adjustment based on their contractual terms to maturity. Loans with fixed rates are reflected based upon the contractual repayment schedule, while loans with variable interest rates are reflected based upon the contractual repayment schedule up to the contractual rate adjustment date. Demand loans, loans having no stated schedule of repayments and loans having no stated maturity are reported as due within three months.

                                         0-3             4-12            1-5            After
                                        Months          Months          Years          5 Years          Total
                                        ------          ------          -----          -------          ------
                                                                   (In thousands)
Real estate-mortgage (1).........       $ 4,720         $ 6,592        $   681         $   150          $12,143
All other loans..................         8,297           9,831         14,783           1,902           34,813
                                        -------         -------        -------         -------          -------
                                        $13,017         $16,423        $15,464         $ 2,052          $46,956
                                        =======         =======        =======         =======          =======

------------------
(1)  Consists of one-to four-family real estate loans.

     NONACCRUAL, PAST DUE, RESTRUCTURED AND POTENTIAL PROBLEM LOANS. Elmore County classifies its problem loans into four categories: nonaccrual loans, past-due loans, restructured loans, and potential problem loans. At December 31, 1997, there were no material amounts of potential problem loans which were not included in the other three categories of problem loans.

     When management determines that a loan no longer meets the criteria for performing loans and that collection of interest appears doubtful, the loan is placed on nonaccrual status. All loans which are 90 days past due are considered nonaccrual, unless they are adequately secured and there is reasonable assurance of full collection of principal and interest. Management closely monitors all loans which are contractually 90 days past due, restructured or on nonaccrual status. These loans are summarized as follows:


                                                                                   At December 31,
                                                                       --------------------------------------
                                                                            1997                  1996
                                                                            ----                  ----
                                                                                    (In thousands)
Loans accounted for on a nonaccrual basis................              $   32                     $   369
Accruing loans which are contractually past due 90
 days or more as to interest or principal payments.......                  75                          76
Accruing loans, the terms of which have been
 restructured to provide a reduction or deferral of
 interest or principal because of a deterioration
 in the financial position of the borrower...............                  --                          --
The gross interest income that would have been
 recorded in the period then ended if the nonaccrual
 and restructured loans had been current in accordance
 with their original terms and had been outstanding
 through the period or since origination, if  held for
 part of the period......................................                   7                          20
The amount of interest income on nonaccrual and
 restructured loans that was included in net income
 for the period..........................................                   4                          11

     See Note 4 of Notes to Consolidated Financial Statements of Elmore County for a discussion of impaired loans pursuant to SFAS No. 114.

     LOAN LOSS EXPERIENCE. See Note 4 of Notes to Consolidated Financial Statements of Elmore County.

     The allowance for possible loan losses at Elmore County is maintained at a level which, in management's opinion, is adequate to absorb all potential losses on loans then present in the loan portfolio. The amount of the allowance is affected by: (1) loan charge-offs, which decrease the allowance; (2) recoveries on loans previously charged-off, which increase the allowance; and (3) the provision of possible loan losses charged to income, which increase the allowance. In determining the provision for possible loan losses, it is necessary for management to monitor fluctuations in the allowance resulting from actual charge-offs and recoveries, and to periodically review the size and composition of the loan portfolio in light of current and anticipated economic conditions in an effort to evaluate portfolio risks. Ultimately, the amount of the provision is that amount sufficient to maintain the allowance at a level which reflects management's judgment of those risks.

     The following is a summary of activity in the allowance for loan losses for the years ended December 31, 1997 and 1996:


                                                      Year Ended December 31,
                                                 -------------------------------
                                                      1997                1996
                                                      ----                ----
                                                     (Dollars in thousands)
Balance at beginning of period............       $  689                 $  696
Charge-offs...............................         (315)                  (439)
Recoveries................................          186                    153
Net charge-offs...........................         (129)                  (286)
Additions charged to operations...........          135                    279
                                                 ------                 ------
Balance at end of period..................       $  695                 $  689
                                                 ======                 ======
Ratio of net charge-offs to average loans
 outstanding, net of unearned discounts,
 during the period........................          .27%                   .70%
                                                 ======                 ======

     The following table presents an allocation of Elmore County's allowance for loan losses at the dates indicated:

                                           At December 31,
                                 ----------------------------------
                                        1997               1996
                                 ----------------  ----------------
                                   %    Amount      %      Amount
                                   -    ------      -      ------
                                       (Dollars in thousands)
Commercial and industrial.....    25%   $ 175        25%    $ 172
Real estate mortgage..........    36%     254        37%      255
Personal......................    38%     262        38%      262
Overdraft and credit line.....     1%       4        --%       --
                                 ---    -----       ---     -----
 Total allowance..............   100%   $ 695       100%    $ 689
                                 ===    =====       ===     =====

INVESTMENT ACTIVITIES

     SECURITIES BY CATEGORY. Investments are classified as either held-to-maturity, trading or available-for-sale securities. See Note 1 of Notes to Consolidated Financial Statements of Elmore County. The following tables set forth the amount of securities available-for-sale and held-to-maturity by major categories held by Elmore County at December 31, 1997 and 1996.


                                                                                   At December 31,
                                                                          ---------------------------------
Securities Available-for-Sale:                                                  1997             1996
                                                                                ----             ----
                                                                                   (In thousands)
U.S. Treasury, U.S. Agencies and corporations...................          $   9,351              $  14,603
Obligations of states and political subdivisions................                 --                     --
Corporate and other securities..................................                 --                     --
                                                                          ---------              ---------
                                                                          $   9,351              $  14,603
                                                                          =========              =========


                                                                                   At December 31,
                                                                          --------------------------------
Securities Held-to-Maturity:                                                    1997             1996
                                                                                ----             ----
                                                                                   (In thousands)
U.S. Treasury, U.S. Agencies and corporations...................          $  13,648              $  11,794
Obligations of states and political subdivisions................             10,681                 10,262
Corporate and other securities..................................              3,592                  4,149
                                                                          ---------              ---------
                                                                          $  27,921              $  26,205
                                                                          =========              =========

     For information regarding the amortized cost and approximate market value of securities at December 31, 1997 and 1996, see Note 3 of Notes to Consolidated Financial Statements of Elmore County.

     MATURITY DISTRIBUTIONS OF SECURITIES. The following table sets forth the distributions of maturities of securities at amortized cost as of December 31, 1997.

                                                                            Maturity
                                                -----------------------------------------------------------

                                                                                Over 1 to 5     Over 5 to 10
                                                0-3 Months     4-12 Months         Years           Years
                                                ----------     ------------     -----------     ------------
U.S. Treasury, U.S. agencies and
 corporations....................               $   691        $   1,466        $   15,951     $    2,201
Obligations of states and
 political subdivisions..........                     -              303             4,557          5,390
Corporate and other securities...                    85              558             2,279              -
                                                -------        ---------        ----------     ----------
Total............................               $   776        $   2,327        $   22,787     $    7,591
                                                =======        =========        ==========     ==========
Weighted average yield (%)(1)....                  6.86%            6.27%             6.29%          5.67%
                                                =======        =========        ==========     ==========


                                                -----------------------------

                                                Over 10           No Specific
                                                 Years             Due Date
                                                -------           -----------
U.S. Treasury, U.S. agencies and
 corporations....................               $      --         $      --
Obligations of states and
 political subdivisions..........                     239                --
Corporate and other securities...                      --             3,552
                                                ---------         ---------
Total............................               $     239         $   3,552
                                                =========         =========
Weighted average yield (%)(1)....                    5.40%             6.77%
                                                =========         =========

-------------------
(1) Yields on tax-exempt obligations have been computed on a tax-equivalent basis using an incremental rate of 34%.

     Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. For information regarding the amortized cost and approximate market value of securities at December 31, 1997, by contractual maturity, see Note 3 of Notes to Consolidated Financial Statements of Elmore County.

DEPOSITS

     Deposits are the primary source of funds for Elmore County. Elmore County's deposits consist of checking accounts, regular savings deposits, NOW accounts, Money Market Accounts, market rate Certificates of Deposit and Jumbo Certificates of Deposit. Deposits are attracted from individuals, partnerships and corporations in Elmore County's market area. In addition, Elmore County obtains deposits from state and local entities and, to a lesser extent, U.S. Government and other depository institutions. Elmore County does not accept brokered deposits. As of March 31, 1998, Elmore County's total deposits were $76.5 million.

     The following table indicates the amount of Elmore County's certificates of deposit and other time deposits of $100,000 or more by time remaining until maturity as of December 31, 1997.

                                                            Certificates          Other Time
Maturity Period                                              of Deposits           Deposits
---------------                                          -----------------    -----------------
                                                                     (In thousands)
Three months or less................................     $  4,361             $    991
Over three through six months.......................          826                   --
Over six through twelve months......................        1,651                   --
Over twelve months..................................        2,356                   --
                                                         --------             --------
 Total..............................................     $  9,194             $    991
                                                         ========             ========

     The following table sets forth the average balances and average interest rates based on daily balances for deposits for the years indicated.


                                                  Year Ended December 31,
                                        -----------------------------------------------------
                                                  1997                        1996
                                        ----------------------      -------------------------
                                          Average     Average         Average      Average
                                          Deposits      Rate          Deposits       Rate
                                          --------    --------        --------     --------
                                                       (Dollars in thousands)
Non-interest bearing demand
 deposits.......................        $  13,421           --%     $  13,136            --%
Interest bearing demand deposits           14,062         3.42%        14,314          3.41%
Savings deposits................            7,940         2.83%         8,210          2.78%
Time deposits...................           40,147         5.27%        39,618          5.37%
                                        ---------                   ---------
 Total deposits.................        $  75,570         3.73%     $  75,278          3.32%
                                        =========                   =========

                REGULATION, SUPERVISION AND GOVERNMENTAL POLICY

     The following is a brief summary of certain statutes, rules and regulations affecting PBTC, Peoples Bank, Elmore County and Tallassee Bank. A number of other statutes and regulations have an impact on their operations. The following summary of applicable statutes and regulations does not purport to be complete and is qualified in its entirety by reference to such statutes and regulations.

BANK HOLDING COMPANY REGULATION

     PBTC and Elmore County are registered as bank holding companies under the Holding Company Act and, as such, are subject to supervision and regulation by the FRB. Bank holding companies are required to furnish to the FRB annual and quarterly reports of their operations and to furnish such additional information as the FRB may require pursuant to the Holding Company Act. PBTC and Elmore County are also subject to regular examination by the FRB.

     Under the Holding Company Act, a bank holding company must obtain the prior approval of the FRB before (i) acquiring direct or indirect ownership or control of any voting shares of any bank or bank holding company if, after such acquisition, the bank holding company would directly or indirectly own or control more than 5% of such shares; (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

     The Holding Company Act, as amended by the Riegle-Neal Act, generally permits the FRB to approve interstate bank acquisitions by bank holding companies without regard to any prohibitions of state law.

     Under the Holding Company Act, any company must obtain approval of the FRB prior to acquiring control of a bank holding company, like PBTC and Elmore County, or a commercial bank, like Peoples Bank and Tallassee Bank. For purposes of the Holding Company Act, "control" is defined as ownership of more than 25% of any class of voting securities of a bank holding company or a bank, the ability to control the election of a majority of the directors, or the exercise of a controlling influence over management or policies of a bank holding company or a bank.

     The Change in Bank Control Act and the regulations of the FRB thereunder require any person or persons acting in concert (except for companies required to make application under the Holding Company Act), to file a written notice with the FRB before such person or persons may acquire control of PBTC or Elmore County. The Change in Bank Control Act defines "control" as the power, directly or indirectly, to vote 25% or more of any voting securities or to direct the management or policies of a bank holding company or an insured bank.

     The Holding Company Act also prohibits, with certain exceptions, a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of a company that is not a bank or a bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by FRB regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The non-bank activities of PBTC and Elmore County are subject to these legal and regulatory limitations under the Holding Company Act and the FRB's regulations thereunder. Notwithstanding the FRB's prior approval of specific nonbanking activities, the FRB has the power to order a holding company or its subsidiaries to terminate any activity, or to terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that the continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that holding company.

     The FRB has adopted guidelines regarding the capital adequacy of bank holding companies, which require bank holding companies to maintain specified minimum ratios of capital to total assets and capital to risk-weighted assets. See "--Capital Requirements."

     The FRB has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The FRB has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the FRB's view that a bank holding company should pay cash dividends only to the extent that the company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the company's capital needs, asset quality, and overall financial condition.

BANK REGULATION

     As Alabama banking institutions, Peoples Bank and Tallassee Bank are subject to regulation, supervision and regular examination by the Banking Department. Peoples Bank is a member of the Federal Reserve System (a "state member bank") and thus is subject to supervision and regular examination by the FRB under applicable provisions of the Federal Reserve Act and the FRB's regulations. As a state bank that is not a member of the Federal Reserve System (a "state nonmember bank"), Tallassee Bank is subject to regulation, supervision and regular examination by the FDIC under the applicable provisions of the Federal Deposit Insurance Act and the FDIC's regulations. The deposits of Peoples Bank and Tallassee Bank are insured by the FDIC to the maximum extent provided by law (a maximum of $100,000 for each insured depositor). Alabama and federal banking laws and regulations control, among other things, required reserves, investments, loans, mergers and consolidations, issuance of securities, payment of dividends, and establishment of branches and other aspects of the operations of both Peoples Bank and Tallassee Bank.

     The approval of regulatory authorities is required if the total of all the dividends declared by Peoples Bank or Tallassee Bank in any calendar year exceeds such bank's net income as defined for that year combined with its retained net income for the preceding two calendar years. Peoples Bank has obtained regulatory approval for the payment of dividends, as applicable. It is currently expected that the Merchants & Planters acquisition will require prior regulatory approval for the payment of dividends by Peoples Bank in the two years subsequent to such acquisition.

     Peoples Bank and Tallassee Bank are subject to various regulatory capital requirements administered by the federal banking agencies, including applicable capital adequacy guidelines for state member banks and state non-member banks, respectively. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements of Peoples Bank, PBTC, Tallassee Bank and Elmore County. See "--Capital Requirements."

     Under joint regulations of the federal banking agencies, including the FRB and FDIC, state member banks and state nonmember banks must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards, including loan-to-value limits, that are clear and measurable, loan administration procedures and documentation, approval and reporting requirements. A bank's real estate lending policy must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies (the "Interagency Guidelines") that have been adopted by the federal bank regulators. The Interagency Guidelines, among other things, call upon depository institutions to establish internal loan-to-value limits for real estate loans that are not in excess of the loan-to-value limits specified in the Guidelines for the various types of real estate loans. The Interagency Guidelines state that it may be appropriate in individual cases to originate or purchase loans with loan-to-value ratios in excess of the supervisory loan-to-value limits. The aggregate amount of loans in excess of the supervisory loan-to-value limits, however, should not exceed 100% of a bank's total capital and the total of such loans secured by commercial, agricultural, multifamily and other non-one-to-four family residential properties should not exceed 30% of total capital.

     As federally insured banks, Peoples Bank and Tallassee Bank are subject to FDIC deposit insurance assessments. The FDIC has established a risk-based deposit insurance assessment system for insured depository institutions, under which insured institutions are assigned assessment risk classifications based upon capital levels and supervisory evaluations. Under these regulations, the FDIC set the 1998 insurance assessment rates for BIF-insured banks like Peoples Bank and Tallassee Bank from $2,000 per year for well-capitalized banks in the highest supervisory subgroup to 0.27% of insured deposits for undercapitalized banks in the lowest supervisory subgroup. Peoples Bank and Tallassee Bank were "well-capitalized" banks as of March 31, 1998.

     In addition, the Deposit Insurance Funds Act of 1996 (the "1996 Act"), which was enacted to recapitalize the SAIF, requires BIF-member banks to pay supplemental assessments to assist in covering the annual payments on bonds issued by the Financing Corporation ("FICO"). Through December 31, 1999, the annual FICO assessment rate for BIF members is set at approximately .013% of insured deposits, or one-fifth the rate applicable to SAIF members. From December 31, 1999 until the retirement of the FICO bonds, BIF and SAIF members will be subject to FICO assessments at the same rate.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") required the federal bank regulatory agencies to prescribe, by regulation, non-capital safety and soundness standards for all insured depository institutions and depository institution holding companies. The FRB, the FDIC and the other federal banking agencies have adopted guidelines prescribing safety and soundness standards pursuant to FDICIA. The safety and soundness guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits. In general the guidelines require, among other things, the maintenance of appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. In addition, pursuant to FDICIA, the FRB, the FDIC and the other banking agencies have proposed guidelines for asset quality and earnings standards. Under the proposed standards, a bank would be required to maintain systems, commensurate with its size and the nature and scope of its operations, to identify problem assets and prevent deterioration in those assets as well as to evaluate and monitor earnings and ensure that earnings are sufficient to maintain adequate capital and reserves.

     Supervision, regulation and examination of the PBTC, Peoples Bank, Elmore County and Tallassee Bank by the bank regulatory agencies are intended primarily for the protection of depositors rather than for holders of PBTC or Elmore County stock or of either holding company as the holder of the stock of their respective bank subsidiaries.

CAPITAL REQUIREMENTS

     The FRB has established guidelines with respect to the maintenance of appropriate levels of capital by bank holding companies and state member banks, and the FDIC has promulgated substantially similar capital adequacy regulations for state nonmember banks. These capital regulations impose two sets of capital adequacy requirements: minimum leverage rules, which require bank holding companies and banks to maintain a specified minimum ratio of capital to total assets, and risk-based capital rules, which require the maintenance of specified minimum ratios of capital to "risk-weighted" assets.

     The regulations of the FRB require bank holding companies and state member banks, and the FDIC's regulations require state nonmember banks, to maintain a minimum leverage ratio of "Tier 1 capital" (as defined in the risk-based capital guidelines discussed in the following paragraphs) to total assets of 3.0%. Although setting a minimum 3.0% leverage ratio, the regulations state that only the strongest bank holding companies and banks, with composite examination ratings of 1 under the rating system used by the federal bank regulators, would be permitted to operate at or near such minimum level of capital. All other bank holding companies and banks are expected to maintain a leverage ratio of at least 1% to 2% above the minimum ratio, depending on the assessment of an individual organization's capital adequacy by its primary regulator. Any bank or bank holding company experiencing or anticipating significant growth would be expected to maintain capital well above the minimum levels. In addition, the FRB has indicated that whenever appropriate, and in particular when a bank holding company is undertaking expansion, seeking to engage in new activities or otherwise facing unusual or abnormal risks, it will consider, on a case-by-case basis, the level of an organization's ratio of tangible Tier 1 capital (after deducting all intangibles) to total assets in making an overall assessment of capital.

     The risk-based capital rules of the FRB and the FDIC require bank holding companies and banks to maintain minimum regulatory capital levels based upon a weighing of their assets and off-balance sheet obligations according to risk. The risk-based capital rules have two basic components: a core capital (Tier 1) requirement and a supplementary capital (Tier 2) requirement. Core capital consists primarily of common stockholders' equity, certain perpetual preferred stock (which must be noncumulative with respect to banks), and minority interests in the equity accounts of consolidated subsidiaries; less intangible assets, primarily goodwill, with limited exceptions for mortgage servicing rights and purchased credit card relationships. Supplementary capital elements include, subject to certain limitations, the allowance for losses on loans and leases; perpetual preferred stock that does not qualify for Tier 1 and long-term preferred stock with an original maturity of at least 20 years from issuance; hybrid capital instruments, including perpetual debt and mandatory convertible securities; and subordinated debt and intermediate-term preferred stock. The risk-based capital regulations assign balance sheet assets and credit equivalent amounts of off-balance sheet obligations to one of four broad risk categories based principally on the degree of credit risk associated with the obligor. The assets and off-balance sheet items in the four risk categories are weighted at 0%, 20%, 50% and 100%. These computations result in the total risk-weighted assets.

     The risk-based capital regulations require bank holding companies and banks to maintain a minimum ratio of total capital to total risk-weighted assets of 8%, with at least 4% as core capital. For the purpose of calculating these ratios: (i) supplementary capital will be limited to no more than 100% of core capital; and (ii) the aggregate amount of certain types of supplementary capital will be limited. In addition, the risk-based capital regulations limit the allowance for loan losses includable as capital to 1.25% of total risk-weighted assets.

     Under FDICIA, the federal banking agencies were required to revise their risk-based capital standards to ensure that such standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities. The FRB, the FDIC and the other banking agencies have amended the risk-based capital standards to take account of a bank's concentration of credit risk, the risk of nontraditional activities, and a bank's exposure to declines in the economic value of its capital resulting from changes in interest rates. The revised capital guidelines do not, however, codify a measurement framework for assessing the level of a bank's interest rate exposure. The FRB, the FDIC and the other banking agencies have adopted a joint policy statement requiring that banks adopt comprehensive policies and procedures for managing interest rate risk and setting forth general standards for such internal policies.

     The FRB and the FDIC have issued final regulations that classify insured depository institutions by capital levels and provide that the applicable agency will take various prompt corrective actions to resolve the problems of any institution that fails to satisfy the capital standards. Under such regulations, a "well-capitalized" bank is one that is not subject to any regulatory order or directive to meet any specific capital level and that has or exceeds the following capital levels: a total risk-based capital ratio of 10%, a Tier 1 risk-based capital ratio of 6%, and a leverage ratio of 5%. An "adequately capitalized" bank is one that does not qualify as "well capitalized" but meets or exceeds the following capital requirements: a total risk-based capital of 8%, a Tier 1 risk-based capital ratio of 4%, and a leverage ratio of either (i) 4% or (ii) 3% if the bank has the highest composite examination rating. A bank not meeting these criteria is treated as "undercapitalized," "significantly undercapitalized," or "critically undercapitalized" depending on the extent to which the bank's capital levels are below these standards. A bank that fails within any of the three "undercapitalized" categories will be subject to certain severe regulatory sanctions required by FDICIA and the regulations of the FRB or FDIC. As of March 31, 1998, Peoples Bank and Tallassee Bank were categorized as "well-capitalized" under the prompt corrective action regulations.

EFFECTS OF GOVERNMENTAL POLICY

     The earnings and business of PBTC, Peoples Bank, Elmore County and Tallassee Bank have been and will be affected by the policies of various regulatory authorities of the United States, particularly the FRB. Important functions of the FRB, in addition to those enumerated above, include the regulation of the supply of money in light of general economic conditions within the United States. The instruments of monetary policy employed by the FRB for these purposes influence in various ways the overall level of investments, loans, other extensions of credit and deposits, and the interest rates paid on liabilities and received on interest-earning assets.

     Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by Peoples Bank and Tallassee Bank on their deposits and other borrowings and the interest received by Peoples Bank and Tallassee Bank on loans extended to customers and securities held in their investment portfolios comprises the major portion of their respective earnings. The earnings and gross income of Peoples Bank and Tallassee Bank thus have been and will be subject to the influence of economic conditions generally, both domestic and foreign, and also to monetary and fiscal policies of the United States and its agencies, particularly the FRB. The nature and timing of any future changes in such policies and their impact on Peoples Bank and Tallassee Bank are not predictable.

                   BENEFICIAL OWNERSHIP OF PBTC COMMON STOCK

STOCK OWNERSHIP OF PBTC MANAGEMENT

     The following table sets forth information as of June 1, 1998 with respect to the shares of PBTC Common Stock beneficially owned by each director of PBTC, including the named executive officers, and by all directors and executive officers of PBTC as a group. This information is based on filings with the SEC or information furnished to PBTC by such persons.

                                          AMOUNT AND                PERCENT OF PBTC
                                     NATURE OF BENEFICIAL             COMMON STOCK
NAME                                    OWNERSHIP(1)(2)                OUTSTANDING
----                                    ---------------                -----------
Julius R. Brown                              1,246                            *
Clyde B. Cox, Jr.                           14,160                            *
Harry W. Gamble, Jr.                        10,136                            *
Ted M. Henry                                11,131                            *
Elam P. Holley, Jr.                         19,538                            *
Edith Morthland Jones (3)                  182,325                         5.32%
A. D. Lovelady                              38,456                         1.12%
Richard P. Morthland (3)                   765,818                        22.34%
Thomas E. Newton                             1,400                            *
David Y. Pearce                              1,239                            *
C. Ernest Smith                              2,065                            *
Julius E. Talton                           102,110                         2.98%
All directors and executive
officers as a group (4)
(19 persons)                             1,339,505                        38.94%

--------------------
*    Less than 1% of the outstanding PBTC Common Stock.

(1) For purposes of this table and the table under "-- Principal Holders of PBTC Common Stock," under the rules of the SEC, an individual is considered to "beneficially own" any share of PBTC Common Stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of PBTC Common Stock of which he has the right to acquire voting or investment power within 60 days of June 1, 1998.

  (2) Includes shares owned directly by directors and executive officers of PBTC as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares allocated to the accounts of participants in the ESOP, and 11,600 shares of PBTC Common Stock subject to outstanding options which are exercisable within 60 days of June 1, 1998. Does not include 33,500 shares of PBTC Common Stock subject to outstanding options granted to executive officers which are not exercisable within 60 days of June 1, 1998, of which Richard P. Morthland holds options for 9,400 shares and Elam P. Holley, Jr. holds options for 6,600 shares.
(3)    See "-- Principal Holders of PBTC Common Stock."
(4)    Includes officers of PBTC and executive officers of Peoples Bank.

PRINCIPAL HOLDERS OF PBTC COMMON STOCK

       The following table sets forth information as of June 1, 1998 with respect to the persons believed by PBTC to be the beneficial owners of more than 5% of the PBTC Common Stock. This information is based on filings with the SEC or information furnished to PBTC by such persons.

NAME AND ADDRESS                            AMOUNT AND NATURE                       PERCENT OF PBTC COMMON
OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP(1)                     STOCK OUTSTANDING
-------------------                     --------------------------                     -----------------
Richard P. Morthland                             765,818 (2)                                22.34%
  310 Broad Street
  Selma, Alabama  36701

Ann Plant Morthland                              432,279 (3)                                12.61%
Rex J. Morthland
  1027 Houston Park
  Selma, Alabama  36701

Edith Morthland Jones                            182,325 (4)                                 5.32%
  432 Church Street
  Selma, Alabama  36701

Mary Ann Morthland Patterson                     164,329 (5)                                 4.79%
M. Scott Patterson
  209 Church Street
  Selma, Alabama  36701

The Peoples Bank and Trust Company               802,483 (6)                                23.40%
  310 Broad Street
  Selma, Alabama  36701

________________________
(1) See Note (1) to the table under" -- Stock Ownership of PBTC Management." Except as disclosed in the Notes below, each of the following persons disclaims that he or she is acting in concert with, or as a member of a group consisting of, the other named individuals. Richard P. Morthland, Edith Plant Morthland Jones and Mary Ann Morthland Patterson are the son and daughters of Rex J. and Ann Plant Morthland.
(2) Included in such 765,818 shares are (a) 137,384 shares owned directly by Richard P. Morthland, his spouse and a child; (b) 32,160 shares held by a trust of which Richard P. Morthland is trustee; (c) 553,052 shares held by three trusts of which Peoples Bank is trustee and under which Richard
       P. Morthland has voting power; and (d) 40,322 shares held by a trust of which Richard P. Morthland is co-trustee with Rex J. Morthland. See Notes
       (3)(d) and (4) below. Also included in such 765,818 shares are 2,900 shares allocated to the account of Richard P. Morthland under the ESOP. Such 765,818 shares do not include 9,400 shares of PBTC Common Stock subject to outstanding options held by Mr. Morthland which are not exercisable within 60 days of June 1, 1998, and 3,072 shares held by Mr. Morthland's son as to which he disclaims beneficial ownership.
(3) Included in such 432,304 shares are (a) 62,050 shares owned directly by Ann Plant Morthland; (b) 103,432 shares owned directly by Rex J. Morthland; (c) 145,856 shares held by a trust of which Peoples Bank is trustee and under which Ann Plant Morthland has voting power; and (d) 120,966 shares held by three trusts of which Rex J. Morthland is co-trustee with Richard P. Morthland, Edith Morthland Jones and Mary Ann Morthland Patterson, each as to 40,322 shares. See Note (2)(d) above and Notes (4)(c), (5)(b) and (6) below.
(4) Included in such 182,290 shares are (a) 109,808 shares owned directly by Edith Morthland Jones and her spouse and children; (b) 32,160 shares held by a trust of which Edith Morthland Jones is trustee; and (c)a40,322 shares held by a trust of which Edith Morthland is co-trustee with Rex J. Morthland. Such 182,290 shares do not include 2,797 shares and 165 shares held by Mrs. Jones' son and stepson, respectively, as to which she disclaims beneficial ownership. See Note (3)(d) above.

(5) Included in such 164,329 shares are (a) 122,614 shares owned directly by Mary Ann Morthland Patterson, her spouse, M. Scott Patterson, and a child;
     (b) 40,322 shares held by a trust of which Mary Ann Morthland Patterson is co-trustee with Rex J. Morthland; and (c) 1,393 shares allocated to the account of M. Scott Patterson under the ESOP. Such 164,329 shares do not include 19,120 shares held by the Pattersons' son as to which they disclaim beneficial ownership and 4,700 shares of PBTC Common Stock subject to outstanding options held by Mr. Patterson which are not exercisable within 60 days of June 1, 1998. See Note (3)(d) above.
(6) Peoples Bank is the trustee of four trusts for the benefit of members of the Plant and Morthland families. Under these trusts Peoples Bank is authorized to dispose of 698,908 shares, which are described in Notes
     (2)(c) and (3)(c) above. Under other trusts Peoples Bank has dispositive power with respect to 86,091 shares of PBTC Common Stock and shared voting and dispositive power with respect to 16,674 shares of PBTC Common Stock.


              BENEFICIAL OWNERSHIP OF ELMORE COUNTY COMMON STOCK

STOCK OWNERSHIP OF ELMORE COUNTY MANAGEMENT

      The following table sets forth information as of June 1, 1998 with respect to the shares of Elmore County Common Stock beneficially owned by each director of Elmore County, including the named executive officer, and by all directors and executive officers of Elmore County as a group. This information is based on information furnished to Elmore County by such persons.

                                   AMOUNT AND          PERCENT OF ELMORE COUNTY
                              NATURE OF BENEFICIAL           COMMON STOCK
NAME                             OWNERSHIP(1)(2)             OUTSTANDING
----                             ---------------             -----------
Arnold B. Dopson                    40,704                      7.35%
Charles B. Funderburk               18,860                      3.40%
Daniel P. Wilbanks                  19,720                      3.56%
John I. Cottle, III                 18,028                      3.25%
Lloyd F. Emfinger, Jr.              17,560                      3.17%
Carl W. Fuller                      17,698                      3.19%
O.C. Harden, Jr.                    25,720                      4.64%
Teddy O. Taylor                     16,540                      2.98%

All directors and executive        178,390                     32.19%
  officers as a group (4)
  (9 persons)

__________
(1) For purposes of this table and the table under "-- Principal Holders of Elmore County Common Stock," under the rules of the SEC, an individual is considered to "beneficially own" any share of Elmore County Common Stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Elmore County Common Stock of which he has the right to acquire voting or investment power within 60 days of June 1, 1998.
(2) Includes shares owned directly by directors and executive officers of Elmore County as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest.
(3)  See "-- Principal Holders of Elmore County Common Stock."
(4)  Includes officers of Elmore County and executive officers of Tallassee
     Bank.

PRINCIPAL HOLDERS OF ELMORE COUNTY COMMON STOCK

      The following table sets forth information as of June 1, 1998 with respect to the persons believed by Elmore County to be the beneficial owners of more than 5% of the Elmore County Common Stock. This information is based on information furnished to Elmore County by such persons.

                                                                             PERCENT OF ELMORE COUNTY
NAME AND ADDRESS                                     AMOUNT AND NATURE                COMMON
OF BENEFICIAL OWNER                               OF BENEFICIAL OWNERSHIP        STOCK OUTSTANDING
-------------------                               -----------------------        -----------------
The Roberts and Mildred Blount                            149,400(1)                  26.89%
Educational and Charitable Foundation, Inc.
   c/o Regions Bank
   60 Commerce Street
   Montgomery, Alabama  36104

Arnold B. Dopson                                           40,704                      7.35%
   304 Barnett Boulevard
   Tallassee, Alabama  36078

________________________
(1) The Blount Foundation is an Alabama nonprofit corporation. In 1990, the Blount Foundation and Elmore County entered into an Agreement for Sale of Stock in which Elmore County agreed, subject to certain limitations, to repurchase, at the Blount Foundation's option, all shares of Elmore County Common Stock owned by the Blount Foundation (the "Put Option"). The Put Option will not survive the Merger and become an obligation of PBTC as the surviving entity. The Blount Foundation has also entered into an agreement with PBTC providing that the Blount Foundation will not transfer the PBTC Common Stock received by it in the Merger except in compliance with the Securities Act and Accounting Series Releases of the SEC relating to the "pooling of interests" method of accounting. Such commitment by the Blount Foundation does not obligate it to vote for the Merger at the Elmore County Special Meeting.


               DATE FOR SUBMISSION OF PBTC SHAREHOLDER PROPOSALS

      Any PBTC shareholder who intends to present a proposal for action at the 1999 annual meeting of the shareholders, to be held on or about April 13, 1999, must forward a copy of the proposal or proposals to PBTC's principal executive office. Any such proposal or proposals intended to be presented at the 1999 annual meeting of shareholders must be received by PBTC for inclusion in its proxy statement and form of proxy relating to that meeting by November 20, 1998. Nothing in this paragraph shall be deemed to require PBTC to include in its proxy statement and proxy relating to the 1999 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

                                 LEGAL MATTERS

      The legality of the PBTC Common Stock to be issued pursuant to, and the federal income tax consequences of the transactions to be effected under, the Merger Agreement will be passed upon for PBTC by Kutak Rock, Washington, D.C.

                                    EXPERTS

      The consolidated financial statements of The Peoples BancTrust Company, Inc. and subsidiary as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included in this registration statement have been included herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Merchants & Planters Bancshares, Inc. and subsidiary as of December 31, 1997 have been included herein and elsewhere in the registration statement in reliance upon the report of Donaldson, Holman & West, P.C., independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Elmore County Bancshares, Inc. and subsidiary as of December 31, 1997 and for the year ended December 31, 1997 have been included herein and elsewhere in the registration statement in reliance upon the report of Wilson, Price, Barranco, Blankenship & Billingsley, P.C., independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      Representatives of Coopers & Lybrand L.L.P. and of Wilson, Price, Barranco, Blankenship & Billingsley, P.C. are expected to be present at the PBTC Special Meeting and the Elmore County Special Meeting, respectively, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                                 OTHER MATTERS

      As of the date of this Joint Proxy Statement/Prospectus, the Boards of Directors of Elmore County and PBTC know of no matters to be brought before their respective Special Meetings other than those specifically listed in the notices of the Special Meetings. However, if further business is properly presented, the persons named in the accompanying proxy will vote such proxy as determined by a majority of the Elmore County Board at the Elmore County Special Meeting and a majority of the PBTC Board at the PBTC Special Meeting.

      The Boards of Directors for Elmore County and PBTC urge each shareholder, whether or not he or she intends to be present at the Special Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

By Order of the Board of Directors of     By Order of the Board of Directors of
Elmore County Bancshares, Inc.            The Peoples BancTrust Company, Inc.


_____________________________________     ________________________________________
Arnold B. Dopson                          M. Scott Patterson
Chairman of the Board                     Secretary

Tallassee, Alabama                        Selma, Alabama
________________________________, 1998    _________________________________, 1998

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                          PAGE
                                                                                          ----
THE PEOPLES BANCTRUST COMPANY, INC.
  Report of Independent Accountants....................................................   F-2
  Consolidated Balance Sheets as of December 31, 1997 and 1996.........................   F-3
  Consolidated Statements of Income for the years ended
     December 31, 1997, 1996 and 1995..................................................   F-4
  Consolidated Statements of Changes in Stockholders' Equity for the
     years ended December 31, 1997, 1996 and 1995......................................   F-5
  Consolidated Statements of Cash Flows for the years  ended
     December 31, 1997, 1996 and 1995..................................................   F-6
  Notes to Consolidated Statement Financial Statements.................................   F-7
  Condensed Consolidated Balance Sheets at March 31, 1998 (unaudited)..................   F-23
  Condensed Consolidated Statements of Income for the three months
     ended March 31, 1998 (unaudited) and 1997 (unaudited).............................   F-24
  Condensed Consolidated Statements of Comprehensive Income
     for the three months ended March 31, 1998 (unaudited)
     and 1997 (unaudited)..............................................................   F-25
  Condensed Consolidated Statements of Cash Flows for the three months
     ended March 31, 1998 (unaudited) and 1997 (unaudited).............................   F-25
  Notes to Unaudited Condensed Consolidated
     Financial Statements..............................................................   F-26

MERCHANTS & PLANTERS BANCSHARES, INC.
  Independent Auditor's Report.........................................................   F-29
  Consolidated Balance Sheets as of December 31, 1997..................................   F-30
  Consolidated Statement of Operations for the year ended December 31, 1997............   F-31
  Consolidated Statement of Changes in Stockholders' Equity for the
     year ended December 31, 1997......................................................   F-32
  Consolidated Statement of Cash Flows for the year ended December 31, 1997............   F-33
  Notes to Consolidated Financial Statements...........................................   F-34

ELMORE COUNTY BANCSHARES, INC.
  Independent Auditors' Report.........................................................   F-43
  Consolidated Statements of Condition as of December 31, 1997
     and 1996 (unaudited)..............................................................   F-44
  Consolidated Statements of Income for the years ended December 31, 1997,
     1996 (unaudited) and 1995 (unaudited).............................................   F-45
  Consolidated Statements of Stockholders' Equity for the years ended
     December 31, 1997, 1996 (unaudited) and 1995 (unaudited)..........................   F-46
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1997, 1996 (unaudited) and 1995 (unaudited)..........................   F-47
  Notes to Consolidated Financial Statements for the years ended
     December 31, 1997, 1996 (unaudited) and 1995 (unaudited)..........................   F-48
  Condensed Consolidated Balance Sheets as of March 31, 1998 (unaudited)...............   F-66
  Condensed Consolidated Statements of Income for the three
     months ended March 31, 1998 (unaudited) and 1997 (unaudited)......................   F-67
  Condensed Consolidated Statements of Cash Flows for the three
     months ended March 31, 1998 (unaudited) and 1997 (unaudited)......................   F-68
  Notes to Consolidated Financial Statements (unaudited)...............................   F-69

All schedules are omitted because the required information is not applicable or the required information is included in the Consolidated Financial Statements or related Notes.

                       Report of Independent Accountants


To the Board of Directors
The Peoples BancTrust Company, Inc.

We have audited the accompanying consolidated balance sheets of The Peoples BancTrust Company, Inc. (the Company) and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Peoples BancTrust Company, Inc. and subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                              /s/ Coopers & Lybrand, L.L.P.

Birmingham, Alabama
February 6, 1998, except Note 18
as to which the date is March 6, 1998.

              THE PEOPLES BANCTRUST COMPANY, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1997 AND 1996



ASSETS                                                                                   1997                      1996
                                                                                         ----                      ----
Cash and due from banks                                                              $ 13,983,969              $ 18,102,785
Federal funds sold and securities purchased under agreements to resell                  6,677,487                 3,912,036
                                                                                     ------------              ------------
     Cash and cash equivalents                                                         20,661,456                22,014,821
Available-for-sale securities                                                          69,736,988                82,692,696
Loans, net of unearned discount                                                       258,777,417               228,369,879
Allowance for loan losses                                                              (2,750,351)               (2,484,122)
                                                                                     ------------              ------------
     Loans, net                                                                       256,027,066               225,885,757
Bank premises and equipment, net                                                        6,588,765                 5,962,551
Other real estate, net                                                                    243,124                   167,587
Interest receivable                                                                     2,971,267                 3,057,195
Intangible assets acquired, net of accumulated amortization of $2,404,982
  and $2,341,152 at December 31, 1997 and 1996 respectively                               665,565                   718,050
Deferred income taxes                                                                     546,348                   237,538
Other assets                                                                            3,921,700                 2,564,926
                                                                                     ------------              ------------
                                                                                     $361,362,279              $343,301,121
                                                                                     ============              ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
  Demand - noninterest bearing                                                       $ 49,896,822              $ 47,125,518
  Demand - interest bearing                                                            66,943,228                78,642,118
  Savings                                                                              26,150,460                27,524,463
  Time                                                                                155,117,733               135,093,063
                                                                                     ------------              ------------
     Total deposits                                                                   298,108,243               288,385,162
Federal funds purchased and securities sold under agreements to repurchase             13,642,411                11,924,708
Other borrowed funds                                                                    8,297,433                 6,412,729
Deferred income taxes                                                                      85,425                    85,425
Interest payable                                                                        1,319,898                 1,109,645
Dividends payable                                                                          15,357                    12,596
Income taxes payable                                                                      745,093                   151,932
Other liabilities                                                                       1,915,758                 1,033,452
                                                                                     ------------              ------------
     Total liabilities                                                                324,129,618               309,115,649
                                                                                     ------------              ------------
Commitments and contingencies (Note 9)
Stockholders' equity:
Common stock, $.10 par value; 9,000,000 and 4,000,000 shares authorized,
  respectively; 3,475,146 and 1,781,452 shares issued, respectively (Note 3)              347,515                   178,146
Additional paid-in capital                                                              6,738,602                 7,059,591
Unrealized loss on investments (net of tax benefits of $64,316 and
  $112,954, respectively)                                                                (124,850)                 (219,265)
Retained earnings                                                                      31,407,359                28,454,585
Treasury stock, 71,410 and 87,758 shares, respectively, at cost                        (1,135,965)               (1,287,585)
                                                                                     ------------              ------------
     Total stockholders' equity                                                        37,232,661                34,185,472
                                                                                     ------------              ------------

                                                                                     $361,362,279              $343,301,121
                                                                                     ============              ============

The accompanying notes are an integral part of these financial statements.

              THE PEOPLES BANCTRUST COMPANY, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                               1997               1996               1995
                                                                               ----               ----               ----
Interest Income:
Interest and fees on loans and bankers acceptances                         $22,394,054        $20,030,577        $18,129,566
Interest and dividends on investment securities:                               493,920            796,492          1,055,099
U.S. Treasury securities
Obligations of other U.S. Government agencies and corporations               3,143,085          2,798,078          3,534,840
Obligations of state and political subdivisions and industrial development bonds:
     Nontaxable                                                                 65,624             75,829             90,696
     Taxable                                                                    40,091             42,745             49,268
Other securities and interest-bearing deposits                                 874,369          1,474,380            764,885
Interest on federal funds sold and securities purchased under
agreements to resell                                                           406,780            446,668            416,270
                                                                           -----------        -----------        -----------
          Total interest income                                             27,417,923         25,664,769         24,040,624
                                                                           -----------        -----------        -----------

Interest expense:
Interest on deposits                                                        11,062,698         10,550,348         10,781,202
Interest on federal funds purchased, securities sold under
agreements to repurchase, and other borrowed funds                             701,971            669,961            293,220
                                                                           -----------        -----------        -----------
          Total interest expense                                            11,764,669         11,220,309         11,074,422
                                                                           -----------        -----------        -----------

          Net interest income                                               15,653,254         14,444,460         12,966,202

Provision for loan losses                                                    1,732,000          1,834,811            848,001
                                                                           -----------        -----------        -----------

          Net interest income after provision for loan losses               13,921,254         12,609,649         12,118,201
                                                                           -----------        -----------        -----------

Noninterest income:
     Trust department income                                                   335,106            296,287            292,003
     Service charges on deposit accounts                                     2,761,196          2,512,185          2,192,844
     Net securities gains                                                       78,245             51,454             41,755
     Other                                                                     962,020            864,640            781,839
                                                                           -----------        -----------        -----------
Total noninterest income                                                     4,136,567          3,724,566          3,308,441
                                                                           -----------        -----------        -----------

Noninterest expenses:
     Salaries and wages                                                      5,300,393          5,101,522          4,970,892
     Pensions and other employee benefits                                      877,142            942,942            981,839
     Occupancy and furniture and equipment expenses                          1,568,922          1,347,674          1,252,866
     Other operating expenses                                                4,353,053          3,716,120          3,795,188
                                                                           -----------        -----------        -----------
          Total noninterest expenses                                        12,099,510         11,108,258         11,000,785
                                                                           -----------        -----------        -----------
          Income before provision for income taxes                           5,958,311          5,225,957          4,425,857
Provision for income taxes                                                   1,955,447          1,643,116          1,278,064
                                                                           -----------        -----------        -----------
          Net income                                                       $ 4,002,864        $ 3,582,841        $ 3,147,793
                                                                           ===========        ===========        ===========

     Earnings per share (Notes 3 and 11):
     Basic net income per share                                            $      1.18        $      1.06        $      0.89
                                                                           ===========        ===========        ===========

     Diluted net income per share                                          $      1.17        $      1.05        $      0.89
                                                                           ===========        ===========        ===========

     Basic weighted average number of shares outstanding                     3,387,433          3,387,388          3,523,514
                                                                           ===========        ===========        ===========

     Diluted weighted average number of shares outstanding                   3,426,660          3,408,444          3,529,398
                                                                           ===========        ===========        ===========

  The accompanying notes are an integral part of these financial statements.

              THE PEOPLES BANCTRUST COMPANY, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                         Common       Additional        Unrealized      Retained
                                         Stock      Paid-In Capital   Gains (Losses)    Earnings      Treasury Stock       Total
                                         -----      ---------------   --------------    --------      --------------       -----
Balance, December 31, 1994             $ 89,073      $ 7,148,664       $(2,627,504)    $23,500,041     $  (480,303)    $27,629,971
Net Income                                                                               3,147,793                       3,147,793
Change in unrealized gains
(losses) net of income taxes of
$957,097                                                                 2,405,149                                       2,405,149
Cash dividends declared ($.51
per share)                                                                                (861,495)                       (861,495)
Treasury Stock Purchased (50,144
shares)                                                                                                   (807,282)       (807,282)
Two-for-one stock split (Note 3)         89,073          (89,073)
                                       --------      ------------      ------------    ------------    ------------    ------------

Balance, December 31, 1995              178,146        7,059,591          (222,355)     25,786,339      (1,287,585)     31,514,136
Net Income                                                                               3,582,841                       3,582,841
Change in unrealized gains
(losses) net of income taxes of
$1,593                                                                       3,090                                           3,090
Cash dividends declared ($.54
per share)                                                                                (914,595)                       (914,595)
                                       --------      ------------      ------------    ------------    ------------    ------------

Balance, December 31, 1996              178,146        7,059,591          (219,265)     28,454,585      (1,287,585)     34,185,472
Net Income                                                                               4,002,864                       4,002,864
Change in unrealized gains
(losses) net of income taxes of
$48,638                                                                     94,415                                          94,415
Cash dividends declared ($.31
per share)                                                                              (1,050,090)                     (1,050,090)
Options exercised                                       (151,620)                          151,620
Two-for-one stock split (Note 3)        169,369         (169,369)
                                       --------      ------------      ------------    ------------    ------------    ------------

Balance, December 31, 1997             $347,515      $ 6,738,602       $  (124,850)    $31,407,359     $(1,135,965)    $37,232,661
                                       ========      ============      ============    ============    ============    ============

  The accompanying notes are an integral part of these financial statements.

              THE PEOPLES BANCTRUST COMPANY, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                                  1997           1996           1995
                                                                                  ----           ----           ----
Operating activities:

Net income                                                                    $  4,002,864   $  3,582,841   $  3,147,793
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses                                                        1,732,000      1,834,811        848,001
Depreciation, amortization, and accretion                                        1,019,671      1,063,816      1,135,106
Decrease in unearned discount                                                   (1,146,941)    (3,464,345)    (1,481,468)
Deferred income taxes, net                                                        (357,447)       (76,884)      (439,439)
Gain on sale of securities                                                         (78,245)       (51,454)       (41,755)
Net gain on sale of other assets                                                                     (107)       (99,964)
Write down of other real estate                                                                    48,543         50,593
Decrease (increase) in assets:
Interest receivable                                                                 85,928         33,091       (489,332)
Other assets                                                                    (1,402,121)       250,054        (57,662)
Increase (decrease) in liabilities:
Interest payable                                                                   210,253       (185,240)       474,827
Income taxes payable                                                               593,162       (103,583)       735,551
Other liabilities                                                                1,558,158        157,098       (249,663)
                                                                              ------------   ------------   ------------
            Net cash provided by operating activities                            6,217,282      3,088,641      3,532,588
                                                                              ------------   ------------   ------------

Investing activities:

Proceeds from sales of investment securities:  held-to-maturity                                                  241,717
Proceeds from maturities and calls of investment securities:
   held-to-maturity                                                                                            6,315,000
Purchases of investment securities:  held-to-maturity                                                         (7,980,237)
Proceeds from sales of investment securities:  available-for-sale               20,955,802     20,550,491      6,280,558
Proceeds from maturities and calls of investment securities:
   available-for-sale                                                           21,423,624     31,641,910     20,373,454
Purchases of investment securities:  available-for-sale                        (29,252,680)   (37,418,957)   (16,483,310)
Net increase in loans                                                          (30,969,491)   (35,254,649)   (27,581,276)
Purchases of bank premises and equipment                                        (2,058,494)    (1,041,942)    (1,870,992)
Proceeds from sale of other real estate and equipment                              728,285        309,062      1,246,862
Investment in low income housing projects                                         (675,852)      (247,000)      (553,000)
                                                                              ------------   ------------   ------------
Net cash used in investing activities                                          (19,848,806)   (21,461,085)   (20,011,224)
                                                                              ------------   ------------   ------------

Financing activities:
            Net increase in deposits                                             9,723,081     15,603,221      9,617,981
            Increase in short-term borrowings                                    3,602,407      7,102,694      3,941,740
            Dividends paid                                                      (1,047,329)      (920,419)      (854,510)
            Purchase of treasury stock                                                                          (807,282)
                                                                                                            ------------
            Net cash provided by financing activities                           12,278,159     21,785,496     11,897,929
                                                                              ------------   ------------   ------------
Increase (decrease) in cash and cash equivalents                                (1,353,365)     3,413,052     (4,580,707)
Cash and cash equivalents, beginning of year                                    22,014,821     18,601,769     23,182,476
                                                                              ------------   ------------   ------------
Cash and cash equivalents, end of year                                        $ 20,661,456   $ 22,014,821     18,601,769
                                                                              ============   ============   ============
Supplemental disclosure of cash flow information: Cash paid during the year for:

Interest                                                                      $ 11,554,416   $ 11,405,549   $ 10,599,605
--------                                                                      ============   ============   ============

Income taxes                                                                  $  1,729,000   $  1,825,459   $  1,145,007
------------                                                                  ============   ============   ============

Noncash investing activity:

The Company transferred investment securities: held to maturity having a net book value of approximately $28,831,000 to investment securities: available for sale during the year ended December 31, 1995.

The accompanying notes are an integral part of these financial statements.

              THE PEOPLES BANCTRUST COMPANY, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Significant Accounting Policies

     Basis of Consolidation - The consolidated financial statements included herein are those of The Peoples BancTrust Company, Inc. (the Company) and its wholly owned subsidiary, The Peoples Bank and Trust Company (the Bank).

     Nature of Operations - The Company operates sixteen offices in rural and suburban communities in south-central Alabama. The Company's primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and middle-income individuals.

     Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Investment Securities - Investments are classified as either held-to-maturity, trading, or available-for-sale securities.

     Investment Securities: held-to-maturity are securities for which management has the ability and intent to hold on a long-term basis or until maturity. These securities are carried at amortized cost, adjusted for amortization of premiums, and accretion of discounts to the earlier of the maturity or call date.

     Investment securities: available-for-sale represent those securities intended to be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, the need to increase regulatory capital or other similar factors. Securities available-for-sale are recorded at market value with unrealized gains and losses net of any tax effect, added or deducted directly from stockholders' equity.

     Securities carried in trading accounts are carried at market value with unrealized gains and losses reflected in income.

     At December 31, 1997 and 1996, the Company classified all securities as available for sale as part of an asset and liability strategy to maximize the flexibility of its investment portfolio.

     Realized and unrealized gains and losses are based on the specific identification method.

     Loans - Loans are stated at face value, net of unearned discount and the allowance for loan losses. Unearned discounts on installment loans are recognized as income over the terms of the loans by the sum-of-the-months-digits method, which approximates the interest method. Interest on other loans is credited to operations based on the principal amount outstanding. Nonrefundable fees and costs associated with originating or acquiring loans are recognized by the interest method as a yield adjustment over the life of the corresponding loan.

     Allowance for Loan Losses - A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral.

     At December 31, 1997 and 1996, the recorded investment in loans for which impairment has been recognized totaled $2,653,000 and $2,171,000, respectively. These loans had a corresponding valuation allowance of $572,000 at December 31, 1997 and $486,000 at December 31, 1996. The
     impaired loans were measured for impairment using the fair value of the collateral as approximately all of these loans were collateral dependent. The average recorded investment in impaired loans during 1997 and 1996 was approximately $2,412,000 and $2,450,000, respectively. The Company recognized approximately $108,000 and $294,000 of interest on impaired loans during the period that they were impaired during 1997 and 1996, respectively.

     The Company uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers' financial data, and borrowers' operating factors such as cash flows, operating income or loss, etc.

     The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

     Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral, and current economic conditions. While management believes that it has established the allowance in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Bank's regulators or its economic environment will not require further increases in the allowance.

     Income Recognition on Impaired and Nonaccrual Loans - Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is generally classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

     Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

     While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

     Bank Premises and Equipment - Office equipment and buildings are stated at cost less accumulated depreciation computed on the straight-line, declining-balance and other accelerated methods over the estimated useful lives of the assets. Gains or losses on disposition are recorded in other operating income on the date of disposition, based upon the difference between the net proceeds and the adjusted carrying value of the assets sold or retired. Maintenance and repairs are charged to expense as incurred, while renewals and betterments are capitalized. Estimated useful lives range from seven to forty years for buildings and improvements and three to five years for furniture and equipment.

     Other Real Estate - Other real estate is stated at the lower of the appraised value or outstanding loan balance at the time of foreclosure. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other expenses.

     Intangible Assets Acquired - Intangible assets acquired are stated at original cost less accumulated amortization to date. Core deposits are amortized using an accelerated method over a period of no more than ten years; goodwill is amortized using the straight-line method over a period of twenty years.

     Income Taxes - Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     Earnings Per Share - On December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128), which specifies the computation, presentation and disclosure requirements for earnings per share (EPS). SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. Diluted EPS is computed similarly to basic EPS but considers the effect on the numerator and denominator of all dilutive potential common shares that were outstanding during the year. SFAS 128 also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. All prior year earnings per share data has been restated to reflect the presentation required under SFAS 128.

     Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold, securities purchased under agreements to resell, and interest-bearing deposits in banks.

2.   Restricted Cash Balances

     Aggregate reserves in the form of deposits with the Federal Reserve Bank of $2,300,000 were maintained to satisfy federal regulatory requirements at December 31, 1997 and 1996.

3.   Capital Stock

     The Board of Directors declared two-for-one stock splits on May 20, 1997 and January 28, 1995, respectively. Each of these stock splits was effected in the form of a 100 percent stock dividend to all shareholders of record as of June 6, 1997 and February 25, 1995, the respective ex-dividend dates. Common shares totaling 1,693,690 and 890,726 were distributed on June 16, 1997 and March 15, 1995, respectively, in connection with the splits. The stated par value of each share was not changed from $0.10 in either case. Amounts totaling $169,369 and $89,073, respectively, were reclassified from the Company's additional paid-in capital to the Company's common stock. All share and per share amounts in earnings per share calculations have been restated to retroactively reflect the stock splits.

4.   Investment Securities

     The amortized cost and approximate market values of investment securities: available-for-sale at December 31, 1997 and 1996 are as follows:

                                     1997
                                     ----

                                                                         Gross                Gross
                                                                       Unrealized           Unrealized         Approximate
            Type                                 Amortized Cost          Gains                Losses          Market Value
            ----                                 --------------          -----                ------          -------------
U.S. Treasury securities                          $ 6,648,373            $  3,013           $  (1,353)         $ 6,650,033
Obligations of other U.S. Government               42,300,895             110,656             (25,691)          42,385,860
agencies and corporations
Obligations of state and political                  1,894,974              11,662             (12,312)           1,894,324
subdivisions
Collateralized mortgage obligations                11,231,676                 744             (79,771)          11,152,649
Mortgage-backed securities                            157,276                                  (1,488)             155,788
Corporate and other securities                      7,692,960                  38            (194,664)           7,498,334
                                                  -----------            --------           ---------          -----------
                                                  $69,926,154            $126,113           $(315,279)         $69,736,988
                                                  ===========            ========           =========          ===========

                                     1996
                                     ----

                                                                         Gross                Gross
                                                                       Unrealized           Unrealized         Approximate
            Type                                 Amortized Cost          Gains                Losses          Market Value
            ----                                 --------------          -----                ------          -------------
U.S. Treasury securities                          $11,438,134            $ 50,503           $ (12,078)         $11,476,559
Obligations of other U.S. Government               41,477,832             120,694            (113,077)          41,485,449
 agencies and corporations
Obligations of state and political                  2,071,315               6,782             (28,430)           2,049,667
 subdivisions
Collateralized mortgage obligations                16,932,128              22,333            (109,763)          16,835,698
Mortgage-backed securities                          2,586,286              25,985             (18,993)           2,593,278
Corporate and other securities                      8,528,220                                (276,175)           8,252,045
                                                  -----------            --------           ---------          -----------
                                                  $83,024,915            $226,297           $(558,516)         $82,692,696
                                                  ===========            ========           =========          ===========

The amortized cost and approximate market value of investment securities: available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                         Securities Available for Sale

                                                     Amortized Cost                              Market Value
                                              ----------------------------               ---------------------------
Due in one year or less                           $     8,815,926                              $    8,821,751
Due after one year through five years                  42,766,482                                  42,839,343
Due after five years through ten years                  1,495,000                                   1,488,053
Due after ten years                                       111,422                                     112,412
                                                  ---------------                              --------------
                                                       53,188,830                                  53,261,559
Mortgage-backed securities                                157,276                                     155,788
CMO's                                                  11,231,676                                  11,152,649
Equity securities having no specified                   5,348,372                                   5,166,992
due date                                          ---------------                              --------------
Total                                             $    69,926,154                              $   69,736,988
                                                  ===============                              ==============

Included within corporate and other securities are $874,820 and $1,019,433 in marketable equity securities at December 31, 1997 and 1996, respectively. Also included within corporate and other securities are $2,585,200 and $1,442,300 of Federal Home Loan Bank stock at December 31, 1997 and 1996, respectively, and $240,550 of Federal Reserve Bank stock at December 31, 1997 and 1996, respectively.

Proceeds from sales of debt securities during 1997, 1996, and 1995 were $21,783,856, $20,962,585, and $12,595,558, respectively. Gross gains of
$116,416, $60,293, and $47,368, and gross losses of $38,171, $8,839, and $5,613 were realized on those sales for 1997, 1996, and 1995, respectively.

Securities with a par value of $47,278,748 and $44,893,013 were pledged as collateral for public funds deposits and repurchase agreements at December 31, 1997 and 1996, respectively.

 5.    Loans

The major categories of loans at December 31, 1997 and 1996 are as follows:

                                       1997                     1996
                                       ----                     ----
Commercial and industrial        $   91,902,531            $   82,001,008
Real estate mortgage                 88,246,114                72,036,870
Personal                             71,978,242                70,618,744
Overdrafts and credit line            7,035,756                 5,245,424
                                 --------------            --------------
                                    259,162,643               229,902,046
                                 --------------            --------------
Less:
Unearned discount                       385,226                 1,532,167
Allowance for loan losses             2,750,351                 2,484,122
                                 --------------            --------------

                                 $  256,027,066            $  225,885,757
                                 ==============            ==============

The Bank's lending is concentrated throughout Dallas, Autauga, and Butler counties in Alabama and repayment of these loans is, in part, dependent upon the economic conditions in this region of the state. Management does believe the loan portfolio contains concentrations of credits either geographically or by borrower, which would expose the Bank to unacceptable amounts of risk. The above loans include agricultural loans totaling approximately $16,481,000 and $16,148,000 for 1997 and 1996, respectively. Management continually evaluates the potential risk in this segment of the portfolio in determining the adequacy of the allowance for possible loan losses.

The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, residential real estate, and income-producing commercial properties. No additional credit risk exposure relating to outstanding loan balances exists beyond the amounts shown in the consolidated balance sheets as of December 31, 1997.

Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $1,701,000 and $1,679,000 for 1997 and 1996, respectively. If these loans had been current throughout their terms, interest income would have increased approximately $54,000, $77,000, and $96,000 in 1997, 1996, and 1995,
respectively.

Changes in the allowance for possible loan losses were as follows:

                                                                            1997                1996                1995
                                                                            ----                ----                ----
Balance, beginning of year                                              $ 2,484,122         $ 2,004,891         $ 2,039,578
Provision charged to operations                                           1,732,000           1,834,811             848,001
Loans charged off                                                        (2,101,553)         (1,939,221)         (1,621,446)
Recoveries                                                                  635,782             583,641             738,758
                                                                         ----------          ----------          ----------

Balance, end of year                                                     $2,750,351          $2,484,122          $2,004,891
                                                                         ==========          ==========          ==========

6.   Bank Premises and Equipment

     Bank premises and equipment and accumulated depreciation at December 31, 1997 and 1996 are summarized as follows:

                                              1997                1996
                                              ----                ----

Buildings                                   $ 6,627,892        $ 6,248,375
Furniture and equipment                       8,587,768          7,505,679
Land improvements                               254,190            254,190
                                            -----------        -----------
                                             15,469,850         14,008,244
Less accumulated depreciation                 9,706,932          8,835,362
                                            -----------        -----------
                                              5,762,918          5,172,882
Land                                            825,848            789,669
                                            -----------        -----------

                                            $ 6,588,766        $ 5,962,551
                                            ===========        ===========

7.   Income Taxes

     The Company and the Bank file a consolidated income tax return. The consolidated provision (benefit) for income taxes is as follows:

                                Federal                 State                  Total
                                -------                ------                  -----
1997:
Current                    $   1,895,679            $   252,364             $   2,148,043
Deferred                        (153,366)               (39,230)                 (192,596)
                           --------------           ------------            --------------

                           $   1,742,313            $   213,134             $   1,955,447
                           ==============           ============            ==============

1996:
Current                    $   1,574,601            $   174,688             $   1,749,289
Deferred                        (101,978)                (4,195)                 (106,173)
                           --------------           ------------            --------------
                           $   1,472,623            $   170,493             $   1,643,116
                           ==============           ============            ==============

1995:
Current                    $   1,578,310            $   139,193             $   1,717,503
Deferred                        (401,773)               (37,666)                 (439,439)
                           --------------           ------------            --------------

                           $   1,176,537            $   101,527             $   1,278,064
                           ==============           ============            ==============

     Temporary differences and carryforwards which give rise to a significant portion of deferred tax assets and liabilities at December 31 are as follows:

                                                  1997                1996
                                                  ----                ----
Allowance for possible loan losses             $ 546,370           $ 470,591
Other real estate owned writedowns               107,244             101,417
Other liabilities and reserves                   134,914             208,947
Intangible assets                                 81,472              54,373
Bank premises and equipment                     (462,924)           (455,198)
Investment securities                            (42,379)            (64,235)
Other                                             96,226            (163,782)
                                               ----------          ----------

Deferred tax asset, net                        $ 460,923           $ 152,113
                                               ==========          ==========

     The provision for income taxes is different from the amount computed by applying the federal income tax statutory rate to income before provision for income taxes. The reasons for this difference, as a percentage of pre-tax income, are as follows:

                                                  1997                1996                1995
                                                  ----                ----                ----
Federal income tax statutory rate                 34.0%               34.0%               34.0%
Nontaxable income on obligations of
state and political subdivisions                   (.6)                (.9)                (.6)
Amortization of intangible assets                   .4                  .4                  .5
State income taxes                                 2.0                 2.1                 1.8
Low income housing credit                         (5.1)               (5.2)               (3.7)
Other                                               .4                 1.0                (3.1)
                                                  ----                ----                ----

Effective tax rate                                31.1%               31.4%               28.9%
                                                  ====                ====                ====


8.   Benefit Plans

     The Company has a noncontributory defined benefit pension plan (the Plan) covering substantially all of its employees. The Company's policy is to contribute annually an amount that can be deducted for federal income tax purposes using the projected unit credit method of actuarial computation. Actuarial computations for financial reporting purposes are also based on the projected unit credit method. Pension expense was $300,984, $238,216, and $238,403 for 1997, 1996, and 1995, respectively.

     The following schedule sets forth the Plan's funded status and amounts recognized in the company's financial statements as of December 31, 1997 and 1996:

                                                                                                1997                 1996
                                                                                                ----                 ----
Actuarial present value of benefit obligations:
Accumulated benefit obligation, including vested benefits of $(3,598,973) and
$(4,273,614), respectively                                                                   $(4,679,833)         $(4,320,277)
                                                                                             ============         ============

Projected benefit obligation for service rendered to date                                    $(5,493,708)         $(5,050,265)
Plan assets at fair value, primarily U.S. Treasury securities and common stocks                5,484,121            5,014,254
                                                                                             ------------         ------------
Projected benefit obligation in excess of plan assets                                             (9,587)             (36,011)
Unrecognized net gain from past experience different from that assumed and effects
of changes in assumptions                                                                        (55,356)            (234,824)
Prior service cost not yet recognized in net periodic pension cost                              (333,777)             232,312
Unrecognized net asset at date of initial application (15.6 year life)                          (173,162)            (232,375)
                                                                                             ------------         ------------

Pension liability included in the consolidated balance sheets                                $  (571,882)         $  (270,898)
                                                                                             ============         ============

Net pension cost for 1997, 1996, and 1995 includes the following components:

                                                                        1997                1996                 1995
                                                                        ----                ----                 ----

Service costs of benefits earned during the period                  $  331,059          $  263,143           $  232,876
Interest cost on projected benefit obligation                          382,969             320,410              286,269
Actual return on plan assets                                          (391,842)           (324,135)            (259,540)
Net amortization and deferral                                          (21,202)            (21,202)             (21,202)
                                                                    -----------         -----------          -----------

                                                                    $  300,984          $  238,216           $  238,403
                                                                    ===========         ===========          ===========

     The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7% for 1997, 1996, and 1995. The rate of increase in future compensation levels used was 5% for 1997 and 3.5% for 1996 and 1995. The expected long-term rate of return was 8% for 1997 and 7% for 1996 and 1995.

     During 1987, the Company established an Employee Stock Ownership Plan
     (ESOP), a tax-qualified, defined contribution plan which covers substantially all employees. Contributions are determined by the Board of Directors of the Company. As of December 31, 1997 and 1996, the ESOP holds 62,344 and 55,158 shares (restated for stock split) of common stock in the Company, respectively.

9.   Commitments and Contingencies

     The Bank leases certain buildings, equipment and land under noncancelable operating leases which require various minimum annual rentals.

     The total minimum rental commitment at December 31, 1997 under the leases is as follows:

     1998                                            $ 76,155
     1999                                              57,765
     2000                                              36,724
     2001                                               9,600
     2002                                               9,600
     Thereafter                                        38,400
                                                     --------

                                                     $228,244
                                                     ========

     The total rental expense was approximately $123,000, $93,000, and $76,000 in 1997, 1996, and 1995, respectively.

     The Company is from time to time a defendant in legal actions from normal business activities. Management does not anticipate that the ultimate liability arising from litigation outstanding at December 31, 1997 will have a materially adverse effect on the Company's financial statements.

10.  Related Party Transactions

     Certain directors and officers of the Company and its subsidiary bank, including their immediate families and companies in which they are principal owners, were loan customers of the Bank in the ordinary course of business. Such loans had outstanding balances of $6,584,366 and $8,578,373 at December 31, 1997 and 1996, respectively. A summary of the loan activity with these related parties during 1997 is shown below:

          Balance, beginning of year      $   8,578,373
          Additions                           4,223,171
          Payments                           (6,217,178)
                                            -----------

          Balance, end of year            $   6,584,366
                                            ===========

     During 1997, 1996, and 1995, the Company paid legal fees of approximately $143,000, $105,000, and $101,000, respectively, to a law firm in which a partner of the firm serves on the board of directors of the Company.

11.  Earnings Per Share

     The following table reflects the reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation:

For the year ended December 31, 1997
                                                      Income                  Shares                Per-share
                                                    (Numerator)            (Denominator)               Amount
                                              ----------------------  ----------------------  ---------------------
Basic EPS
Income available to common stockholders          $4,002,864              $3,387,433                   $1.18
                                                                                                      =====
Effect of dilutive securities
     Stock options                                                           39,227
                                                 ----------              ----------

          Diluted EPS                            $4,002,864              $3,426,660                   $1.17
                                                 ==========              ==========                   =====

For the year ended December 31, 1996
                                                    Income                  Shares                Per-share
                                                  (Numerator)            (Denominator)              Amount
                                              ---------------------   ---------------------   ---------------------
Basic EPS
Income available to common stockholders            $3,582,841            $3,387,388                   $1.06
                                                                                                      =====

Effect of dilutive securities
     Stock options                                                           21,056
                                                   ----------            ----------

          Diluted EPS                              $3,582,841            $3,408,444                   $1.05
                                                   ==========            ==========                   =====

For the year ended December 31, 1995

                                                    Income                  Shares                Per-share
                                                  (Numerator)            (Denominator)              Amount
                                              ---------------------   ---------------------   ---------------------

Basic EPS
Income available to common stockholders            $3,147,793           $3,523,514                    $0.89
                                                                                                      =====

Effect of dilutive securities
     Stock options                                                           5,884
                                                   ----------           ----------

           Diluted EPS                             $3,147,793           $3,529,398                    $0.89
                                                   ==========           ==========                    =====

12.  Regulatory Matters

     The approval of regulatory authorities is required if the total of all the dividends declared by the Bank in any calendar year exceeds the Bank's net income as defined for that year combined with its retained net income for the preceding two calendar years. The Bank obtained regulatory approval as applicable for the payment of dividends in 1997, 1996, and 1995.

     The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Company's and the Bank's actual capital amounts and ratios are also presented in the table.

                                                                            The Company
                                           --------------------------------------------------------------------------
                                                                                      To Be Well Capitalized Under
                                                                  For Capital                    Prompt
                                                  Actual       Adequacy Purposes        Correct Action Provisions
                                             ----------------  ------------------    ---------------------------------
                                              Amount   Ratio    Amount     Ratio        Amount             Ratio
                                             --------  ------  ---------  -------    ---------------  ----------------
December 31, 1997
Total Capital (to Risk                        $39,442  14.51%    $21,237    8.00%            $26,547            10.00%
Weighted Assets)
Tier 1 Capital (to Risk                        36,692  13.50%     10,619    4.00%             15,928             6.00%
Weighted Assets)
Tier 1 Capital Ratio (to Average               36,692  10.91%     13,484    4.00%             16,855             5.00%
Assets)

As of December 31, 1996
Total Capital (to Risk                         35,952  14.88%     19,324    8.00%             24,155            10.00%
Weighted Assets)
Tier 1 Capital (to Risk                        33,468  13.86%      9,662    4.00%             14,493             6.00%
Weighted Assets)
Tier 1 Capital Ratio (to Average               33,468  10.42%     12,853    4.00%             16,067             5.00%
Assets)

                                                                             The Bank
                                           --------------------------------------------------------------------------
                                                                                       To Be Well Capitalized Under
                                                                  For Capital                     Prompt
                                                  Actual       Adequacy Purposes       Correct Action Provisions
                                                  ------       -----------------       -------------------------
                                              Amount   Ratio    Amount    Ratio         Amount             Ratio
                                             --------  -----   ---------  ------   -----------------  ---------------
December 31, 1997
Total Capital (to Risk                        $39,481  14.86%    $21,261    8.00%       $26,576            10.00%
Weighted Assets)
Tier 1 Capital (to Risk                        36,731  13.82%     10,631    4.00%        15,946             6.00%
Weighted Assets)
Tier 1 Capital Ratio (to Average               36,731  10.50%     13,475    4.00%        16,644             5.00%
Assets)

As of December 31, 1996
Total Capital (to Risk                         36,226  15.05%     19,263    8.00%        24,078            10.00%
Weighted Assets)
Tier 1 Capital (to Risk                        33,742  14.01%      9,631    4.00%        14,447             6.00%
Weighted Assets)
Tier 1 Capital Ratio (to Average               33,742  10.51%     12,842    4.00%        16,052             5.00%
Assets)

13.  Preferred Stock

     The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.10 per share, which have been designated as Non-cumulative Non-voting Directors' Preferred Stock, Series A.

14.  Financial Instruments With Off-Balance-Sheet Risk

     The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract amount of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank had approximately $27,643,000 and $23,810,000 in commitments to extend credit at December 31, 1997 and 1996, respectively. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, residential real estate and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The collateral varies but may include accounts receivable, inventory, property, plant and equipment and residential real estate for those commitments for which collateral is deemed necessary. The Bank had approximately $2,378,000 and $1,051,000 in irrevocable standby letters of credit at December 31, 1997 and 1996, respectively.

15.  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and Cash Equivalents - For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Investment Securities: Available for Sale - For debt securities and marketable equity securities, fair values are based on quoted market prices or dealer quotes.

     Loans - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     Deposits - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

     Securities Sold Under Agreements to Repurchase and Other Borrowed Funds - The carrying amount is a reasonable estimate of fair value.

     Commitments to Extend Credit and Standby Letters of Credit - The value of these unrecognized financial instruments is estimated based on the fee income associated with the commitments. Such fee income is not material to the Company's financial statements at December 31, 1997 and 1996 and, therefore, the fair value of these commitments is not presented.

     The estimated fair values of the Company's financial instruments at December 31, 1997 and 1996 are as follows:

                                                                     1997                            1996
                                                       --------------------------------------------------------------
                                                           Carrying         Fair           Carrying         Fair
                                                            Amount          Value           Amount          Value
                                                         -------------  -------------    -------------  -------------
Financial assets:
     Cash and cash equivalents                            $ 20,661,456   $ 20,661,456     $ 22,014,821   $ 22,014,821
     Investment securities:  available for sale             69,736,988     69,736,988       82,692,696     82,692,696
     Loans, net                                            256,027,066    259,176,991      225,885,757    225,283,808
                                                          ------------   ------------     ------------   ------------
                                                          $346,425,510   $349,575,435     $330,593,274   $329,991,325
                                                          ============   ============     ============   ============

Financial liabilities:
    Deposits                                              $298,108,243   $299,419,320     $288,385,162   $289,751,381
    Securities sold under agreements to repurchase           4,642,411      4,642,411        4,924,708      4,924,708
    Other borrowed funds                                    17,297,433     17,297,433       13,412,729     13,412,729
                                                          ------------   ------------     ------------   ------------

                                                          $320,048,087   $321,359,164     $306,722,599   $308,088,818
                                                          ============   ============     ============   ============

16.  Financial Accounting Developments

     ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES - In June 1996, the Financial Accounting Standards Board (FASB) issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SFAS
     125). SFAS 125 requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. This statement also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of transfer. SFAS 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. However, in December 1996, the FASB issued SFAS 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No.
     125. This statement defers for one year the effective date of certain provisions of SFAS 125 relating to repurchase agreements, dollar-roll transactions, deferred securities lending and similar transactions. The effective date for all other transactions addressed by SFAS 125 is unchanged. The Company adopted SFAS 125 as of January 1, 1997. The adoption of SFAS 125 did not have a material impact on the Company's financial statements.

     REPORTING OF COMPREHENSIVE INCOME - In June 1997, the FASB issued SFAS No. 130, Reporting of Comprehensive Income (SFAS 130), which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of financial statements. This statement also requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     This statement is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

     DISCLOSURE ABOUT SEGMENTS AND RELATED INFORMATION - In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement requires the reporting of financial and descriptive information about an enterprise's reportable operating segments.

     This statement is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. The Company believes that the adoption of SFAS 131 will not have a significant impact on its financial statements and disclosures as it operates in only one reportable segment -- commercial banking. While the Company is segmented by geographic divisions for managerial purposes, these segments are expected to meet the aggregation criteria of SFAS 131.

     PENSIONS AND OTHER POSTRETIREMENT BENEFITS - The FASB recently issued SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits (SFAS 132) which changes current financial-statement disclosure requirements from those that were required under SFAS 87, Employers' Accounting for Pensions, SFAS 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and SFAS 106, Employers' Accounting for Postretirement Benefits Other Than Pensions.

     Some of the more significant effects of SFAS 132 are that it:

     i. Standardizes the disclosure requirements for pensions and other postretirement benefits and presents them in one footnote.

     ii. Requires that additional information be disclosed regarding changes in the benefit obligation and fair values of plan assets.

     iii. Eliminates certain disclosures that are no longer considered useful, including general descriptions of the plans.

     iv.   Permits the aggregation of information about certain plans.

     v.    Provides reduced disclosure requirements for nonpublic entities.

     SFAS 132 does not change the existing measurement or recognition provisions of the above standards and is effective for fiscal years beginning after December 15, 1997, though early application is permitted. The Company has not yet adopted SFAS 132 but does not expect that adoption will have a material impact on the Company's financial statements.

17.  Stock Option Plan

     As of December 31, 1997, the Company had one stock option plan (the Plan) under which 200,000 shares of common stock have been reserved for issue to certain employees and officers through incentive stock options. Options granted under the Plan become exercisable after two years of continued employment from the date of grant.

     As permitted by SFAS 123, Accounting for Stock Based Compensation, the Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for the Plan. Accordingly no compensation cost related to the Plan has been recognized. Had compensation cost for the Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                          1997          1996          1995
                                          ----          ----          ----
Net income
     As reported                        $4,002,864    $3,582,841    $3,147,793
     Pro forma                          $3,960,330    $3,554,434    $3,136,196


Basic earnings per share
     As reported                        $     1.18    $     1.06    $     0.89
     Pro forma                          $     1.17    $     1.05    $     0.89

Diluted earnings per share
     As reported                        $     1.17    $     1.05    $     0.89
     Pro forma                          $     1.16    $     1.04    $     0.89

     The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for options granted in 1997: dividend yield of 0.97%; expected volatility of 40.33%; risk-free interest rate of 5.37%; and expected life of 4.51 years. For options granted during both 1996 and 1995, the following weighted average assumptions were used: dividend yield of 1.76%; expected volatility of 31.2%; risk-free interest rate of 5.02%; and expected life of 8.76 years.

     A summary of the status of the Company's plan as of December 31, 1997, 1996, and 1995, and changes during the years ending on those dates (restated for stock split - see Note 3) is presented below:

                                                         1997                     1996                     1995
                                                  -------------------       -----------------       ----------------------
                                                             Weighted               Weighted
                                                              Average               Average                      Weighted
                                                             Exercise               Exercise          Shares      Average
                                                    Shares     Price        Shares    Price            Price      Exercise
                                                  ---------  --------       ------    -------       --------    ----------
Outstanding at beginning of year                    62,900     $ 8.05       46,700    $ 7.31        30,500         $7.11
Granted                                             16,200      15.88       16,200     10.18        16,200          7.69
Exercised                                          (21,000)      7.48
                                                  --------     ------
Outstanding at end of year                          58,100      10.44       62,900      8.05        46,700          7.31
                                                  ========                  ======                 =======

Options exercisable at year-end                     25,700       7.17       30,500      7.11        16,500          6.62

Weighted-average per share fair value of             $5.03                 $  3.23                 $  2.31
 options granted during the year

The following table summarizes information about the Plan's stock options at December 31, 1997:

                                                  Options Outstanding                            Options Exercisable
                                                  -------------------                            -------------------
                                                        Weighted
                                        Number          Average            Weighted          Number            Weighted
                                    Outstanding at      Remaining          Average        Exercisable at        Average
    Range of Exercise Prices           12/31/97      Contractual Life   Exercise Price       12/31/97        Exercise Price
                                       --------      ----------------   --------------       --------        --------------
$6.39                                  7,500             7.70 years         $ 6.39             7,500              $6.39
$7.69                                 18,200             9.53 years           7.50            18,200               7.50
$9.94 - $10.93                        16,200             6.81 years          10.18
$15.50 - $17.05                       16,200             6.82 years          15.88
                                      ------                                                  ------
                                      58,100                                                  25,700
                                      ======                                                  ======

18.  Mergers

     On March 6, 1998, the Company completed its acquisition of Merchants & Planters Bancshares, Inc. (Merchants & Planters). In the acquisition, shareholders of Merchants & Planters received $949.38 in cash for each outstanding share of Merchants & Planters common stock (total consideration of approximately $20,085,000). At December 31, 1997, Merchants & Planters had assets of $66.3 million, deposits of $54.7 million and stockholders' equity of $10.7 million. This merger will be accounted for as a purchase method combination.

     On December 11, 1997, the Company and Elmore County Bancshares, Inc. (Elmore County), the holding company for The Bank of Tallassee, executed a definitive agreement for the merger of Elmore County with and into the Company. In the merger, the Company will issue shares of its common stock in exchange for the outstanding common stock of Elmore County. Based on the terms of the definitive agreement, it is currently estimated that the Company will issue 1,719,990 shares of its common stock to the stockholders of Elmore County. The actual number of shares to be issued in this transaction are subject to an exchange ratio based on the audited book value of Elmore County as of September 30, 1997. The acquisition is subject to a number of conditions, including receipt of all regulatory and shareholder approvals. At December 31, 1997, Elmore County had assets of approximately $92.5 million, deposits of approximately $77 million and stockholders' equity of approximately $14.8 million. This merger is expected to be accounted for as a pooling of interests.

19.  The Peoples BancTrust Company, Inc. (Parent Company Only)

     Presented below and on the following page are the financial statements of The Peoples BancTrust Company, Inc.

                                BALANCE SHEETS
                          December 31, 1997 and 1996

ASSETS                                                                                       1997                    1996
                                                                                             ----                    ----
Cash*                                                                                    $   128,705             $    94,120
Investment in subsidiary bank, The Peoples Bank and Trust Company*                        37,352,930              34,358,579
Other Assets                                                                                 388,707                 266,879
                                                                                         -----------             -----------

     Total assets                                                                        $37,870,342             $34,719,578
                                                                                         ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Dividends Payable                                                                        $    15,357             $    12,596
Other Liabilities                                                                            622,324                 521,510
                                                                                         -----------             -----------
                                                                                             637,681                 534,106
                                                                                         -----------             -----------
Common stock, $.10 par value; 9,000,000 and 4,000,000 shares authorized,                     347,515                 178,146
 respectively; 3,475,146 and 1,781,452 shares issued, respectively
Additional paid-in capital                                                                 6,738,602               7,059,591
Net unrealized loss on investments (net of tax benefits of $64,316 and                      (124,850)               (219,265)
 $112,954, respectively)
Retained Earnings                                                                         31,407,359              28,454,585
Treasury stock, 71,410 and 87,758 shares, respectively, at cost                           (1,135,965)             (1,287,585)
                                                                                         -----------             -----------
                                                                                          37,232,661              34,185,472
                                                                                         -----------             -----------

     Total liabilities and stockholders' equity                                          $37,870,342             $34,719,578
                                                                                         ===========             ===========


*Eliminated in consolidation

                  STATEMENTS OF INCOME AND RETAINED EARNINGS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                         1997           1996           1995
Cash dividends received or receivable from subsidiary *              $ 1,955,045    $ 1,716,000    $ 2,357,387
Equity in subsidiary's undistributed net income *                      2,899,936      2,504,697      1,662,968
Other expense                                                           (852,117)      (637,856)      (872,562)
                                                                     -----------    -----------    -----------
Net Income                                                             4,002,864      3,582,841      3,147,793
Retained earnings, beginning of period                                28,454,585     25,786,339     23,500,041
Less: Cash Dividends declared                                          1,050,090        914,595        861,495
                                                                     -----------    -----------    -----------

Retained earnings, end of year                                       $31,407,359    $28,454,585    $25,786,339
                                                                     ===========    ===========    ===========

                           STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                                         1997          1996          1995
Operating activities
  Net Income                                                        $ 4,002,864   $ 3,582,841   $ 3,147,793
   Adjustments to reconcile net income to net cash provided by
   operating activities: Undistributed income of subsidiary *        (2,899,936)   (2,504,697)   (1,662,968)
   Decrease (increase) in other assets                                 (121,829)     (208,229)        1,603
   Increase in other liabilities                                        100,816        52,588       159,500
                                                                    -----------   -----------   -----------
         Net cash provided by operating activities                    1,081,915       922,503     1,645,928
                                                                    -----------   -----------   -----------

   Financing activities:
    Treasury stock purchased                                                                       (807,282)
    Dividends paid                                                   (1,047,330)     (920,419)     (854,510)
                                                                    -----------   -----------   -----------
        Net cash used in financing activities                        (1,047,330)     (920,419)   (1,661,792)
                                                                    -----------   -----------   -----------
        Increase (decrease) in cash and cash equivalents                 34,585         2,084       (15,864)
        Cash and cash equivalents, beginning of year                     94,120        92,036       107,900
                                                                    -----------   -----------   -----------
        Cash and cash equivalents, end of year                      $   128,705   $    94,120   $    92,036
                                                                    ===========   ===========   ===========

* Eliminated in consolidation.

              THE PEOPLES BANCTRUST COMPANY, INC., AND SUBSIDIARY
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                              In Thousands
                                                                               (Unaudited)
                                                              March 31, 1998               December 31, 1997
                                                          -----------------------       ------------------------
ASSETS:
Cash and due from banks                                          $ 17,813                       $ 13,984
Federal funds sold and securities purchased under
 agreements to resell                                              37,585                          6,677
                                                                 --------                       --------
Total cash and cash equivalents                                    55,398                         20,661

Securities available-for-sale                                      94,954                         69,737

Loans, net of unearned income                                     263,071                        258,777
Allowance for loan losses                                          (3,142)                        (2,750)
                                                                  --------                       --------
Net loans                                                         259,929                        256,027

Premises and equipment                                              8,635                          6,589
Intangibles                                                        10,283                            666
other real estate, net                                                231                            243
Other assets                                                        8,409                          7,439
                                                                 --------                       --------
   Total assets                                                  $437,839                       $361,362
                                                                 ========                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Noninterest-bearing deposits                                     $ 55,826                       $ 49,897
Interest-bearing deposits                                         308,899                        248,211
                                                                 --------                       --------
  Total deposits                                                  364,725                        298,108

Federal funds purchased and securities sold under
 agreement to repurchase                                            4,159                         13,642
Other borrowed funds                                               25,091                          8,297
Other liabilities                                                   5,546                          4,082
                                                                 --------                       --------
 Total liabilities                                                399,521                        324,129

Common stock                                                          348                            348
Additional paid-in capital                                          6,521                          6,739
Treasury stock                                                       (762)                        (1,136)
Retained earnings                                                  32,152                         31,407
Accumulated other comprehensive income,
 net of tax                                                            59                           (125)
                                                                 --------                       --------
 Total stockholders' equity                                        38,318                         37,233
                                                                 --------                       --------
 Total liabilities and stockholders' equity                      $437,839                       $361,362
                                                                 ========                       ========

See Notes to the Unaudited Condensed Consolidated Financial Statements

              THE PEOPLES BANCTRUST COMPANY, INC., AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                            In Thousands, except share and per share data
                                                                             (Unaudited)
                                                                     Three months ended March 31,
                                                       ------------------------------------------------------
                                                               1998                              1997
                                                       --------------------              --------------------
Interest and fees on loans                                   $    5,886                        $    5,212
Interest and dividends on investment securities                   1,257                             1,181
Other interest income                                               274                                72
                                                             ----------                        ----------
 Total interest income                                            7,417                             6,465

Interest on deposits                                              3,069                             2,662
Interest on borrowed funds                                          164                               188
                                                             ----------                        ----------
 Total interest expense                                           3,233                             2,850
                                                             ----------                        ----------
 Net interest income                                              4,184                             3,615

Provision for loan losses                                           251                               360
                                                             ----------                        ----------
 Net interest income after provision for
  loan losses                                                     3,933                             3,255

Net securities gains                                                 14                                12
Other income                                                      1,081                               947
Other expense                                                     3,503                             2,874
                                                             ----------                        ----------
 Income before income taxes                                       1,525                             1,340

Provision for income taxes                                          507                               437
                                                             ----------                        ----------
 Net income                                                  $    1,018                        $      903
                                                             ==========                        ==========

Basic weighted average number of
 shares outstanding                                           3,418,062                         3,387,388
                                                             ==========                        ==========
Diluted weighted average number of shares
 outstanding                                                  3,439,206                         3,418,414
                                                             ==========                        ==========
Basic net income per share                                   $     0.30                        $     0.27
                                                             ==========                        ==========
Diluted net income per share                                 $     0.30                        $     0.27
                                                             ==========                        ==========
Dividends per share                                          $     0.08                        $    0.075
                                                             ==========                        ==========

See Notes to the Unaudited Condensed Consolidated Financial Statements

              THE PEOPLES BANCTRUST COMPANY, INC., AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                                In Thousands
                                                                                 (Unaudited)
                                                                        Three months ended March 31,
                                                               --------------------------------------------
                                                                      1998                     1997
                                                               -------------------     --------------------
Net income                                                            $1,018                   $  903
Other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities              275                     (609)
Provision for (benefit of) income taxes related
 to items of other comprehensive income                                   91                     (201)
                                                                      ------                    -----
Other comprehensive income (loss), net of tax                            184                     (408)
                                                                      ------                    -----
Comprehensive income                                                  $1,202                    $ 495
                                                                      ======                    =====

See Notes to the Unaudited Condensed Consolidated Financial Statements


              THE PEOPLES BANCTRUST COMPANY, INC., AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    In Thousands
                                                                                     (Unaudited)
                                                                            Three Months Ended March 31,
                                                                    ------------------------------------------
                                                                          1998                     1997
                                                                    ------------------      ------------------
Net cash provided by operating activities                                 $ (1,699)               $  1,165
                                                                          --------                --------

Cash flows from investing activities:
Proceeds from sales of securities available for sale                        11,060                   6,071
Proceeds from maturities and calls of securities
 available for sale                                                         12,175                   7,657
Purchases of securities available for sale                                 (18,992)                 (7,512)
Net decrease in loans                                                       23,734                   7,723
Purchases of bank premises and equipment                                      (843)                   (371)
Investment in low income housing project                                      (676)                   (338)
Investment in Merchants & Planters (net)                                   (10,317)                      0
                                                                          --------                --------
 Net cash provided by investing activities                                  16,141                  13,230
                                                                          --------                --------

Cash flows from financing activities:
Net increase (decrease) in deposits                                         10,466                  (8,981)
Net increase (decrease) in borrowed funds                                    6,705                  (9,436)
Dividends paid                                                                (274)                   (254)
                                                                          --------                --------
 Net cash provided (used) by financing activities                           16,897                 (18,698)
                                                                          --------                --------

Net increase (decrease) in cash and cash equivalents                        34,737                  (4,303)
Cash and cash equivalents at beginning of period                            20,661                  22,015
                                                                          --------                --------
Cash and cash equivalents at March 31                                     $ 55,398                $ 17,712
                                                                          ========                ========

Supplemental disclosure of clash flow information:
Cash paid during the period for:
Interest                                                                  $  3,015                $  2,673
Taxes                                                                     $    375                $    370

See Notes to the Unaudited Condensed Consolidated Financial Statements

              THE PEOPLES BANCTRUST COMPANY, INC. AND SUBSIDIARY
        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounting Policies:

     The accompanying unaudited consolidated financial statements of The Peoples BancTrust Company, Inc, (the "Company") and its subsidiary, The Peoples Bank and Trust Company, have been prepared in accordance with generally accepted accounting principles for interim information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. All interim amounts are subject to year-end audit, and the results of operations for the interim periods herein are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

Comprehensive Income

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes all changes in equity during a period, excluding investments by and distributions to stockholders. As a result of implementing SFAS 130, the Company recorded other comprehensive income (loss), net of income taxes, of $184,000 and $(408,000) for the quarters ended March 31, 1998 and 1997, respectively. These amounts had previously been reported as a direct change in shareholders' equity and relate to the change in unrealized gains (losses) on securities available for sale.

Segment Reporting

     In June 1997, the FASB issued Statement of Financial Standards No. 131, Disclosures About Segments of a Business Enterprise and Related Information ("SFAS 131"). SFAS 131, effective for fiscal years beginning after December 15, 1997, establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Early application is permitted, but is not required, and comprehensive information for interim periods in the initial year of application must be reported in statements for interim periods in the second year of application.

     The Company believes that the adoption of SFAS 131 will not have a significant impact on its financial statements and disclosures as it operates in only one reportable segment-commercial banking.

Pensions and Other Postretirement Benefits

     In February 1998, the FASB issued Statement of Financial Standards No. 132, Employers' Disclosures About Pensions and Other Postretirement Benefits ("SFAS 132"). SFAS 132, effective for fiscal years beginning after December 15, 1997, standardizes the disclosure requirements for pensions and other postretirement benefits, eliminates certain disclosures, and requires additional information on changes in the benefit obligations and fair values of plan assets. Restatement of disclosures for previous periods is required.

Business Combination:

     On March 6, 1998, the Company completed its acquisition of Merchants & Planters Bancshares, Inc. (M&P). In the acquisition, shareholders of M&P received $949.38 in cash for each outstanding share of M&P common stock (total consideration of approximately $20,085,000). The combination was accounted for as a purchase with the purchase price allocated as follows:

     Cash and cash equivalents                           $  9,768
     Securities available-for-sale                         29,435
     Loans, net                                            27,703
     Premises and equipment                                 1,733
     Intangibles                                            9,502
     Other assets                                             632
     Deposits                                             (56,151)
     Other borrowed funds                                    (606)
     Other liabilities                                     (1,931)
                                                         --------
       Cash paid                                         $ 20,085
                                                         ========

     The results of operations of M&P subsequent to the acquisition date are included in the Company's consolidated statements of income. The following pro forma information reflects the Company's consolidated results of operations as if the acquisition occurred at January 1, 1997:


                                    In Thousands, except per share data
                                            Three Months Ended
                             -------------------------------------------------
                                 March 31, 1998             March 31, 1997
                             ----------------------     ----------------------
Net interest income                 $4,404                          $3,922
Net income                          $  861                          $  757
Diluted earnings per share          $ 0.25                          $ 0.22

Earning Per Share

     The following table reflects the reconciliation of the numerator and denominator of the basic EPS computation to the diluted EPS computation for the quarters ended March 31, 1998 and 1997:

                                                                                  Per Share
                                            Income             Shares               Amount
                                        ---------------     ---------------     ---------------
1998
----
Basic EPS net income                         $1,018               3,418               $0.30
                                                                                      =====
Effect of dilutive securities options                                21
                                             ------               -----
Diluted EPS                                  $1,018               3,439               $0.30
                                             ======               =====               =====

1997
----
Basic EPS net income                         $  903               3,387               $0.27
Effect of dilutive securities options                                31               =====
                                             ------               -----
Diluted EPS                                  $  903               3,418               $0.27
                                             ======               =====               =====

                        Donaldson, Holman & West, P.C.
       Certified Public Accountants . Business and Financial Consultants


                         INDEPENDENT AUDITOR'S REPORT



To the Stockholders and Board of Directors
Merchants & Planters Bancshares, Inc.
Montevallo, Alabama


We have audited the accompanying consolidated balance sheet of Merchants & Planters Bancshares, Inc. and Subsidiary as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merchants & Planters Bancshares, Inc. and Subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                              /s/ Donaldson, Holman & West, P.C.



January 12, 1998

                     MERCHANTS & PLANTERS BANCSHARES, INC.
                                AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 1997

                                    Assets
                                    ------
Cash and due from banks                                      $  1,933,987
Federal funds sold                                              3,405,000
                                                             ------------
  Total cash and cash equivalents                               5,338,987

Investment securities
  Available for sale                                           15,304,302
  Held to maturity                                             16,505,923
Loans, less allowance for loan losses                          27,980,377
Property and equipment, net                                       367,931
Accrued interest receivable                                       683,545
Other assets                                                      162,823
                                                             ------------
                                                             $ 66,343,888
                                                             ============

                     Liabilities and Stockholders' Equity
                     ------------------------------------

Deposits

 Demand                                                      $ 5,800,282

 Interest bearing demand                                       4,091,054
 Now accounts                                                  6,065,540
 Savings                                                      12,277,443
 Time deposits $100,000 and over                               2,342,665
 Other time deposits                                          24,216,028
                                                             -----------
                                                              54,793,012
Accrued interest, taxes, and other liabilities                   892,393
                                                             -----------
 Total liabilities                                            55,685,405
                                                             -----------
Commitments and contingent liabilities (Note 7)

Stockholders' equity

  Common stock, $1 par value, 24,000 shares
  authorized, 23,165 shares issued and 21,156
  outstanding                                                     23,165
Preferred stock, $50 par value, 28 shares
  authorized,issued, and outstanding                               1,400
  Additional paid-in capital                                   1,097,510
  Retained earnings                                            9,796,403
  Unrealized gain on securities available for sale                77,633
  Treasury stock, 2,009 shares, at cost                         (337,628)
                                                             -----------
    Total stockholders' equity                                10,658,483
                                                             -----------
                                                             $66,343,888
                                                             ===========

                     MERCHANTS & PLANTERS BANCSHARES, INC.
                                AND SUBSIDIARY

                     CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997


Interest income

  Interest and fees on loans                                 $2,601,258
  Interest on investment securities
    U.S. treasury securities                                    591,195
    Obligations of other U.S. government agencies               995,559
    Obligations of state and political subsidiaries             466,534
    Other securities                                             12,652
  Interest on federal funds sold                                141,118
                                                             ----------
                                                              4,808,316

Interest expense
  Interest on deposits                                        2,296,974
                                                             ----------
    Net interest income                                       2,511,342
  Provision for loan losses                                      38,400
                                                             ----------

    Net interest income after provision for loan losses       2,472,942

Noninterest income
 Net gain on sale of securities                                   5,978
 Service fees                                                   305,528
 Other                                                           63,519
                                                             ----------
                                                                375,025
                                                             ----------

Noninterest expense
 Salaries and employee benefits                               1,009,662
 Occupancy and equipment                                        164,728
 Other operating expense                                        473,604
                                                             ----------
                                                              1,647,994
                                                             ----------
  Income before income taxes                                  1,199,973
Income taxes                                                    343,396
                                                             ----------
  Net income                                                 $  856,577
                                                             ==========
Net income per share of common stock                         $    40.48
                                                             ==========
Weighted average shares outstanding                              21,159
                                                             ==========

See accompanying notes.

                     MERCHANTS & PLANTERS BANCSHARES, INC.
                                AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         YEAR ENDED DECEMBER 31, 1997

                                                                                                  UNREALIZED
                                                                                                  GAIN (LOSS)
                                                                                                ON INVESTMENT
                                   COMMON STOCK     PREFERRED STOCK      ADDITIONAL              SECURITIES
                                 ---------------   ------------------
                                             PAR                  PAR     PAID-IN      RETAINED  AVAILABLE     TREASURY
                                 SHARES    VALUE   SHARES       VALUE     CAPITAL      EARNINGS   FOR SALE      STOCK      TOTAL
                                 ------  -------   ------      ------    ----------  ----------  ---------   ----------  -----------
Balance
 Beginning of year               23,165  $23,165       28      $1,400    $1,097,510  $9,098,566    $21,685   $(325,694) $ 9,916,632
     Net income                       -        -        -           -             -     856,577          -           -      856,577

     Dividends paid
       Common stock                   -        -        -           -             -    (158,670)         -           -     (158,670)
       Preferred Stock                -        -        -           -             -         (70)         -           -           70

    Purchase of treasury stock        -        -        -           -             -           -          -     (11,934)     (11,934)

    Change in unrealized gain
       on investments                 -        -        -           -             -           -     55,948           -       55,948
                                 ------  -------   ------      ------    ----------  ----------  ---------   ---------  ------------

  End of year                    23,165  $23,165       28      $1,400    $1,097,510  $9,796,403    $77,633   $(337,628) $10,658,483
                                 ======  =======   ======      ======    ==========  ==========  =========   =========  ============

                     MERCHANTS & PLANTERS BANCSHARES, INC.
                                AND SUBSIDIARY

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1997


Cash flows from operating activities
  Net income                                                                   $    856,577
Adjustments to reconcile net income to net cash provided by
operating activities
    Depreciation and amortization                                                    71,948
    Provision for loan losses                                                        38,400
    Deferred income taxes                                                           (10,397)
    Gain on sale of securities                                                       (5,978)
    Changes in operating assets and liabilities
      Decrease in other assets                                                       52,449
      Increase in accrued interest receivable                                       (13,387)
      Increase in accrued interest, taxes and other liabilities                     152,971
                                                                               -------------
        Net cash provided by operating activities                                  1,142,583

Cash flows from investing activities
  Maturities and redemptions of securities available-for sale                     5,026,007
  Maturities and redemptions of securities held-to-maturity                       3,484,064
  Purchases of available-for-sale securities                                     (4,896,281)
  Purchases of securities held-to-maturity                                       (1,540,674)
  Net increase in loans                                                          (1,623,238)
  Purchases of property and equipment                                               (32,630)
                                                                               -------------
        Net cash provided by investing activities                                   417,248

Cash flows from financing activities
  Net (decrease) in deposits                                                        (83,212)
  Dividends paid                                                                   (158,740)
  Purchase of treasury stock                                                        (11,934)
                                                                               -------------
        Net cash used in financing activities                                      (253,886)
                                                                               -------------
        Net increase in cash and cash equivalents                                 1,305,945
Cash and cash  equivalents
  Beginning of year                                                               4,033,042
                                                                               -------------
  End of year                                                                  $  5,338,987
                                                                               =============
Supplemental disclosure of cash flow information
  Interest paid                                                                $  2,287,027
                                                                               =============
  Income taxes paid                                                            $    351,498
                                                                               =============

See accompanying notes.

                     MERCHANTS & PLANTERS BANCSHARES, INC.
                                AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Company is a one-bank holding company, which operates in Montevallo, Alabama. The Company's primary source of revenue is providing loans to individuals and business in the Shelby County area of Alabama.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The financial statements include the accounts of the Company and its consolidated subsidiary, Merchants & Planters Bank. All significant intercompany accounts and transactions have been eliminated.

CASH EQUIVALENTS

For purposes of reporting cash flows, the cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

INVESTMENT SECURITIES

Investment securities are comprised of securities classified as available for sale and held to maturity, in conjunction with the adoption of FASB 115, resulting in investment securities available for sale being carried at market value and investment securities held to maturity being carried at cost, adjusted for amortization of premiums and accretion of discounts.

Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans are stated at the amount of unpaid principal, reduced by allowance for loan losses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful. Fees and related costs on loans are amortized over the term of the loan as required by generally accepted accounting principles.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation computed principally on the straight-line and the declining balance method over the estimated useful lives of the assets, which are 30 years for building, 3 to 20 years for furniture and equipment. Expenditures for maintenance and repairs are expensed as incurred while renewals and betterments are capitalized. Depreciation expense for 1997 was $71,948.

INCOME TAXES

The tax effect of transactions is recorded at current tax rates in the periods the transactions are reported for financial statement purposes. Deferred income taxes are established for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The Company files its federal income tax returns on a consolidated basis and its state income tax returns on a separate basis.

NOTE 2 - PENDING MERGER

Merchants and Planters Bancshares, Inc. and The Peoples BancTrust Company, Inc. entered into an agreement to merge the two companies. The agreement provides that, upon consummation of the merger, each outstanding share of Merchants & Planters Bancshares, Inc. common stock shall be automatically cancelled and cease to be an issued and outstanding share of Bancshares common stock, and converted into and represent only the right to receive from The Peoples BancTrust Company, Inc. $949.38 per share. The merger will be accounted for as a purchase. The merger is subject to regulatory and shareholder approval and is anticipated to be consummated in March 1998.

NOTE 3 - INVESTMENT SECURITIES

Amortized costs and approximate market values of investment securities are summarized as follows at December 31, 1997.

                                                               Gross                Gross
                                       Amortized            Unrealized           Unrealized                Fair
                                         Cost                  Gains                Losses                 Value
                                   ----------------      ----------------      ----------------      -----------------
Held to maturity
  Obligations of other U.S.
  government agencies and
  corporations                       $ 10,713,323             $   97,519          $   (25,603)          $ 10,785,239
Other securities                        5,792,600                108,415               (5,977)             5,895,038
                                     ------------             ----------          ------------          ------------
                                       16,505,923                205,934              (31,580)            16,680,277
                                     ------------             ----------          ------------          ------------
Available-for-sale-securities
  U.S. Treasury Securities              7,739,694                 46,530               (7,920)             7,778,304
  Obligations of other U.S.
  government agencies and
  corporations                          4,589,668                 36,431               (4,124)             4,621,975
  Other securities                      2,849,726                 85,723              (31,426)             2,904,023
                                     ------------             ----------          ------------          ------------
                                       15,179,088                168,684              (43,470)            15,304,302
                                     ------------             ----------          ------------          ------------
                                     $ 31,685,011             $  374,618          $   (75,050)          $ 31,984,579
                                     ============             ==========          ============          ============

The amortized costs and approximate market values of investment securities at December 31, 1997, by expected maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                           Held-to-maturity securities           Available-for-sale securities
                                     -------------------------------------    -----------------------------------
                                         Amortized                                Amortized
                                           Cost               Fair Value            Cost             Fair Value
                                     -----------------    ----------------    ----------------    ---------------
Due in one year or less                 $  2,960,443        $  2,957,287        $  2,398,531        $  2,371,291
Due from one to five years                 3,947,047           4,018,999           8,604,142           8,651,795
Due from five to ten years                 2,598,669           2,622,108           2,177,532           2,237,595
Due after ten years                          704,494             716,517             500,000             521,512
                                        ------------        ------------        ------------        ------------
                                          10,210,653          10,314,911          13,680,205          13,782,193

Mortgage backed securities                 6,295,270           6,365,366           1,498,884           1,522,109
                                        ------------        ------------        ------------        ------------
                                        $ 16,505,923        $ 16,680,277        $ 15,179,089        $ 15,304,302
                                        ============        ============        ============        ============

Securities carried at approximately $5,483,846 were pledged to secure deposits and for other purposes.

NOTE 4  LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of loan classification at December 31, 1997 as follows:

Commercial                                   $ 4,593,062
Real estate                                   18,129,305
Installment                                    5,287,155
Credit card                                      396,599
                                             -----------
                                              28,406,121
 Allowance for loan losses                      (425,744)
                                             -----------
                                             $27,980,377
                                             ===========

Changes in the allowance for loan losses for the year ended December 31, 1997, were as follows:


Balance
 Beginning of year                                $  384,680
  Provision for loan losses                           38,400
  Recoveries on loans previously charged off          26,284
  Loans charged off                                  (23,620)
                                                  -----------
 End of year                                      $  425,744
                                                  ===========

Most of the Company's business activity is with customers located within Shelby County, Alabama. As of December 31, 1997, the Company had a concentration of credit risk aggregating approximately $18,129,305 in loans secured by real estate.

NOTE 5 - PROPERTY AND EQUIPMENT

A summary of property and equipment at December 31, 1997, follows:

Land                                              $   70,090
Building and improvements                            801,742
Furniture and equipment                              876,299
                                                  ----------
  Total cost                                       1,748,131
Less accumulated depreciation                      1,380,200
                                                  ----------
 Net book value                                   $  367,931
                                                  ==========

Total depreciation expense for December 31, 1997, was $71,948.

NOTE 6 - INCOME TAXES

The components of income tax expense for the year ended December 31, 1997, is as follows:

Current tax provision
    Federal                                       $  295,998
    State                                             57,795
                                                  ----------
                                                     353,793
Deferred tax provision
Federal                                               (9,303)
State                                                 (1,094)
                                                  -----------
                                                     (10,397)
                                                  -----------
                                                  $  343,396
                                                  ===========

The effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997, are presented below:

Deferred tax assets:
 Allowance for loan losses                        $  123,054
 Fixed Assets                                          2,389
 Market valuation reserve                             11,070
 Loss on foreclosures                                 45,600
                                                  ----------
                                                     182,113
Deferred tax liabilities:
 Market valuation reserve                            (58,651)
                                                  ----------
                                                  $  123,462
                                                  ==========

A reconciliation of income tax computed at the federal statutory income tax rate to total income taxes is as follows for the year ended December 31, 1997:

Pre-tax income                                         $ 1,199,973
                                                       ===========
Income tax computed at federal statutory rate          $   407,991
Increase (decrease) resulting from:
  Nondeductible expenses                                    35,287
  State income taxes, net of federal benefit                54,408
  Tax exempt interest                                     (144,746)
  Other, net                                                (9,544)
                                                       -----------
                                                       $   343,396
                                                       ===========

NOTE 7 - OTHER FINANCIAL INSTRUMENTS, COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received. At December 31, 1997, commitments under standby letters of credit and guarantees aggregated $22,200.

The Company is not a defendant in legal actions arising from normal business activities.

NOTE 8 - RELATED PARTY TRANSACTIONS

Certain officers, directors, and principal shareholders, were indebted to the Company at December 31, 1997, in the aggregate amount of $1,707,445.

NOTE 9 - RESTRICTIONS ON RETAINED EARNINGS

The Company is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1997, approximately $2,078,390 of retained earnings was available for dividend declarations without prior regulatory approval.

NOTE 10 - PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan (the Plan) which it has offered to employees who have met certain eligibility requirements. Contributions under the Plan are discretionary and are determined annually by the Company's Board of Directors. The Company's contributions to the Plan totaled $42,276 for the year ended December 31, 1997.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table shows the estimated fair value and the related carrying values of the Company's financial instruments at December 31, 1997. Items, which are not financial instruments, are not included.

                                                   CARRYING        ESTIMATED
                                                    AMOUNT         FAIR VALUE
                                                 ------------    -------------
Cash and due from banks                          $  1,933,987     $  1,933,987
Federal funds sold                                  3,405,000        3,405,000
Investment securities available for sale           15,179,089       15,304,302
Investment securities held to maturity             16,505,923       16,680,277
Loans, net of allowance for loan losses            27,980,377       28,309,020
Accrued interest receivable                           683,545          683,545
Deposit liabilities                                54,793,012       54,688,175

For purposes of the above disclosures of estimated fair value, the following assumptions were used as of December 31, 1997. The estimated fair value for cash and due from banks and federal funds sold is considered to approximate cost. The estimated fair value for investment securities are based on quoted market values for the individual securities or for equivalent securities. In the case of fixed and annually adjustable rate loans, the prevailing market rates in effect as of December 31, 1997, for similar loans with similar maturities, were used as discount rates in calculating the present values of these loans. For financial assets and liabilities whose interest rates are contractually precluded from floating directly with market rates, market values are calculated in all cases as the present value of anticipated future cash flows, discounted using an appropriate rate. Market values for time deposits likewise represent the sum of discounted future cash flows where the discount rates are market value certificate of deposit rates for the various maturities then prevailing at December 31, 1997.

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of such items at December 31, 1997, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1997, should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures. Also, non-financial instruments are typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include the estimated earning power of core deposit accounts, the trained work force, customer goodwill and similar items.

NOTE 12 - REGULATORY MATTERS

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets and liabilities as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk, weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined). Management believes, as of December 31, 1997, that the Company meets all capital adequacy requirements to which it is subject.

                                                                              For Capital
                                                    Actual                 Adequacy Purposes:
                                         -------------------------   ----------------------------
                                           Amount         Ratio        Amount          Ratio
                                         -----------  ------------   ----------    --------------
As of December 31, 1997:
   Total Capital
     (to Risk Weighted Assets)           $ 10,921,376     36.2%       $ 2,416,080    greater than 8.0%
   Tier I Capital
     (to Risk Weighted Assets)           $ 10,542,631     34.9%       $ 1,208,040    greater than 4.0%
   Tier I Capital
     (to Average Assets)                 $ 10,542,631     15.9%       $ 2,647,400    greater than 4.0%

                                           To Be Well Capitalized
                                          Under Prompt Corrective
                                             Action Provisions:
                                   -----------------------------------
                                        Amount               Ratio
                                   -------------       ---------------
As of December 31, 1997:
   Total Capital
     (to Risk Weighted Assets)     $ 3,020,100         greater than 10.0%
   Tier I Capital
     (to Risk Weighted Assets)     $ 1,812,060         greater than 6.0%
   Tier I Capital
     (to Average Assets)           $ 3,309,250         greater than 5.0%


NOTE 13 - MERCHANTS & PLANTERS BANCSHARES, INC. (PARENT COMPANY ONLY)

Presented below and on the following pages are the financial statements of Merchants & Planters Bancshares, Inc.:


                       Statement of Financial Condition
                               December 31, 1997

                                    Assets

Cash*                                                      $     9,089

Investment in subsidiary, net of valuation
reserve of $77,633*                                         10,647,994
                                                           -----------
                                                           $10,657,083
                                                           ===========

                     Liabilities and Stockholders' Equity


Stockholders' equity
   Common stock $1 par value, 24,000
         shares authorized,  23,165 shares
         issued and 21,156 shares outstanding              $     23,165
Additional paid-in capital                                    1,097,510
Retained earnings                                             9,796,403
Unrealized gain on investments                                   77,633
Treasury stock, 2,009 shares, at cost                          (337,628)
                                                           ------------
                                                           $ 10,657,083
                                                           ============


____________________
*Eliminated during consolidation.

                              Statement of Income
                         Year ended December 31, 1997

Cash dividends received from subsidiary*                               $     213,950
Equity in undistributed earnings of subsidiary*                              681,802
Expenses
   Professional fees                                                          37,884
   Travel                                                                      1,109
   Taxes                                                                         252
                                                                       -------------
                                                                              39,245
                                                                       -------------
     Net income                                                        $     856,507
                                                                       =============


                        Statement of Retained Earnings
                         Year ended December 31, 1997


Retained earnings
   Beginning of year                                                   $   9,098,566
   Net income                                                                856,507
   Less dividends paid                                                       158,670
                                                                       -------------
   End of year                                                         $   9,796,403
                                                                       =============



                            Statement of Cash Flows
                         Year ended December 31, 1997


Cash flows from operating activities
   Net income                                                          $    856,507
   Adjustments to reconcile net income
   provided by operating activities
     Undistributed earnings of subsidiary*                                 (681,802)
                                                                       ------------
     Net cash provided by operating activities                              174,705

Cash flows from investing activities
   Purchase of treasury stock                                               (11,934)

Cash flows from financing activities
   Dividends paid                                                          (158,670)
                                                                       ------------
     Net increase in cash                                                     4,101
Cash
   Beginning of year                                                          4,988
                                                                       ------------
   End of year                                                         $      9,089
                                                                       ============

____________________________
* Eliminated during consolidation.

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


To the Board of Directors and Stockholders
Elmore County Bancshares, Inc.

We have audited the accompanying consolidated statements of condition of Elmore County Bancshares, Inc., and its subsidiary, as of December 31, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elmore County Bancshares, Inc. and its subsidiary, as of December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        /s/ Wilson, Price, Barranco,
                                            Blankenship & Billingsley, P.C.

March 6, 1998

                        ELMORE COUNTY BANCSHARES, INC.
                     CONSOLIDATED STATEMENTS OF CONDITION
                    DECEMBER 31, 1997 AND 1996 (unaudited)

                                                                1997                1996
                                                                                 (unaudited)
                                                            -------------       -------------
ASSETS
Cash and cash equivalents:
   Cash and due from banks                                  $   2,337,671       $   2,633,305
   Federal funds sold                                           2,800,000             400,000
                                                            -------------       -------------
     Total cash and cash equivalents                            5,137,671           3,033,305
                                                            -------------       -------------
Available-for-sale securities                                   9,351,413          14,602,916
Held-to-maturity securities                                    27,920,893          26,204,610
Loans:
   Loans, net of unearned income                               46,955,827          40,931,457
   Allowance for loan losses                                     (695,188)           (689,228)
                                                            -------------       -------------
   Loans, net                                                  46,260,639          40,242,229
                                                            -------------       -------------
Premises and equipment, net                                     1,434,000           1,503,848
Interest receivable                                             1,172,313           1,120,783
Other real estate                                                 155,001             358,284
Cash value of life insurance                                      636,315             738,082
Deferred income tax asset                                         268,640             267,903
Prepaid income taxes                                                5,012                   -
Intangible assets, net                                                  -             121,184
Other assets                                                      122,935             245,938
                                                            -------------       -------------

TOTAL ASSETS                                                $  92,464,832       $  88,439,082
                                                            =============       =============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Deposits:
     Noninterest-bearing demand                             $  14,388,557       $  12,573,177
     Interest-bearing demand                                   14,228,184          14,174,641
     Savings                                                    7,667,380           7,940,361
     Time                                                      40,488,973          39,193,204
                                                            -------------       -------------
          Total deposits                                       76,773,094          73,881,383
   Deferred income tax liability                                   65,202              67,815
   Dividends payable                                              139,142             139,095
   Interest payable                                               369,745             392,432
   Income taxes payable                                                 -              91,369
   Other liabilities                                              343,116             399,908
                                                            -------------       -------------
TOTAL LIABILITIES                                              77,690,299          74,972,002
                                                            -------------       -------------
STOCKHOLDERS' EQUITY
   Common stock - $.05 par value per share;
    1,680,000 shares authorized; 840,000 shares
    issued; 554,140 shares outstanding                             42,000              42,000
   Capital surplus                                                411,068             411,068
   Net unrealized gain on securities available-for-sale,
    net of tax of $44,540 and $47,905, respectively                82,717              88,966
   Retained earnings                                           15,764,450          14,450,748
                                                            -------------       -------------
                                                               16,300,235          14,992,782
   Less treasury stock at cost, 285,860 shares                 (1,525,702)         (1,525,702)
                                                            -------------       -------------
TOTAL STOCKHOLDERS' EQUITY                                     14,774,533          13,467,080
                                                            -------------       -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $  92,464,832       $  88,439,082
                                                            =============       =============

                        ELMORE COUNTY BANCSHARES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 (unaudited) AND 1995 (unaudited)

                                                                  1997               1996               1995
                                                                                   (unaudited)       (unaudited)
                                                              --------------     -------------     ----------------
INTEREST INCOME
    Interest and fees on loans                                $  4,669,422       $  4,490,581      $   4,143,211
    Interest and dividends on investment securities:
       U.S. Treasury securities                                    762,286            953,696          1,034,991
       Obligations of other U.S. Government agencies
          and corporations                                       1,119,995          1,107,247          1,119,951
       Obligations of state and political subdivisions
         and industrial development bonds:
          Nontaxable                                               532,819            490,698            436,140
          Taxable                                                    7,860             12,731             21,661
    Other securities and interest-bearing deposits                       -              4,674             27,082
    Federal funds sold                                             103,110             90,371            138,606
                                                              -------------      ------------      -------------
              Total interest income                              7,195,492          7,149,998          6,921,642
                                                              -------------      ------------      -------------
INTEREST EXPENSE
    Deposits                                                      2,819,914         2,842,714          2,735,313
                                                              -------------      ------------      -------------
NET INTEREST INCOME                                               4,375,578         4,307,284          4,186,329
    Provision for loan losses                                       134,761           279,379             72,512
                                                              -------------      ------------      -------------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                       4,240,817         4,027,905          4,113,817
                                                              -------------      ------------      -------------
NONINTEREST INCOME
    Trust department income                                             759                 -                630
    Customer service fees                                           954,994           907,712            968,664
    Net investment securities gains                                  10,643               954              8,329
    Net gain on sale of assets                                            -             1,373                  -
    Other income                                                    191,003            59,818             24,254
                                                              -------------      ------------      -------------
              Total noninterest income                            1,157,399           969,857          1,001,877
                                                              -------------      ------------      -------------
NONINTEREST EXPENSE
    Salaries and wages                                            1,221,291         1,245,542          1,308,443
    Employee benefits                                               750,733           686,411            775,931
    Net loss on sale of assets                                      120,545                 -             15,237
    Occupancy and furniture and equipment expense                   380,163           380,981            392,942
    Write-off of other real estate                                        -                 -             14,600
    Other operating expenses                                        846,667           864,918            961,099
                                                              -------------      ------------      -------------
              Total noninterest expenses                          3,319,399         3,177,852          3,468,252
                                                              =============      ============      =============

INCOME BEFORE PROVISION
  FOR INCOME TAXES                                            $   2,078,817      $  1,819,910      $   1,647,442
    Provision for income taxes                                      488,045           460,992            541,971
                                                              -------------      ------------      -------------
NET INCOME                                                    $   1,590,772      $  1,358,918      $   1,105,471
                                                              =============      ============      =============
EARNINGS PER SHARE:
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING - BASIC                                               554,140           554,140            554,140
                                                              =============      ============      =============
NET INCOME PER SHARE - BASIC                                  $        2.87      $       2.45      $        1.99
                                                              =============      ============      =============
NET INCOME PER SHARE - DILUTED                                $        2.87      $       2.45      $        1.99
                                                              =============      ============      =============
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING - DILUTED                                       $     554,140      $    554,140      $    554,140
                                                              =============      ============      ============

                        ELMORE COUNTY BANCSHARES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 (unaudited) AND 1995 (unaudited)

                                                           Common             Treasury          Additional         Unrealized
                                                            Stock              Stock          Paid-in-Capital    Gains (Losses)
                                                        -----------        -------------      ---------------    --------------
UNAUDITED
    Balance, December 31, 1994                          $    42,000        $ (1,525,702)      $    411,068       $  (260,741)
    Net income                                                    -                   -                  -                  -
    Change in unrealized gains (losses), net of
      income taxes of $270,225                                    -                   -                  -            501,846
    Cash dividends declared ($.25 per share)                      -                   -                  -                  -
                                                        -----------        ------------       ------------       ------------
    Balance, December 31, 1995                               42,000          (1,525,702)           411,068            241,105
    Net income
    Change in unrealized gains (losses), net of
      income taxes of $81,921                                     -                   -                  -          (152,139)
    Cash dividends declared ($.50 per share)                      -                   -                  -                  -
                                                        -----------        ------------       ------------       ------------
    Balance, December 31, 1996                               42,000          (1,525,702)           411,068             88,966
Audited
    Net income                                                    -                   -                  -                  -
    Change in unrealized gains (losses), net of
      income taxes of $3,365                                      -                   -                  -            (6,249)
    Cash dividends declared ($.50 per share)
                                                        -----------        ------------       ------------       ------------
    Balance, December 31, 1997                          $    42,000        $ (1,525,702)      $    411,068       $     82,717
                                                        ===========        ============       ============       ============
                                                                      Retained
                                                                      Earnings                       Total
UNAUDITED                                                          -------------                 -------------
    Balance, December 31, 1994                                     $  12,401,964                  $ 11,068,589
    Net income                                                         1,105,471                     1,105,471
    Change in unrealized gains (losses), net of
      income taxes of $270,225                                              -                          501,846
    Cash dividends declared ($.25 per share)                            (138,535)                     (138,535)
                                                                   -------------                 -------------
    Balance, December 31, 1995                                        13,368,900                    12,537,371
    Net income                                                         1,358,918                     1,358,918
    Change in unrealized gains (losses), net of
      income taxes of $81,921                                               -                         (152,139)
    Cash dividends declared ($.50 per share)                            (277,070)                     (277,070)
                                                                   -------------                 -------------
    Balance, December 31, 1996                                        14,450,748                    13,467,080
Audited
    Net income                                                         1,590,772                     1,590,772
    Change in unrealized gains (losses), net of
      income taxes of $3,365                                                -                           (6,249)
    Cash dividends declared ($.50 per share)                            (277,070)                     (277,070)
                                                                   -------------                 -------------
    Balance, December 31, 1997                                     $  15,764,450                  $ 14,774,533
                                                                   =============                 =============

See independent auditors' report and notes to consolidated financial statements.

                        ELMORE COUNTY BANCSHARES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 (unaudited) AND 1995 (unaudited)

                                                                            1997                     1996                  1995
                                                                                                  (unaudited)          (unaudited)
                                                                      -------------------       ---------------       --------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                          $  1,590,772              $ 1,358,918           $ 1,105,471
ADJUSTMENTS TO RECONCILE NET INCOME TO
 NET CASH PROVIDED BY OPERATING ACTIVITIES
    Accretion, amortization and depreciation                                 130,048                  152,780               150,728
    Provision (benefit) for deferred income taxes, net                            14                   15,913               (16,620)

    Provision for loan losses                                                134,761                  279,379                72,512
    Realized investment security gains                                       (10,643)                    (954)               (8,329)

    Net loss (gain) on sale of other assets                                  120,545                   (1,373)               15,237
    Write-off of other real estate                                                 -                  -                      14,600
    Changes in assets and liabilities:
     Interest receivable                                                     (51,530)                 (47,262)              (63,090)

     Other assets                                                             12,153                  (45,262)             (110,566)

     Interest payable                                                        (22,687)                 (22,273)               66,101
     Income taxes payable                                                    (96,381)                 (42,669)               86,429
     Accrued expenses and other liabilities                                  (56,791)                 (72,977)               94,286
                                                                        --------------            -------------         ------------
Net cash provided by operating activities                                  1,750,261                1,574,220             1,406,759
                                                                        --------------            -------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from maturities and calls of investment securities
     held-to-maturity                                                      2,698,960                2,702,126             7,041,227
    Purchase of investment securities held-to-maturity                    (4,389,768)              (1,494,792)          (10,424,949)

    Proceeds from maturities, sales and calls of
     investment securities available-for-sale                              5,918,071                3,730,204             4,497,813
    Purchase of investment securities available-for-sale                    (701,813)              (5,293,038)           (1,828,391)

    Net increase in loans                                                 (6,257,306)              (1,167,651)           (3,662,745)

    Increase in cash surrender value of life insurance                       (41,150)                 (27,385)              (31,376)

    Proceeds from life insurance policy                                      142,917                        -                     -
    Proceeds from sale of other real estate, and other assets                411,519                    2,500                60,294
     Fixed asset purchases                                                   (42,011)                 (53,718)             (174,547)
                                                                        --------------          ---------------         ------------
Net cash used by investing activities                                     (2,260,581)              (1,601,754)           (4,522,674)
                                                                        --------------          ---------------         ------------


CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase (decrease) in deposits                                 $  2,891,756              $  (604,289)          $ 3,746,491
    Cash dividends paid                                                     (277,070)                (277,070)             (138,535)
                                                                        --------------            -------------         ------------
Net cash provided (used) by financing activities                           2,614,686                 (881,359)            3,607,956
                                                                        --------------            -------------         ------------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                                     2,104,366                 (908,893)              492,041
CASH AND CASH EQUIVALENTS, BEGINNING
  OF YEAR                                                                  3,033,305                3,942,198             3,450,157
                                                                        --------------            -------------         ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                  $  5,137,671              $ 3,033,305           $ 3,942,198
                                                                        ==============            =============         ============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Cash paid during the year for:
       Interest                                                         $  2,842,601              $ 2,864,986           $ 2,669,212
                                                                        =============             =============         ============
       Income taxes                                                     $    583,840              $   487,725           $   472,161
                                                                        =============             =============         ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

    Transfers from loans to other real estate owned                     $     90,519              $   228,283           $         -
                                                                        ==============            =============         ============
    Net loan charge offs                                                $    128,801              $   286,242           $    74,360
                                                                        ==============            =============         ============


See independent auditors' report and notes to consolidated financial statements.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


1.       SUMMARY OF ACCOUNTING POLICIES

         Nature of Operations

         Elmore County Bancshares, Inc. (Company) is a one-bank holding company of The Bank of Tallassee (Bank). The Company, through the Bank, provides a full range of banking and financial services to individual and corporate customers in the Elmore County, Alabama area.


         Basis of Financial Statement Presentation

         The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and with general practices within the banking industry.


         Principles of Consolidation

         The consolidated financial statements include the consolidated accounts of Elmore County Bancshares, Inc., The Bank of Tallassee, Southeastern Insurance Agency, Inc., Tallassee Financial Services, Inc., and Eclectic Finance Company. All significant intercompany items have been eliminated in consolidation.


         Trust Assets

         Assets of the Trust Department, other than cash on deposit, are not assets of the Company and are not included in the financial statements.

         Investment Securities

         Investment securities are accounted for using Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. These securities are classified in categories and accounted for as follows:


               Securities Held-to-Maturity. Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts.


               Securities Available-for-Sale. Securities available-for-sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held-to-maturity.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)



1.       SUMMARY OF ACCOUNTING POLICIES (Continued)

         Investment Securities (Continued)

         A decline in the fair value of any security available-for-sale or held-to-maturity below its amortized cost that is deemed other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. The Company did not have any securities for which the fair value was below cost and deemed to be other than a temporary decline.

         Unrealized holding gains and losses, net of tax, on securities available-for-sale are reported as a net amount in a separate component of stockholders' equity until realized.

         Realized gains and losses on the sale of securities available-for-sale are determined using the specific identification method.

         Loans

         Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income on loans is accrued at the applicable interest rate on the principal amount outstanding.

         The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

         The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Company's loan loss experience, known inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

         For impairment recognized in accordance with Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors Impairment of a Loan - Income Recognition and Disclosures, a loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)



1.       SUMMARY OF ACCOUNTING POLICIES (Continued)

         Foreclosed Real Estate

         Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less costs to sell. Gains and losses on the sale of foreclosed real estate and writedowns resulting from periodic revaluation of this property are charged to other noninterest expenses.

         Premises and Equipment

         Premises and equipment are carried at cost, less accumulated depreciation. Buildings and improvements are depreciated over periods ranging from 5 to 40 years, using either the straight-line or accelerated methods. Equipment and furniture are depreciated over periods ranging from 3 to 20 years, using the straight-line or accelerated methods. Repairs and maintenance expenditures are charged to income when incurred.

         Retirement Plan

         The Company has a noncontributory profit sharing plan covering substantially all eligible employees. Profit sharing contributions are determined solely by management of the Company.

         Income Taxes

         Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of nontaxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

         Cash and Cash Equivalents

         For the purposes of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the statements of condition caption, "Cash and cash equivalents."

         Earnings Per Share

         Earnings per share is based on the weighted average outstanding shares of common stock during the period.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)



1.       SUMMARY OF ACCOUNTING POLICIES (Continued)

         Financial Instruments

         Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the estimated fair values of financial instruments.

         All derivative financial instruments held or issued by the Company are held or issued for purposes other than trading.

         Structured Notes. Structured notes are used to decrease the potential impact of decreases in interest rates on floating rate investments.

         Other Off-Balance-Sheet Instruments. In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit-card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

         Fair Values of Financial Instruments

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

         Cash and Short-Term Instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

         Available-For-Sale And Held-To-Maturity Securities. Fair values for securities are based on quoted market prices.

         Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit-card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair value for commercial real estate and commercial loans is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. Since the applicable interest rate for the Company's commitments to extend credit and standby letters of credit is the prevailing market rate, the Company has determined that the contract amount of the commitments approximates fair value.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


1.   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

     FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

     Deposit liabilities. The fair values disclosed for demand deposits, savings accounts and certain money market deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable rate, fixed-term, and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Accrued interest. The carrying amounts of accrued interest approximate their fair values.

     Off-balance-sheet instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to interest into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

     USE OF ESTIMATES IN THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     UNAUDITED FINANCIAL STATEMENTS

     In the opinion of management, the unaudited consolidated statements of condition as of December 31, 1996, and the unaudited consolidated statements of income and cash flows for the years ended December 31, 1996 and 1995, reflect all adjustments (which included only normal recurring adjustments) necessary to present fairly the information set forth therein.

2.   MERGER

     On December 11, 1997, Elmore County Bancshares, Inc. (Company) executed a definitive agreement for the merger of Elmore County Bancshares, Inc. with and into Peoples Banctrust Company, Selma, Alabama (PBC). According to the terms of the merger, PBC will issue shares of its common stock in exchange for the outstanding common stock of the Company. The merger is subject to a number of conditions, including receipt of all regulatory and shareholder approval. The merger is expected to close the second quarter of 1998.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


3.   INVESTMENT SECURITIES

     Debt and equity securities have been classified in the consolidated statements of condition according to management's intent. The amortized cost of securities and their approximate fair values were as follows:

                                                                              Gross           Gross
                                                        Amortized          Unrealized       Unrealized           Fair
                                                           Cost               Gains           Losses             Value
                                                       -----------         ----------       ----------        -----------
     December 31, 1997
     -----------------

     AVAILABLE-FOR-SALE SECURITIES:
       U.S. Treasury securities                        $ 9,224,156         $  129,400         $ 2,143         $ 9,351,413
                                                       ===========         ==========         =======         ===========

     HELD-TO-MATURITY SECURITIES:
       Other U.S. government and agency securities     $13,648,323         $  179,802         $21,940         $13,806,185
       State and municipal securities                   10,681,040            312,880           3,666          10,990,254
       Collateralized mortgage obligations               1,783,007              6,141           5,914           1,783,234
       Mortgage-backed securities                        1,808,523             21,409           5,421           1,824,511
                                                       -----------         ----------         -------         -----------
                                                       $27,920,893         $  520,232         $36,941         $28,404,184
                                                       ===========         ==========         =======         -----------
     December 31, 1996 (unaudited)
     -----------------------------

     AVAILABLE-FOR-SALE SECURITIES:
       U.S. Treasury securities                        $14,466,046         $  159,067         $22,197         $14,602,916
                                                       ===========         ==========         =======         ===========
     HELD-TO-MATURITY SECURITIES:
       Other U.S. government and agency securities     $11,794,398         $  144,092         $55,642         $11,882,848
       State and municipal securities                   10,262,150            251,599          10,587          10,503,162
       Collateralized mortgage obligations               2,382,557              9,815          18,086           2,374,286
       Mortgage-backed securities                        1,765,505             19,889          13,450           1,771,944
                                                       -----------         ----------         -------         -----------
                                                       $26,204,610         $  425,395         $97,765         $26,532,240
                                                       ===========         ==========         =======         ===========

     Investment securities with book values aggregating $7,140,569 as of December 31, 1997 and unaudited book values aggregating $6,917,120 as of December 31, 1996, were pledged to secure public deposits and for other purposes required or permitted by law.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


3.   INVESTMENT SECURITIES (CONTINUED)

     Gross realized gains and gross realized losses on sales, maturities and calls of securities were as follows:

                                                                   1997            1996
                                                                                (unaudited)
                                                                 -------        -----------
Gross realized gains
--------------------
   Other U.S. government and agency securities                   $12,281           $ 204
   State and municipal securities                                  3,565               -
   U.S. Treasury securities                                          184             750
                                                                 -------           -----
                                                                  16,030             954
                                                                 =======           =====
Gross realized losses
---------------------
   U.S. Treasury securities                                      $ 5,387           $   -
                                                                 =======           =====

     The scheduled maturities of held-to-maturity and available-for-sale securities as of December 31, 1997, were as follows:

                                                         Amortized                 Fair
                                                           Cost                    Value
                                                       ------------             -----------
Held-to-maturity securities:
   Due in one year or less                             $    884,886             $   884,745
   Due after one year through five years                 15,859,487              16,088,720
   Due after five years through ten years                 7,385,778               7,615,322
   Due after ten years                                      199,212                 207,652
   Collateralized mortgage obligations
    and mortgage-backed securities                        3,591,530               3,607,745
                                                       ------------             -----------
                                                         27,920,893              28,404,184
                                                       ------------             -----------
Available-for-sale securities:
   Due in one year or less                                2,202,338               2,218,472
   Due after one year through five years                  6,822,395               6,928,440
   Due after five years through ten years                   199,423                 204,501
                                                       ------------             -----------
                                                          9,224,156               9,351,413
                                                       ------------             -----------
         Total                                         $ 37,145,049             $37,755,597
                                                       ============             ===========

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


3.   INVESTMENT SECURITIES (CONTINUED)

     Certain investments are used to decrease the potential impact of decreases in interest rates on floating rate investments. As of December 31, 1997, the Company held two structured notes which are debt issues whose coupon, redemption amounts and stated maturity adjusts depending on movements in interest rates. These notes have maturities ranging from one to five years. The Company also held seven collateralized mortgage obligations (CMOs) with maturity ranging from two to twenty-five years. These investments are reported at amortized cost in the held-to-maturity category. As of December 31, 1997, the structured notes had an aggregate amortized cost and fair value of $549,868 and $534,940, respectively. The CMOs had an aggregate amortized cost and fair value of $1,783,007 and $1,783,234, respectively. As of December 31, 1996, the unaudited amortized cost and fair values of the structured notes were $549,573 and $528,670, respectively, and the unaudited amortized cost and fair values of the CMOs were $2,382,557 and $2,374,286, respectively.

4.   LOANS

     The components of loans in the consolidated statements of condition were as follows:

                                                      1997                1996
                                                                      (unaudited)
                                                  -----------         -----------
     Real estate                                  $17,263,150         $15,460,191
     Commercial and industrial                     10,605,122           9,430,096
     Individuals                                   17,829,052          15,872,271
     Construction and land development                712,898             592,619
     Farm land and agricultural                       582,753             377,125
     Other                                            330,802              15,922
                                                  -----------         -----------
                                                   47,323,777          41,748,224
     Less:
     Unearned income                                  367,950             816,767
     Allowance for possible loan losses               695,188             689,228
                                                  -----------         -----------
        Net loans                                 $46,260,639         $40,242,229
                                                  ===========         ===========

     Nonaccrual loans at December 31, 1997 were $31,872. Unaudited nonaccrual loans at December 31, 1996 were $368,780.

     The Company is not committed to lend additional funds to debtors whose loans have been modified.

     In 1997, interest income of $4,572 was recorded on nonaccrual and restructured loans. Had income on these loans been recorded under original terms, $7,552 of interest on nonaccrual and restructured loans would have been recorded.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED DECEMBER 31, 1997, 1996
                       (unaudited) AND 1995 (unaudited)


4.   LOANS (CONTINUED)

     An analysis of the changes in the allowance for loan losses follows:

                                      1997            1996           1995
                                                   (unaudited)    (unaudited)
                                    ---------      -----------    -----------
Balance, beginning of year          $ 689,228       $ 696,091      $ 697,939
Provision charged to operations       134,761         279,379         72,512
Loans charged off                    (315,446)       (439,651)      (218,886)
Recoveries                            186,645         153,409        144,526
                                    ---------       ---------      ---------
Balance, end of year                $ 695,188       $ 689,228      $ 696,091
                                    =========       =========      =========

     Impairment of loans having recorded investments of $249,384 as of December 31, 1997, has been recognized in conformity with SFAS No. 114 as amended by SFAS No. 118. The average recorded investment in impaired loans during 1997 was $249,297. The total allowance for loan losses related to these loans was $37,408. There were no material impaired loans at December 31, 1996.

     Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management's estimate of credit losses inherent in the loan portfolio and the related allowance may change materially in the near term. However, the amount of change that is reasonably possible cannot be estimated.

5.   PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                                      1997               1996
                                                                      (unaudited)
                                                  -----------         -----------
Cost:
Land                                              $   202,534         $   202,534
Buildings and improvements                          1,610,276           1,610,276
Furniture and equipment                             1,679,782           1,635,771
                                                  -----------         -----------
   Total cost                                       3,492,592           3,448,581
Less accumulated depreciation                      (2,058,592)         (1,944,733)
                                                  -----------         -----------
   Net book value                                 $ 1,434,000         $ 1,503,848
                                                  ===========         ===========

   Depreciation expense included in the consolidated statements of income was $111,859 for the year ended December 31, 1997. Unaudited depreciation expense for the years ended December 31, 1996 and 1995 was $114,842 and $108,348, respectively.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


5.   PREMISES AND EQUIPMENT, NET (CONTINUED)

     The Company's rental expense for annual operating leases was $7,213 for the year ended December 31, 1997. The unaudited rental expense was 4,728 and $4,954 for the years ended December 31, 1996 and 1995, respectively. The Company has no long-term lease commitments.

6.   EXCESS COST OVER NET ASSETS OF SUBSIDIARIES ACQUIRED

     The excess of purchase cost over net assets of the Company's insurance subsidiary, acquired in November 1988, was being amortized on a straight-line basis over a period of 15 years.

                                                1997                 1996               1995
                                                                 (unaudited)         (unaudited)
                                             ----------          -----------         -----------
     Excess cost                             $ 243,708            $ 243,708           $ 243,708
     Accumulated amortization                 (129,913)            (122,524)           (104,788)
     Write-off of remaining balance           (113,795)                   -                   -
                                             ---------            ---------           ---------
     Unamortized balance                     $       -            $ 121,184           $ 138,920
                                             =========            =========           =========

     Amortization expense was $7,389 for the year ended December 31, 1997. Unaudited amortization expense was $17,735 for each of the years ended December 31, 1996 and 1995.

     In May 1997, Southeastern Insurance Agency sold its "book" of insurance business for $50,000. The remaining balance in the unamortized excess acquisition cost was written off.

7.   DEPOSITS

     The following is a maturity distribution of time certificates of deposit in denominations of $100,000 or more as of December 31, 1997:

     Three months or less                              $4,361,129
     Over three months through twelve months            2,477,246
     Over twelve months                                 2,356,345
                                                       ----------
                                                       $9,194,720
                                                       ==========

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


8.   INCOME TAXES

     The provisions for income taxes in the consolidated statements of income are summarized below:

                                          1997             1996         1995
                                                       (unaudited)      (unaudited)
                                        --------       -----------      -----------
Current:
   Federal                              $443,670         $377,276       $485,729
   State                                  44,361           67,802         72,862
                                        --------         --------       --------
     Total current provision             488,031          445,078        558,591
                                        --------         --------       --------
Deferred:
   Federal                                     8           13,490        (14,452)
   State                                       6            2,424         (2,168)
                                        --------         --------       --------
     Total deferred                           14           15,914        (16,620)
                                        --------         --------       --------
Total provision for income taxes        $488,045         $460,992       $541,971
                                        ========         ========       ========

     The components of the net deferred income tax asset included in other assets are as follows:

                                                          1997         1996
                                                                    (unaudited)
                                                       ---------    -----------
Deferred tax liability:
   Accretion                                           $(20,662)     $(19,910)
   Unrealized gain on market value of securities
    available-for-sale                                  (44,540)      (47,905)
                                                       --------      --------
                                                        (65,202)      (67,815)
                                                       --------      --------
Deferred tax asset:
   Allowance for loan losses                            140,180       125,813
   Deferred compensation                                128,460       142,090
                                                       --------      --------
                                                        268,640       267,903
                                                       --------      --------
Net deferred tax asset                                 $203,438      $200,088
                                                       ========      ========

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


8.   INCOME TAXES (CONTINUED)

     The significant differences between income tax expense and the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as a percentage of pre-tax income were as follows:

                                                            1997              1996           1995
                                                                           (unaudited)    (unaudited)
                                                            ----           -----------    ------------
Expected tax at statutory federal income tax rate           34.0%            34.0%            34.0%
Increases (decreases) in tax resulting from:
   State income taxes, net of federal tax benefit            2.8              3.0              2.9
   Tax-exempt income                                        (9.1)            (8.8)            (8.3)
   Other                                                    (4.0)            (3.2)             3.9
   Life insurance proceeds                                  (2.1)               -                -
   Write-off of excess acquisition cost                      1.9              0.3              0.4
                                                            ----             ----             ----
     Total provision for income taxes                       23.5%            25.3%            32.9%
                                                            ====             ====             ====

9.   COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Bank may, from time to time, be named as a defendant in certain claims and legal actions. In the opinion of management, after consultation with legal counsel, there are no claims presently pending against the Bank; therefore, they are not aware of any matters whose ultimate disposition would have a material adverse effect on the consolidated financial condition of the Company.

10.  RELATED PARTIES

     The Company has, and expects to have in the future, banking transactions with directors, officers, principal stockholders, and their associates and employees. Loans and deposits were made in the ordinary course of business at normal credit terms, including interest rates and collateral, and do not, in the opinion of management, involve more than a normal credit risk. Total loans outstanding to these persons as of December 31, 1997, were $1,890,497. During 1997, $1,404,850 of new loans were made and repayments totaled $411,435. Unaudited loans outstanding to these persons at December 31, 1996 were $897,082.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


11.  RESTRICTIONS ON RETAINED EARNINGS

     Banking regulations limit the amount of dividends that may be paid in any year to the net retained earnings of the current year and in the preceding two years, subject to certain minimum capital ratio requirements.

12.  DEFERRED COMPENSATION PLAN

     The Company has entered into deferred compensation agreements with certain key officers of the Company. The agreements are funded through life insurance policies on the participants. The Company has an accrued liability of $341,794 as of December 31, 1997 and charged $27,188 to expense during 1997. The unaudited accrued liability was $380,876 as of December 31, 1996. The unaudited charge to expense during 1996 and 1995 was $24,048 and $48,436, respectively.

13.  FINANCIAL INSTRUMENTS

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments included commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statements of condition. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in extending commitments and conditional obligations as it does for on-balance-sheet instruments.

     Unless noted otherwise, the Company does not require collateral or other security to support financial instruments with credit risk.

     Commitments to Extend Credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory, property, plant, and equipment; and income-producing commercial properties.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


13.  FINANCIAL INSTRUMENTS (CONTINUED)

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds various items as collateral supporting those commitments for which collateral is deemed necessary.

     The Company has not incurred any losses on its commitments as of December 31, 1997.

     The estimated fair values of the Company's financial instruments were as follows as of December 31, 1997:


                                                  1997                                  1996
                                                                                    (unaudited)
                                    ---------------------------------   ----------------------------------
                                        Carrying            Fair            Carrying             Fair
                                         Amount             Value            Amount              Value
                                    ---------------    --------------   ---------------     --------------
Financial assets:
         Cash and due from banks       $ 2,337,671       $ 2,337,671       $ 2,633,305        $ 2,633,305
         Federal funds sold              2,800,000         2,800,000           400,000            400,000
         Available-for-sale              9,351,413         9,351,413        14,602,916         14,602,916
         securities
         Held-to-maturity securities    27,920,893        28,404,184        26,204,610         26,532,240
         Loans                          47,323,777        46,850,000        41,748,224         41,482,000
         Interest receivable             1,172,313         1,172,313         1,120,783          1,120,783
Financial liabilities:
         Deposit liabilities            76,773,094        76,673,000        73,881,383         73,626,414

   A summary of the notional amounts of the Company's financial instruments with off-balance-sheet risk as of December 31, 1997, follows:

                                                                      CONTRACT
                                                                       AMOUNT
                                                                  ---------------
Commitments to extend credit                                           $1,799,110
Credit card arrangements                                                  396,802
Letters of credit                                                          12,500

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)



14.  REGULATORY MATTERS

     The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practice. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) to total Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Company's actual capital amounts and ratios as of December 31 are also presented in the table (in thousands).


                                                                                               To be Well Captalized
                                                                        For Capital           Under Prompt Corrective
                                               Actual                Adequacy Purposes           Action Provisions
                                      -----------------------    -----------------------    ------------------------
                                         Amount        Ratio        Amount        Ratio        Amount         Ratio
                                      -----------   ---------    -----------   ---------    -----------   ----------
The Company
         As of December 31, 1997:
           Total Capital (to Risk         $15,470        29.9%        $4,138         8.0%        $5,173         10.0%
           Weighted Assets)
           Tier I Capital (to Risk         14,775        28.6          2,069         4.0          3,104          6.0
           Weighted Assets)
           Tier I Capital Ratio (to        14,775        16.2          3,638         4.0          4,548          5.0
           Average Assets)
         As of December 31, 1996:
           Total Capital (to Risk          14,035        31.0          3,621         8.0          4,526         10.0
           Weighted Assets)
           Tier I Capital (to Risk         13,346        29.5          1,810         4.0          2,715          6.0
           Weighted Assets)
           Tier I Capital Ratio (to        13,346        14.9          3,588         4.0          4,484          5.0
           Average Assets)

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)


14.  REGULATORY MATTERS (Continued)

                                                                                               To be Well Captalized
                                                                        For Capital           Under Prompt Corrective
                                                Actual               Adequacy Purposes           Action Provisions
                                      -----------------------    -----------------------    ------------------------
                                         Amount        Ratio        Amount        Ratio        Amount         Ratio
                                      -----------   ---------    -----------   ---------    -----------   ----------
The Bank
         As of December 31, 1997:
           Total Capital (to Risk         $14,675        28.8%        $4,082         8.0%        $5,102         10.0%
           Weighted Assets)
           Tier I Capital (to Risk         13,993        27.4          2,041         4.0          3,061          6.0
           Weighted Assets)
           Tier I Capital Ratio (to        13,993        15.4          3,624         4.0          4,530          5.0
           Average Assets)
         As of December 31, 1996:
           Total Capital (to Risk          13,178        29.6          3,560         8.0          4,450         10.0
           Weighted Assets)
           Tier I Capital (to Risk         12,496        28.1          1,780         4.0          2,670          6.0
           Weighted Assets)
           Tier I Capital Ratio (to        12,496        14.0          3,582         4.0          4,477          5.0
           Average Assets)

15.  SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

     Most of the Company's business activity is with customers located within Elmore County region. The Company's loan portfolio is generally well diversified, consisting of loans to several industries and numerous individuals. Decisions involving collateral associated with these loans vary depending on the creditworthiness of each customer and type of loan. Generally, collateral consists of mortgages on real property, inventory, accounts receivable, certificates of deposit and securities.

     The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy, does not extend credit in excess of the legal lending limit to any single borrower or group of related borrowers.

     The contractual amounts of credit-related financial instruments such as commitments to extend credit and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default and the value of any existing collateral become worthless.

16.  PROFIT SHARING PLAN

     The Company has a noncontributory profit sharing plan covering substantially all employees. The cost of the plan is charged to operating expense in the period in which it is incurred. Profit sharing expense for the year ended December 31, 1997 was $426,200. Unaudited profit sharing expense for the years ended December 31, 1996 and 1995 was $346,546 and $377,000, respectively.

17.  STOCK REPURCHASE AGREEMENT

     In August 1990, the Company entered into a stock repurchase agreement with the Robert and Mildred Blount Educational and Charitable Foundation, Inc., an Alabama non-profit corporation (hereafter, the Foundation). Under the terms of the agreement, the Company purchased 7,680 shares of stock that was currently held by the Foundation, at book value. Further, the agreement obligates the Company to repurchase, at book value and subject to regulatory approval, an additional 149,400 shares from the Foundation after these shares are acquired by the Foundation from the Robert Blount Trust. The agreement to repurchase the 149,400 shares expires eight years from the date the Foundation acquires the said stock from the Trust and is contingent upon the ability of the Company to obtain financing for the repurchase at a reasonable interest rate.

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)



18.  ELMORE COUNTY BANCSHARES, INC. (PARENT COMPANY ONLY)

     Presented below and on the following page are the financial statements of Elmore County Bancshares, Inc.

                                BALANCE SHEETS
                    December 31, 1997 and 1996 (unaudited)

                                                                                                                   1996
                                                                                         1997                   (Unaudited)
                                                                                     --------------            --------------
ASSETS
     Cash*                                                                               161,710                  $   204,321
     Investment in subsidiary bank, The Bank of Tallassee *                           13,993,360                   12,625,856
     Premises and equipment, net                                                         787,651                      812,350
                                                                                     -----------                  -----------
TOTAL ASSETS                                                                         $14,942,721                  $13,642,527
LIABILITIES AND STOCKHOLDERS' EQUITY
     Dividends payable                                                               $   139,142                  $   139,095
     Other liabilities                                                                    29,046                       36,352
                                                                                     -----------                  -----------
TOTAL LIABILITIES                                                                        168,188                      175,447
                                                                                     -----------                  -----------
     Common stock, $.05 par value; 1,680,000 shares authorized,
     840,000 shares issued, 554,140 shares outstanding                                    42,000                       42,00
     Capital surplus                                                                     411,068                     411,068
     Net unrealized gain on securities available-for-sale, net of
      tax of $44,540 and $47,905, respectively                                            82,717                      88,966
     Retained earnings                                                                15,764,450                  14,450,748
                                                                                     -----------                  ----------
                                                                                      16,300,235                  14,992,782
     Less treasury tock at cost, 285,860 shares                                       (1,525,702)                 (1,525,702)
                                                                                     -----------                  ----------
TOTAL STOCKHOLDERS' EQUITY                                                            14,774,533                   13,467,080
                                                                                     -----------                  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $14,942,721                  $13,642,527
                                                                                     ===========                  ===========

Eliminated in consolidation


                  STATEMENTS OF INCOME AND RETAINED EARNINGS
 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 (UNAUDITED) AND 1995 (UNAUDITED)


                                                                1997                    1996                    1995
                                                                                     (unaudited)             (unaudited)
                                                        ------------------      ------------------      ------------------
Cash dividends received or receivable from subsidiary *        $   225,000             $   200,000             $   100,000
Equity in subsidiary's undistributed net income *                1,373,753               1,145,089               1,010,951
Rental income *                                                     55,613                  58,616                  55,620
Other income                                                            14                      28                       -
Occupancy and equipment expense                                    (30,508)                (32,615)                (28,149)
Other expense                                                      (33,100)                (12,200)                (32,951)
                                                               -----------             -----------             -----------
Net income                                                       1,590,772               1,358,918               1,105,471
Retained earnings, beginning of period                          14,450,748              13,368,900              12,401,964
Less:  Cash dividends declared                                     277,070                 277,070                 138,535
                                                               -----------             -----------             -----------
Retained earnings, end of year                                 $15,764,450             $14,450,748             $13,368,900
                                                               ===========             ===========             ===========

* Eliminated in consolidation

                        ELMORE COUNTY BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 1997,
                     1996 (unaudited) AND 1995 (unaudited)



18.  ELMORE COUNTY BANCSHARES, INC. (PARENT COMPANY ONLY) (CONTINUED)


                           STATEMENTS OF CASH FLOWS
     FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 (UNAUDITED) AND 1995
                                  (UNAUDITED)


                                                              1997            1996            1995
                                                                            (unaudited)     (unaudited)
                                                          -------------    --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                             $ 1,590,772     $ 1,358,918     $ 1,105,471
     Adjustments to reconcile net income net cash
      provided by operating activities:
        Depreciation                                             24,699          26,303          23,156
        Write-off of other real estate                                -               -          14,600
        Undistributed income of subsidiary *                 (1,373,753)     (1,145,089)     (1,010,951)
        Decrease in other assets                                      -           1,000               -
        (Decrease) increase in other liabilities                 (7,306)         16,264          30,043
                                                            -----------     -----------     -----------
Net cash provided by operating activities                       234,412         257,396         162,319
                                                            -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of premises and equipment                               -               -         (69,735)
                                                            -----------     -----------     -----------
Net cash used by investing activities                                 -               -         (69,735)
                                                            -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Cash dividends paid                                       (277,023)       (276,583)       (103,926)
                                                            -----------     -----------     -----------
Net cash used by financing activities                          (277,023)       (276,583)       (103,926)
                                                            -----------     -----------     -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                       (42,611)        (19,187)        (11,342)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                    204,321         223,508         234,850
                                                            -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                      $   161,710     $   204,321     $   223,508
                                                            ===========     ===========     ===========

* Eliminated in consolidation

                        ELMORE COUNTY BANCSHARES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                              In Thousands
                                                                                ---------------------------------------
                                                                                    March, 31,           December 31,
                                                                                      1998                  1997
                                                                                   (unaudited)
                                                                                -----------------     -----------------
ASSETS
    Cash and due from banks                                                     $      2,097          $     2,338
    Federal funds sold and securities purchased
     under agreement to resell                                                         2,175                2,800
                                                                                ------------          -----------
     Total cash and cash equivalents                                                   4,272                5,138
                                                                                ------------          -----------
Securities available for sale                                                          8,753                9,351
Securities held to maturity                                                           29,785               27,921
                                                                                ------------          -----------
     Total investment securities                                                      38,538               37,272
                                                                                ------------          -----------
Loans, net of unearned income                                                         46,756               46,956
Allowance for loan losses                                                               (700)                (695)
                                                                                ------------          -----------
     Net loans                                                                        46,056               46,261
                                                                                ------------          -----------
Premise and equipment                                                                  1,459                1,434
Other assets                                                                           2,192                2,360
                                                                                ------------          -----------
       Total assets                                                             $     92,517          $    92,465
                                                                                ============          ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
    Noninterest-bearing deposits                                                 $    12,927          $    14,389
    Interest-bearing deposits                                                         63,527               62,384
                                                                                ------------          -----------
       Total deposits                                                                 76,454               76,773
    Other liabilities                                                                    938                  917
                                                                                ------------          -----------
    Total liabilities                                                                 77,392               77,690
                                                                                ------------          -----------
    Common stock                                                                          42                   42
    Additional paid-in capital                                                           411                  411
    Treasury stock                                                                    (1,526)              (1,526)
    Retained earnings                                                                 16,112               15,765
    Net unrealized loss on securities available for sale                                  86                   83
                                                                                ------------          -----------
       Total stockholders' equity                                                     15,125               14,775
                                                                                ------------          -----------
       Total liabilities and stockholders' equity                               $     92,517          $    92,465
                                                                                ============          ===========

See notes to the unaudited condensed consolidated financial statements.

                        ELMORE COUNTY BANCSHARES, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                           In Thousands, except share and per share
                                                                                        Data (unaudited)
                                                                         ----------------------------------------------
                                                                                  Three months ended March 31,
                                                                                  1998                    1997
                                                                         --------------------      --------------------
Interest and fees on loans                                               $      1,174              $      1,141
Interest on investment securities                                                 569                       627
Other interest income                                                              45                        26
                                                                         ------------              ------------
     Total interest income                                                      1,788                     1,794
                                                                         ------------              ------------
Interest on deposits                                                              710                       695
                                                                         ------------              ------------
     Total interest expense                                                       710                       695
                                                                         ------------              ------------
     Net interest income                                                        1,078                     1,099
Provision for loan losses                                                          25                        75
                                                                         ------------              ------------
     Net interest income after provision for loan losses                        1,053                     1,024
Net securities (loss) gains                                                         -                        (2)
Other income                                                                      267                       259
Other expense                                                                     746                       790
                                                                         ------------              ------------
     Income before income taxes                                                   574                       491
Provision for income taxes                                                        154                       128
                                                                         ------------              ------------
     Net income                                                          $        420              $        363
                                                                         ============              ============
Weighted average number of shares outstanding                                 554,140                   554,140
                                                                         ============              ============
Net income per share                                                     $       0.76              $       0.66
                                                                         ============              ============
Dividends per share                                                      $       0.13              $       0.00
                                                                         ============              ============

See notes to the unaudited condensed consolidated financial statements.


                 ELMORE COUNTY BANCSHARES, INC. AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                                          In Thousands
                                                                                           (Unaudited)
                                                                                  Three months ended March 31,
                                                                         ----------------------------------------------
                                                                                 1998                      1997
                                                                         --------------------      --------------------
Net income                                                                   $    420                 $    363
Other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities                         4                     (125)
Provision for (benefit of) income taxes related
   to items of other comprehensive income                                           1                      (42)
                                                                             --------                 --------
Other comprehensive income (loss), net of tax                                       3                      (83)
                                                                             --------                 --------
Comprehensive income                                                         $    423                 $    280
                                                                             ========                 ========

                        ELMORE COUNTY BANCSHARES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              In Thousands (unaudited)
                                                                      ----------------------------------------
                                                                            Three months ended March 31,
                                                                            1998                  1997
                                                                      -----------------    -------------------
Net cash provided by operating activities                                 $   914               $   643
                                                                          -------               -------
Cash flows from investing activities
    Proceeds from maturities and calls of securities
     held to maturity                                                       2,175                   615
    Proceeds from sales, maturities and calls of securities
     available for sales                                                      600                 1,802
    Purchase of securities held to maturity                                (4,037)               (1,463)
    Purchase of securities available for sale                                  --                  (199)
    Net decrease (increase) in loans                                          179                (1,665)
    Proceeds from sale or other real estate                                    24                   107
    Purchase of bank premises and equipment                                   (51)                   --
                                                                          -------               -------
Net cash used by investing activities                                      (1,110)                 (803)
                                                                          -------               -------
Cash flows from financing activities
    Net (decrease) increase in deposits                                      (531)                2,000
    Cash dividends paid                                                      (139)                   --
                                                                          -------               -------
Net cash provided by financing activities                                    (670)                2,000
                                                                          -------               -------
Net (decrease) increase in cash and cash equivalents                         (866)                1,840
Cash and cash equivalents at beginning of period                            5,138                 3,033
                                                                          -------               -------
Cash and cash equivalents at March 31                                     $ 4,272               $ 4,873
                                                                          =======               =======

Supplemental disclosure of cash flow information:
    Cash paid during the period for:
       Interest                                                           $   734               $   718
       Income taxes                                                            --                    --

See notes to the unaudited condensed consolidated financial statements.

              ELMORE COUNTY BANCSHARES, INC., TALLASSEE, ALABAMA
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

GENERAL

     Elmore County Bancshares, Inc. (Company) is a one-bank holding company of The Bank of Tallassee (Bank). The Company, through the Bank, provides a full range of banking and financial services to individual and corporate customers in the Elmore County, Alabama area. The consolidated financial statements include the consolidated accounts of Elmore County Bancshares, Inc., The Bank of Tallassee, Southeastern Insurance Agency, Inc., Tallassee Financial Services, Inc., and Eclectic Finance Company. All significant intercompany items have been eliminated in consolidation. In the opinion of management of the Company, the accompanying condensed consolidated financial statements contain all adjustments (consisting principally of normal recurring accruals) necessary to present fairly the financial position as of March 31, 1998, the results of operations and cash flows for the three-month period ended March 31, 1998 and 1997. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

LOAN IMPAIRMENT AND LOSSES

     The Company has identified loans totaling $249,000 as being impaired as of March 31, 1998. There were no impaired loans as of March 31, 1997. The activity in the allowance for loan losses is as follows:


                                                                             (In thousands)
                                                                           For the Three Months
                                                                              Ended March 31,
                                                                  ----------------------------------------
                                                                        1998                   1997
                                                                  -----------------     ------------------
      Balance beginning of the period                             $    695              $     689
      Provision (credit) charged to earnings                            25                     75
      Charge offs, net of recoveries                                   (20)                   (73)
                                                                  --------               --------
      Balance end of the period                                   $    700               $    691
                                                                  ========               ========


EARNINGS PER COMMON SHARE

     Earnings per common share were computed by dividing the net earnings for the period by the weighted-average number of shares outstanding. The Company has no outstanding options.


PENDING MERGER TRANSACTION

     On December 11, 1997, the Company entered into an agreement with The Peoples BancTrust Company, Inc. (Peoples) wherein Peoples would acquire all the outstanding shares of the Company in exchange for shares of common stock of Peoples. The exchange ratio is estimated to be 3.1075 shares of Peoples for each share of Elmore County Bancshares, Inc. common stock. The merger is subject to a number of conditions, including regulatory and stockholder approvals. The merger is expected to be accounted for as a pooling of interest.

                                                                      APPENDIX I

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") dated as of December 11, 1997, by and among THE PEOPLES BANCTRUST COMPANY, INC. an Alabama business corporation ("BancTrust"), THE PEOPLES BANK AND TRUST COMPANY, an Alabama commercial bank ("Peoples"), ELMORE COUNTY BANCSHARES, INC., an Alabama business corporation ("Bancshares"), and THE BANK OF TALLASSEE, an Alabama commercial bank ("Tallassee").

                                  WITNESSETH

     WHEREAS, the respective Boards of Directors of BancTrust, Peoples, Bancshares and Tallassee are of the opinion that the merger of Bancshares with and into BancTrust, under the terms and conditions set forth in this Agreement (the "Merger"), is in the best interests of the parties and their respective shareholders, and such Boards of Directors have adopted resolutions approving this Agreement; and

     WHEREAS, upon consummation of the Merger, Bancshares' wholly owned subsidiary, Tallassee, will become the wholly owned subsidiary of BancTrust; and

     WHEREAS, simultaneously with the execution of this Agreement, BancTrust and Bancshares are entering into a Stock Option Agreement (the "Stock Option Agreement") dated as of the date hereof; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     "ABCA" shall mean the Alabama Business Corporation Act, as amended.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bancshares Common Stock" shall mean the shares of common stock, par value $.05 per share, of Bancshares.

     "BancTrust Common Stock" shall mean the shares of common stock, par value $.10 per share, of BancTrust.

     "Bancshares Subsidiaries" shall mean any corporation, partnership, joint venture or other organization other than Tallassee more than 10% of the stock or ownership interest of which is owned, directly or indirectly, by Bancshares.

     "BancTrust Subsidiaries" shall mean any corporation, partnership, joint venture or other organization other than Peoples more than 10% of the stock or ownership interest of which is owned, directly or indirectly, by BancTrust.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Effective Time" shall mean the time and date specified pursuant to Section
2.7 of this Agreement as the effective time of the Merger.

     "Environmental Claim" shall mean any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries of penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" shall mean all applicable federal, state and local laws and regulations dealing with the management, use, treatment and/or disposal of Hazardous Substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., and Hazardous Waste, as defined by the Resource, Conservation and Recovery Act, as amended, 42 U.S.C
(S) 6901 et seq.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "FRB" shall mean the Board of Governors of the Federal Reserve System, and shall also include the Federal Reserve Bank of Atlanta.

     "Financial Statements" shall mean (a) with respect to Bancshares, (i) the consolidated balance sheets (including related notes and schedules, if any) of Bancshares as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the fiscal years ended December 31, 1996 and 1995 and (ii) the consolidated balance sheets of Bancshares (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to the quarterly periods ended subsequent to December 31, 1996; and (b) with respect to BancTrust (i) the consolidated balance sheets (including related notes and schedules, if any) of BancTrust as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the last three fiscal years ended December 31, 1996 as filed by BancTrust in its Securities Documents and (ii) the balance sheets of BancTrust (including related notes and schedules, if any) and related statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) including in the Securities Documents filed by BancTrust with respect to the quarterly periods ended subsequent to the last reported fiscal year-end.

     "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Joint Proxy Statement" shall mean the proxy statement together with any supplements thereto sent to shareholders of Bancshares and BancTrust to solicit their votes in connection with the approval of this Agreement.

     "Registration Statement" shall mean the registration statement with respect to the BancTrust Common Stock as declared effective by the Commission under the Securities Act.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "Secretary of State" shall mean the Secretary of State of the State of Alabama

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

     "Superintendent" shall mean the Superintendent of Banks of the State of Alabama.

     "Tallassee Common Stock" shall mean the shares of common stock, par value $1.00 per share, of Tallassee.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                  ARTICLE II
                                    MERGER

2.1  The Merger
     ----------

     Subject to the satisfaction of the terms and conditions of this Agreement and pursuant to the applicable provisions of the ABCA and the BHCA, at the Effective Time, Bancshares shall be merged with and into BancTrust pursuant to the terms and conditions set forth herein, with BancTrust to be the surviving corporation, and each share of Bancshares Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into the right to receive shares of BancTrust Common Stock and cash for fractional share interests (if any) in compliance with the provisions of Section 2.6 below.

2.2  Closing and Closing Date
     ------------------------

     The Merger shall be consummated at a closing (the "Closing") to be held at a location to be determined by mutual consent of the parties to this Agreement, on the first business day following satisfaction of the conditions to consummation of the Merger set forth in Article VI hereof, or on such date within 30 days thereafter as the parties may mutually agree (the "Closing Date").

2.3  Effect of Merger
     ----------------

     (a) At the Effective Time, the separate existence of Bancshares shall cease and BancTrust, as the surviving corporation, shall continue unaffected and unimpaired by the Merger. BancTrust as existing on and after the Effective Time is hereinafter sometimes referred to as the "Surviving Corporation."


     (b) The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the ABCA law and shall thereupon and thereafter possess all other privileges, immunities, and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all other choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged; and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

     (c) The names of the corporations proposing to merge are "Elmore County Bancshares, Inc." and "The Peoples BancTrust Company, Inc." At and after the Effective Time, the name of the Surviving Corporation shall be "The Peoples BancTrust Company, Inc."

     (d) The Articles of Incorporation and Bylaws of BancTrust in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

2.4  Directors and Officers
     ----------------------

     (a) At and after the Effective Time, the directors of the Surviving Corporation, who shall hold office until their resignation or removal or until their successors have been elected and qualified in accordance with the ABCA and the Surviving Corporation's Articles of Incorporation and Bylaws of the Surviving Corporation, shall be those persons who are serving as directors of BancTrust as of the Effective Time, with the addition of Mr. Arnold B. Dopson and Dr. D.P. Wilbanks.

     (b) At and after the Effective Time, the officers of the Surviving Corporation shall be those persons who are serving as officers of BancTrust as of the Effective Time.

2.5  Capital Stock of BancTrust
     --------------------------

     Each share of capital stock of BancTrust issued and outstanding immediately prior to the Effective Time shall, at and after the Effective Time, continue to be issued and outstanding, and shall be an identical outstanding share of the Surviving Corporation.

2.6  Conversion and Exchange of Bancshares Common Stock; Fractional Share
     --------------------------------------------------------------------
     Interests
     ---------

     (a) At the Effective Time, except as provided in Sections 2.6(b) and (h) below, each share of Bancshares Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon and thereafter, by virtue of the Merger becoming effective and without any action on the part of the holder thereof or any other person, be converted into the right of the registered holder thereof immediately prior to the Effective Time (such registered holder being hereinafter referred to as a "Record Holder") to receive the number of shares of BancTrust Common Stock that is equal to the product of one multiplied by the Exchange Ratio, as defined herein. Cash will be paid in lieu of fractional shares pursuant to Section 2.6(g) hereof.

     As used in this Section 2.6:

          (i) "Exchange Ratio" shall mean the quotient of (A) the product of 2.35 times the Net Book Value Per Share (as defined herein) divided by
     (B) the Fair Market Value Per BancTrust Share (as defined herein);

          (ii) "Net Book Value Per Share" shall mean (A) the net book value of Bancshares as reasonably determined by BancTrust as of September 30, 1997, through due diligence investigation and certified through reasonable audits and audit tests of Wilson, Price, Barranco, divided by (B) the total number of shares of Bancshares Common Stock issued and outstanding as of September 30, 1997, provided that, if Bancshares' aggregate out-of-pocket fees and expenses associated with the Merger exceed $25,000 (the "Approved Amount"), then the net book value of Bancshares (clause (A) of this paragraph) shall be reduced by the difference between such out-of-pocket fees and expenses and the Approved Amount; and

          (iii)   "Fair Market Value Per BancTrust Share" shall mean $20.00.

     (b) At the Effective Time, all shares of Bancshares Common Stock (i) held as treasury stock by Bancshares, (ii) owned beneficially by Bancshares, Tallassee or any Bancshares Subsidiary other than in a fiduciary capacity or in connection with a debt previously contracted or (iii) owned beneficially by BancTrust or any subsidiary of BancTrust other than in a fiduciary capacity or in connection with a debt previously contracted shall be cancelled and no cash, stock or other property shall be delivered in exchange therefor.

     (c) After the Effective Time, each Record Holder shall surrender the certificate(s) that immediately prior to the Effective Time evidenced and represented Bancshares Common Stock ("Certificate(s)") to the exchange agent to be selected by BancTrust and which may be Peoples (the "Exchange Agent"), and each Record Holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of whole shares of BancTrust Common Stock to which such Record Holder is entitled as provided herein and to check in an amount equal to the amount of cash, without interest, to which such Record Holder is entitled for any fraction of a share under Section 2.6(g) hereof. Within five (5) business days after the Effective Time, the Exchange Agent shall transmit by U.S. Mail a notice and appropriate transmittal materials to each Record Holder whose shares of Bancshares Common Stock shall have been converted into BancTrust Common Stock advising such holder of the properly completed transmittal materials, together with the Certificates that formerly evidenced and represented the Record Holders' shares of Bancshares Common
Stock, the Exchange Agent shall deliver the consideration to which such Record Holders are entitled pursuant to Sections 2.6(a) and (g) hereof, and the surrendered Certificates shall forthwith be cancelled. The Exchange Agent shall not be obligated to deliver the consideration to which any Record Holder is entitled as a result of the Merger until such Record Holder shall have surrendered the Certificate(s) that formerly evidenced and represented shares of Bancshares Common Stock outstanding immediately prior to the Effective Time for exchange as provided in this Section 2.6(c), and no interest shall accrue or be paid on such amounts. In the case of lost or stolen certificates, the Exchange Agent may require such Record Holder to execute a bond of the kind and amount it deems necessary or appropriate to indemnify the Exchange Agent in a manner reasonably satisfactory to it against all such claims, expenses and liabilities as may arise out of its payment to such registered holder in the absence of the surrender of a certificate. After the Effective Time, each Certificate that evidenced and represented shares of Bancshares Common Stock outstanding immediately prior to the Effective Time shall be deemed for all corporate purposes to evidence and represent only the right of the registered holder thereof to receive the consideration provided in Section 2.6(a) hereof, upon compliance with the provisions of this Section 2.6(c), and shall evidence and represent no further interest of any kind or nature whatsoever in Bancshares.

     (d) Until surrendered as provided in Section 2.6(c) hereof, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of BancTrust Common Stock into which the shares represented by such Certificate have been converted; however, no dividend or other distribution payable with respect to the shares of BancTrust Common Stock shall be paid to an entitled former shareholder of Bancshares until such shareholder surrenders his or her Certificate(s) for exchange as provided in Section 2.6(c), at which time, subject to Section 2.6(i) below, such shareholder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such shareholder pursuant to this Section 2.6(d). Certificates surrendered for exchange by any person constituting an "affiliate" of Bancshares for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of BancTrust Common Stock until BancTrust has received from such person the written agreement contemplated by Section 5.11 hereof and shall contain any legends required by applicable law.

     (e) As of the Effective Time, the stock transfer books of Bancshares shall be closed, and no transfers of Bancshares Common Stock by such holder shall thereafter be made or recognized. On the Closing Date, Bancshares shall deliver to BancTrust a certified copy of its list of shareholders as of such date.

     (f) In the event that prior to the Effective Time the outstanding shares of Bancshares Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like change in capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of BancTrust Common Stock to be thereafter delivered pursuant to this Agreement.

      (g) Notwithstanding any other provision hereof, each holder of Bancshares Common Stock who would otherwise have been entitled to receive a fraction of a share of BancTrust Common Stock (after taking into account all Certificates delivered by such shareholder) shall receive, in lieu thereof, cash in an amount equal to such fractional part of a share of BancTrust Common Stock multiplied by the BancTrust shareholder's equity per share of outstanding BancTrust Common Stock as of September 30, 1997, or such other date as shall be mutually agreed upon by the parties. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share. All fractional share interests of each such holder shall be aggregated.

      (h) Any holder of shares of Bancshares Common Stock shall be entitled to exercise dissenters' rights of appraisal as specified in the ABCA if such shareholder complies in all respects with the procedures set forth in Sections 13.20-13.28 of the ABCA. Shares of Bancshares Common Stock that have not been voted for adoption of the Agreement and with respect to which appraisal shall have been properly demanded in accordance with the foregoing provisions of the ABCA ("Dissenting Shares") shall not be converted into the right to receive shares of BancTrust Common Stock pursuant to Section 2.6(a) hereof at and after the Effective Time unless and until the holder of Dissenting Shares withdraws his or her demand or becomes ineligible for such appraisal.

      (i) Any other provision of this Agreement notwithstanding, no party hereto or agent thereof shall be liable to a holder of Bancshares Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

2.7   Effective Time of the Merger
      ----------------------------

      Immediately following and contingent upon the occurrence of the Closing, the Merger shall become effective at the time, and on the date, specified in the Articles of Merger as filed with the Secretary of State of Alabama in accordance with the applicable provisions of the ABCA. Such time and date shall be referred to in this Agreement as the "Effective Time."

2.8   Further Assurances
      ------------------

      If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or conform in the Surviving Corporation title to any property or rights of Bancshares, or otherwise carry out the provisions hereof, the proper officers and directors of Bancshares, as of the Effective Time, and thereafter the officers of the Surviving Corporation, acting on behalf of Bancshares, shall execute and deliver any and all property or assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF BANCSHARES AND TALLASSEE

      Bancshares and Tallassee represent and warrant to BancTrust and Peoples as follows:

3.1   Capital Structure of Bancshares
      -------------------------------

      The authorized capital stock of Bancshares consists of 1,680,000 shares of Bancshares Common Stock. As of the date hereof, there are 554,140 shares of Bancshares Common Stock issued and outstanding and an additional 285,860 shares of Bancshares Common Stock issued and held as treasury stock. All outstanding shares of Bancshares Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. Except for options described on
Schedule 3.1 and the option referred to in Section 5.15 hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Bancshares. None of the shares of Bancshares Common Stock has been issued in violation of the preemptive rights of any person. No shares of preferred stock are authorized under the Articles of Incorporation of Bancshares.

3.2  Capital Structure of Tallassee
     ------------------------------

     The authorized capital stock of Tallassee consists of 42,000 shares of Tallassee Common Stock. As of the date hereof, there are 42,000 shares of Tallassee Common Stock issued and outstanding, all of which are held of record and beneficially by Bancshares. All outstanding shares of Tallassee Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. There are no Rights authorized, issued or outstanding with respect to the capital stock of Tallassee. None of the shares of Tallassee Common Stock has been issued in violation of the preemptive rights of any person.

3.3  Organization, Standing and Authority of Bancshares and Tallassee
     ----------------------------------------------------------------

     Bancshares is a business corporation and Tallassee is a commercial bank, each of which is duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on its business as now conducted and is duly qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the financial condition, results of operation, business or prospects of Bancshares or Tallassee. Bancshares is registered as a bank holding company under the BHCA. Bancshares and Tallassee have previously delivered to BancTrust and Peoples true and complete copies of the Articles of Incorporation and Bylaws of Bancshares and Tallassee as of the date hereof.

3.4  Bancshares Subsidiaries
     -----------------------

     Set forth on Schedule 3.4 hereto, which is incorporated herein by reference, is the name and state of incorporation of each of the Bancshares Subsidiaries. Each of the Bancshares Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business. Each of the Brancshares Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the nature or location of such subsidiary's assets or its business makes such qualification necessary, except where the failure to be so qualified or in good standing does not and will not have a material adverse effect on Bancshares and its subsidiaries taken as a whole. All the outstanding shares of capital stock of each of the Bancshares Subsidiaries is duly authorized, validly issued, fully paid, and non-assessable, have been issued in compliance with all applicable federal and state securities laws, and are owned directly or indirectly by Bancshares or Tallassee free and clear of all liens, claims or encumbrances. There are no outstanding options, warrants, calls, rights, commitments, or other agreements of any character obligating any of the Bancshares Subsidiaries to issue any shares of its capital stockor any securities convertible into or evidenceing the right topurchase or acquire any shares of such capital stock. Except for shares of the Bancshares Subsidiaries and securities or other interests taken in consideration of debts previously contracted, neither Bancshares Subsidiaries and securities or other interests taken in consideration of debts previously contracted, neither Bancshares nor Tallassee owns or has the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interest of any corporation, bank, savings association, partnership, joint venture, or other organization.

3.5  Authorized and Effective Agreement
     ----------------------------------

     (a) Each of Bancshares and Tallassee has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of this Agreement by Bancshares' shareholders) to perform all of its obligations under this Agreement. The execution and deliver of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Bancshares, except the approval of this Agreement by Bancshares' shareholders. This Agreement constitutes a legal, valid and binding obligation of Bancshares and Tallassee, enforceable against each of them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by Brancshares or Tallassee with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of either of Bancshares or

Tallassee, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any material property or asset of Bancshares or Tallassee pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Bancshares or Tallassee.

3.6 Regulatory Reports
    -------------------

      For the five years preceding the date hereof, Bancshares has duly filed with the FRB and Tallassee has duly filed with the Superintendent and the FDIC in correct form in all material respects the monthly, quarterly and annual reports and other documents required to be filed with all applicable governmental authorities, and such reports and other documents comply in all material respects with applicable law and regulations. Bancshares and Tallassee have previously delivered, or will deliver, to BancTrust and Peoples complete and accurate copies of all such reports. In connection with the most recent examinations of Bancshares and Tallassee by the FRB, the FDIC and the Superintendent, and except as disclosed on Schedule 3.6 hereto, neither Bancshares nor Tallassee was required to correct or change any action, procedure or proceeding that Bancshares or Tallassee believes has not been corrected or changed as required as of the date hereof.

3.7   Financial Statements
      --------------------

      (a) The Financial Statements of Bancshares fairly present or will fairly present, as the case may be, the consolidated financial position of Bancshares, Tallassee and the Bancshares Subsidiaries as of the dates indicated and the results of operations, changes in shareholders' equity and statements of cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as stated therein).

      (b) The books and record of Bancshares and Tallassee are being maintained in material compliance with applicable legal and accounting requirements.

3.8   Material Adverse Change
      -----------------------

      Except as disclosed on Schedule 3.8 hereto, Bancshares has not suffered any material adverse change in its business, financial condition, results of operations or prospects since the date of its most recent audited Financial Statements, nor are there any circumstances that, to the knowledge of Bancshares, could reasonably be expected to result in any such material adverse change.

3.9   Absence of Undisclosed Liabilities
      ----------------------------------

      Except as disclosed on Schedule 3.9 hereto, neither Bancshares nor Tallassee has any liability (contingent or otherwise) that is material to Bancshares or Tallassee or that, when combined with all similar liabilities, would be material to Bancshares or Tallassee, except for liabilities incurred in the ordinary course of business since the date of the most recent audited Financial Statements, nor are there any circumstances that, to the knowledge of Bancshares and Tallassee, are reasonably expected to result in any such liability.

3.10  Environmental Matters
      ---------------------

      (a) Schedule 3.10 hereto lists all facts, circumstances and events known to Bancshares or Tallassee that relate to any material noncompliance, alleged noncompliance or potential noncompliance by Bancshares, Tallassee or any Bancshares Subsidiary with any Environmental Law or any material liability or potential liability by Bancshares, Tallassee or any Bancshares Subsidiary under any such law.

      (b) Except as contained in Schedule 3.10, Bancshares, Tallassee and the Bancshares Subsidiaries are in compliance in all material respects with all Environmental Laws, except for any violations of any Environmental Law that would not, singly or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of Banchshares, Tallassee and the Bancshares Subsidiaries taken as a whole. Neither Bancshares, Tallassee, nor any Bancshares Subsidiary has received any communication alleging that it is not in such compliance and, to the best knowledge of Bancshares, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

          (c) Except as contained in Schedule 3.10, neither Bancshares, Tallassee, nor any of the Bancshares Subsidiaries is in violation or liable under any Environmental Law, and none of the properties owned, leased, managed, controlled or operated by Bancshares, Tallassee or any of the Bancshares subsidiaries, and to the best knowledge of Bancshares, any property in which any of such companies holds a security interest is in violation of or liable under any Environmental Law, except any such violations or liabilities that would not singly or in the aggregate have a material adverse effect on the financial condition, results of operations, business or prospects of Bancshares, Tallassee and the Bancshares Subsidiaries taken as a whole.

          (d) Except as contained in Schedule 3.10, to the best knowledge of Bancshares, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Bancshares, Tallassee or any of the Bancshares Subsidiaries or against any person or entity whose liability for any Environmental Claim Bancshares, Tallassee or any of the Bancshares Subsidiaries has or may have retained or assumed either contractually or by operation of law, except any such that would not have a material adverse effect on the financial condition, results or operations, business or prospectus of Bancshares, Tallassee and the Bancshares Subsidiaries taken as a whole.

3.11      Allowance for Loan Losses
          -------------------------

          The allowance for loan losses reflected on the statements of financial condition included in Tallassee's most recently filed Consolidated Reports of Condition and Income ("Call Report") is, in the opinion of the management of Bancshares and Tallassee, adequate in all material respects as of the date of the Call Report under applicable regulatory requirements and the requirements of generally accepted accounting principles, to provide for reasonably anticipated losses on outstanding loans net of recoveries.

3.12      Tax Matters
          -----------

          (a) For the past five years, Bancshares and Tallassee have timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. At the Effective Time, neither Bancshares nor Tallassee will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

          (b) For the past five years, all federal, state and local (and, if applicable, foreign) tax returns filed by Bancshares and Tallassee have been complete and accurate in all material respects. Neither Bancshares nor Tallassee is delinquent in the payment of any material tax, assessment or tax obligation, and neither Bancshares nor Tallassee has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof that have not since been filed. No deficiencies for the tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Bancshares or Tallassee that have not been settled and paid. There are currently no agreements in effect with respect to Bancshares or Tallassee to extend the period of limitations for the assessment or collection of any tax. Except as disclosed on Schedule 3.12 hereto, as of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending.

3.13    Legal Proceedings; Regulatory Approvals
        ---------------------------------------

        Except as disclosed on Schedule 3.13 hereto, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Bancshares and Tallassee, threatened (or unasserted but considered by Bancshares or Tallassee probable of assertion and, if asserted, would have at least a reasonable probability of a material adverse effect) against Bancshares or Tallassee or against any asset, interest, or right of Bancshares or Tallassee or against any officer, director or employee of either of them that in any such case, if decided adversely, would have a material adverse effect on the financial condition, results of operations, business or prospects of Bancshares or Tallassee. To the best knowledge of Bancshares and Tallassee, there are no actual or threatened actions, suits or proceedings that present a claim to restrain or prohibit the transactions contemplated herein. No fact or condition (including but not limited to Community Reinvestment Act compliance) relating to Bancshares or Tallassee, known to Bancshares or Tallassee, exists that would prevent BancTrust and Peoples from obtaining all of the federal and state regulatory approvals and consents contemplated herein without the imposition of any condition that BancTrust determines to be materially burdensome to BancTrust or the Surviving Corporation.

3.14    Compliance with Laws
        --------------------

        Bancshares and Tallassee are in compliance in all material respects with all statutes and regulations applicable and material to the conduct of their respective business (except for any violations not material to the financial condition, results of operations, business or prospects of Bancshares and Tallassee, respectively). Neither Bancshares nor Tallassee has received notification from any agency or department of federal, state or local government
(i) asserting a violation or possible violation of any such statute or regulation that would have a material adverse effect on the financial condition, results of operations, business or prospects of Bancshares or Tallassee, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting the operations of Bancshares or Tallassee. Neither Bancshares nor Tallassee is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, nor has received any written communication requesting that either enter into any of the foregoing.

3.15    Deposit Insurance and Other Regulatory Matters
        ----------------------------------------------

        The deposit accounts of Tallassee are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, and Tallassee has paid all premiums and assessments and filed all reports required under the FDIA, Tallassee has no brokered deposits.

3.16    Certain Information
        -------------------

        When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the meeting of the shareholders of Bancshares to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Bancshares relating to Bancshares and Tallassee, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and
(ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.17    Employee Benefit Plans
        ----------------------

        (a) Appended as Schedule 3.17 hereto is a complete list of all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract and any other incentive, welfare and employee benefit plans and agreements maintained for the benefit of employees or former employees of Bancshares and/or Tallassee. Bancshares and Tallassee shall make available to BancTrust full and complete copies of all such plans and agreements, together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     (b) Neither Bancshares (or Tallassee) nor any pension plan maintained by Bancshares (or Tallassee) and qualified under Section 401 of the Code has incurred any material liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any pension plan that Bancshares or Tallassee maintains for or with respect to any of its employees and that is qualified under Section 401 of the Code except liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid. To the best of the knowledge of Bancshares and Tallassee, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     (c) Neither Bancshares nor Tallassee participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, a multiemployer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each "employee pension plan" (as defined in Section 3(2) of ERISA) of Bancshares and/or Tallassee that is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. To the best of the knowledge of Bancshares and Tallassee, no such letter has been revoked or threatened to be revoked, and neither Bancshares nor Tallassee knows of any ground on which such revocation may be based. Neither Bancshares nor Tallassee has any material liability under any such plan that is not reflected on the balance sheet included in the Financial Statements as of December 31, 1996.

     (e) To the best knowledge of Bancshares and Tallassee, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA of Section 4975 of the Code) has occurred with respect to any employee benefit plan maintained by Bancshares of Tallassee (i) that would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code, or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations, business or prospects of Bancshares or Tallassee.

     (f)  Neither Bancshares nor Tallassee maintains any defined benefit plan.

3.18 Certain Contracts
     -----------------

     (a) Except as disclosed on Schedule 3.18 hereto, at the date hereof, neither Bancshares nor Tallassee is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any material agreement, arrangement or commitment not made in the ordinary course of business, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by Bancshares or Tallassee or the guarantee by Bancshares or Tallassee of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

     (b) Neither Bancshares nor Tallassee is in default, which default would have a material adverse effect on Bancshares or Tallassee or the transactions contemplated herein, under any agreement, commitment, arrangement, lease, insurance policy, or other instrument whether entered into the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.19 Brokers and Finders
     -------------------

     Except for the retention of T. Stephen Johnson and Associates as its financial advisor in connection with the Merger, neither Bancshares nor Tallassee nor any of their respective officers, directors or employees has (a) entered into any agreement with any broker, finder, financial advisor or attorney relating to services rendered or to be rendered to Bancshares or Tallassee in connection with the Merger or (b) incurred any liability for any fees, commissions or other transaction-based compensation in connection with the Merger (other than fees to attorneys, auditors and similar professionals).

3.20  Insurance
      ---------

      Set forth on Schedule 3.20 is an accurate and complete list and a brief description of all policies of insurance, including fidelity and bond insurance, of Bancshares and Tallassee. Neither Bancshares nor Tallassee is in default with respect to the provisions of any such policy or has failed to give notice or to present any claim thereunder in a due and timely fashion. All such policies (a) are sufficient for compliance by Bancshares and Tallassee with all requirements of law and all agreements to which Bancshares or Tallassee is a party, (b) are valid, outstanding and enforceable and (c) will not terminate or lapse prior to the Effective Time without similar policies being obtained that would continue until the Effective Time.

3.21  No Repurchase Agreements
      ------------------------

      Except for the Agreement for Sale of Stock dated August 14, 1990 and further described in Section 5.17 hereof, neither Bancshares nor Tallassee is a party to any agreement pursuant to which Bancshares or Tallassee has purchased securities subject to an agreement to resell, any agreements pursuant to which Bancshares or Tallassee has sold securities subject to an agreement to repurchase, or any interest rate swap or other similar agreement.

3.22  Loans
      -----

      Each of the loans on the books and records of Bancshares and Tallassee, including unfunded portions of outstanding lines of credit and loan commitments, was made in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of Bancshares and Tallassee, constitutes the legal, valid and binding obligation of the obligator named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. To the best knowledge of Bancshares and Tallassee, neither the terms of any such loans nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, violates, in a any material respect, any federal, state or local statute, regulation or ordinance, including but not limited to Regulation O of the FRB, the regulations of the FDIC and the Alabama State Banking Department, the Truth in Lending Act, the Equal Credit Opportunity Act, Regulations Z and B of the FRB, and state laws, rules and regulations relating consumer protection, instalment sales and usury.

3.23  Properties
      ----------

      All real personal property owned by Bancshares and Tallassee or presently used by either of them in their respective business is in an adequate condition (ordinary wear and tear expected) and is sufficient to carry on the business of Bancshares and Tallassee in the ordinary course of business consistent with their past practices. Bancshares and Tallassee have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the statements of financial condition included in the most recent audited Financial Statements of Bancshares and Tallassee or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for business and (v) as disclosed in the Financial Statements of Bancshares and Tallassee. All material leases pursuant to which Bancshares or Tallassee, as lessee, leases real or personal property, are valid and enforceable in accordance with their respective terms.

3.24  Minute Books
      ------------

      The minute books of Bancshares and Tallassee contain complete and accurate records of all meetings and other corporate actions held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and shareholders.

3.25  Disclosures
      -----------

      None of the representations and warranties of Bancshares and Tallassee, or any of the information or documents furnished or to be furnished by Bancshares or Tallassee to BancTrust and Peoples in connection with the execution and delivery of this Agreement and the consummation of the merger, is or will be false or misleading in any material respect or contains or will contain any untrue statement of a material fact. Except as set forth on Schedule 3.25 hereto, there is no fact known to Bancshares or Tallassee that could materially adversely affect the financial condition, results of operation, business or prospects of Bancshares on a consolidated basis. To the best knowledge of Bancshares and Tallassee, copies of all documents referred to in, and/or provided to BancTrust pursuant to this Article III are true, correct and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

                                  ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                             BANCTRUST AND PEOPLES

      BancTrust and Peoples each represent and warrant to Bancshares as follows:

4.1   Capital Structure
      -----------------

      The authorized capital stock of BancTrust consists of (i) 9,000,000 shares of BancTrust Common Stock, of which 3,387,388 shares are issued and outstanding as of the date hereof, and (ii) 1,000,000 shares of preferred stock, par value $.10 per share, of which no shares are issued or outstanding as of the date hereof. All outstanding shares of BancTrust of Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. As the date hereof, BancTrust had reserved 200,000 shares of BancTrust Common Stock for issuance under its stock option plan. Except for stock options under BancTrust's stock option plan, there are no Rights authorized, issued or outstanding with respect to the capital stock of BancTrust. None of the shares of BancTrust Common Stock has been issued in violation of the preemptive rights of any person. Each share of BancTrust Common Stock that the holders of Bancshares Common Stock will have the right to receive in respect of their shares of Bancshares Common Stock after the Effective Time has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will have the same rights as each share of the BancTrust Common Stock currently outstanding.

4.2   Organization, Standing and Authority
      ------------------------------------

      BancTrust is a corporation, and Peoples is a commercial bank, both duly organized, validly existing and in good standing under the laws of the State of Alabama. Each has full corporate power and authority to carry on its business as now conducted and is duly qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust or Peoples. BancTrust is registered as a bank holding company under the BHCA.

4.3   Ownership of Peoples and BancTrust Subsidiaries
      -----------------------------------------------

      The outstanding shares of capital stock or other ownership interests of Peoples and the BancTrust Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by BancTrust free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Peoples or any BancTrust Subsidiary, and there are no agreements, understanding or commitments relating to the right of BancTrust to vote or to dispose of said shares or other ownership interest.

4.4   Authorized and Effective Agreement
      ----------------------------------

      (a) Each of BancTrust and Peoples has all requisite corporate power and authority to enter into this Agreement, and (subject to receipt of all necessary governmental approvals and the approval of this Agreement by

BancTrust's shareholders) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BancTrust and Peoples except the approval of this Agreement by BancTrust's shareholders. This Agreement constitutes a legal, valid and binding obligation of BancTrust and Peoples, enforceable against each of them in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by BancTrust and Peoples with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of BancTrust or Peoples, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BancTrust or Peoples pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BancTrust or Peoples.

4.5  Securities Documents; Regulatory Reports
     ----------------------------------------

     BancTrust has previously delivered to Bancshares complete and accurate copies of its Annual Report on Form 10-K and Annual Report to Shareholders for the fiscal year ended December 31, 1996 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1997. BancTrust has timely filed all Securities Documents required by the Securities Laws for the past three years. Peoples has previously delivered to Bancshares complete and accurate copies of its Call Reports for the quarters ended June 30 and September 30, 1997, as filed with the FRB.

4.6  Financial Statements
     --------------------

     The Financial Statements of BancTrust fairly present or will fairly present, as the case may be, the consolidated financial position of BancTrust as of the dates indicated and the results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as stated therein).

4.7  Material Adverse Change
     -----------------------

     Neither BancTrust nor Peoples has suffered any material adverse change in its financial condition, results of operations, business or prospects since the date of the most recent audited Financial Statements of BancTrust, nor are there any circumstances that, to the knowledge of BancTrust or Peoples, could reasonably be expected to result in any such material adverse change.

4.8  Absence of Undisclosed Liabilities
     ----------------------------------

     Except (a) as disclosed on Schedule 4.8 hereto and (b) for the obligations of BancTrust under the Agreement and Plan of Reorganization dated as of December 2, 1997 by and among BancTrust, Peoples, Merchants & Planters Bancshares, Inc. and Merchants & Planters Bank, neither BancTrust nor Peoples has any liability (contingent or otherwise) that is material to BancTrust or Peoples that, when combined with all similar liabilities, would be material to BancTrust or Peoples, except as disclosed in the Financial Statements of BancTrust and except for liabilities incurred in the ordinary course of their respective business since the date of the most recent Financial Statements of BancTrust, nor are there any such circumstances, that, to the knowledge of BancTrust and Peoples, are reasonably expected to result in any such liability.

4.9  Allowance for Loan Losses
     -------------------------

     The allowance for loan losses reflected on the statements of financial condition included in the Financial Statements of BancTrust is, in the opinion of the management of BancTrust and Peoples, adequate in all material respects as of the date of the most recent Financial Statements of BancTrust under the requirements of generally accepted accounting principles, to provide for reasonably anticipated losses on outstanding loans net of recoveries.

4.10  Legal Proceedings; Regulatory Approvals
      ---------------------------------------

      Except as disclosed on Schedule 4.10 hereto, on the date hereof, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of BancTrust and Peoples, threatened (or unasserted but considered by BancTrust and Peoples probable of assertion and that, if asserted, would have a reasonable probability of a material adverse effect) against BancTrust or Peoples or against any asset, interest or right of BancTrust or Peoples, or against any officer, director or employee of any of them that, if decided adversely, might have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust or Peoples. To the knowledge of BancTrust and Peoples, there are no actual or threatened actions, suits or proceedings that present a claim to restrain or prohibit the Merger or that would prevent BancTrust and Peoples from obtaining all of the federal and state regulatory approvals contemplated herein.

4.11  Tax Matters
      -----------

      (a) For the past five years, BancTrust and Peoples have timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither BancTrust nor Peoples will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

      (b) For the past five years, all federal, state and local (and, if applicable, foreign) tax returns filed by Banctrust and Peoples have been complete and accurate in all material respects. Neither Bancshares nor Peoples is delinquent in the payment of any material tax, assessment or tax obligation, and neither BancTrust nor Peoples has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof that have not since been filed. No deficiencies for the tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against BancTrust or Peoples that have not been settled and paid. There are currently no agreements in effect with respect to BancTrust or Peoples to extend the period of limitations for the assessment or collection of any tax.

4.12  Deposit Insurance
      -----------------

      The deposit accounts of Peoples are insured by the FDIC to the maximum extent permitted by law, and Peoples has paid all premiums and assessments and filed all reports required under the FDIA.

4.13  Obstacles to Tax Treatment
      --------------------------

      To the best knowledge and belief of the management of BancTrust and Peoples, no fact or condition (including Peoples' record of compliance with the Community Reinvestment Act) exists that may reasonably be expected to prevent or materially impede or delay BancTrust or Peoples from (i) obtaining the regulatory approvals and consents required in order to consummate the Merger or
(ii) based on consultation with qualified tax advisors, obtaining the tax treatment contemplated by Section 6.1(e) of this Agreement, and, if any such fact or condition becomes known to the executive officers of BancTrust and/or Peoples, BancTrust promptly (and in any event within 10 business days after obtaining such knowledge) shall communicate such fact or condition to the Chief Executive Officer of Bancshares.

4.14      Compliance with Laws
          --------------------

          BancTrust and Peoples are in compliance in all material respects with all statutes and regulations applicable and material to the conduct of their respective businesses (except for any violations not material to the financial condition, results of operations, business or prospects of BancTrust and Peoples, respectively). Neither BancTrust nor Peoples has received notification from any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation that would have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust or Peoples, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting the operations of Bancshares or Peoples. Neither Bancshares nor Peoples is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, nor has received any written communication requesting that either enter into any of the foregoing.

4.15      Certain Information
          -------------------

          When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the meeting of shareholders of BancTrust to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by BancTrust relating to BancTrust and Peoples, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.16      Brokers and Finders
          -------------------

          Except for the retention of Baxter Fentriss and Company as its financial advisor in connection with the Merger, neither BancTrust nor Peoples nor any of their respective officers, directors or employees has (a) entered into any agreement with any broker, finder or financial advisor relating to services rendered or to be rendered to BancTrust or Peoples in connection with the Merger or (b) incurred any liability for any fees, commissions or other transaction-based compensation in connection with the Merger (other than fees to attorneys, auditors and similar professionals).

                                   ARTICLE V
                                   COVENANTS

5.1       Stockholder Meeting(s)
          ----------------------

          Bancshares and BancTrust shall take all action necessary to properly call and convene meetings of their shareholders as soon as reasonably practicable, including without limitation the preparation of proxy materials for such meetings of shareholders. At such meetings, this Agreement shall be submitted for shareholder approval. Subject to compliance with the legal and fiduciary duties of such directors, and subject further to the receipt by Bancshares of an opinion of Bancshares' Financial Advisor (as defined in Section
5.2 hereof), dated on or immediately prior to the date of mailing of the Joint Proxy Statement for the meeting of Bancshares shareholders at which this Agreement will be considered and voted upon and not subsequently withdrawn prior to such meeting of shareholders, to the effect that the terms of this Agreement, including the Exchange Ratio, are fair to such shareholders from a financial point of view, the Board of Directors of Bancshares shall recommend that its shareholders approve this Agreement.

5.2       Financial Advisory Firm
          -----------------------

          Bancshares has selected, and will retain, the firm of T. Stephen Johnson and Associates, Roswell, Georgia, as a financial advisor (the "Financial Advisor") to provide a fairness opinion addressing the fairness of the Exchange Ratio to the shareholders of Bancshares, for a fee of $10,000, plus expenses.

5.3  Joint Proxy Statement; Registration Statement
     ---------------------------------------------

     BancTrust and Bancshares shall cooperate in the timely preparation and filing of the Registration Statement with the Commission, and BancTrust shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time, shall in all material respect conform to the requirements of the Securities Act and the general rules and regulations of the Commission thereunder. The Registration Statement shall include the form of Joint Proxy Statement for the meetings of shareholders of each of BancTrust and Bancshares to be held for the purpose of having such shareholders vote upon approval of this Agreement. BancTrust and Bancshares shall cause the Joint Proxy Statement to be mailed to their shareholders. Bancshares will furnish to BancTrust the information required to be included in the Registration Statement and any amendments thereto with respect to its business and affairs before it is filed with the Commission and again before any amendment is filed, and shall have the right to review and comment on the form of Joint Proxy Statement included in the Registration Statement and any amendments thereto prior to the filing with the Commission. BancTrust shall take all actions required to qualify or obtain exemptions from such qualification for the BancTrust Common Stock to be issued in connection with the Merger, under applicable state "Blue Sky" laws, as appropriate.

5.4  Applications
     ------------

     (a) As promptly as practicable after the date hereof, BancTrust shall submit applications for prior approval of the transactions contemplated herein to each federal, state or local government agency, department or body the approval of which is required for consummation of the Merger. Bancshares shall have the right to review and comment on the portions of such applications and amendments that relate directly to it prior to their filing with any regulatory agencies, and BancTrust promptly shall furnish Bancshares with copies after filing of applications with these or any other regulatory agencies. The parties to this Agreement represent and warrant to each other that all information concerning them and their directors, officers and shareholders included (or submitted for inclusion) in any such application shall be true, correct and complete in all material respects.

     (b) BancTrust shall use all reasonable efforts to cause the shares of BancTrust Common Stock to be issued in the Merger to be approved for listing on the NASDAQ SmallCap Market.

5.5  Best Efforts
     ------------

     BancTrust and Bancshares shall each use its best efforts in good faith to
(i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Section
5.3 and 5.4 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest practicable date. Neither BancTrust or Peoples on the one hand nor Bancshares or Tallassee on the other hand shall take, or cause or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement.

5.6  Investigation and Confidentiality
     ---------------------------------

     (a) Bancshares and Tallassee will keep BancTrust and Peoples advised of all material developments relevant to their respective business and to consummation of the Merger. BancTrust and Peoples will advise Bancshares and Tallassee of any material adverse change or material development that is likely adversely to affect consummation of the Merger. BancTrust and Bancshares each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the Merger; provided, however, that such investigations shall be reasonably related to the Merger, shall not interfere unnecessarily with normal operations, and shall be conducted and completed on as prompt a basis as shall be reasonably possible under the circumstances and, in any event, shall be completed no later than 45 days after the date of this Agreement. BancTrust and Bancshares agree to furnish the other and the other's representatives with such financial data and other information with respect to its business and properties as such other party or its representatives shall from time to time reasonably request. No investigation pursuant to this Section 5.6(a) shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause its directors, officers, attorneys, and advisors to, maintain the confidentiality of all information obtained in such investigation which is not otherwise publicly disclosed by the other party, said undertaking with respect to confidentiality to survive any termination of this Agreement pursuant to Section 7.1 hereof. In the event that the Merger is not consummated, each party, and its officers and representatives, shall return to the other party all such non-public information and all copies thereof whether in written or other tangible form.

     (b) In the event BancTrust or Bancshares becomes aware, as a result of an investigation pursuant to Section 5.6(a) above, of a breach of any representation or warranty made by the other party, BancTrust or Bancshares shall give the party committing the breach written notice of such breach not later than 30 days after discovery thereof. The party committing the breach shall cure such breach within 30 days after it receives written notice of such breach.

5.7  Disclosure Supplements
     ----------------------

     From time to time prior to the Effective Time, Bancshares and Tallassee shall promptly supplement or amend any materials disclosed and delivered to BancTrust and Peoples pursuant to this Agreement with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials disclosed herein or on schedules hereto or that is necessary to correct any untrue representation or warranty or information in such materials that has been rendered materially inaccurate thereby. No supplement or amendment to such materials shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VI or compliance by Bancshares and Tallassee with the covenants set forth in Section 5.9 hereof.

5.8  Press Releases
     --------------

     BancTrust and Bancshares shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure that its counsel deems necessary.

5.9  Forbearance of Bancshares and Tallassee
     ---------------------------------------

     Except with the prior written consent of BancTrust, which consent shall not be unreasonably withheld, or as expressly contemplated herein, between the date hereof and the Effective Time, neither Bancshares nor Tallassee shall:

          (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or established (including the acquisition of capital assets exceeding $25,000.00 in amount, either individually or in the aggregate, or in the case of related acquisitions, except in connection with realizing on collateral), or acquire any new subsidiary or cause to permit any subsidiary to engage in any new activity or materially expand and existing activities;

          (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock except for the payment of its regular semi-annual dividend of $0.25 per share, payable in June and December;

          (c) issue, sell or otherwise dispose of any shares of its capital stock;

          (d) purchase, redeem, retire or otherwise acquire or hypothecate, pledge or otherwise encumber any shares of its capital stock;

          (e) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (f) except as set forth on Schedule 5.9(f) hereto, purchase or otherwise acquire, or sell, encumber, or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies, provided, however, that in no event shall Bancshares or Tallassee purchase or otherwise acquire, or sell, encumber or otherwise dispose of, any investment securities in excess of $100,000.00;

          (g) except as set forth on Schedule 5.9(g) hereto, engage in any transaction or agreement with any officer, director or greater than 5% shareholder of Bancshares or Tallassee or any affiliate of any such officer, director or shareholder;

          (h) amend its Articles of Incorporation or Bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by Bancshares of any material lien, charge or encumbrance or permit any such lien to exist; or waive or release any material right or cancel or comprise any material debt or claim other than in the ordinary course of its business;

          (i) fail to comply in any material respect with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business except where Bancshares or Tallassee is in good faith contesting the validity of any of the foregoing; or where the failure to so comply will not have a material adverse effect on the financial condition, result of operations, business or prospects of Bancshares or Tallassee;

          (j) except as set forth on Schedule 5.9(j) hereto, elect any additional officers or directors; increase the rate of compensation of any of its directors, officers or employees; pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees; or effect any change in retirement benefits to any class of directors, officers or employees;

          (k) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, or, except as required by applicable law or regulation, renew, amend or modify any such arrangement or plan now in existence, except that Bancshares and/or Tallassee shall purchase tail coverage under their directors' and officers' liability insurance for a period of three years after the Effective Time;

          (l) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Bancshares or Tallassee or any business combination with Bancshares or Tallassee other than as contemplated by this Agreement (except as may be required if the directors of Bancshares receive reasoned advice of their legal counsel based on which such directors conclude that the failure to furnish such information or participate in such negotiations or discussions would constitute a breach of the directors' fiduciary or legal obligations); or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify BancTrust immediately if any such inquiries or proposals are received by, any such information is required from, or any such negotiations or discussions are sought to be initiated with, Bancshares (Bancshares shall provide BancTrust with reasonable detail as to the identify of any person or entity from whom such inquiries or proposals are received and the terms of the transaction discussed or proposed);

               (m) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, other than agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Bancshares of Tallassee or guarantee by Bancshares or Tallassee of any such obligation, except in the ordinary course of business consistent with past practice and except for drawing on currently existing lines of credit, (iii) any agreement, arrangement or commitment relating to the employment of, or severance of, a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee, or (iv) any contract, agreement or understanding with a labor union;

          (n) change its lending, investment or asset liability management policies in any material respect except as may be required by applicable law;

          (o) change its method of accounting in effect at December 31, 1996, except as required by changes in regulation or generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1996, except as required by changes in law or regulation; or

          (p)  agree to do any of the foregoing.

5.10 Forbearance of BancTrust
     ------------------------

     Except with the prior written consent of Bancshares, which consent shall not be unreasonably withheld, or as expressly contemplated herein, between the date hereof and the Effective Time, BancTrust shall not:

          (a) authorize or create: (i) any class of capital stock that ranks prior to the BancTrust Common Stock in respect of dividend payments or of distributions or payments upon any liquidation of BancTrust or that has per share voting rights greater than BancTrust Common Stock; (ii) any shares of capital stock other than shares of BancTrust Common Stock reserved for issuance as reflected under Section 4.1 hereof or in connection with subsequent negotiations in respect of mergers or other business combinations wherein, if concluded and consummated, BancTrust would be the surviving corporation, or shares to be issued with respect to stock splits or stock dividends subsequently declared and distributed on a basis consistent with past practices and its current policy subject to the antidilutive adjustments to be made as contemplated under Section 2.6(f) hereof; or (iii) amend its Articles of Incorporation or Bylaws or issue securities on terms or with voting rights so as to adversely affect the rights of the Bancshares shareholders as if they had been holders of BancTrust Common Stock as of the date hereof;

          (b) enter into any agreement, understanding or commitment, written or oral, with any other party that would impede in any material respect the ability of BancTrust to perform the undertakings, commitments and obligations arising under this Agreement;

          (c) enter into a merger or other business combination transaction with any other corporation or person in which BancTrust or Peoples, as the case may be, would not be the surviving or continuing entity after the consummation thereof; or

          (d) sell or lease any material portion of the assets and business of BancTrust of Peoples, except where any such sale or lease will not materially and adversely affect their respective businesses and operations.

5.11 Affiliates
     ----------

     Bancshares and BancTrust shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of Bancshares under the meaning of Rule 145 promulgated by the Commission under the Securities Act. Bancshares shall use its best efforts to cause each person so identified to deliver to BancTrust on or prior to the Closing Date a written "affiliate" agreement, in form and substance satisfactory to BancTrust and its counsel, restricting the disposition by such person of the BancTrust Common Stock to be received by such person in the Merger.

5.12 Employment Arrangements
     -----------------------

     (a) Bancshares and BancTrust agree that appropriate steps shall be taken to terminate all employee benefit plans of Bancshares and Tallassee as of the Effective Time or as promptly as practicable thereafter.

     (b)  Bancshares and BancTrust agree that the existing employment agreement between Tallassee and David W. Baggett, Jr. ("Baggett") will be terminated by Bancshares and Tallassee prior to or at the Effective Time and shall be replaced with an employment agreement among BancTrust, Tallassee and Baggett in substantially the form annexed hereto as Exhibit A, to be entered
                                                        ---------
into on the Closing Date and to become effective as of the Effective Time. In addition, on the Closing Date, BancTrust and Tallassee shall enter into an employment agreement with Arnold B. Dopson in substantially the form annexed hereto as Exhibit B, to become effective as of the Effective Time.
          ---------

     (c) Except as provided for in this Section 5.12(c), each employee of Bancshares or Tallassee who continues as an employee of Tallassee or who becomes an employee of Peoples subsequent to the Merger shall be immediately entitled to participate in all employee benefit plans sponsored by Peoples or BancTrust on the same terms and to the same extent as employees of Peoples, and such employees shall receive credit for their period of service to Bancshares and/or Tallassee for purposes of determining accrued vacation, sick leave and short-term disability, and for eligibility, participation and vesting in all Peoples' plans qualifying under Section 401 of the Code. Such employees shall not, however, be given credit for prior service to Bancshares or Tallassee for the purpose of determining benefit accrual with respect to any plans of Peoples qualifying under Section 401 of the Code.

5.13 BancTrust Board of Directors
     ----------------------------

     BancTrust agrees to take all necessary action to elect Mr. Arnold B. Dopson and Dr. D. P. Wilbanks as directors of BancTrust for initial terms commencing at the Effective Time and ending at the next annual meeting of shareholders of BancTrust thereafter.

5.14 Tallassee Board of Directors
     ----------------------------

     At the Effective Time, certain nominees of BancTrust's Board of Directors shall be appointed members of the Board of Directors of Tallassee.

5.15 Stock Option Agreement
     ----------------------

     As of the date hereof, Bancshares has executed and delivered to BancTrust the Stock Option Agreement annexed hereto as Exhibit C.
                                             ---------

5.16 Accruals and Reserves
     ---------------------

     Prior to the Effective Time, at the request of BancTrust, Bancshares and Tallassee shall adjust their loan loss and other reserves as may be appropriate and consistent with generally accepted accounting principles and applicable federal and state regulation. Notwithstanding the foregoing, Bancshares and Tallassee shall not be obligated to take any such action pursuant to this
Section 5.16 unless and until Bancshares acknowledges that all conditions to its obligation to consummate the Merger have been satisfied.

5.17 Foundation and Trust Shares
     ---------------------------

     The Agreement for Sale of Stock by and between Bancshares and The Roberts and Mildred Blount Educational and Charitable Foundation, Inc., an Alabama nonprofit corporation (the "Blount Foundation"), dated August 14, 1990 (the "Blount Foundation Agreement"), provides that the Blount Foundation may at its option and under certain conditions sell its shares of Bancshares Common Stock to Bancshares, and Bancshares has agreed to purchase such shares, subject to certain conditions set forth in the Blount Foundation Agreement. Further, the Roberts Blount Trust (the "Blount Trust") currently holds the shares subject to the Blount Foundation Agreement, and such shares constitute in excess of 10% of the outstanding shares of Bancshares Common Stock. Bancshares agrees to use reasonable efforts to obtain the consent of the Blount Foundation and the Blount Trust to the Merger as well as their consent to execute such documents as BancTrust may reasonably request to effect the Merger and ensure qualification of the Merger for accounting treatment as a pooling of interests.

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

6.1  Conditions Precedent -- All Parties
     -----------------------------------

     The respective obligations of the parties to this Agreement to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

          (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated herby, including without limitation the approval of this Agreement by the requisite vote by the shareholders of Bancshares and BancTrust, shall have been duly and validly taken;

          (b) All approvals of the transactions contemplated hereby from any state or federal governmental agency, department or body, the approval of which is required for the consummation of the Merger, shall have been received (subject to no conditions that in the reasonable judgment of BancTrust would have a material adverse on effect the condition (financial or other), business operations, assets or prospects of, or would materially impair the value of, BancTrust, Peoples, Bancshares or Tallassee), all notice periods and waiting periods required after the granting of any such approvals shall have passed and all such approvals shall be in effect, and at the Closing Date neither Bancshares nor Tallassee shall be subject to any regulatory or supervisory cease and desist order, agreement written directive, memorandum of understanding or written commitment;

          (c) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, and BancTrust shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary for consummation of the Merger, and no proceedings shall be pending or to the knowledge of BancTrust threatened by the Commission or any state "Blue Sky" securities administration to suspend the effectiveness of such Registration Statement or any state permit or authorization;

          (d) Neither BancTrust or Peoples nor Bancshares or Tallassee shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the Merger; and

          (e) BancTrust and Bancshares shall have received an opinion of Kutak Rock, dated as of the Closing Date, to the effect that, for federal income tax purposes:

                  (i)    The Merger will qualify as one or more
          "reorganizations" under Section 368(a) of the Internal Revenue Code;

                  (ii) No gain or loss will be recognized by BancTrust or Bancshares by reason of the Merger;

                  (iii) No gain or loss will be recognized by any shareholder of Bancshares to the extent that such shareholder exchanges his or her shares of Bancshares Common Stock solely for shares of BancTrust Common Stock in the Merger;

                  (iv) The basis of the BancTrust Common Stock received by a shareholder of Bancshares who exchanges Bancshares Common Stock solely for BancTrust Common Stock in the Merger will be the same as the basis of the Bancshares Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of BancTrust Common Stock);

               (v) The holding period of the BancTrust Common Stock received by a shareholder of Bancshares in the Merger will include the holding period of the Bancshares Common Stock surrendered in exchange therefor (provided that such shares of Bancshares Common Stock were held as a capital asset by such shareholder at the Effective Time); and

               (vi) Cash received by a Bancshares shareholder in lieu of a fractional share interest of BancTrust Common Stock as part of the Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of BancTrust Common Stock that such shareholder would otherwise be entitled to receive.

6.2  Conditions Precedent -- Bancshares
     ----------------------------------

     The obligations of Bancshares to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by Bancshares and Tallassee pursuant to Section 7.4 hereof:

          (a) Bancshares shall have completed to its satisfaction its due diligence investigations of BancTrust and Peoples pursuant to Section 5.6(a) hereof, and the Board of Directors of Bancshares shall not have made a formal determination with 45 days of the date hereof that, in its best judgment, based on the results of such due diligence review, consummation of the Merger pursuant to the terms of this Agreement would be materially adverse to the economic interest of Bancshares' shareholders.

          (b) The representations and warranties of BancTrust and Peoples set forth in Article IV hereof shall be true and correct in all material respects as of the Closing Date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty that specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Bancshares (which consent shall not be unreasonably withheld) and except for changes, none of which individually or in the aggregate has materially and adversely affected the condition (financial or other), business operations, assets or prospects of BancTrust and Peoples.

          (c) BancTrust and Peoples shall have in all material respects performed all material obligations and complied with all material covenants required to be performed by them on or prior to the Closing Date.

          (d) BancTrust and Peoples shall have delivered to Bancshares certificates, dated as of the Closing Date and signed by their respective Chairmen or Presidents, to the effect that the conditions set forth in
     Section 6.1(a), 6.1(d), 6.2(b), 6.2(c) and 6.2(e), to the extent applicable to BancTrust and Peoples, respectively, have been satisfied.

          (e) Between the date of this Agreement and the Effective Time, there shall not have been any material adverse change in the financial condition, results of operations, assets, properties, business or operations of BancTrust, Peoples and the BancTrust Subsidiaries taken as a whole, other than any such change attributable to or resulting from any change in general economic conditions, law, regulation or generally accepted accounting principles that impair both BancTrust and Bancshares in a substantially similar manner.

          (f) Bancshares shall have received opinions, dated as of the Closing Date, from Gamble, Gamble, Calame & Wilson, L.L.C., Selma, Alabama, and Kutak Rock, Washington, D.C., which opinions, taken together, shall cover the matters set forth in Exhibit D hereto. Such opinions may be governed
                              ---------
     by, and interpreted in accordance with, the Legal Opinion Accord of the Section of Business Law, American Bar Association (1991)(the "Legal Opinion Accord").

          (g) Bancshares shall have received an opinion from its Financial Advisor, dated on or immediately prior to the date of the mailing of the Joint Proxy Statement contemplated by Section 5.3 hereof, and not subsequently withdrawn at or prior to the meeting of Bancshares' shareholders contemplated thereby, to the effect that the terms of this Agreement, including the Exchange Ratio, are fair to Bancshares' shareholders from a financial point of view.

          (h) The shares of BancTrust Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ SmallCap Market, subject to official notice of issuance.

6.3  Conditions Precedent -- BancTrust
     ---------------------------------

     The obligations of BancTrust to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by BancTrust and Peoples pursuant to Section 7.4 hereof:

          (a) BancTrust shall have completed to its satisfaction its due diligence investigation of Bancshares and Tallassee pursuant to Section 5.6(a) hereof, and the Board of Directors of BancTrust shall not have made a formal determination within 45 days of the date hereof that, in its best judgment, based on the results of such due diligence review, consummation of the Merger pursuant to the terms of this Agreement would be materially adverse to the economic interests of BancTrust and its shareholders.

          (b) The representations and warranties of Bancshares and Tallassee set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BancTrust and Peoples (which consent shall not be unreasonably withheld) and except for changes, none of which individually or in the aggregate has materially and adversely affected the condition (financial or other), business operations, assets or prospects of Bancshares or Tallassee.

          (c) Bancshares and Tallassee shall have in all material respects performed all material obligations and complied with all material covenants required to be performed by it on or prior to the Closing Date.

          (d) Except as set forth on Schedule 6.3(d) hereto, all employment agreements between current and former directors, executive officers and other employees of Bancshares shall have been terminated, and to the extent that any other material contract, arrangement or lease to which Bancshares is a party shall require the consent of any other person to the Merger, such consent shall be obtained.

          (e) Bancshares and Tallassee shall have delivered to BancTrust a certificate, dated as of the Closing Date and signed by their respective Chairmen or Presidents, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(b), 6.3(c) and 6.3(f), to the extent applicable to Bancshares and Tallassee, respectively, have been satisfied.

          (f) Between the date of this Agreement and the Effective Time, there shall not have been any material adverse change in the financial condition, results of operations, assets, properties, businesses or operations of Bancshares, Tallassee and the Bancshares Subsidiaries taken as a whole, other than any such change attributable to or resulting from any change in general economic conditions, law, regulation or generally accepted accounting principles that impair both BancTrust and Bancshares in a substantially similar manner.

          (g) BancTrust shall have received an opinion from Bowles & Cottle, Tallassee, Alabama, dated as of the Closing Date, covering the matters set forth in Exhibit E hereto. Such opinion may be governed by, and interpreted
              ---------
     in accordance with, the Legal Opinion Accord.

          (h) BancTrust shall have received an opinion from its financial advisor, Baxter Fentriss and Company, dated within 10 business days prior to the Closing Date, to the effect that the terms of this Agreement are fair to BancTrust's shareholders from a financial point of view.

          (i) BancTrust shall have received the written agreements from "affiliates" of Bancshares as specified in Section 5.11 hereof.

          (j) BancTrust shall have received documents executed by the Blount Foundation and the Blount Trust as specified in Section 5.17 hereof.

          (k)  BancTrust shall received an opinion from Coopers & Lybrand
     L.L.P. to the effect that the Merger shall qualify for accounting treatment as a pooling of interests.

          (l) The holders of not more than 10% of the Bancshares Common Stock outstanding immediately prior to the Closing Date shall not have filed with Bancshares proper demand for appraisal of and payment for their shares pursuant to applicable law, unless such demands have been duly withdrawn.

          (m) BancTrust shall have received an environmental report on Tallassee's offices and underlying land located at Tallassee, East Tallassee and Eclectic, Alabama and any other real estate owned by Bancshares or Tallassee, such report or other reports derived therefrom to be satisfactory to BancTrust (it being understood that such report or reports shall be deemed satisfactory to BancTrust unless such report or reports evidence potential environmental liabilities or costs which, if incurred, would have a material adverse affect on Bancshares' or Tallassee' consolidated financial condition, results of operations, business or prospects).

                                  ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT

7.1  Termination
     -----------

     This Agreement may be terminated:

          (a) at any time within 45 days after the date hereof, by BancTrust or Bancshares in writing, if the respective Board of Directors has made a formal determination that, in its best judgment, based on the results of
     (i) BancTrust's due diligence review of Bancshares and Tallassee or (ii) Bancshares' due diligence review of BancTrust and Peoples pursuant to
     Section 5.6(a) hereof, consummation of the Merger pursuant to the terms of this Agreement would be materially adverse to the economic interests of BancTrust and its shareholders on the one hand or the economic interests of Bancshares' shareholders on the other hand;

          (b) at any time on or prior to the Closing Date, by the mutual consent in writing of the parties hereto;

          (c) at any time on or prior to the Closing Date, by BancTrust in writing if Bancshares or Tallassee has, or by Bancshares in writing if BancTrust or Peoples has, in any material respect, breached (i) any covenant or undertaking contained herein, or (ii) any representation or warranty contained herein, which breach materially and adversely affects the financial condition, results of operations, business or prospects of Bancshares or Tallassee on the one hand or BancTrust or Peoples on the other hand, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach (which notice must be given not later than 30 days after discovery of such breach) or the Closing Date;

          (d) on the Closing Date, by either BancTrust or Bancshares in writing, if any of the conditions precedent to the obligations of such party to consummate the transactions contemplated hereby have not been satisfied or fulfilled;

          (e) at any time, by BancTrust in writing, if any of the applications for prior approval referred to in Section 5.4 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement that, in the reasonable opinion of BancTrust, would so materially adversely affect the business or economic benefits of the Merger as to render consummation of the Merger inadvisable or unduly burdensome, and the time period for appeals and requests for reconsideration has run;

          (f) at any time, by either BancTrust or Bancshares in writing, if the shareholders of Bancshares or BancTrust do not approve this Agreement by a vote taken thereon at a meeting duly called for such purpose;

          (g) by either BancTrust or Bancshares in writing, if the Closing Date has not occurred within nine (9) months from the date of this Agreement; provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated within such nine-month period;

          (h) at any time, by either BancTrust or Bancshares in writing, if it determines in good faith that it is reasonably probable that the Blount Foundation or the Blount Trust will not both (i) consent to the Merger and
     (ii) execute the documents referred to in Section 5.17 hereof; and

          (i) at any time, by either BancTrust or Bancshares in writing, if it determines in good faith that any condition precedent to its obligations to consummate the transactions contemplated hereby are or would be impossible to satisfy.

7.2  Effect of Termination
     ---------------------

     In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (a) the provisions relating to confidentiality and expenses set forth in Sections 5.6 and 8.1, respectively, shall survive any such termination and (b) a termination pursuant to Section 7.1(c) shall not relieve the breaching party from liability for an uncured willful breach of the covenant, undertaking, representation or warranty giving rise to such termination.

7.3  Survival of Representations, Warranties and Covenants
     -----------------------------------------------------

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BancTrust or Peoples on the one hand or Bancshares or Tallassee on the other hand (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either BancTrust or Bancshares, the aforesaid representations, warranties and covenants being material inducements to consummation by the parties hereto of the transactions contemplated herein.

7.4  Waiver
     ------

     Each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Bancshares and BancTrust) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any other document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations or (iii) the performance by the other party of any of its obligations set out herein or therein; provided, however, that no such waiver or amendment or supplement pursuant to Section 7.5 hereof executed after approval of this Agreement by the shareholders of Bancshares shall reduce, without the requisite approval of the shareholders of Bancshares, either the number of shares of BancTrust Common Stock into which each share of Bancshares Common Stock shall be converted in the Merger or the payment terms for fractional interests. Nothing in this Section 7.4 will permit any party to waive any required regulatory approvals or other conditions that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

7.5  Amendment or Supplement
     -----------------------

     This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and approved by the respective Boards of Directors of the parties hereto.

                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1  Expenses
     --------

     Each party hereto shall be responsible for its own costs and expenses; provided, however, if either BancTrust or Peoples on the one hand or Bancshares or Tallassee on the other hand willfully breaches its obligations under this Agreement, or willfully fails to satisfy a condition precedent to the closing of the Merger, such party shall be liable to the other for all of its out-of-pocket expenses, in addition to all other rights and remedies such other party may have. The allocable costs of the special legal counsel responsible for preparing the Registration Statement and other appropriate filings with the Commission shall be paid one-half by BancTrust and one-half by Bancshares; provided, however, that the share of any such costs to be paid by Bancshares shall not exceed the sum of $15,000. All other costs and expenses, including legal, accounting and financial advisors' fees, and all fees to be submitted in connection with applications and filings, shall be paid by the party for whom such services are performed or on whose behalf such filing or application is made.

8.2  Entire Agreement
     ----------------

     This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Section 5.12 hereof.

8.3  No Assignment
     -------------

     None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4  Notices
     -------

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

     If to BancTrust or Peoples:

          The Peoples BancTrust Company, Inc.
          310 Broad Street
          Selma, Alabama 36701
          Attention: Richard P. Morthland, Chairman of the Board

     With copies to:

          Gamble, Gamble, Calame & Wilson, L.L.C.
          807 Selma Avenue
          Selma, Alabama 36701
          Attention: Harry W. Gamble, Jr., Esq.

          and

          Kutak Rock
          1101 Connecticut Avenue, N.W., Suite 1000
          Washington, D.C. 20036
          Attention: Edward B. Crosland, Jr., Esq.

     If to Bancshares or Tallassee:

          Elmore County Bancshares, Inc.
          304 Barnett Boulevard
          Tallassee, Alabama 36078
          Attention: Arnold B. Dopson, Chairman of the Board

     With a copy to:

          Bowles & Cottle
          P.O. Box 704
          Tallassee, Alabama 36078

          Attention: John I. Cottle III, Esq.

8.5  Captions
     --------

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.6  Counterparts
     ------------

     This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument, and all such counterparts together shall constitute one agreement.

8.7  Governing Law
     -------------

     This Agreement shall be construed and interpreted in accordance with the laws of the State of Alabama applicable to agreements made and entirely to be performed within such jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

Attest:                            THE PEOPLES BANCTRUST COMPANY, INC.


/s/ Elam P. Holley, Jr.            By: /s/ Richard P. Morthland
----------------------------           --------------------------------------
                                       Richard P. Morthland, Chairman


Attest:                            THE PEOPLES BANK AND TRUST COMPANY


/s/ Elam P. Holley, Jr.            By: /s/ Richard P. Morthland
----------------------------           --------------------------------------
                                       Richard P. Morthland, Chairman


Attest:                            ELMORE COUNTY BANCSHARES, INC.


/s/ David W. Baggett, Jr.          By: /s/ Arnold B. Dopson
----------------------------           --------------------------------------
                                       Arnold B. Dopson, Chairman


Attest:                            THE BANK OF TALLASSEE


/s/ David W. Baggett, Jr.          By: /s/ Arnold B. Dopson
----------------------------           --------------------------------------
                                       Arnold B. Dopson, Chairman

                                                                       EXHIBIT A


                             EMPLOYMENT AGREEMENT
                             --------------------
                          AND COVENANT NOT TO COMPETE
                          ---------------------------


     THIS AGREEMENT (the "Agreement"), made this the 11th day of December, 1997, by and between THE PEOPLES BANCTRUST COMPANY, INC. ("BancTrust"), and THE BANK OF TALLASSEE, an Alabama banking corporation ("Tallassee"), as Employers, and DAVID W. BAGGETT, JR. ("Baggett"), as Employee.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, BancTrust has entered into an Agreement and Plan of Reorganization dated the 11th day of December, 1997 (the "Acquisition Agreement"), by and among The Peoples BancTrust Company, Inc., an Alabama business corporation, The Peoples Bank and Trust Company, an Alabama commercial bank ("Peoples"), Elmore County Bancshares, Inc., an Alabama business corporation ("Bancshares"), and The Bank of Tallassee, an Alabama commercial bank "(Tallassee"), whereby the BancTrust, subject to the terms and conditions of the Acquisition Agreement, is to acquire all of the outstanding shares of Bancshares; and,

     WHEREAS, Tallassee is a wholly-owned subsidiary of Bancshares and, upon completion of the merger contemplated by the Acquisition Agreement, will be a wholly-owned subsidiary of BancTrust; and,

     WHEREAS, Baggett is the President of Tallassee, and BancTrust desires to retain his experience and abilities by continuing his employment with Tallassee following the acquisition by BancTrust of Bancshares; and,

     WHEREAS, Baggett agrees to accept such engagement, upon the terms and conditions set forth below; and,

     WHEREAS, Baggett has certain rights under an Agreement Providing for Salary Continuation Upon Resignation of Termination by and between Tallassee and Baggett dated January 23, 1997 (the "Salary Continuation Agreement") which, for the considerations stated herein, will be terminated; and,

     WHEREAS, Baggett is a shareholder of Bancshares and will receive shares of BancTrust upon the completion of the merger contemplated by the Acquisition Agreement; and,

     WHEREAS, as a further and material inducement to the exchange of BancTrust shares for the Bancshares owned by Baggett and agreement by BancTrust and Tallassee to enter into this Agreement, Baggett has agreed to enter into a covenant not to complete, on the terms and conditions set forth below:

     NOW, THEREFORE, the parties agree as follows:

     1.   EFFECTIVE DATE. This Agreement shall become effective following the
          --------------
Closing and at the Effective Time as those terms are defined in the Acquisition Agreement. If the Closing is not completed, in accordance with the terms of the Acquisition Agreement, then this Agreement shall terminate and be rendered void and of no force and effect.

     2.   TERM AND DUTIES.  Tallassee, as of the Effective Time, as a subsidiary
          ---------------
of BancTrust, hereby employs Baggett for a period from said Effective Time to a date two (2) years thereafter (the "Employment Period"). Baggett shall be initially employed in his current position as President of Tallassee, with the same general duties and responsibilities. Tallassee and/or BancTrust may assign to Baggett such other positions or other duties as it may reasonably determine are in the best interests of BancTrust and/or Tallassee; provided, however, that any different position shall be at no less officer level than is currently held by Baggett, and any such other position shall not, unless consented to by Baggett, require him to be primarily located at offices other than in Elmore County, Alabama. Baggett's employment shall be considered full-time, and he shall devote his entire time and best efforts to the advancements of the interests of Tallassee and BancTrust.

     3.   COMPENSATION.  For consideration of the services to be performed under
          ------------
this Agreement, Baggett shall be guaranteed a minimum salary of SEVENTY-SIX THOUSAND AND NO/100 DOLLARS ($76,000.00) annually, payable in installments consistent with other officers of Peoples, less applicable federal and state taxes, including social security withholding and unemployment insurance taxes. Further, Baggett shall be entitled to be reviewed for salary increases consistent with other officers of Peoples, and shall be eligible for incentive compensation or bonuses in the same manner as are similarly situated officers and employees of Peoples.

     4.   EMPLOYEE BENEFITS.  Baggett shall receive benefits as an employee for
          -----------------
medical insurance, disability, pension or retirement benefits, and life insurance, in the manner and to the extent that such benefits are provided for employees of Peoples and shall receive credit for his period of service to Bancshares and/or Tallassee for purposes of determining accrued vacation, sick leave and short-term disability, and for eligibility, participation and vesting in all Peoples' plans qualifying under Section 401 of the Code. He shall not, however, be given credit for prior service to Bancshares or Tallassee for the purpose of determining benefit accrual with respect to any plans of Peoples qualifying under Section 401 of the Code. If Baggett elects participation in the cafeteria plan of Peoples, or similar plans where compensation is agreed to be reduced, the compensation of Baggett as set forth herein shall be reduced accordingly.

     5.   VACATION AND HOLIDAYS. Baggett shall receive such vacation and
          ---------------------
holidays as may be set by Tallassee and/or BancTrust, which shall be consistent with the vacation and holidays for other employees of Peoples. Vacation, however, shall not be less than three (3) weeks per year.

     6.   COVENANT NOT TO COMPETE.  In consideration for this Agreement and as a
          -----------------------
part of the consideration for the exchange of the Bancshares shares of Baggett pursuant to the Acquisition Agreement, Baggett agrees as follows:

          (a) That during the Employment Period and for a period of two (2) years thereafter, Baggett will not within Elmore or Tallapoosa Counties, Alabama, or within a thirty-five (35) mile radius of the current offices of The Bank of Tallassee or The Peoples Bank and Trust Company, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected with any bank, savings association, savings bank, credit union, other financial institution, or finance company, nor shall he otherwise within such geographical area solicit the customers of Tallassee, BancTrust or any of their subsidiaries.

          (b) Baggett will not solicit any employee of BancTrust, Tallassee, or any of their subsidiaries to leave their employment for any reason without the prior written consent of BancTrust.

          (c) Baggett will not use for his benefit or disclose at any time any information that was obtained or developed by him while in the employ of Tallassee with respect to any trade secrets, customers, suppliers, products, employees, financial, or any other confidential matter pertaining to BancTrust, Tallassee, or any of their subsidiaries.

          (d) Baggett will not take with him upon leaving Tallassee's employment any document or copies of documents, or any other items relating to any of the business of Tallassee or BancTrust or any of their subsidiaries.

          (e) If, at any time, the provisions of this Section 6 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Baggett agrees that this
     Section 6 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          (f) Both parties recognize that this covenant not to compete is material and unique. Accordingly, if Baggett breaches the terms and conditions of this Agreement, either BancTrust or Tallassee shall be entitled to institute legal and equitable proceedings in any court of competent jurisdiction. The remedies of BancTrust and Tallassee for such breach shall, in addition to any other available legal remedies, include the right to enforce specific performance by Baggett, and to enjoin Baggett from performing services for any competing person, firm, or corporation during the period that this covenant not to compete is applicable.

     7.   CONTINUATION - SUCCESSOR. It is understood that Tallassee may, at
          ------------------------
some time, merge into Peoples or that other mergers or reorganizations may occur whereby either Tallassee or BancTrust would cease to be the surviving corporation. In such event, this Agreement shall continue and be binding upon any successor to Tallassee or BancTrust, and Baggett's position, title, and duties with any such successor shall be substantially similar to those provided for herein as to Tallassee, except that his position would be as a Division President.

     8.   CANCELLATION OF SALARY CONTINUATION AGREEMENT. In consideration
          ---------------------------------------------
for entering into this Agreement, and in further consideration for agreement by Baggett to terminate and not exercise rights under the Salary Continuation Agreement, BancTrust and Tallassee agree to pay or cause to be paid to Baggett the sum of SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00). Said sum shall be paid at the Effective Time, and conditioned upon this Agreement becoming effective. As of the Effective Time, this Agreement shall replace the Salary Continuation Agreement and any other prior agreements of employment or for salary continuation between Baggett and Tallassee or Baggett and Bancshares, and all such agreements shall be thereupon cancelled and terminated. Further, Baggett agrees that he will not exercise any rights under the Salary Continuation Agreement by reason of the actions contemplated by the Acquisition Agreement before the Effective Time, it being understood, however, that if the Acquisition Agreement is terminated, Baggett's rights under the Salary Continuation Agreement shall remain in full force and effect.


     9.   TERMINATION
          -----------

     (a) Unless sooner terminated in accordance with this Section, this Agreement shall terminate upon expiration of the Employment Period described under Section 2 hereof.

     (b) This Agreement shall automatically terminate upon Baggett's death, in which event his estate shall be entitled to receive the compensation due Baggett through the last day of the calendar month in which his death occurred and such other benefits as may accrue to Baggett in his status as an employee.

     (c) In the event Baggett becomes disabled to the extent that he cannot substantially perform the duties of his employment, and should such disability continue for a period of ninety (90) days, this Agreement may be terminated by either BancTrust or Tallassee, in which event compensation shall cease, except for accrued benefits and such benefits as are provided to employees with similar disabilities.

     (d) Tallassee or BancTrust may terminate this Agreement at any time for cause, immediately and with or without notice to Baggett. BancTrust may from time to time establish grounds for cause, consistent with grounds as are determined for employees of Peoples.

     (e) Termination of this Agreement, for whatever reason, shall not terminate the continuing obligations under the covenant not to compete, as provided for in Section 6.

     10.  NOTICE.  Any notice or communication herein required or permitted to
          ------
be given shall be in writing and may be hand delivered, sent by telex, telegraph, or telefax, or if mailed, shall be deemed given when mailed by United States Registered or Certified Mail, postage prepaid, addressed as follows:

          BAGGETT:                           BANCTRUST:

          David W. Baggett, Jr.              The Peoples BancTrust Company, Inc.
          1865 Woodmere Loop                 310 Broad Street
          Montgomery, Alabama 36117          Selma, Alabama 36701

          TALLASSEE:

          The Bank of Tallassee
          P. O. Box 607
          Tallassee, Alabama 36078

Each party shall have the right to specify as his or its proper address any other address in the United States of America by giving to the other party at least fifteen (15) days written notice thereof.

          11.  WAIVER, MODIFICATION, OR CANCELLATION. Any waiver, alteration, or
               -------------------------------------
modification of any of the provisions of this Agreement, or its cancellation or replacement, shall not be valid unless in writing and signed by the parties. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

          12.  ENTIRE AGREEMENT.  This Agreement constitutes the entire
               ----------------
agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by both parties.

          13.  BINDING EFFECT.  Except as may be otherwise limited herein, this
               --------------
Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors, and assigns.

          14.  GOVERNING LAW.  This Agreement shall be construed and interpreted
               -------------
in accordance with the laws of the State of Alabama applicable to agreements made and entirely to be performed within such jurisdiction.

     IN WITNESS WHEREOF, BancTrust and Baggett have caused this Agreement to be signed as of the day, month and year first hereinabove written.

                                             BANCTRUST:

                                             THE PEOPLES BANCTRUST COMPANY, INC.


                                             BY:/s/ Richard P. Morthland
                                                --------------------------------


                                             TALLASSEE:

                                             THE BANK OF TALLASSEE


                                             BY:/s/ A. B. Dopson
                                                --------------------------------


                                             BAGGETT:


                                             /s/ David W. Baggett, Jr.
                                             -----------------------------------
                                             David W. Baggett, Jr.

                                                                       EXHIBIT B

                             EMPLOYMENT AGREEMENT
                             --------------------
                          AND COVENANT NOT TO COMPETE
                          ---------------------------

     THIS AGREEMENT (the "Agreement"), made this the 11th day of December, 1997, by and between THE PEOPLES BANCTRUST COMPANY, INC. ("BancTrust"), and THE BANK OF TALLASSEE, an Alabama banking corporation ("Tallassee"), as Employers, and ARNOLD B. DOPSON ("Dopson"), as Employee.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, BancTrust has entered into an Agreement and Plan of Reorganization dated the 11th day of December, 1997 (the "Acquisition Agreement"), by and among The Peoples BancTrust Company, Inc., an Alabama business corporation, The People Bank and Trust Company, an Alabama commercial bank ("Peoples"), Elmore County Bancshares, Inc., an Alabama business corporation ("Bancshares"), and The Bank of Tallassee, an Alabama commercial bank ("Tallassee"), whereby BancTrust, subject to the terms and conditions of the Acquisition Agreement, is to acquire all of the outstanding shares of Bancshares; and,

     WHEREAS, Tallassee is a wholly-owned subsidiary of Bancshares and, upon completion of the merger contemplated by the Acquisition Agreement, will be a wholly-owned subsidiary of BancTrust; and,

     WHEREAS, Dopson is Chairman of the Board of Tallassee, and BancTrust desires to retain his experience and abilities by continuing his employment with Tallassee and have him assist in performing duties for BancTrust following the acquisition by BancTrust of Bancshares; and,

     WHEREAS, Dopson agrees to accept such engagement, upon the terms and conditions set forth below; and,

     WHEREAS, Dopson is a shareholder of Bancshares and will receive shares of BancTrust upon the completion of the merger contemplated by the Acquisition Agreement; and,

     WHEREAS, as a further and material inducement to the exchange of BancTrust shares for the Bancshares owned by Dopson and agreement by BancTrust and Tallassee to enter into this Agreement, Dopson has agreed to enter into a covenant not to compete, on the terms and conditions set forth below;

     NOW, THEREFORE, the parties agree as follows;

     1.   EFFECTIVE DATE.  This Agreement shall become effective following the
          --------------
Closing and at the Effective Time as those terms are defined in the Acquisition Agreement. If the Closing is not completed, in accordance with the terms of the Acquisition Agreement, then this Agreement shall terminate and be rendered void and of no force and effect.

     2.   TERM AND DUTIES.  Tallassee, as of the Effective Time, as a subsidiary
          ---------------
of BancTrust, hereby employs Dopson for a period from said Effective Time to September 16,2000 (the "Employment Period"). Dopson shall be employ as
Chairman of the Board of Tallassee, and shall also be responsible for the Tallassee division of BancTrust and Peoples. Dopson shall devote his best efforts to the advancement of the interest of Tallassee and BancTrust and shall perform such duties as may be reasonably assigned to him by BancTrust and Tallassee.

     3.   COMPENSATION.  For consideration of the services to be performed under
          ------------
this Agreement, Dopson shall be paid a salary of ONE HUNDRED FIFTEEN THOUSAND ($115,000,00) annually, payable in installments consistent with other officers of Peoples, less applicable federal and state taxes, including social security withholding and unemployment insurance taxes. This salary shall constitute the entire compensation of Dopson, and he shall not be eligible for incentive bonuses, a director's fee, or other forms of compensation while such salary is being paid.

     4.   BANC TRUST BOARD. The management of BancTrust agrees to nominate and
          ----------------
support the election of Dopson to its Board of Directors beginning with the Effective Time and ending at the next annual meeting of the shareholders of BancTrust thereafter.

     5.   EMPLOYEE BENEFITS. Dopson shall receive benefits as an employee for
          -----------------
medical insurance, disability, pension or retirement benefits, and life insurance, in the manner and to the extent that such benefits are provided for employees of Peoples and shall receive credit for his period of service to Bancshares and/or Tallassee for purposes of determining accrued vacation, sick leave and short-term disability, and for eligibility, participation and vesting in all Peoples' plans qualifying under Section 401 of the Code. He shall not, however, be given credit for prior service to Bancshares or Tallassee for the purpose of determining benefit accurual with respect to any plans of Peoples qualifying under Section 401 of the Code. If Dopson elects participation in the cafeteria plan of Peoples, or similar plans where compensation is agreed to be reduced, the compensation of Dopson as set forth herein shall be reduced accordingly.

     6.   VACATION AND HOLIDAYS. Dopson shall receive such vacation and holidays
          ---------------------
as may be agreed upon by him and Tallassee and/or BancTrust, and shall not be bound by the vacation policies set for employees generally.

     7.   COVENANT NOT TO COMPETE. In consideration for this Agreement and as a
          -----------------------
part of the consideration for the exchange of the Bancshares shares of Dopson pursuant to the Acquisition Agreement, Dopson agrees as follows:

          (a) That during the Employment Period and for a period of two (2) years thereafter, Dopson will not within Elmore or Tallapoosa Counties, Alabama, or within a thirty-five (35) mile radius of the current offices of The Bank of Tallassee or The Peoples Bank and Trust Company, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected with any bank, savings association, savings bank, credit union, other financial institution, or finance company, nor shall he otherwise within such geographical area solicit the customers of Tallassee, BancTrust or any of their subsidiaries.

          (b) Dopson will not solicit any employee of BancTrust, Tallassee, or any of their subsidiaries to leave their employment for any reason without the prior written consent of BancTrust.

          (c) Dopson will not use for his benefit or disclose at any time any information that was obtained or developed by him while in the employ of Tallassee with respect to any trade secrets, customers, suppliers, products, employees, financial, or any other confidential matter pertaining to BancTrust, Tallassee, or any of their subsidiaries.

          (d) Dopson will not take with him upon leaving Tallassee's employment any document or copies of documents, or any other items relating to any of the business of Tallassee or BancTrust or any of their subsidiaries.

          (e) If, at any time, the provisions of this Section 7 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 7 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Dopson agrees that this Section 7 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          (f) Both parties recognize that this covenant not to compete is material and unique. Accordingly, if Dopson breaches the terms and conditions of this Agreement, either BancTrust or Tallassee shall be entitled to institute legal and equitable proceedings in any court of competent jurisdiction. The remedies of BancTrust and Tallassee for such breach shall, in addition to any other available legal remedies, include the right to enforce specific performance by Dopson, and to enjoin Dopson from performing services for any competing person, firm, or corporation during the period that this covenant not to compete is applicable.

     8.   CONTINUATION - SUCCESSOR. It is understood that Tallassee may, at some
          ------------------------
time, merge into Peoples or that other mergers or reorganizations may occur whereby either Tallassee or BancTrust would cease to be the surviving corporation. In such event, this Agreement shall continue and be binding upon any successor to Tallassee or BancTrust, and Dopson's position, title, and duties with any such successor shall be substantially similar to those provided for herein as to Tallassee, except that he shall be Division Chairman.

     9.   CANCELLATION OF PRIOR AGREEMENT. As of the Effective Time, this
          -------------------------------
Agreement shall replace any prior agreements of employment between Dopson and Tallassee or Dopson and Bancshares, which agreements shall thereupon be cancelled and terminated, but shall not affect the funded salary continuation agreement(s) listed on the schedule to the Acquisition Agreement, except that base salary under the salary continuation agreement shall be as of the date of the Acquisition Agreement.

     10.  TERMINATION.
          -----------

     (a) Unless sooner terminated in accordance with this Section, this Agreement shall terminate upon expiration of the Employment Period described under Section 2 hereof.

     (b) Dopson shall have the right to terminate this Agreement, in his sole discretion, upon ninety (90) days written notice to BancTrust and Tallassee, in which event his duties hereunder and his compensation and his benefits shall thereupon cease.

     (c) This Agreement shall automatically terminate upon Dopson's death, in which event his estate shall be entitled to receive the compensation due Dopson through the last day of the calendar month in which his death occurred and such other benefits as may accrue to Dopson in his status as an employee.

     (d) In the event Dopson becomes disabled to the extent that he cannot substantially perform the duties of his employment, and should such disability continue for a period of ninety (90) days, this Agreement may be terminated by either BancTrust or Tallassee, in which event compensation shall cease, except for accrued benefits and such benefits as are provided to employees with similar disabilities.

     (e) Tallassee or BancTrust may terminate this Agreement at any time for cause, immediately and with or without notice to Dopson. BancTrust may from time to time establish grounds for cause, consistent with grounds as are determined for employees of Peoples.

     (f) Termination of this Agreement, for whatever reason, shall not terminate the continuing obligations under the covenant not to complete, as provided for in Section 7.

     11.  NOTICE. Any notice or communication herein required or permitted to be
          ------
given shall be in writing and may be hand delivered, sent by telex, telegraph, or telefax, or if mailed, shall be deemed given when mailed by United States Registered or Certified Mail, postage prepaid, addressed as follows:

     DOPSON:                                 BANCTRUST:

     Arnold B. Dopson                        The Peoples BancTrust Company, Inc.
     P.O. Box 780008                         310 Board Street
     Tallassee, Alabama 36078-0008           Selma, Alabama 36701

     TALLASSEE:

     The Bank of Tallassee
     P.O. Box 607
     Tallassee, Alabama 36078

Each party shall have the right to specify as his or its proper address any other address in the United States of America by giving to the other party at least fifteen (15) days written notice thereof.

     12.  WAIVER, MODIFICATION, OR CANCELLATION.  Any waiver, alteration, or
          -------------------------------------
modification of any of the provisions of this Agreement, or its cancellation or replacement, shall not be valid unless in writing and signed by the parties. Neither the failure nor any delay by party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

     13.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by both parties.

     14.  BINDING EFFECT.  Except as may be otherwise limited herein, this
          --------------
Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors, and assigns.

     15.  GOVERNING LAW.  This Agreement shall be construed and interpreted in
          -------------
accordance with the laws of the State of Alabama applicable to agreement made and entirely to be performed within such jurisdiction.

     IN WITNESS WHEREOF, BancTrust and Dopson have caused this Agreement to be signed as of the day, month and year first hereinabove written.

                                             BANCTRUST:

                                             THE PEOPLES BANCTRUST COMPANY, INC.


                                             BY: /s/ Richard P. Morthland
                                                 -------------------------------

                                             TALLASSEE:

                                             THE BANK OF TALLASSEE


                                             BY: /s/ David W. Baggett, Jr.
                                                 -------------------------------

                                             DOPSON:


                                             /s/ Arnold B. Dopson
                                             -----------------------------------
                                             Arnold B. Dopson

                                                                       EXHIBIT C

                            STOCK OPTION AGREEMENT


     This STOCK OPTION AGREEMENT, dated as of December 11, 1997, is by and between Elmore County Bancshares, Inc., an Alabama business corporation ("Bancshares") and The Peoples BancTrust Company, Inc., an Alabama business corporation ("BancTrust").

     WHEREAS, Bancshares and BancTrust have entered into an Agreement and Plan of Merger and Reorganization dated of even date hereof (the "Merger Agreement") regarding the acquisition by BancTrust of all of the outstanding capital stock of Bancshares; and

     WHEREAS, in order to induce BancTrust to enter into the Merger Agreement, Bancshares has agreed to grant the Stock Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:

     1.   Grant of Stock Option.  Subject to the terms and conditions set forth
          ---------------------
herein, Bancshares hereby irrevocably grants to BancTrust an option (the "Stock Option") to purchase up to 110,273 shares of Bancshares common stock, par value $.05 per share (the "Common Stock"), at a cash purchase price of $26.45 per share (the "Exercise Price").

     2.   Exercise of Stock Option.
          ------------------------

     (a) Subject to the receipt of all necessary approvals required by, and the expiration or termination of any applicable waiting period under, any federal or state statutes regulating or governing the acquisition or change in control of banks (the "Bank Regulatory Acts"), the Stock Option, subject to Section 2(b) below, may be exercised by BancTrust or its permitted assignee, in whole or in part, at any time or from time to time, on or before the termination of this Stock Option Agreement (the "Termination Date"). The Termination Date shall be the earlier to occur of the following:

          (i)    the Effective Time (as defined in the Merger Agreement);

          (ii) termination of this Stock Option Agreement prior to the occurrence of an Initial Triggering Event (as hereinafter defined);

          (iii) eighteen (18) months after the first occurrence of an Initial Triggering Event;

          (iv) eighteen (18) months after the date of termination of the Merger Agreement by BancTrust pursuant to Sections 7.1(c) or 7.1(d) thereof; or

          (v) the date of termination of the Merger Agreement in accordance with its terms (other than by BancTrust in accordance with Section 2(a)(iv) hereof) prior to the occurrence of an Initial Triggering Event.

     In the event BancTrust wishes to exercise the Stock Option, BancTrust shall send a written notice to Bancshares specifying the total number of shares it will purchase and a place and date not later than 10 business days from the date such notice is given for the closing of such purchase.

     (b) BancTrust may exercise the Stock Option, in whole or part, if, but only if, an Initial Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of the Termination Date; provided that
                                                           --------
BancTrust shall have sent the written notice of such exercise (as provided in subsection (a) of this Section 2).

     (c) The term "Initial Triggering Event" shall mean any of the following events of transactions occurring after the date hereof:

          (i) Bancshares, without having received BancTrust's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than BancTrust, or the Board of Directors of Bancshares shall have recommended that the shareholders of Bancshares approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Bancshares; (y) a purchase, lease or other acquisition of all or substantially all of the assets of Bancshares; or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Bancshares;

          (ii) Any person other than BancTrust or the current holders of the Common Stock shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iii)  Any person other than BancTrust shall have made a bona fide
                                                                   ---- ----
     proposal to Bancshares or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction; or

          (iv) Any person other than BancTrust, other than in connection with a transaction to which BancTrust has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (d) Bancshares shall notify BancTrust promptly in writing of the occurrence of any Initial Triggering Event, it being understood that the giving of such notice by Bancshares shall not be a condition to the right of BancTrust to exercise the Stock Option.

     3.   Payment and delivery of Certificate(s). At any closing hereunder,
          --------------------------------------
BancTrust or its permitted assignee shall make payment to Bancshares of the aggregate Exercise Price for the shares of Common Stock so purchase by certified or official bank check or wire transfer of same day funds to an account specified by Bancshares, and Bancshares shall deliver to BancTrust or its permitted assignee a certificate or certificates in form satisfactory to BancTrust representing the number of shares of Common Stock being purchased in the denominations designated by BancTrust in its notice of exercise.

     4.   Representations and Warranties of Bancshares. Bancshares hereby
          --------------------------------------------
represents and warrants to BancTrust as follows:

          (a)  Due Authorization. This Stock Option Agreement has been duly
               -----------------
     authorized by all necessary corporate action on the part of Bancshares and has been duly executed by a duly authorized officer of Bancshares, and constitutes a valid and binding obligation of Bancshares, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' right generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b)  Due Organization. Bancshares is a corporation duly organized,
               ----------------
     validly existing and in good standing under the laws of Alabama and has the requisite corporate power to enter into and perform this Stock Option Agreement.

          (c)  Stock Option Shares. Except for any required regulatory filing,
               -------------------
     Bancshares has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the Termination Date will keep reserved for issuance upon exercise of the Stock Option, 110,273 shares of Common Stock, all of which, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all charges, claims, liens, encumbrances, security interests or rights of others, including any preemptive rights.

          (d)  No Conflicts. Subject to Section 2(b) hereof, neither the
               ------------
     execution and delivery of this Stock Option Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Bylaws of Bancshares or of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to Bancshares.

     5.   Representations and Warranties of BancTrust. BancTrust hereby
          -------------------------------------------
represents and warrants to Bancshares as follows:

          (a)  Distribution. None of the shares of Common Stock acquired upon
               ------------
     exercise of the Stock Option will be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

          (b)  No Conflicts. Neither the execution and delivery of this Stock
               ------------
     Option Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Bylaws of BancTrust or of any agreement, instrument, judgment, decree, order, statue, rule or governmental regulation applicable to BancTrust.

     6.   Bank Regulatory Acts. Bancshares and BancTrust will each, timely and
          --------------------
promptly after the execution hereof, make all filings required under each of the Bank Regulatory Acts and use their best efforts to cause the receipt of all required approvals and the satisfaction or termination of all waiting periods under the Bank Regulatory Acts applicable to the exercise of the Stock Option. Bancshares and BancTrust will furnish to each other such necessary information and reasonable assistance as may be requested in connection with the respective preparation of necessary filings or submissions to any governmental agency including, without limitation, any filings necessary under the provisions of any of the Bank Regulatory Acts. Bancshares and BancTrust will supply each other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between either of them or their respective representatives and any governmental agency or authority or members of their respective staffs with respect to this Stock Option Agreement or the transaction contemplated hereby.

     7.   Cancellation Payment. In the event that any person or entity other
          --------------------
than BancTrust or any affiliate of BancTrust (as such term is defined in Rule 13e-3 promulgated under the 1934 Act) (a) consummates a tender offer, as determined by the precedent construing Sections 14(c) and 14(d) of the 1934 Act, for more than 20% and not more than 25% of the outstanding shares of Bancshares,
(b) commences a tender offer for 25% or more of the outstanding shares of Bancshares, or (c) enters into any agreement with Bancshares to engage in an Acquisition Transaction in which the Common Stock would be convertible into or exchangeable for securities or assets of another entity or cash. BancTrust, at its election and subject to any required regulatory approvals, shall be entitled to receive, in consideration for the cancellation of the Stock Option, an amount in cash (the "Cancellation Payment") equal to (i) the excess, if any of (A) the highest price or consideration paid by such third party for any shares so acquired less (B) the Exercise Price, multiplied by (ii) 110,273 shares, less the number of shares (if any) that have previously been purchased upon exercise of the Stock Option, or, at the option of BancTrust, such lesser amount, if any, as may be paid by Bancshares without being required to obtain any prior regulatory approval from or to make any filing with the regulatory agency with respect to Bancshares' purchase of its equity securities. The Cancellation Payment shall be made within three (3) business days of BancTrust's election to receive the Cancellation Payment by certified or official bank check or wire transfer of same day funds to such account as BancTrust shall designate.

     8.   Adjustment Upon Changes in Capitalization, Merger, Etc.  In the event
          -------------------------------------------------------
of any change in the shares of Common Stock occurring on or after the date hereof, by reason of stock dividends, stock splits, mergers, recapitalization, combinations, conversions, exchanges of shares or the like, the number and kind of shares or securities subject to the Stock Option, the Exercise Price per share and the Cancellation Payment shall be appropriately adjusted.


     9.   Legend.  Certificates for the shares of Common Stock delivered at the
          ------
closing hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder thereof and Elmore County Bancshares, Inc., a copy of which agreement is on file at the principal office of Elmore County Bancshares, Inc. and to resale restriction imposed by the Securities Act of 1933. A copy of such agreement will be provided to the holder without charge upon receipt by Elmore County Bancshares, Inc. of a written request."

     In addition, such certificates shall bear any other legend as may be required by law.

     10.  Assignment.  Neither of the parties hereto may assign, pledge or
          ----------
convey any of its rights of obligations under this Stock Option Agreement or the Stock Option created hereunder to any other person or entity, without the express written consent of the other party, provided, however, that BancTrust's rights and obligations under this Stock Option Agreement and the Stock Option created hereunder shall be automatically transferred to any corporation succeeding to the rights and obligations of BancTrust under the Merger Agreement.

     11.  Remedies.  BancTrust, on the one hand, and Bancshares, on the other
          --------
hand, each acknowledges and agrees that the other would be irreparably damaged in the event any of the provisions of this Stock Option Agreement were not performed by the other in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to redress the breaches of this Stock Option Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. In the event litigation shall be necessary to enforce, interpret or rescind the provisions of this Stock Option Agreement, the prevailing party shall be entitled to recover from the other party, in addition to other relief, the prevailing party's reasonable attorneys' fees for services before trial, on trial and on any appeal therefrom.

     12.  Miscellaneous.
          -------------

     (a)  Effect and Assignment of Agreement.  Subject to the provisions of
          ----------------------------------
Section 10 hereof, this Stock Option Agreement shall be binding upon and enforceable by and against the parties hereto and their respective successors and assigns.

     (b)  Amendments.  This Stock Option Agreement may not be modified, amended,
          ----------
altered or supplemented, except upon the execution and delivery of a written amendment executed by the parties.

     (c)  Notices.  All notices, requests, claims, demands and other
          -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram or telex, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respect parties as follows:

     If to Bancshares:

          Elmore County Bancshares, Inc.
          304 Barnett Boulevard
          Tallassee, Alabama 36078

          Attention:  Arnold B. Dopson,
                        Chairman of the Board

     with a copy to:

          Bowles & Cottle
          P.O. Box 704
          Tallassee, Alabama 36078

          Attention:  John I. Cottle, Esq.

     If to BancTrust:

          The Peoples BancTrust Company, Inc.
          310 Broad Street
          Selma, Alabama 36701

          Attention:  Richard P. Morthland,
                        Chairman of the Board

     with a copy to:

          Gamble, Gamble, Calame & Wilson, L.L.C.
          807 Selma Avenue
          Selma, Alabama 36701

          Attention:  Harry W. Gamble, Jr., Esq.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of a change of address shall only be effective upon receipt.

     (d)  Governing Law.  This Stock Option Agreement shall be governed by
          -------------
and construed in accordance with the laws of the State of Alabama, without regard to the principles of conflict of laws.

     (e)  No Prior Agreements.  This Stock Option Agreement (i) contains the
          -------------------
entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (ii) is not intended to confer upon any other person other than a permitted assignee any rights or remedies hereunder.

     (f)  Severability.  If any term, provision, covenant or restriction of this
          ------------
Stock Option Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Stock Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (g)  Expenses.  Each of the parties shall pay its own expenses in
          --------
connection with the negotiation, execution and performance of this Stock Option Agreement.

     (h)  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not affect the meanings or construction of this Stock Option Agreement.

     (i)  Counterparts.  This Stock Option Agreement may be executed in several
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute the same agreement.

     IN WITNESS WHEREOF, Bancshares and BancTrust have caused this Stock Option Agreement to take effect as of the date set forth above.

                                        ELMORE COUNTY BANCSHARES, INC.


                                        By: /s/ Arnold B. Dopson
                                            ------------------------------------
                                            Arnold B. Dopson
                                            Chairman of the Board


                                        THE PEOPLES BANCTRUST COMPANY, INC.


                                        By: /s/ Richard P. Morthland
                                            ------------------------------------
                                            Richard P. Morthland
                                            Chairman of the Board

                                                                       EXHIBIT D

                LEGAL OPINION MATTERS -- BANCTRUST AND PEOPLES

     1. BancTrust is a corporation, and Peoples is a commercial bank, validly existing and in good standing under the laws of the States of Alabama, and each of them has the corporate power and corporate authority to execute, deliver and perform all transactions contemplated by the Agreement and Plan of Merger and Reorganization (the "Agreement").

     2. BancTrust and People each have the requisite corporate power and authority to carry on their respective business as they are now being conducted and to own their respective properties and assets as such businesses, properties and assets are described in the BancTrust Annual Report on Form 10-K for the year ended December 31, 1996.

     3. The authorized capital stock of BancTrust consists of 9,000,000 shares of BancTrust Common Stock, of which the number of shares of BancTrust Common Stock specified in the opinion are issued and outstanding at the Effective Time. Each of such outstanding shares of Banctrust Common Stock (a) has been validly issued and is fully paid and nonassessable and (b) has not been issued in violation of any preemptive rights. To such counsel's knowledge, except for BancTrust's obligations to issue shares of BancTrust's Common Stock under the terms of its stock option plan, (i) no unissued shares of BancTrust Common Stock or any other securities of BancTrust are subject to any warrants, options, commitments, preemptive or other rights of any kind or nature, and (ii) BancTrust is not obligated to issue any additional shares of capital stock or any securities of any kind or nature.

     4. The authorized capital stock of Peoples consists of 100,000 shares of People Common Stock, of which 100,000 are issued and outstanding at the Effective Time. Each of the outstanding shares of Peoples Common Stock (a) has been validly issued and is fully paid and nonassessable and (b) has not been issued in violation of any preemptive rights. To such counsel's knowledge, no unissued shares of Peoples Common Stock or any other securities of Peoples are subject to any warrants, options, commitments, preemptive rights or other rights of any kind or nature, and Peoples is not obligated to issue any additional share of capital stock or any other securities of any kind or nature. The share of Peoples Common Stock owned by Banctrust are owned free and clear of all liens, pledges, security interests, claims or other encumbrances.

     5. The execution, delivery and performance, as of the date of such opinions, of all transactions contemplated by the Agreement have been duly authorized and approved by all requisite corporate action on the part of BancTrust and Peoples.

     6. The Agreement has been duly authorized, executed and delivered by BancTrust and Peoples and constitutes the valid and binding obligation of BancTrust and Peoples, enforceable against BancTrust and Peoples in accordance with its terms. This opinion concerning the validity, binding effect and enforceability of the Agreement means that (a) the Agreement constitutes an effective contract under applicable law, (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense and (c) subject to the last sentence of this paragraph, some remedy is available if a party is in material default under the Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default or (b) every provision of the Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

     7. Neither the execution and delivery of the Agreement by BancTrust and Peoples nor the consummation of the Merger will (a) violate in any material respect any provision of the Articles of Incorporation or Bylaws of BancTrust or Peoples or any federal or Alabama statute or regulation; (b) to such counsel's knowledge, violate the provisions of or constitute a default under any other material agreement or instrument to which BancTrust or Peoples is a party or to which either of them or any of its properties or assets is subject, except where such default would not have a material adverse effect on the financial condition, operations, business or properties of BancTrust or Peoples; (c) require that BancTrust or Peoples obtain the consent or approval of any third party other than consents and approvals previously obtained; or (d) violate, in any material respect, any judgement, order, injunction, decree or award against, or binding upon, BancTrust or Peoples know to such counsel that would prohibit consummation of the Merger.

     8. Subject to the satisfaction of post-closing conditions, BancTrust has obtained all consents and approvals of (and made all filings with) all federal or state regulatory agencies or other authorities having jurisdiction over the Merger that BancTrust was required to obtain or make in order to consummate the Merger, and all such consents and approvals are in full force and effect; such opinion to express those agencies or authorities whose approvals have been obtained or accomplished and to be given on a knowledge basis as to all others.

     9. Assuming that all necessary corporate action in respect of the Merger has been duly and validly taken by Bancshares and its shareholders, upon filing of Articles of Merger between BancTrust and Bancshares with the Secretary of State of Alabama, the Merger will have been validly effected in accordance with the Alabama Business Corporation Act.

     10. To the best knowledge of counsel, there are no pending or threatened actions, suits or proceedings before any federal, state or local court or governmental authority that seek to modify, enjoin or prohibit or otherwise adversely and materially interfere with the Merger.

     11. To the best knowledge of counsel, there are no pending actions, suits or proceedings before any federal, state or local or governmental authority against BancTrust or Peoples (except as set forth in Schedule 4.10 or other schedules to the Agreement or an attachment to counsel's opinion) that, if determined adversely to BancTrust or Peoples, would have a material adverse effect upon the financial condition, business or operation of BancTrust or Peoples.

     12. The shares of BancTrust Common Stock into which shares of Bancshares Common Stock will be converted pursuant to the Agreement have been duly authorized and, when initially issued in accordance with the Agreement as of the Effective Time, will be duly and validly issued and will be fully paid and nonassessable.

     The opinions of counsel need refer only to matters of Alabama and federal law and may add other qualifications and explanations of counsels' opinions as may be reasonably acceptable to Bancshares.

                                                                       EXHIBIT E

               LEGAL OPINION MATTERS -- BANCSHARES AND TALLASSEE

     1. Bancshares is a corporation, and Tallassee is a commercial bank, duly organized, validly existing and in good standing under the laws of the State of Alabama, and each of them has the corporate power and corporate authority to execute, deliver and perform its obligations under the Agreement and Plan of Merger and Reorganization (the "Agreement").

     2. Bancshares and Tallassee each have the requisite corporate power and authority to carry on their respective business as they are now being conducted and to own their respective properties and assets.

     3. The authorized capital stock of Bancshares consists of 1,680,000 shares of Bancshares Common Stock, of which the number of shares of Bancshares Common Stock specified in the opinion are issued and outstanding at the Effective Time. Each of such outstanding shares of Bancshares Common Stock (a) has been validly issued and is fully paid and nonassessable and (b) has not been issued in violation of any preemptive rights. To such counsel's knowledge, except for Bancshares' obligations under that certain Stock Option Agreement dated as of December 11, 1997, (i) no unissued shares of Bancshares Common Stock or any other securities of Bancshares are subject to any warrants, options, commitments, preemptive or other rights of any kind or nature and (ii) Bancshares is not obligated to issue any additional shares of capital stock or any other securities of any kind or nature.

     4. The authorized capital stock of Tallassee consists of 42,000 shares of Tallassee Common Stock, of which 42,000 are issued and outstanding at the Effective Time. Each of the outstanding shares of Tallassee Common Stock (a) has been validly issued and is fully paid and nonassessable and (b) has not been issued in violation of any preemptive rights. To such counsel's knowledge, no unissued shares of Tallassee Common Stock or any other securities of Tallassee are subject to any warrants, options, commitments, preemptive rights or other rights of any kind or nature, and Tallassee is not obligated to issue any additional share of capital stock or any other securities of any kind or nature. The shares of Tallassee Common Stock owned by Bancshares are owned free and clear of all liens, pledges, security interests, claims or other encumbrances.

     5. The execution, delivery and performance, as of the date of such opinion, of the Agreement and all transactions contemplated by the Agreement have been duly authorized and approved by all requisite corporate action on the part of Bancshares and Tallassee.

     6. The Agreement has been duly authorized, executed and delivered by Bancshares and Tallassee and constitutes the valid and binding obligation of Bancshares and Tallassee, enforceable against Bancshares and Tallassee in accordance with its terms. This opinion concerning the validity, binding effect and enforceability of the Agreement means that (a) the Agreement constitutes an effective contract under applicable law, (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense and (c) subject to the last sentence of this paragraph, some remedy is available if a party is in material default under the Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default or (b) every provision of the Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

     7. Neither the execution and delivery of the Agreement by Bancshares and Tallassee nor the consummation of the Merger will (a) violate in any material respect any provision of the Articles of Incorporation or Bylaws of Bancshares or Tallassee or any federal or Alabama statue or regulation; (b) to such counsel's knowledge, violate the provisions of or constitute a default under any other material agreement or instrument to which Bancshares or Tallassee is a party or to which either of them or any of its properties or assets is subject, except which such default would not have a material adverse effect on the financial condition, operations, business, or properties of Bancshares or Tallassee; (c) require that Bancshares or Tallassee obtain the consent or approval of any third party other than consents and approvals previously obtained; or (d) violate, in any material respect, any judgment, order, injunction, decree or award against, or binding upon, Bancshares or Tallassee known to such counsel that would prohibit consummation of the Merger.

     8. Subject to the satisfaction or post-closing conditions, Bancshares has obtained all consents and approvals of (and made all filings with) all federal or state regulatory agencies or other authorities having jurisdiction over the Merger that Bancshares was required to obtain or make in order to consummate the Merger, and all such consents and approvals are in full force and effect; such opinion to express those agencies or authorities whose approvals have been obtained or accomplished and to be given on a knowledge basis as to all others.

     9. Assuming that all necessary corporate action in respect of the Merger has been duly and validly taken by BancTrust and its shareholders, upon filing of Articles of Merger between BancTrust and Bancshares with the Secretary of State of Alabama, the Merger will have been validly effected in accordance with the Alabama Business Corporation Act.

     10. To the best knowledge of counsel, there are no pending or threatened actions, suits or proceedings before any federal, state or local court or governmental authority that seek to modify, enjoin or prohibit or otherwise adversely and materially interfere with the Merger.

     11. To the best knowledge of counsel, there are no pending actions, suits or proceedings before any federal, state or local or governmental authority against Bancshares or Tallassee (except as set forth in Schedule 3.4 or other schedules to the Agreement or an attachment to counsel's opinion) that, if determined adversely to Bancshares or Tallassee, would have a material adverse effect upon the financial condition, business or operation of Bancshares or Tallassee.

     The opinion of counsel need refer only to matters of Alabama and federal law and may add other qualifications and explanations of counsel's opinion as may be reasonably acceptable to BancTrust.

                                                                     APPENDIX II


                        ARTICLE 13. DISSENTERS' RIGHTS

          DIVISION A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     10-2B-13.01 DEFINITIONS. - (1) "Corporate action" means the filing of articles of merger or share exchange by the Probate Judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

     (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 13.02 and who exercises that right when and in the manner required by Sections 13.20 through 13.28.

     (4) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

     10-2B-13.02 RIGHT TO DISSENT. - (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section
     11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 11.04;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

               (i)    Alters or abolishes a preferential right of the shares;

               (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

               (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 6.04; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     10-2B-13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. - (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

          (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

          DIVISION B.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     10-2B-13.20 NOTICE OF DISSENTERS' RIGHTS. - (a) If proposed corporate action creating dissenters' rights under Section 13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Section 13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in Section 13.22.

     10-2B-13.21 NOTICE OF INTENT TO DEMAND PAYMENT. - (a) If proposed corporate action creating dissenters' rights under Section 13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.

     10-2B-13.22 DISSENTERS' NOTICE. - (a) If proposed corporate action creating dissenters' rights under Section 13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 13.21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

               (1)    State where the payment demand must be sent;

               (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

               (3)    Supply a form for demanding payment;

               (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

               (5)    Be accompanied by a copy of this article.

     10-2B-13.23 DUTY TO DEMAND PAYMENT. - (a) A shareholder sent a dissenters' notice described in Section 13.22 must demand payment in accordance with the terms of the dissenters' notice.

     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

     10-2B-13.24 SHARE RESTRICTIONS. - (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and
(2) return to the shareholder by the corporation.

     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

     (d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     10-2B-13.25 OFFER OF PAYMENT. - (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4)  A statement of the dissenter's right to demand payment under
     Section 13.28; and

          (5)  A copy of this article.

     (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

     10-2B-13.26 FAILURE TO TAKE CORPORATE ACTION. - (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 13.22 and repeat the payment demand procedure.

     10-2B-13.28  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH OFFER OF PAYMENT. -
(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under
Section 13.25 and demand payment of the fair value of his or her shares and interest due, if:

          (1)  The dissenter believes that the amount offered under Section
     13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make an offer under Section 13.25 within 60 days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

                   DIVISION C.  JUDICIAL APPRAISAL OF SHARES

     10-2B-13.30  COURT ACTION. - (a)  If a demand for payment under Section
13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 13.25.

     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection
(d), then the clerk shall return the balance of funds deposited, less any costs under Section 13.31, to the corporation.

     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

     10-2B-13.31 COURT COSTS AND COUNSEL FEES. - (a) The court in an appraisal proceeding commenced under Section 13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under
Section 13.28.

     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 13.20 through 13.28; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

     10-2B-13.32 STATUS OF SHARES AFTER PAYMENT. - Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

                                                                    APPENDIX III


June 5, 1998

Board of Directors
Elmore County Bancshares, Inc.
304 Barnett Boulevard
Tallassee, Alabama 36078

Dear Directors:


T. Stephen Johnson & Associates, Inc., Roswell, Georgia ("TSJ&A") has been asked to render an opinion as to the fairness from a financial point of view of the consideration to be received by the shareholders of Elmore County Bancshares, Inc. ("Bancshares") in connection with the proposed merger of Bancshares with and into The Peoples BancTrust Company, Inc. ("BancTrust"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 11, 1997 (the "Merger"). The Merger Agreement calls for each outstanding share of Bancshares common stock to be converted into shares of BancTrust Common Stock based on an Exchange Ratio defined as the quotient of (A) the product of 2.35 times the Net Book Value Per Share of Bancshares as of September 30, 1997 divided by (B) the Fair Market Value Per BancTrust Share set at $20.00.

TSJ&A is an investment banking and consulting firm that specializes in the valuation of closely-held corporations and provides fairness opinions as part of its practice. Because of its prior experience in the appraisal of Southeastern financial institutions involved in mergers, TSJ&A has developed an expertise in fairness opinions related to the securities of Southeastern financial institutions.

TSJ&A was engaged by Bancshares in the fall, 1997 to analyze and suggest an exchange ratio for a merger between Bancshares and BancTrust. This analysis was used as a resource for Bancshares to negotiate a fair exchange ratio in contemplation of a merger.

In performing its analysis, TSJ&A relied upon and assumed without independent verification, the accuracy and completeness of all information provided to it. TSJ&A has not performed any independent appraisal or evaluation of the assets of Bancshares or of BancTrust or any of its subsidiaries. As such, TSJ&A does not express an opinion as to the fair market value of Bancshares. The opinion of financial fairness expressed herein is necessarily based on market, economic and other relevant considerations as they exist and can be evaluated as of June 1, 1998.

In arriving at its opinion, TSJ&A reviewed and analyzed audited and unaudited financial information through March 31, 1998, regarding Bancshares and BancTrust and reviewed its analysis regarding the preliminary exchange ratio prepared as of September 30, 1997.

Based on a Net Book Value Per Share of Bancshares of $26.29, as of September 30, each share of Bancshares common stock would be converted into the right to receive 3.0893 shares of BancTrust.

BancTrust shares are traded on NASDAQ. The closing price for the shares on June 1, 1998 was $29.50 per share. If the transaction were consummated as of this date, the value of the transaction per Bancshares share would be $91.13. This value is 3.338 times the March 31, 1998 book value of $27.30 per share and
30.6835 times the last twelve months earnings per share as of March 31, 1998.

TSJ&A reviewed the Merger as of March 29, 1998, for the purpose of determining purchase premiums that could be used in comparing the Merger with other announced transactions. TSJ&A reviewed the purchase premiums paid in 63 transactions that were announced between July 1, 1997 and March 29, 1998 involving selling institutions with total assets between $50 million and $150 million headquartered in the southeastern United States. Of these transactions, 18 involved selling institutions that have been determined to be comparable transactions. They include institutions representing commercial bank institutions with total equity greater than 10.00 percent of total assets. A listing of these transactions is attached. The purchase premiums in the Merger exceeded the range of price to book purchase premiums

                                     III-1

Board of Directors
June 5, 1998
Page 2

paid in the comparable transactions and ranked well above average in the price to earnings ratio. On average, the 18 comparable transactions reported an announced deal price to book value of 2.5763 times and an announced deal price to earnings of 23.47 times.

Therefore, in consideration of the above, it is the opinion of TSJ&A that, based on the structure of the Merger and the analyses that have been performed, the consideration to be received by the shareholders of Bancshares is fair from a financial point of view.


Sincerely,



T. Stephen Johnson & Associates, Inc.

                                     III-2

                                                                     APPENDIX IV


                   [BAXTER FENTRISS AND COMPANY LETTERHEAD]



                                 June 26, 1998



The Board of Directors
Peoples BancTrust Company, Inc.
310 Broad Street
Selma, AL 36701


Dear Members of the Board:


Peoples BancTrust Company, Inc., Selma, Alabama ("Peoples") and Elmore County Bancshares, Inc., Tallassee, Alabama, ("Elmore County") have entered into an agreement providing for the merger of Elmore County with and into Peoples ("Merger"). The terms of the Merger are set forth in the Agreement and Plan of Merger and Reorganization ("Agreement") dated December 11, 1997.

The terms of the Merger provide that, with the possible exception of those shares as to which dissenter's rights may be perfected, each common share of Elmore County ($0.05 par value) shall be converted into the right to receive
3.0893 shares (the "Exchange Ratio") of Peoples common stock and cash in lieu of fractional shares, subject to certain adjustments.

You have asked our opinion as to whether the Exchange Ratio pursuant to the terms of the Merger are fair to the respective shareholders of Peoples from a financial point of view.

In rendering our opinion, we have evaluated the consolidated financial statements of Peoples and Elmore County available to us from published sources. In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared Elmore County from a financial point of view to the other financial institutions; (b) compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (c) reviewed the drafts of the Agreement and Plan of Merger and Reorganization and related documents; (d) reviewed the historical market price of the common stock of Peoples and Elmore County; (e) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of Elmore County and Peoples to discuss the foregoing as well as other matters that may be relevant.

We have not independently verified the financial and other information concerning Peoples and Elmore County, or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Peoples and Elmore County as they exist and are known to us as of September 30, 1997.

We have acted as financial advisor to Peoples in connection with the Merger and will receive from Peoples a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

It is understood that this opinion may be included in its entirety in any communication by Peoples or the Board of Directors to the stockholders of Peoples. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Board of Directors
June 5, 1998
Page 2


Based on the foregoing, and subject to the limitations described above, we are of the opinion that the Exchange Ratio is fair to the shareholders of Peoples from a financial point of view.



Sincerely,



Baxter Fentriss and Company

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  Indemnification of Directors and Officers

     The Registrant's Articles of Incorporation provide that the Registrant shall have the authority to indemnify, to the full extent permitted by Alabama or other applicable law, any person who was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, including an action by or in the right of the Registrant, as a result of the fact that such person was or is serving as a director, officer, employee or agent of the Registrant or was serving at the request of the Board of Directors as a director, officer, employee or agent of another corporation, partnership, or other enterprise, against expenses (including attorney's fees), judgments, penalties, fines or amounts paid in settlement in connection therewith.

     The Alabama Business Corporation Act ("ABCA") limits the instances in which an Alabama corporation may provide indemnification. Under the ABCA, a corporation may provide indemnification (other than in connection with a proceeding by or in the right of the corporation) only if the person being indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet this statutory standard of conduct. An Alabama corporation is required to provide indemnification of directors, officers, employees or agents against all reasonably incurred expenses to the extent the individual has been successful on the merits or otherwise in defense in defense of an action, suit or proceeding. An individual may also apply to the court conducting the proceeding or to another court of competent jurisdiction for indemnification. Such a court may order indemnification if it determines that the person either is entitled to mandatory indemnification of is fairly and reasonable entitled in indemnification in view of all the relevant circumstances, whether or not the applicable standard of conduct described above has been satisfied.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Registrant also provides each Director with director's insurance.

ITEM 21.  Exhibits and Financial Statement Schedules

     (a)       Exhibits

     Exhibit
     Number         Description
     ------         -----------

     2.1 Agreement and Plan of Reorganization dated as of December 2, 1997, by and among The Peoples BancTrust Company, Inc., The Peoples Bank and Trust Company, Merchants & Planters Bancshares, Inc. and Merchants & Planters Bank - incorporated herein by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K dated December 5, 1997.


     2.2 Agreement and Plan of Merger and Reorganization dated as of December 11, 1997, by and among The Peoples BancTrust Company, Inc., The Peoples Bank and Trust Company, Elmore County Bancshares, Inc. and The Bank of Tallahassee - reference is made to Appendix I to the Joint Proxy Statement/Prospectus.


     3.1 Articles of Incorporation as amended - incorporated herein by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.


     3.2 Bylaws - incorporated herein by reference to Exhibit 3(ii) to the Registrant's Quarterly

                    Report on Form 10-Q for the quarter ended June 30, 1995.

     5 Opinion of Kutak Rock on the legality of the securities being registered.

     8              Opinion of Kutak Rock regarding certain tax matters.

     10.1           1992 Stock Option Plan - Incorporated herein by reference to
                    Exhibit 10 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.

     10.2 Salary Continuation Agreement dated February 18, 1997, by and between Arnold B. Dopson and Elmore County Bancshares, Inc.

     10.3 Employment Agreement and Covenant Not to Compete to be entered into by and between Arnold B. Dopson and The Peoples BancTrust Company, Inc. -- reference is made to Exhibit B to Appendix I to the Joint Proxy Statement/Prospectus.

     10.4 Employment Agreement and Covenant Not to Compete to be entered into by and between David W. Baggett, Jr. and The Peoples BancTrust Company, Inc. -- reference is made to Exhibit A to Appendix I to the Joint Proxy
                    Statement/Prospectus.

     21 Subsidiaries of the Registrant - A list of subsidiaries of the Registrant is included as an exhibit to this Registration Statement.

     23.1 Consent of Kutak Rock (contained in it opinions filed as Exhibits 5 and 8).

     23.2           Consent of Coopers & Lybrand, L.L.P.

     23.3           Consent of Donaldson, Holman & West, P.C.

     23.4           Consent of Wilson, Price, Barranco, Blankenship &
                    Billingsley, P.C.

     23.5           Consent of T. Stephen Johnson & Associates, Inc.

     23.6           Consent of Baxter Fentriss and Company.

     24             Power of Attorney (included in signature page).

     99.1           Form of Proxy - Elmore County Bancshares, Inc.

     99.2           Form of Proxy - The Peoples BancTrust Company, Inc.

     (b)     Financial Statements

             Not Applicable.

     (c)     Report or Appraisal

             Not Applicable.

ITEM 22.  Undertakings

     The undersigned registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Selma, state of Alabama, on June 26, 1998.

                                   THE PEOPLES BANCTRUST COMPANY, INC.

                                   By:  /s/ Richard P. Morthland
                                        ---------------------------------------
                                        Richard P. Morthland
                                        Chairman of the Board and Chief
                                        Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Morthland his true and lawful attorney-in-fact and agent, with power to act and full power of substitution, in any and all capacities, to sign any and all Registration Statements filed by The Peoples BancTrust Company, Inc., an Alabama corporation, in which the undersigned holds office, and any amendments to the Registration Statement, including all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard P. Morthland                June 26, 1998       /s/ Clyde B. Cox, Jr.                   June 26, 1998
---------------------------------                           ---------------------------------
Richard P. Morthland                                        Clyde B. Cox, Jr.
Chairman of the Board and                                   Director
Chief Executive Officer


/s/ Andrew C. Bearden, Jr.              June 26, 1998       /s/ Harry W. Gamble, Jr.                June 26, 1998
---------------------------------                           ---------------------------------
Andrew C. Bearden, Jr.                                      Harry W. Gamble, Jr.
Executive Vice President                                    Director
and Chief Financial Officer


/s/ Virginia L. Sellers                 June 26, 1998       /s/ Ted M. Henry                        June 26, 1998
---------------------------------                           ---------------------------------
Virginia L. Sellers                                         Ted M. Henry
Vice President and Treasurer                                Director
(Principal Accounting Officer)


/s/ Julius R. Brown                     June 26, 1998       /s/ Elam P. Holley, Jr.                 June 26, 1998
---------------------------------                           ---------------------------------
Julius R. Brown                                             Elam P. Holley, Jr.
Director                                                    Director, President and
                                                            Chief Operating Officer

/s/ Edith M. Jones                      June 26, 1998       /s/ David Y. Pearce                     June 26, 1998
---------------------------------                           ---------------------------------
Edith M. Jones                                              David Y. Pearce
Director                                                    Director


/s/ A.D. Lovelady                       June 26, 1998       /s/ C. Earnest Smith                    June 26, 1998
---------------------------------                           ---------------------------------
A.D. Lovelady                                               C. Earnest Smith
Director                                                    Director


/s/ Thomas E. Newton                    June 26, 1998       /s/ Julius E. Talton                    June 26, 1998
---------------------------------                           ---------------------------------
Thomas E. Newtom                                            Julius E. Talton
Director                                                    Director